                                                     Rule 424(b)(3)
                                                     Registration No. 33-61299

                                 EXCHANGE OFFER

                 AN AGGREGATE OF 171,880 SHARES OF COMMON STOCK
    AND WARRANTS TO PURCHASE AN AGGREGATE OF 592,373 SHARES OF COMMON STOCK
                            FOR PARTNERSHIP UNITS IN
  BENTON OIL & GAS COMBINATION PARTNERSHIP 1989-1, L.P. (281.8182 PARTNERSHIP
                                     UNITS)
  BENTON OIL & GAS COMBINATION PARTNERSHIP 1990-1, L.P. (1,419.192 PARTNERSHIP
                                     UNITS)
                                      AND
  BENTON OIL & GAS COMBINATION PARTNERSHIP 1991-1, L.P. (281.8182 PARTNERSHIP
                                     UNITS)
                            ------------------------

                                EXCHANGE RATIO:
     107 SHARES OF COMMON STOCK AND 35 WARRANTS PER 1989-1 PARTNERSHIP UNIT 81 SHARES OF COMMON STOCK AND 334 WARRANTS PER 1990-1 PARTNERSHIP UNIT 95 SHARES OF COMMON STOCK AND 385 WARRANTS PER 1991-1 PARTNERSHIP UNIT

     This Prospectus (the "Prospectus") and accompanying Supplement is being furnished to the Investors ("Investors") in the Benton Oil & Gas Combination Partnership 1989-1, L.P., a California limited partnership (the "1989-1 Partnership"), the Benton Oil & Gas Combination Partnership 1990-1, L.P., a California limited partnership (the "1990-1 Partnership") and the Benton Oil & Gas Combination Partnership 1991-1, L.P., a California limited partnership (the "1991-1 Partnership") (collectively, the "Partnerships"), in connection with the offer by Benton Oil and Gas Company, a Delaware corporation and the managing general partner of each of the Partnerships ("Benton," or "Company," or "Managing General Partner") to exchange shares of Common Stock, $.01 par value of Benton ("Common Stock") and Warrants ("Warrants") to purchase shares of Common Stock of Benton (the "Exchange Offer") for all of the right, title and interest to units of Partnership interest in each of the Partnerships ("Partnership Units") held by Investors, at the exchange rate outlined below.

     THE EXCHANGE OFFER INVOLVES VARIOUS RISKS THAT SHOULD BE CONSIDERED BY INVESTORS. SEE "RISK FACTORS AND MATERIAL CONSIDERATIONS," BEGINNING ON PAGE 29 OF THIS PROSPECTUS. IN PARTICULAR, INVESTORS SHOULD CONSIDER THE FOLLOWING
FACTORS:

     - INVESTORS HAVE RECEIVED CASH DISTRIBUTIONS FROM THE PARTNERSHIPS, BUT WILL RECEIVE NO CASH DISTRIBUTIONS OR DIVIDENDS IN THE FORESEEABLE FUTURE FROM BENTON.

     - THE MARKET PRICE OF THE COMMON STOCK COULD DECLINE BELOW THE MARKET PRICE USED FOR CALCULATION OF THE RESPECTIVE EXCHANGE RATES, EXPOSING INVESTORS TO A REDUCED RETURN ON THEIR INVESTMENT.

     - THE EXCHANGE VALUE OF THE PARTNERSHIP UNITS WAS DETERMINED BY BENTON, WHICH HAS INHERENT CONFLICTS OF INTEREST, AND MAY NOT REFLECT THE VALUE OF THE NET ASSETS OF THE RESPECTIVE PARTNERSHIP IF SOLD TO AN UNAFFILIATED THIRD PARTY IN AN ARM'S LENGTH TRANSACTION.

     - BENTON HAS ATTRIBUTED A PRESENT VALUE TO THE WARRANTS, USING THE BLACK-SCHOLES OPTION PRICING MODEL. HOWEVER, THE ACTUAL VALUE, IF ANY, A HOLDER MAY REALIZE FROM THE WARRANTS WILL DEPEND ON THE EXCESS OF THE MARKET PRICE OF THE COMMON STOCK OVER THE EXERCISE PRICE OF THE WARRANT ON THE DATE THE WARRANT IS EXERCISED.

     - BENTON'S DETERMINATIONS OF THE RESPECTIVE EXCHANGE VALUES WERE BASED PRIMARILY ON THE ESTIMATED PRESENT VALUE OF EACH PARTNERSHIP'S PROVED OIL AND GAS RESERVES, WHICH INVOLVES MANY UNCERTAINTIES AND COULD RESULT IN AN UNDERVALUATION OF PARTNERSHIP UNITS. THERE CAN BE NO ASSURANCE THAT THE RESPECTIVE EXCHANGE VALUES REPRESENT THE VALUE THE PARTNERSHIPS COULD RECEIVE IN THE SALE OF THE ASSETS OF THE PARTNERSHIP.

     - THE ALTERNATIVES OF CONTINUING THE PARTNERSHIPS OR LIQUIDATING THEIR ASSETS COULD POTENTIALLY BE MORE BENEFICIAL TO INVESTORS THAN THE EXCHANGE OFFER.

     - NO INDEPENDENT REPRESENTATIVE WAS ENGAGED TO REPRESENT THE UNAFFILIATED INVESTORS IN NEGOTIATING THE TERMS OF THE EXCHANGE OFFER, WHICH MAY BE INFERIOR TO THOSE THAT COULD HAVE BEEN NEGOTIATED BY AN INDEPENDENT REPRESENTATIVE.

     - INVESTORS HAVE NO DISSENTER'S RIGHTS IN THE EXCHANGE OFFER, OTHER THAN LIMITED DISSENTERS' RIGHTS FOR CALIFORNIA RESIDENTS, AND THEREFORE CANNOT ELECT TO RECEIVE CASH FOR THEIR PARTNERSHIP UNITS.

     - OWNERSHIP OF COMMON STOCK MAY INVOLVE GREATER RISK THAN AN INVESTMENT IN THE PARTNERSHIP UNITS BECAUSE OF BENTON'S BROADER OPERATIONS, INCLUDING FOREIGN OPERATIONS, AND ITS USE OF DEBT TO FINANCE ONGOING OPERATIONS.

     - FUTURE EQUITY OFFERINGS BY BENTON COULD POTENTIALLY BE DILUTIVE TO INVESTORS HOLDING COMMON STOCK OR WARRANTS.


     Benton is offering to exchange shares of Common Stock and Warrants to owners of Partnership Units in the 1989-1 Partnership ("1989-1 Units"), the 1990-1 Partnership (the "1990-1 Units") and the 1991-1 Partnership (the "1991-1 Units") on the basis of $5,000.00 original investment on the terms and in the amounts set forth herein. See "Exchange Offer and Proposal" at page 43 and "Method of Determining Exchange Values" at page 48. The Warrants to be issued in connection with the Exchange Offer are exercisable at a price of $11.00 per share and will expire three years form the date of issuance. For detailed information regarding the determination of the Total Exchange Values for each of the Partnerships, see "Method of Determining Exchange Values." Holders of Units in the Partnerships who elect to accept the Exchange Offer may choose to receive cash in lieu of the Common Stock to be issued, but cash will be distributed to the holder only if the sale of the Umbrella Point Field to Goldking Trinity Bay Corp., as described herein, is actually consummated. See "The Exchange Offer and Proposal -- Election to Receive Cash in Lieu of Common Stock." On October 31, 1995, the last reported sales price of the Common Stock, as reported on NASDAQ National Market, was $12.13.


     In connection with the Exchange Offer, Benton is submitting Proposals to Investors in each of the Partnerships to amend the respective Partnership Agreements to provide for the transfer of all of the assets and liabilities of the Partnerships to Benton as of the December 31, 1994 Effective Date in exchange for Common Stock and Warrants in the amounts set forth herein and the pro rata distribution of such consideration in liquidation of the Partnerships. Each Investor who tenders his Partnership Units pursuant to the Exchange Offer will, by that tender, consent to the Proposal.

     ADOPTION OF EACH OF THE PROPOSALS REQUIRES THE CONSENT OF INVESTORS OF SUCH PARTNERSHIP HOLDING 75% OR MORE OF THE PARTNERSHIP UNITS. IF INVESTORS IN A PARTNERSHIP HOLDING 75% OR MORE OF THE PARTNERSHIP UNITS ACCEPT THE EXCHANGE OFFER AND CONSENT TO THE PROPOSAL, ALL NON-DISSENTING HOLDERS OF UNITS IN THAT PARTNERSHIP WILL BE BOUND BY THE TERMS OF THE EXCHANGE AND PROPOSAL AND WILL RECEIVE THE NUMBER OF SHARES OF COMMON STOCK AND WARRANTS DESCRIBED HEREIN. DISSENTING HOLDERS WILL BE BOUND BY THE EXCHANGE OFFER AND WILL RECEIVE THE NUMBER OF SHARES OF COMMON STOCK AND WARRANTS COMPUTED IN ACCORDANCE WITH CALIFORNIA DISSENTERS' RIGHTS STATUTES. EACH OF THE EXCHANGE OFFERS TO THE PARTNERSHIPS IS INDEPENDENT OF THE EXCHANGE OFFER TO THE OTHER PARTNERSHIPS. THE EXCHANGE WILL ONLY BE CONSUMMATED FOR THOSE PARTNERSHIPS IN WHICH THE PROPOSAL HAS BEEN APPROVED BY THE INVESTORS. BENTON OIL AND GAS COMPANY, IN ADDITION TO BEING MANAGING GENERAL PARTNER OF THE THREE PARTNERSHIPS, OWNS 2.8182 1989-1 UNITS, 14.192 1990-1 UNITS AND 2.8182 1991-1 UNITS AND WILL VOTE SUCH UNITS THE SAME AS A MAJORITY OF INVESTORS VOTE THEIR UNITS. INVESTORS WILL RECEIVE THE CONSIDERATION SET FORTH HEREIN, AND THE RESPECTIVE PARTNERSHIP WILL BE DISSOLVED.

     ASSUMING CONSUMMATION OF THE EXCHANGE OFFER, ALL OF THE INVESTORS IN A PARTNERSHIP WHICH HAS APPROVED THE PROPOSAL PRESENTED TO SUCH PARTNERSHIP, WHETHER OR NOT THEY TENDER THEIR UNITS AND THUS VOTE IN FAVOR OF THE PROPOSAL, WILL RECEIVE THE SAME NUMBER OF SHARES OF COMMON STOCK AND WARRANTS AS THEY WOULD HAVE RECEIVED HAD THEY TENDERED THEIR PARTNERSHIP UNITS AND THE RESPECTIVE PARTNERSHIP WILL BE DISSOLVED.

     The Exchange may be withdrawn at any time prior to its scheduled expiration date if Benton reasonably determines that a material change affecting the Partnerships or the Company has occurred. THE EXCHANGE WILL ONLY BE CONSUMMATED FOR THOSE PARTNERSHIPS IN WHICH THE PROPOSAL HAS BEEN APPROVED BY THE INVESTORS.

The assets and liabilities of any Partnership which approves the respective Proposal and adopts the Exchange Offer will be transferred to Benton effective as of December 31, 1994 (the "Effective Date").


THE EXCHANGE OFFER EXPIRES AT 5:00 P.M. PACIFIC TIME ON JANUARY 9, 1996, UNLESS EXTENDED.


                            ------------------------

This Prospectus also constitutes the prospectus of Benton with respect to the shares of Common Stock and Warrants to be issued as consideration in the Exchange Offer. Benton has filed a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") with the Securities and Exchange Commission (the "SEC"), of which this Prospectus and Supplement are a part.

THE SHARES OF COMMON STOCK AND WARRANTS TO BE ISSUED IN CONNECTION WITH THE EXCHANGE HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


The approximate date on which this Prospectus and the accompanying Supplement will first be mailed to the Investors of the Partnerships is November 8, 1995.



                THE DATE OF THIS PROSPECTUS IS NOVEMBER 1, 1995.

                             AVAILABLE INFORMATION

     Benton is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the SEC. The reports, proxy statements and other information filed by Benton with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and should be available at the SEC's regional offices at 7 World Trade Center, New York, New York 10048, and 500 West Madison Street, 14th Floor, Chicago, Illinois 60661. Copies of such material may be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. The Common Stock is quoted on the National Association of Securities Dealers, Inc. Automated Quotation System/National Market System ("NASDAQ-NMS"), and certain of Benton's reports, proxy materials and other information may be available for inspection at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     Benton has filed the Registration Statement with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock and Warrants to be issued in connection with the Exchange. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Such additional information may be obtained from the SEC's principal office in Washington, D.C.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, heretofore filed by Benton with the SEC pursuant to the Exchange Act, are hereby incorporated by reference, except as superseded or modified herein (i) Benton's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, as amended on Forms 10-K/A on May 2, 1995 and July 11, 1995; (ii) Benton's quarterly report on Form 10-Q for the quarter ended March 31, 1995; (iii) Benton's quarterly report on Form 10-Q for the quarter ended June 30, 1995; (vi) Benton's Current Report on Form 8-K filed on April 17, 1995;
(v) Benton's Current Report on Form 8-K filed May 31, 1995; (vi) Benton's Registration Statement on Form 8-A filed on May 4, 1995, effective May 19, 1995; and (vii) the description of Common Stock set forth in Benton's Registration Statements and amendments filed pursuant to the Exchange Act on March 17, 1989, May 14, 1991 and May 15, 1992.

     All documents and reports filed by Benton with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the date of consummation of the transaction and expiration of the Exchange Offer shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the dates of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE TO SUCH DOCUMENTS) ARE AVAILABLE, WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROSPECTUS IS DELIVERED, ON WRITTEN OR ORAL REQUEST TO: BENTON OIL AND GAS COMPANY, 1145 EUGENIA PLACE, SUITE 200, CARPINTERIA, CALIFORNIA 93013, ATTENTION: CORPORATE SECRETARY, TELEPHONE (805) 566-5600. IN ORDER TO ENSURE DELIVERY OF THE DOCUMENTS PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER, REQUESTS MUST BE RECEIVED BY DECEMBER 26, 1995.


     No person is authorized to give any information or to make any representation not contained in this Prospectus or in the documents incorporated herein by reference in connection with the solicitation and the offering made hereby and, if given or made, such information or representation should not be relied upon as having been authorized by Benton. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Prospectus, or the solicitation of a tender from any person, in any jurisdiction in which it is unlawful to make such offer, solicitation of an offer or tender solicitation. Neither the delivery of this Prospectus nor any distribution of the securities made under this Prospectus shall, under any circumstances, create an implication that there has been no change in the affairs of Benton and the Partnerships since the date of this Prospectus other than as set forth in the documents incorporated herein by reference.

                               TABLE OF CONTENTS

SUMMARY................................................................................    1
  Risk Factors and Material Considerations.............................................    1
  The Parties..........................................................................    3
  The Exchange Offer and Proposals.....................................................    4
  Dissenters' Rights...................................................................    5
  Background and Alternatives to the Exchange..........................................    6
  Reasons for the Exchange Offer; Recommendation of the Managing General Partner.......    8
  Managing General Partners Determination that Offer is Fair...........................   10
  Summary of Tax Consequences..........................................................   13
  Accounting Treatment.................................................................   13
  Request For Investor Listing.........................................................   13
  Business of Benton and the Partnerships After the Consummation of the Exchange.......   13
  Comparative Rights of Security Holders...............................................   13
  Resales of Benton Common Stock.......................................................   14
  Description of the Warrants..........................................................   14
  Method of Determining Exchange Value for 1989-1 Partnership..........................   14
  Method of Determining Exchange Value for 1990-1 Partnership..........................   16
  Method of Determining Exchange Value for 1991-1 Partnership..........................   19
  Consent Procedures...................................................................   21
  Conditions to Exchange...............................................................   22
  Regulatory Approvals.................................................................   22
  Certain Historical and Pro Forma Financial Data......................................   22
  Certain Comparative Information......................................................   28
RISK FACTORS AND MATERIAL CONSIDERATIONS...............................................   29
  Risks Related to the Exchange Offer..................................................   29
  Risks Related to Benton..............................................................   32
  Risks Related to the Oil and Gas Industry............................................   35
PRICE RANGE OF COMMON STOCK, DIVIDENDS AND DISTRIBUTIONS...............................   37
BACKGROUND OF EXCHANGE OFFER...........................................................   38
  1989-1 Partnership...................................................................   38
  1990-1 Partnership...................................................................   39
  1991-1 Partnership...................................................................   40
  Goldking Offer.......................................................................   41
THE EXCHANGE OFFER AND PROPOSAL........................................................   43
  Description of the Exchange Offer....................................................   43
  The Proposal.........................................................................   43
  Dissenters' Rights...................................................................   44
  Distribution of Common Stock and Warrants............................................   45
  Election to Receive Cash In Lieu of Common Stock.....................................   45
  Interests of Certain Persons in the Exchange and Proposals...........................   45
  Resale of Benton Common Stock........................................................   45
  Fractional Shares....................................................................   46
  Stock Exchange Listing...............................................................   46
  Accounting Treatment.................................................................   46
  Closing Date.........................................................................   46
  Operations After the Exchange........................................................   46

  Expenses; Fees.......................................................................   47
  Benton's Dividend Policy.............................................................   47
  Litigation and Related Matters.......................................................   47
METHOD OF DETERMINING EXCHANGE VALUES..................................................   48
  General..............................................................................   48
  1989-1 Partnership Exchange Value Components.........................................   49
  1990-1 Partnership Exchange Value Components.........................................   50
  1991-1 Partnership Exchange Value Components.........................................   52
RECOMMENDATION OF THE MANAGING GENERAL PARTNER.........................................   56
  Managing General Partner's Reasons for Proposing the Exchange Offer..................   56
  Managing General Partner's Determination that Exchange Offer is Fair.................   58
  Benefits of Continued Operations.....................................................   61
  Benefits of Liquidation..............................................................   64
  Lack of Independent Representative...................................................   67
  Board of Directors of Benton; Benton's Reasons for the Exchange......................   68
  Fiduciary Duties of Benton...........................................................   68
  Access to Investor List and Program Records..........................................   69
FAILURE TO APPROVE THE PROPOSALS.......................................................   69
CONSENT PROCEDURES.....................................................................   70
  Written Consent and Vote Required....................................................   70
  Consent Tabulation...................................................................   70
  Expiration of Exchange Offer.........................................................   70
  Amount Tendered......................................................................   70
  Revocability of Tenders..............................................................   70
  Solicitation of Letters of Transmittal...............................................   70
  Acceptance of Tenders................................................................   71
  Special Requirements for Certain Investors...........................................   71
  Representations and Covenants........................................................   71
  Validity of Tenders..................................................................   72
  Payments of Fees and Expenses........................................................   72
  Compliance with Tender Offer Practices...............................................   72
CERTAIN FEDERAL TAX CONSEQUENCES.......................................................   73
  Material Tax Consequences of the Exchange............................................   73
  Realization of Suspended Passive Losses..............................................   73
  Basis in Stock and Warrants..........................................................   74
COMPARATIVE RIGHTS OF SECURITY HOLDERS.................................................   75
UNAUDITED PRO FORMA FINANCIAL INFORMATION..............................................   81
INFORMATION CONCERNING BENTON..........................................................   87
  Business.............................................................................   87
  Recent Events........................................................................   92
INFORMATION CONCERNING 1989-1 PARTNERSHIP..............................................   93
  General..............................................................................   93
  Description of Oil and Gas Properties................................................   93
  Selected Historical Financial Data...................................................   94
  Management's Discussion and Analysis of Financial Condition and Results of
     Operations........................................................................   95

INFORMATION CONCERNING 1990-1 PARTNERSHIP..............................................   97
  General..............................................................................   97
  Description of Oil and Gas Properties................................................   97
  Selected Historical Financial Data...................................................   99
  Management's Discussion and Analysis of Financial Condition and Results of
     Operations........................................................................  100
INFORMATION CONCERNING 1991-1 PARTNERSHIP..............................................  102
  General..............................................................................  102
  Description of Oil and Gas Properties................................................  102
  Selected Historical Financial Data...................................................  104
  Management's Discussion and Analysis of Financial Condition and Results of
     Operations........................................................................  105
DESCRIPTION OF SECURITIES..............................................................  107
LEGAL MATTERS..........................................................................  107
EXPERTS................................................................................  107
GLOSSARY...............................................................................  109
INDEX TO FINANCIAL STATEMENTS..........................................................  F-1
EXHIBITS
EXHIBIT A   Form of Warrant Agreement
EXHIBIT B   Reports of Huddleston & Co., Inc. Related to Estimated Reserves and Revenues of
            the Partnerships
EXHIBIT C   Description of the Proposals
EXHIBIT D   Letters of Transmittal
EXHIBIT E   California Dissenters' Rights Statute
EXHIBIT F   Warrant Valuation Opinion

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Prospectus. This summary is not intended to be a complete description of the matters covered in this Prospectus and is subject to and qualified in its entirety by reference to the more detailed information and financial statements contained elsewhere in this Prospectus, including the Supplement and Exhibits hereto and the documents incorporated herein by reference. Investors are urged to read carefully the entire Prospectus, including the Supplement and Exhibits. See Glossary included elsewhere in this Prospectus for definitions of certain oil and gas terms.

                    RISK FACTORS AND MATERIAL CONSIDERATIONS

     The Exchange Offer. In addition to the information included in this Prospectus, the Investors should carefully consider the following factors in determining whether to accept the Exchange Offer and consent to the Proposal. The risks and effects of the Exchange will not be different for Investors based solely upon the Partnership in which he has invested. The risk factors summarized below are described in further detail elsewhere in this Prospectus at "Risk Factors and Material Considerations," beginning at page 29.

     Lack of Arm's Length Negotiations and Uncertainties in the Method of Determining Exchange Values. The Exchange Values were determined by Benton, based in part on an offer for the purchase of substantially all of the assets of the Partnerships from an unaffiliated third party, but may not reflect the actual value of the net assets of the respective Partnerships. The primary assets of each of the Partnerships considered by Benton when determining the Exchange Value were the proved oil and gas reserves of that Partnership (the "Proved Reserves") and the present value of associated future net cash flow as of December 31, 1994, as well as the offer to purchase the Umbrella Point Field, described herein. There are many uncertainties inherent in estimating quantities of Proved Reserves, and the present value attributed to each Partnership's Proved Reserves may be less than the future net cash flows actually received from that Partnership's interest in its wells. In that event, the use of this valuation methodology will have resulted in an undervaluation of the Partnership Units. See "Method of Determining Exchange Values."

     Potential Decline in Market Price of Common Stock. Access to an active trading market by exchanging Investors may result in a relatively large number of shares of Common Stock offered for sale immediately after the Closing Date. This may tend to lower the market price for the Common Stock. Future market conditions in the oil and gas industry in general or the effect of the conditions on Benton in particular could also adversely affect the market price of the Common Stock and thus the value of the Warrants. There can be no assurance regarding the potential appreciation in the market price of the Common Stock. Any decline in the market price of the Common Stock could reduce the Investor's return on investment or increase the loss on the Investor's original investment.

     Potential Benefits of Alternatives to the Exchange. The alternatives to the Exchange Offer are the continuation of the Partnerships or the liquidation of the Partnerships' assets and distribution of the liquidation proceeds to Investors, either of which could potentially be more beneficial to Investors than the Exchange by avoiding the risks associated with ownership of Benton Common Stock and, in the case of a liquidation of the Partnerships, by providing an immediate cash return to Investors. See "Recommendation of the Managing General Partner -- Managing General Partner's Reasons for Proposing the Exchange Offer," "-- Managing General Partner's Determination that the Exchange Offer is Fair," and
     "-- Alternatives to the Exchange."

     Lack of Independent Representatives for Investors; No Fairness Opinion. No independent representative was selected or hired to represent the interests of the Investors in negotiating the terms of the Exchange Offer. The Exchange Values and other terms of the Exchange Offer may therefore be inferior to those that could have been negotiated by an independent representative. Benton did not retain an independent third party to render an opinion regarding the fairness of the terms of the Exchange Offer to the Investors.

     Limited Dissenters' Rights. Investors who are California residents and who oppose the Proposal will have limited dissenters' rights. Other Investors who oppose the Proposal will have no dissenters' rights or appraisal rights, and therefore, no option to receive cash based on a separate appraisal of the Partnership assets in lieu of the Common Stock and Warrants based on the Exchange Values determined by Benton. The Managing General Partner could have provided all Investors with appraisal rights in structuring the Exchange Offer but elected not to do so, primarily because such rights are not provided for in the Partnership Agreements. The absence of these rights limit the options that would otherwise be available to Investors opposing the Exchange Offer.

     Effect on Dissenters' Rights on California Investors. Investors residing in California will be afforded limited dissenters' rights in accordance with the requirements for roll-up transactions under the California Code. By voting against the Proposal, Investors in the State of California will be deemed to exercise their dissenters' rights and will receive the number of shares of Common Stock and Warrants equal to the Exchange Value of their interests divided by the closing price of the Common Stock on the NASDAQ-NMS during the twenty days immediately after the Closing Date. If that average price is lower than the Exchange Price, dissenting California Investors will receive more shares of Common Stock and Warrants than they would otherwise receive in the Exchange Offer. If, however, the average price is higher than the Exchange Price, a dissenting Investor would receive fewer shares of Common Stock and Warrants. California Investors hold a substantial portion of the interests in the 1989-1 Partnership, the 1990-1 Partnership and the 1991-1 Partnership, and the impact of the exercise of dissenters' rights could materially increase or decrease the number of shares of Common Stock issued by Benton in connection with the Exchange Offer.

     Conflicts of Interest of Benton. Benton is the Managing General Partner of each of the Partnerships and its determination of the Exchange Values involves an inherent conflict of interest. As Managing General Partner, Benton owes fiduciary duties to the Investors in the Partnerships. In addition, it owes a duty to its stockholders. While Benton believes that it has fulfilled these obligations in its determination of the Exchange Values, which is supported, in part, by a reserve report audited by an independent petroleum engineer, no degree of objectivity or professional competence can eliminate the inherent conflict of interest. See "Recommendation of the Managing General Partner -- Fiduciary Duties of Benton."

     Benton Dividend Policy. Benton's policy is to retain its earnings to support the growth of Benton's business. Accordingly, the Board of Directors of Benton has never declared cash dividends on its Common Stock and does not plan to do so in the foreseeable future. Furthermore, the terms of Benton's debt agreements prohibit Benton from paying cash dividends on its Common Stock. Thus, upon consummation of the Exchange, Investors will no longer receive cash distributions and it is unlikely that cash dividends will be paid on the Benton Common Stock at any time in the foreseeable future.

     No Fractional Shares. No fractional shares will be issued in connection with the Exchange Offer. An Investor who would otherwise be entitled to a fractional share of Common Stock will be paid cash in lieu of such fractional shares. Warrants issued in connection with the Exchange Offer will be rounded to the nearest whole number of Warrants and no fractional interest will be issued.

     Risks Associated with Ownership of Common Stock of Benton. In addition to the information included in this Prospectus, the Investors should carefully consider the following factors related to Benton in determining whether to accept the Exchange Offer. The risk factors summarized below are described in further detail elsewhere in this Prospectus at "Risk Factors and Material Considerations."

     Losses From Benton's Operations. The historical financial data for Benton reflects net losses and decreased revenues for the years ended December 31, 1992 and 1993. Benton's ability to maintain its financing arrangements, produce its oil and gas reserves and service its debt obligations would be adversely affected by a lack of profitability.

     Foreign Operations. Almost all of Benton's oil and gas revenues and Proved Reserves are attributable to its operations in Venezuela and Russia. Benton's Venezuelan and Russian operations are subject to political, economic and other uncertainties inherent in the development of foreign properties.

     Properties Under Development. A substantial amount of Benton's Proved Reserves are undeveloped and require development activities and/or are proved developed behind-pipe or shut-in and require additional development activities. As a result, Benton will require substantial capital expenditures to develop all of its Proved Reserves.

     Engineers' Estimates of Reserves and Future Net Revenue. This Prospectus contains, and incorporates by reference, estimates of Benton's and the Partnerships' oil and gas reserves and future net revenues therefrom. Estimates of commercially recoverable oil and gas and the future net cash flows derived therefrom are based upon a number of variable factors and assumptions. Estimates to some degree are speculative and estimates of the commercially recoverable reserves of oil and natural gas, and the future net cash flows therefrom, prepared by different engineers or by the same engineer at different times, may vary substantially. The difficulty of making precise estimates is accentuated because most of Benton's Proved Reserves were non-producing at December 31, 1994.

     Development of Additional Reserves. Benton's future success may also depend upon its ability to find or acquire additional oil and gas reserves that are economically recoverable. There can be no assurance that Benton will be able to discover additional commercial quantities of oil and gas, or that Benton will be able to continue to acquire interests in underdeveloped oil and gas fields and enhance production and reserves therefrom.

     Partnership Litigation. Certain limited partners in Benton's oil and gas limited partnerships, including the Partnerships that are the subject of this Exchange Offer, filed suit against Benton and others alleging breaches of contract, fiduciary duty and fraud. This suit has been voluntarily dismissed, subject to an agreement among the parties to arbitrate the issues and claims which were the subject of the claim. See "The Exchange Offer and Proposal -- Litigation and Related Matters."

     In addition, Investors in partnerships which were sponsored by a third party have sued Benton on the theory that since it provided oil and gas drilling prospects to those partnerships and operated substantially all of their properties, it was responsible for alleged violations of securities laws in connection with the offer and sale of interests, contractual breach of fiduciary duty and fraud. See "The Exchange Offer and Proposal -- Litigation and Related Matters."

     Retention and Attraction of Key Personnel. Benton depends to a large extent on the abilities and continued participation of certain key employees, the loss of whose services could have a material adverse effect on Benton's business.

     Regulation. The oil and gas industry is subject to broad and frequently changing regulations that could adversely affect the operations of Benton.

     In spite of the foregoing risks, Benton initiated and proposed the Exchange Offer and recommends adoption of the Proposals by each of the Partnerships to enable Benton to acquire the assets and liabilities of each of the Partnerships and to provide Investors with the potential benefits summarized below under the caption "Reasons for the Exchange Offer; Recommendation of the Managing General Partner."

                                  THE PARTIES

BENTON OIL AND GAS COMPANY

     Benton Oil and Gas Company is primarily engaged in the development and production of oil and gas properties. The Company's operations are focused on the eastern region of Venezuela, the Gulf Coast region of Louisiana and the West Siberia region of Russia. Benton's business strategy is to seek new reserves in areas of low geologic risk and to exploit underdeveloped existing oil and gas fields. The Company implements the exploitation strategy through the in-house design and interpretation of 3-D seismic surveys and through workovers, recompletions, redrilling and exploration and development drilling.

     Internationally, the Company seeks projects with significant reserve potential in areas with low geologic risk and known proved reserves where, in certain situations, the Company can add value by employing modern exploration, drilling, completion and production techniques. To reduce risk, control costs, and facilitate local transactions, the Company has formed ventures with local foreign partners.

     Domestically, the Company integrates 3-D seismic technology with subsurface geologic data from previously drilled wells. This geophysical evaluation enables the Company to discover previously undetected reserves in existing fields. The Company believes that it enjoys a competitive advantage in finding and developing reserves on an economic basis because of its concentration on 3-D seismic technology, the training and qualifications of its in-house technical team and the practical experience and knowledge which this team has acquired over past years. The Company's recognized technical expertise has afforded it access to projects it otherwise would not have enjoyed.

     In the ordinary course of its business, the Company continues to evaluate acquisition, joint venture and other opportunities that would enable it to further its business strategy.

     Benton was incorporated in Delaware in September 1988. Its principal executive offices are located at 1145 Eugenia Place, Suite 200, Carpinteria, California 93013 and its telephone number is (805) 566-5600. See
"Summary -- Certain Historical and Pro Forma Financial Data" and "Information Concerning Benton" for a more detailed discussion of Benton.

1989-1 PARTNERSHIP

     Benton Oil & Gas Combination Partnership 1989-1, L.P., a California limited partnership, was formed September 1, 1989 to explore for oil and gas, acquire undeveloped leases and Proven Producing Properties and other interests, drill wells, recomplete existing wells and conduct all other operations relating to the exploration, production and sale of oil and gas.

     Benton Oil and Gas Company is the Managing General Partner of the 1989-1 Partnership. The principal executive offices of the Managing General Partner and the 1989-1 Partnership are located at 1145 Eugenia Place, Suite 200, Carpinteria, California 93013; telephone number: (805) 566-5600.

1990-1 PARTNERSHIP

     Benton Oil & Gas Combination Partnership 1990-1, L.P., a California limited partnership, was formed November 29, 1990 to explore for oil and gas, acquire undeveloped leases and Proven Producing Properties and other interests, drill wells, recomplete existing wells and conduct all other operations relating to the exploration, production and sale of oil and gas.

     Benton Oil and Gas Company is the Managing General Partner of the 1990-1 Partnership. The principal executive offices of the Managing General Partner and the 1990-1 Partnership are located at 1145 Eugenia Place, Suite 200, Carpinteria, California 93013; telephone number: (805) 566-5600.

1991-1 PARTNERSHIP

     Benton Oil & Gas Combination Partnership 1991-1, L.P., a California limited partnership, was formed July 30, 1991 to explore for oil and gas, acquire undeveloped leases and Proven Producing Properties and other interests, drill wells, recomplete existing wells and conduct all other operations relating to the exploration, production and sale of oil and gas.

     Benton Oil and Gas Company is the Managing General Partner of the 1991-1 Partnership. The principal executive offices of the Managing General Partner and the 1991-1 Partnership are located at 1145 Eugenia Place, Suite 200, Carpinteria, California 93013; telephone number: (805) 566-5600.

                        THE EXCHANGE OFFER AND PROPOSALS

     Benton is offering to exchange Common Stock and Warrants for Partnership Units in the 1989-1 Partnership, the 1990-1 Partnership and the 1991-1 Partnership (the "Exchange"). Investors who tender their Partnership Units will receive the number of shares of Common Stock and Warrants set forth herein in exchange for the Partnership Units. See "The Exchange Offer and Proposal" and "Method of Determining Exchange Values." In connection with the Exchange Offer, Benton is submitting Proposals to Investors in each of the Partnerships (the 1989-1 Proposal, the 1990-1 Proposal and the 1991-1 Proposal referred to collectively herein as the "Proposals") to amend the respective Partnership Agreements to provide for the transfer of all of the assets and liabilities of the Partnerships to Benton as of the December 31, 1994 Effective Date in exchange for Common Stock and Warrants in the amounts set forth below and the pro rata distribution of such consideration in liquidation of the Partnership. Each Investor who tenders his Partnership Units pursuant to the Exchange Offer will, by that tender, consent to the Proposal. If a Partnership adopts the Proposal by the consent of 75% of the Partnership Units, all Investors in that Partnership, whether or not they tendered their Units in the Exchange Offer, will receive the same amount of Common Stock and Warrants they would have received had they tendered their Partnership Units. CONSUMMATION OF THE EXCHANGE OFFER FOR A PARTNERSHIP IS CONDITIONED UPON APPROVAL BY THAT PARTNERSHIP OF THE PROPOSAL. APPROVAL OF THE PROPOSAL AND ADOPTION OF THE EXCHANGE OFFER IS NOT CONDITIONED UPON APPROVAL AND ACCEPTANCE BY ANY OTHER PARTNERSHIP. See "The Exchange Offer and Proposal." Holders of Units in the Partnerships who elect to accept the Exchange Offer may choose to accept cash in lieu of the Common Stock to be issued, BUT CASH WILL BE DISTRIBUTED TO THE HOLDER ONLY IF THE SALE OF THE UMBRELLA POINT FIELD TO GOLDKING TRINITY BAY CORP. ("GOLDKING"), AS DESCRIBED HEREIN, IS ACTUALLY CONSUMMATED. A holder should make a decision to accept the Exchange Offer based solely upon an investment decision in the Common Stock, because there can be no assurance from Benton that the Goldking sale will be consummated. See "The Exchange Offer and Proposal -- Election to Receive Cash in Lieu of Common Stock" and "Consent Procedures -- Solicitation of Letters of Transmittal."

     Common Stock issued in the Exchange will be freely transferable immediately following issuance. There will be no market for the Warrants. The Exchange Offer may be withdrawn if Benton determines, in the exercise of reasonable judgment, that a material change affecting the Partnerships or the Company has occurred. See "The Exchange Offer and Proposal."

     For a detailed description of Benton's determination of the Total Exchange Values for each of the Partnerships, see "Method of Determining Exchange Values."

                               DISSENTERS' RIGHTS

     Investors residing in states other than California will not be afforded any dissenters' or appraisal rights. Under the rules adopted by the National Association of Securities Dealers, Inc. ("NASD"), Investors in roll-up transactions such as the Exchange Offer are entitled to certain dissenters' rights unless the sponsor adopts a 75% approval requirement for the transaction or other procedures designed to protect the rights of Investors. Although adoption of the Proposals by each of the Partnerships would require the consent under the Partnership Agreements of the holders of only a majority of the Partnership Units, the Managing General Partner has adopted a 75% approval procedure instead of providing dissenters' rights.

     Investors residing in California will be afforded limited dissenters' rights in accordance with the requirements for roll-up transactions under the California Code. By voting against the Proposal, Investors in the State of California will be deemed to exercise their dissenters' rights and will receive the number of shares of Common Stock and Warrants equal to the Exchange Value of their interests divided by the closing price of the Common Stock on the NASDAQ-NMS during the twenty days immediately after the Closing Date. If that average price is lower than the Exchange Price, dissenting California Investors will receive more shares of Common Stock and Warrants than they would otherwise receive in the Exchange Offer. If, however, the average price is higher than the Exchange Price, a dissenting Investor would receive fewer shares of Common Stock and Warrants. California Investors hold a substantial portion of the interests in the 1989-1 Partnership, the 1990-1 Partnership and the 1991-1 Partnership and the impact of the exercise of dissenters' rights could materially increase or decrease the number of shares of Common Stock issued by Benton in connection with the Exchange Offer. See Exhibit E for a copy of the California statute.

                  BACKGROUND AND ALTERNATIVES TO THE EXCHANGE

     Background. Each of the Partnerships has completed its respective drilling operations and acquisitions. Benton has received inquiries and concerns from Investors and determined that the Partnerships had each reached the stage in its production history where consideration of the Exchange Offer became appropriate. That determination was based on the following factors:

     - Production Declines. Since 1993, the Partnerships' oil production volumes have declined from peak levels reached in 1992. Gas production began to decline in 1993 and 1994. These reductions are due to the natural decline occurring in the Umbrella Point Field, the Partnerships' most significant asset. Production volumes are expected to decline further in subsequent periods due to ongoing depletion of the Partnerships' wells. The decline in production rates due to depletion of reserves is neither unusual nor unexpected in the oil and gas industry.

     - Declining Distribution Rates. The Partnerships' production declines commencing in 1993 and 1994 contributed to the Partnerships' declining distribution rates in 1993 and 1994.

     - Partnership Litigation. Litigation, in the form of arbitration, has been instituted against Benton by certain Investors in the Partnerships which are the subject of this Exchange Offer. The claims made by the Investors have not been clearly defined. However, in general terms, the Investors allege that the Company failed to comply with the requirements of the Partnership Agreements with respect to the reports to be sent to individual partners, including audited financial statements and reserve reports, commingling of funds, breach of its fiduciary duties, fraudulent inducement to invest, conversion and negligent representation. The Company intends to vigorously defend its actions related to these Partnerships. However, the Company does believe that it is in its best interest and the best interests of the partners to resolve these issues, as it relates to the Partnerships, and to terminate the Partnerships on the terms set forth herein. The Company anticipates that if the Exchange Offer is approved, this will lessen the chance of additional litigation with respect to the Partnerships and may limit the potential damages with respect to the existing arbitration.

     - Benton's Acquisition of the Partnership Properties. Although Benton has executed agreements for the sale of each of the Partnership's respective interests in the Umbrella Point Field, which constitutes substantially all of the assets of the Partnerships, there can be no assurance that the contemplated sale will be consummated. Benton has made the Exchange Offer to acquire the assets of these Partnerships approving the Proposals, and then intends to sell the Umbrella Point Field to Goldking on the terms described herein. Benton is a logical purchaser for various reasons, including Benton's (i) interest in reducing the overhead involved in administration of the Partnerships as Managing General Partner, (ii) greater diversification and capital resources enabling Benton to fund liabilities and expenses necessary for the full development of the Partnerships' properties (iii) interest in responding to the Investor's concerns about the future prospects of the Partnerships, since many of the Investors are also stockholders of Benton, and (iv) ability to assume the risk that the sale to Goldking will not be consummated. Although the acquisition of the Partnership's assets pursuant to the Exchange Offer will result in a charge against Benton's income, Benton does not expect that this one time charge will have a significant adverse affect on the market value of the Benton Common Stock.

     Alternatives to the Exchange. Although Benton has considered the continuation of the Partnerships or liquidation of the Partnerships as potential alternatives to the Exchange Offer, these alternatives were rejected for various reasons, including the following:

     - Solicitation of Offers to Purchase Partnership Properties. Benton has solicited bidders for the purchase of assets of each of the Partnerships. See "Background of Exchange Offer -- Goldking Offer." The interest in purchasing the assets of the Partnerships was limited.

      Goldking Offer. In June 1995, Benton received an offer from Goldking Trinity Bay Corp. ("Goldking") to purchase all of the right, title and interest owned by each of the Partnerships and Benton in the Umbrella Point Field. The working interest in the Umbrella Point Field owned by each of Partnerships represents substantially all of the assets of each of the Partnerships. At December 31,

      1994, the discounted future net cash flows attributable to the Umbrella Point Field represented 100%, 89% and 89% of the discounted future net cash flows for all proved reserves of the 1989-1 Partnership, the 1990-1 Partnership and the 1991-1 Partnership, respectively. The financing of the Goldking acquisition was subject to the ability of Goldking to acquire at least 75% of the working interests in the Field, and therefore, to preserve the offer for the Partnerships, Benton sold its corporate interest in the Umbrella Point Field (11.77% working interest) to Goldking for $756,872. Benton entered into agreements, on behalf of each of the Partnerships, with Goldking for the sale of the Partnerships' interests in the Umbrella Point Field, subject to approval of the Partnerships. In consideration of the sale, the 1989-1 Partnership, the 1990-1 Partnership and the 1991-1 Partnership would receive anticipated net proceeds in the aggregate of $323,296, $930,865 and $185,282, respectively, in addition to the earnest money deposits which have been paid by Goldking to the 1989-1 Partnership, the 1990-1 Partnership and the 1991-1 Partnership in the amount of $4,929, $14,192 and $2,824, respectively (the "Deposit"), if the sale were consummated as of June 30, 1995. The agreements with Goldking are not contingent upon each of the Partnerships approving the transaction. Benton has not recommended to the Investors a direct sale by the Partnerships of their interests in the Umbrella Point Field to Goldking since the sale of these assets would result in dissolution of the Partnerships pursuant to the respective Partnership Agreements. As discussed herein, Benton has attributed value to certain General Intangibles (as defined herein) to induce Investors to accept the Exchange Offer, which increases the Total Exchange Value attributed to the Partnerships. Benton believes that it is in the best interest of the Investors of each of the Partnerships to accept the Exchange Offer, which pursuant to Benton's method of determining the Total Exchange Value, will provide consideration in excess of the cash distribution an Investor would have received from the sale of the Partnership assets to Goldking. If the Exchange Offer and Proposal for the Partnerships are approved, Benton intends to sell the working interest in the Umbrella Point Field for each approving Partnership to Goldking, on the terms and for the consideration offered by Goldking to the Partnerships. Thus, if all three of the Partnerships accept the Exchange Offer and consent to the Proposal, Benton will receive an aggregate of approximately $1,439,443 in cash from Goldking for the sale of the Partnerships' assets, subject to adjustment, and the Investors in the 1989-1 Partnership, the 1990-1 Partnership and the 1991-1 Partnership would receive total consideration in the form of Benton Common Stock and Warrants valued at $370,098, $2,990,728 and $692,349, respectively. These values for the consideration to be received by the Partnerships were derived based upon the average closing price of Benton Common Stock for the twenty trading days ended October 27, 1995 ($11.00 per share) and the Warrants to be issued were valued using the Black-Scholes methodology for valuing options ($3.64 per Warrant). See "Risk Factors and Material Consideration -- Risks Related to the Exchange Offer -- Potential Decline in Market Price of Common Stock" and
      "-- Necessity for Effective Registration Statement for Exercise of Warrants."

      In evaluating the terms of the Goldking Offer, Benton analyzed the estimated value of each of the Partnerships' proved reserves and other assets. The Goldking purchase offer represents 99.3%, 88.1% and 88.0% of the total discounted future net cash flows for the proved reserves of the 1989-1 Partnership, the 1990-1 Partnership and the 1991-1 Partnership, respectively. Benton entered into the purchase agreements with Goldking in order to preserve the Investors' ability to sell the Partnership assets to Goldking at a price Benton believes is favorable to the Partnerships.

      Benton has proposed the Exchange Offer, contemplating the sale of the Partnership assets to Goldking on the terms described above, allowing Investors to receive the favorable consideration offered by Goldking for the purchase of the primary asset of each of the Partnerships, and receive value for other assets and General Intangibles of the Partnerships which would not be valued or provide little if any consideration in liquidation. If the Goldking sale is consummated, an Investor who accepts the Exchange Offer may elect to receive cash in lieu of Benton Common Stock in the amount set forth herein, providing an Investor with cash he or she would have received for the sale of the Partnership assets, with additional consideration in the form of Warrants to induce Investors to accept the Exchange Offer. See "The Exchange Offer and Proposal -- Election to Receive Cash in Lieu of Common Stock."

      Hunter Offer. In October 1994, Benton received an offer to purchase the working interest in the Umbrella Point Field owned by the Partnerships and Benton from Hunter Resources, Inc. ("Hunter"). The Hunter offer would have paid a total of $2,697,575 in cash and $337,197 in the form of a promissory note for the working interests owned in the Umbrella Point Field by the Partnerships and the 11.77% working interest owned by Benton. This offer compared to Goldking's offer of $2,579,555, all of which was payable in cash. The offers of Goldking and Hunter are not directly comparable because of the difference in the effective date of each transaction and thus would need to be adjusted for production, expenses, change in pricing and other factors. Hunter was unable to secure financing for the transaction and subsequently withdrew its offer. When analyzing and considering the Goldking offer, Benton concluded that the purchase price offered by Goldking was in excess of the value of the Partnerships' Proved Reserves and, although less than the Hunter offer, represented a favorable market value for the Umbrella Point Field.

      Although several other companies reviewed reserve information, production records and well data, no other serious inquiries were received by Benton for the purchase of the Partnerships' assets and Benton believes that no offer to purchase the assets of the Partnerships will be in excess of the Total Exchange Values.

     - Continuation of the Partnerships. Continuation of the Partnerships, while avoiding the risks associated with the Exchange Offer and the discontinuance of cash distributions, would result in declining operating results and distribution rates for each of the Partnerships because: (i) reserves will be depleted in the ordinary course from ongoing production,
       (ii) general and administrative expenses will remain the same regardless of the operating results of the Partnership assets, and (iii) the Partnership would have to incur the cost of plugging and abandoning Partnership wells when they become uneconomic or any future sale of the Partnership's wells would be at a price which would reflect the anticipated costs of such plugging and abandonment expenses.

     - Liquidation of the Partnerships. Benton has undertaken an analysis of the current liquidation value of each of the Partnerships. Results of that liquidation analysis reflect liquidation values per Unit for the 1989-1 Partnership, the 1990-1 Partnership and the 1991-1 Partnership estimated at $1,045, $742 and $855, respectively, or approximately 20%, 65% and 65%, respectively, less than the Total Exchange Values.

      Benton's liquidation analysis for each of the Partnerships is based upon Benton's estimate of cash proceeds that would be received by the Partnership on liquidating the assets of such Partnership. The liquidation values are supported by the offers to purchase the assets of the Partnerships, discussed above. Since Benton has solicited bidders for purchase of the assets of the Partnerships, it believes that liquidation of the Partnership assets would result in limited interest for those assets, and would likely result in valuations below the Total Exchange Values of the Partnership Units. In view of the results of the liquidation analysis, Benton rejected the alternative of liquidation and has made the Exchange Offer to holders of Units in the Partnerships.

 REASONS FOR THE EXCHANGE OFFER; RECOMMENDATION OF THE MANAGING GENERAL PARTNER

     The Managing General Partner recommends that the Investors in each of the Partnerships consent to the Proposal and accept the Exchange Offer. See "Background of Exchange Offer". This recommendation is based on a number of factors summarized below. See "Recommendation of the Managing General Partner" for additional information.

     In considering the Exchange, the Managing General Partner took into account various advantages and disadvantages of the Exchange to each of the Partnerships and its respective Investors. The advantages the Managing General Partner considered included:

     (a) The Managing General Partner has reviewed the financial condition, results of operations and cash flows of Benton and each of the Partnerships, on a historical and a prospective basis. The Managing General Partners' analysis of the future prospects for each of the Partnerships indicates declining distributions to the investors. See "Recommendation of Managing General Partner -- Managing General Partner's Determination that Exchange Offer is Fair". For the years ended December 31, 1992, 1993 and 1994 and the six months ended June 30, 1994 and 1995, Benton had total revenues of $8,622,000, $7,504,000, $34,705,000,
$12,160,000 and $25,870,000, respectively. For the years ended December 31, 1992 and 1993, Benton had a net loss of $2,909,000 and $4,829,000, respectively, compared to net income of $2,954,000 for the year ended December 31, 1994 and net income of $2,000 and $3,152,000 for the six months ended June 30, 1994 and 1995, respectively. The Managing General Partner has concluded that Benton's ability to access additional capital and its more diverse operations and oil and gas prospects in Venezuela, the Gulf Coast and Russia could continue to contribute to significant increases in Benton's results of operations and cash flow, while the Partnerships each have a short remaining economic life.

     (b) The Managing General Partner considered the potential growth rate and market price to earnings potential of Benton. The Managing General Partner's analysis of continuation of the Partnerships indicate that distributions are likely to decrease rapidly over the short economic life of the Partnerships. The Managing General Partner determined that the Investors will receive the benefit of any future growth in the value of their equity interest in Benton which will be more beneficial to the Investors than receiving cash distributions from the Partnerships through continuation for the Partnerships' economic lives. In addition, distributions to the Investors in connection with the Exchange Offer allow for distributions undiminished by ongoing Partnership plugging costs, which the Managing General Partner estimates through the life of the Partnerships to be $247, $160 and $56 per unit for the 1989-1 Partnership, the 1990-1 Partnership and the 1991-1 Partnership, respectively.

     (c) The Common Stock of Benton has an active trading market on NASDAQ National Market. This active trading market provides some liquidity to the Investors. The Partnership Units have no liquidity, and the Partnership Agreement restricts transfer of the Partnership Units. The Warrants that will be received in the Exchange Offer do not currently have a public trading market.

     (d) If the sale of the Umbrella Point Field to Goldking is consummated, Investors who accept the Exchange Offer may choose to receive cash in lieu of Common Stock of Benton, and will receive Warrants in the amounts set forth herein. This option allows an Investor to receive cash in an amount equal to that which would be received if the Investors sold the assets of the Partnership to Goldking, and would allow the Investor to also receive additional consideration in the form of Warrants with a value equal to the General Intangibles of the Partnership, as described in further detail herein. CASH WILL BE DISTRIBUTED ONLY TO THOSE INVESTORS WHO CHOOSE TO RECEIVE CASH IN LIEU OF COMMON STOCK BY MAKING THE APPROPRIATE ELECTION IN THE LETTER OF TRANSMITTAL, ATTACHED HERETO AS EXHIBIT D, AND ONLY IF THE SALE OF THE UMBRELLA POINT FIELD TO GOLDKING IS CONSUMMATED FOR SUCH PARTNERSHIP. See "The Exchange Offer and Proposal -- Election to Receive Cash In Lieu of Common Stock" and "Consent Procedures -- Solicitation of Letters of Transmittal."

     The Managing General Partner also considered certain disadvantages that included:

     (a) There are many uncertainties and risks inherent in the oil and gas industry. The Managing General Partner considered the possibilities that changes in the industry and continued volatility of oil and gas prices could have a significantly greater effect on the Partnership due to the Partnership's size compared to Benton and the greater diversification of oil and gas properties and prospects of Benton. Since the Partnerships are no longer involved in exploration and development activities, the Investors are no longer subject to those risks. However, if the Investors become stockholders of Benton, they will become subject to the risks of exploration and development activities, which if unsuccessful, could have an adverse affect on the market price of Benton's Common Stock. The Managing General Partner also considered that increases in the price of oil and gas could have a more direct effect to the Investors if the Partnership assets were owned by the Partnership rather than Benton due to the size of the Partnership, the cash distributions to the Investors from the Partnerships and the percentage ownership in the Partnership of each of the Investors. However, Benton believes that an increase in oil and gas prices could generally increase revenues of Benton and could result in a corresponding increase in the market price of Benton Common Stock.

     (b) Benton is restricted under certain credit agreements from paying cash dividends to its stockholders and the Investors could continue to receive cash distributions from the Partnership. However, the Managing

General Partner believes that the cash distributions to the Investors from each of the Partnerships will likely decrease rapidly as the remaining oil and natural gas reserves are depleted.

     (c) Upon the Exchange of the Partnership Units for Common Stock and Warrants, Investors will recognize gain equal to the amount by which the fair market value of the Common Stock and Warrants received by them exceeds their respective bases in the Partnership Units exchanged therefore. Thus, an Investor will have immediate tax consequences in connection with the Exchange Offer and liquidation of the Partnerships, and could be required to pay cash for such tax liabilities, even though the Investor receives only Common Stock and Warrants in connection with the Exchange. However, the Managing General Partner believes that the total consideration to be received by an Investor in the Partnerships, net of the tax consequences to such Investor, is more beneficial to the Investors than continuation of the Partnerships.

     (d) The Total Exchange Value for the Partnerships is calculated, in part, based upon the present value of the proved reserves for each of the Partnerships. There are numerous uncertainties inherent in estimating quantities of proved reserves. Although the Managing General Partner retained an independent petroleum engineer to audit the data and computations of the proved reserve estimates, the reserve estimates for the Partnerships could be undervalued and would therefore effect Benton's continuation analysis for each Partnership. However, Benton believes that a material undervaluation of the reserve estimates is unlikely and therefore the Exchange Offer will be more beneficial to the Investors than any alternative to the Exchange Offer.

     (e) The Investors would become subject to the volatility of the market value of the Benton Common Stock. Since there is currently no market for the Investors' interests in the Partnerships, their interests are currently not subject to the volatility of the market value of their interests. The Managing General Partner considered the volatility of the market value of the Benton Common Stock and daily trading volume of the Common Stock on NASDAQ National Market. Although the market value for the Common Stock has fluctuated from a low of $4.25 in the first quarter of 1994 to a high of $15.13 in the second quarter of 1995, the market value has been less volatile in 1995, with the low of $8.63. The average daily trading volume for Benton Common Stock during the last 30 days has been 259,000 shares. Therefore, the Managing General Partner believes that the market value of the Benton Common Stock will not be significantly effected by the issuance of the Common Stock in connection with the Exchange Offer.

     See "Recommendation of the Managing General Partner." For other relevant factors, see also "Risk Factors and Material Considerations."

          MANAGING GENERAL PARTNER'S DETERMINATION THAT OFFER IS FAIR

     THE MANAGING GENERAL PARTNER OF THE PARTNERSHIPS HAS DETERMINED THAT THE EXCHANGE IS FAIR AND IS IN THE BEST INTERESTS OF THE PARTNERSHIPS AND THEIR PARTNERS AND HAS RECOMMENDED THAT THE PARTNERS OF THE PARTNERSHIPS TENDER THEIR PARTNERSHIP UNITS AND CONSENT TO THE PARTNERSHIP PROPOSAL. THE EXCHANGE OFFER IS NOT CONDITIONED UPON ACCEPTANCE AND APPROVAL BY ALL OF THE PARTNERSHIPS AND THE MANAGING GENERAL PARTNER BELIEVES THAT THE OFFER IS FAIR TO ALL INVESTORS, REGARDLESS OF WHICH OR THE NUMBER OF PARTNERSHIPS WHICH ACCEPT THE EXCHANGE OFFER FOR THE REASONS SET FORTH BELOW.

     General. The Managing General Partner has analyzed the terms of the Exchange Offer, the consideration and value offered to the Investors in exchange for their Partnership Units and the value of the consideration an Investor could expect to receive under various alternatives to the Exchange. In determining that the Exchange Offer is fair to the Investors, the Managing General Partner considered that the Investors who do not accept the Exchange Offer or who do not elect to receive cash in lieu of Benton Common Stock will receive Common Stock and Warrants of Benton, and could receive cash if the Partnerships were continued or liquidated. However, the Managing General Partner believes that because an Investor may elect to receive cash in lieu of Common Stock if the sale to Goldking is consummated, the Investors will receive consideration in excess of the alternatives to the Exchange if the Exchange Offer is accepted. The Managing General Partner's analysis of the consideration an Investor could receive under the alternatives to the Exchange are discussed below. The Managing General Partner believes that those Investors who receive

Benton Common Stock will have access to a public trading market if such Investor elects to liquidate his investment for cash. The average daily trading volume for the Benton Common Stock on the NASDAQ National Market for the 30 trading days ended September 27, 1995 was 259,000 shares. The Managing General Partner believes that since the maximum aggregate number of shares of Benton Common Stock that will be issued in the Exchange Offer for all three Partnerships is 171,880, the issuance will have no material effect on the market value of the Benton Common Stock, and may allow all Investors receiving shares of Benton Common Stock in connection with the Exchange Offer and liquidation of the Partnerships to liquidate their investment in the market.

     Alternatives to the Exchange. The following tables summarize the results of Benton's liquidation analysis in comparison to the Exchange Values for the Partnership Units determined by Benton. The table also includes valuation data derived from Benton's analysis of continuing the Partnerships. Benton did not undertake its continuation analysis for the purpose of valuing the Partnerships, but solely to illustrate the likelihood of decreasing distributions based on oil and gas prices at December 31, 1994. However, because SEC disclosure standards for roll up transactions require a comparison of the value of the consideration offered in the transaction with the value of the consideration estimated for each alternative to the transaction, the tables also reflect the results of extending Benton's continuation analysis for the balance of the estimated life of each of the Partnership's Proved Reserves, and discounting the projected stream of distributions to present value at the same 10% discount rate used in Benton's liquidation analysis to account for the timing of cash flows as well as production and concentration risks. For information concerning the assumptions used in determining the value attributable to each alternative, see "Recommendation of the Managing General Partner -- Managing General Partner's Determination that Exchange Offer Is Fair."

                               1989-1 PARTNERSHIP

                                                                     TOTAL            VALUE PER
                        VALUATION METHOD                       INVESTOR VALUE(1)     1989-1 UNIT
    ---------------------------------------------------------  -----------------     -----------
    Exchange Value...........................................      $ 370,098           $ 1,312
    Liquidation value estimated by Benton....................        294,634             1,045
    Continuation analysis by Benton assuming natural gas
      prices of $1.63 per Mcf and oil prices of $15.94 per
      Bbl(2).................................................         90,661               322
    Value of Proved Reserves at December 31, 1994(3).........        325,540             1,155

---------------
(1) The Exchange Value and liquidation value attribute no value to Managing General Partners' interests. The continuation analysis assumes continued distributions to the Managing General Partner pursuant to the terms of the Partnership Agreement.

(2) The assumed natural gas and oil prices are the prices used for preparation of the Partnership's reserve report at December 31, 1994. The continuation analysis was calculated based upon Benton's estimate of the remaining economic life of the Partnership, estimated to be 3.5 years.

(3) Based on the Partnership's December 31, 1994 reserve report prepared by Benton and audited by Huddleston. The reserves are valued as of December 31 of each year, based on oil and natural gas prices as of that date. Market prices for both oil and natural gas are subject to a significant degree of variation, and this variation will affect the calculation of future net cash flows reported by the Partnership at any specific date.

                                 1990-1 PARTNERSHIP

                                                                     TOTAL            VALUE PER
                        VALUATION METHOD                       INVESTOR VALUE(1)     1990-1 UNIT
    ---------------------------------------------------------  -----------------     -----------
    Exchange Value...........................................     $ 2,990,728          $ 2,107
    Liquidation value estimated by Benton....................       1,052,601              742
    Continuation analysis by Benton assuming natural gas
      prices of $1.63 per Mcf and oil prices of $15.94 per
      Bbl(2).................................................         415,355              293
    Value of Proved Reserves at December 31, 1994(3).........       1,057,123              745

---------------
(1) The Exchange Value and liquidation value attribute no value to Managing General Partners' interests. The continuation analysis assumes continued distributions to the Managing General Partner pursuant to the terms of the Partnership Agreement.

(2) The assumed natural gas and oil prices are the prices used for preparation of the Partnership's reserve report at December 31, 1994. The continuation analysis was calculated based upon Benton's estimate of the remaining economic life of the Partnership, estimated to be 5.5 years.

(3) Based on the Partnership's December 31, 1994 reserve report prepared by Benton and audited by Huddleston. The reserves are valued as of December 31 of each year, based on oil and natural gas prices as of that date. Market prices for both oil and natural gas are subject to a significant degree of variation, and this variation will affect the calculation of future net cash flows reported by the Partnership at any specific date.

                               1991-1 PARTNERSHIP

                                                                     TOTAL            VALUE PER
                       VALUATION METHOD                        INVESTOR VALUE(1)     1991-1 UNIT
    -------------------------------------------------------    -----------------     -----------
    Exchange Value.........................................        $ 692,349           $ 2,456
    Liquidation value estimated by Benton..................          240,998               855
    Continuation analysis by Benton assuming natural gas
      prices of $1.63 per Mcf and oil prices of $15.94 per
      Bbl(2)...............................................           47,072               167
    Value of Proved Reserves at December 31, 1994(3).......          210,445               747

---------------
(1) The Exchange Value and liquidation value attribute no value to Managing General Partners' interests. The continuation analysis assumes continued distributions to the Managing General Partner pursuant to the terms of the Partnership Agreement.

(2) The assumed natural gas and oil prices are the prices used for preparation of the Partnership's reserve report at December 31, 1994. The continuation analysis was calculated based upon Benton's estimate of the remaining economic life of the Partnership, estimated to be 2.5 years.

(3) Based on the Partnership's December 31, 1994 reserve report prepared by Benton and audited by Huddleston. The reserves are valued as of December 31 of each year, based on oil and natural gas prices as of that date. Market prices for both oil and natural gas are subject to a significant degree of variation, and this variation will affect the calculation of future net cash flows reported by the Partnership at any specific date.

     The actual amount that Investors would receive if the Partnerships continued their operations would depend on production levels, which cannot be predicted with certainty. In addition, the actual amount that Investors would receive under either of the alternatives to the Exchange would depend on future oil and gas prices. To the extent that future prices for those commodities are materially higher or lower than the pricing assumptions made by the Managing General Partner, those fluctuations would likely have a similar effect on the operating results, distribution rates and market value of the Partnership Units, largely negating the effect of price changes on a comparison between the Exchange and either alternative of continuing the Partnerships or liquidating its assets. In addition, Benton believes that liquidating the Partnerships would deprive Investors of the opportunity to benefit from any future upturn in oil and gas prices.

     For a more detailed discussion of the bases for the Managing General Partner's determination that the Exchange Offer is fair to Investors, see "Recommendation of the Managing General Partner -- Managing General Partner's Determination that Exchange Offer is Fair."

                          SUMMARY OF TAX CONSEQUENCES

     Upon consummation of the Exchange, Investors will realize gain in an amount equal to the excess of the fair market value of the Common Stock and Warrants received by them over their respective bases in the Partnership Units they hold.

     Assuming the Investor has held his Interest for more than one year and assuming his Units have not been held for sale in the ordinary course of the Investor's trade or business, any gain or loss realized upon the transfer of the Partnership Units will be taxed as long term capital gain or loss, except to the extent that the consideration received is attributable to his allocable share of substantially appreciated inventory items and unrealized receivables (including depreciation recapture and excess intangible drilling and development costs) of the Partnerships. The portion of any gain attributable to these items will be taxed to the Investor as ordinary income.

     Investors should read the more detailed discussion of the federal income tax consequences contained in "Certain Federal Tax Consequences" and are also urged to consult with their own tax advisors with respect to the tax consequences to them of the transaction, including the application of state, local and foreign tax laws.

                              ACCOUNTING TREATMENT

     The Exchange will be accounted for as a purchase by Benton. Accordingly, the purchase price will be allocated to assets and liabilities based on their estimated values as of the date of acquisition.

                          REQUEST FOR INVESTOR LISTING

     Benton will furnish to any Investor, upon oral or written request, a current alphabetized listing of the names and addresses of all Investors of the Partnership in which the requesting Investor owns an interest. Requests should be addressed to Benton Oil and Gas Company, Investor Relations, 1145 Eugenia Place, Suite 200, Carpinteria, California 93013, telephone number 805-566-5600. Investors also have the right under the Partnership Agreements to inspect the books and records of the Partnership.

 BUSINESS OF BENTON AND THE PARTNERSHIPS AFTER THE CONSUMMATION OF THE EXCHANGE

     Benton is an independent oil and gas company engaged in the acquisition of producing properties and the exploration, development and production of oil and gas, primarily in the eastern region of Venezuela, the Gulf Coast of Louisiana and the West Siberia region of Russia. Benton has executed agreements on behalf of each of the Partnerships, pursuant to which Benton will sell the working interests in the Umbrella Point Field to Goldking on the terms described herein, subject to consummation of the Exchange. If, however, such sale is not consummated, Benton will operate the acquired Partnership assets as it operates its oil and gas properties, or may sell those assets to another third party. See "Background of Exchange Offer -- Goldking Offer."

                     COMPARATIVE RIGHTS OF SECURITY HOLDERS

     For a comparison of the rights of Benton stockholders under Delaware law and Benton's Certificate of Incorporation and Bylaws with the rights of the Partners of each of the Partnerships under California law and the respective Partnership Agreements, see "Comparative Rights of Security Holders."

                         RESALES OF BENTON COMMON STOCK

     The shares of Common Stock that will be issued to Investors in connection with the Exchange and upon liquidation of the Partnerships have been registered under the Securities Act. All shares of Common Stock received by Investors will be freely tradable by those Investors.

                          DESCRIPTION OF THE WARRANTS

     To Investors who accept the Exchange Offer, Benton will issue Warrants to purchase shares of Common Stock. Each Warrant issued pursuant to the Exchange Offer will entitle the holder to purchase one share of Common Stock for each Warrant held, at an exercise price of $11.00 per share, subject to adjustment in certain circumstances. The Warrants will be issued pursuant to a Warrant Agreement, the form of which is attached hereto as Exhibit A. Pursuant to the terms of the Warrant Agreement, the Warrants will expire three years from the date issuance. The number of shares of Common Stock and the exercise price of the Warrants is subject to adjustment under certain circumstances, as described therein, including issuance of Common Stock or securities convertible into Common Stock to all holders of Benton Common Stock, exchange of Common Stock of Benton for other securities, issuance of Common Stock or other securities to all holders upon merger, reorganization, or sale of assets. The Warrants are not subject to redemption or call by Benton. If the Exchange Offer is accepted by more than 75% of the holders of the 1989-1 Units, 1990-1 Units and the 1991-1 Units, Benton will issue to all holders of such Units, Warrants to purchase an aggregate of 592,373 shares of Common Stock. On October 2, 1995, there were Warrants to purchase an aggregate of 1,919,752 shares of Common Stock issued and outstanding. See "Description of Securities."

     The number of Warrants to be issued in exchange for 1989-1 Units, 1990-1 Units and 1991-1 Units has been determined by dividing the estimated value of the General Intangibles of the Partnership by the estimated present value of $3.64 per Warrant. Benton has used the Black-Scholes option pricing model to calculate the present value of the Warrants. Benton engaged J.P. Morgan Securities Inc. ("J.P. Morgan") to render its opinion as to the fair range of values of the Warrants using the Black-Scholes methodology for pricing options. J.P. Morgan has delivered its written opinion to the Board of Directors of Benton, a copy of which is attached hereto as Exhibit F, to the effect that as of October 23, 1995, the fair range of values of the Warrants based on the Black-Scholes model is between $3.37 and $3.74 per Warrant. See "Method of Determining Exchange Values -- Opinion Regarding Warrant Valuation." THE ACTUAL VALUE, IF ANY, A HOLDER MAY REALIZE FROM THE WARRANTS WILL DEPEND ON THE EXCESS OF THE MARKET PRICE OF THE COMMON STOCK OVER THE EXERCISE PRICE OF THE WARRANT ON THE DATE THE WARRANT IS EXERCISED, SO THAT THERE IS NO ASSURANCE THE VALUE REALIZED BY A HOLDER WILL BE AT OR NEAR THE VALUE ESTIMATED BY THE BLACK-SCHOLES OPTION PRICING MODEL. The estimated values under the model for the Warrants are based on assumptions that include (i) a stock price volatility of 33%, (ii) a risk-free rate of return based on a three year swap curve rate of 6.03%, and
(iii) a Warrant exercise term of three years. The Securities and Exchange Commission requires disclosure of the value of consideration offered in connection with the Exchange Offer. BENTON'S USE OF THE BLACK-SCHOLES MODEL TO INDICATE THE PRESENT VALUE OF THE WARRANTS TO BE ISSUED IS NOT AN ENDORSEMENT OF THIS VALUATION, WHICH IS BASED UPON CERTAIN ASSUMPTIONS, INCLUDING THE ASSUMPTION THAT THE WARRANT WILL BE HELD FOR THE FULL THREE-YEAR TERM PRIOR TO EXERCISE.

          METHOD OF DETERMINING EXCHANGE VALUE FOR 1989-1 PARTNERSHIP

     Components of the Exchange Value. The most significant assets considered by Benton in determining the Exchange Value of the 1989-1 Units were the anticipated net proceeds from the sale of the Umbrella Point Field. The purchase offer from Goldking was analyzed by Benton, based in part on the Proved Reserves of the 1989-1 Partnership and the estimated net cash flows attributable thereto, derived from a reserve report for the 1989-1 Partnership prepared by Benton and audited by Huddleston. The Exchange Values represent the sum of (i) the estimated cash proceeds from the anticipated sale to Goldking of the Umbrella Point Field, and (ii) the tax-basis balances of equipment as of December 31, 1994 and the net book value of current assets and liabilities (reflected on the unaudited balance sheet) of the 1989-1 Partnership as of June 30, 1995. These components represent all of the assets and liabilities of the 1989-1 Partnership and were determined as of June 30, 1995 to conform with the SEC reporting requirements for unaudited financial information.

     In determining the Exchange Value, Benton also considered the total consideration paid to date to participants in the 1989-1 Partnership. For the 1989-1 Partnership, and each of the other Partnerships, Benton assigned a Total Exchange Value to the Partnership which, based upon certain assumptions described herein, and in addition to the distributions paid to date, would provide Investors with consideration valued at 100% of their initial contribution to the Partnership. See "-- General Intangibles." The estimated cash proceeds from the sale to Goldking and the value of other tangible assets of the Partnership are attributable to shares of Benton Common Stock, or cash if the Investor makes the cash election described herein. The remaining dollar value, if any, is referred to herein as General Intangibles. Pursuant to the Exchange Offer, value attributed to General Intangibles will be distributed to Investors in the form of Warrants.

     The following unaudited table sets forth (i) the components of the Exchange Values of the 1989-1 Units and (ii) the Exchange Value per 1989-1 Unit held by an Investor. This information was compiled by Benton from the 1989-1 Partnership's tax records for the year ended December 31, 1994 and financial statements for the six months ended June 30, 1995.

                               1989-1 PARTNERSHIP

                              EXCHANGE VALUE TABLE

                                                              PARTICIPANTS        EXCHANGE VALUE PER
                                                                  TOTAL              PARTNERSHIP
                                                            EXCHANGE VALUE(1)          UNIT(2)
                                                            -----------------     ------------------
COMPONENTS OF EXCHANGE VALUES:
Estimated Cash Proceeds -- Umbrella Point Field Sale......      $ 323,296               $1,147
Estimated Value of Proved Reserves of Other Properties at
  12/31/94(3).............................................              0                    0
Current assets less current liabilities at 6/30/95(4).....          6,338                   22
Value Of Equipment At 12/31/94(5).........................          4,563                   16
                                                                 --------               ------
     Subtotal -- Exchange Value attributable to stock.....        334,197                1,185
                                                                 --------               ------
General Intangibles.......................................         35,901                  127
                                                                 --------               ------
     Subtotal -- Exchange Value attributable to
       Warrants...........................................         35,901                  127
                                                                 --------               ------
Total Exchange Value......................................      $ 370,098               $1,312
                                                                 ========               ======
          Number of Shares of Common Stock to be Issued
            per Partnership Unit(6).......................                                 107
          Number of Warrants to be Issued per Partnership
            Unit(7).......................................                                  35

---------------
(1) No exchange value is attributable to Managing General Partner's interest.

(2) Obtained by dividing the Total Exchange Value by 281.8182 partnership units.

(3) Value of estimated future net cash flows from Proved Reserves of the Partnership excluding the Umbrella Point Field, as of December 31, 1994, as reflected in the reserve report for the Partnership as of that date.

(4) Net book value of current assets and liabilities at June 30, 1995.

(5) Tax-basis balances of equipment, excluding Umbrella Point Field equipment, at December 31, 1994.

(6) Obtained by dividing the Total Exchange Value attributable to stock by the Common Stock price of $11.00, subject to rounding adjustments.

(7) Obtained by dividing the estimated value of General Intangibles by the estimated present value of the Warrants ($3.64 per Warrant). Benton has determined the value attributed to General Intangibles based solely upon its evaluation of the success to date of the Partnership, total consideration paid to date to the participants and the value to Benton in dissolving and liquidating the Partnership.

     Anticipated Sales Proceeds. In July 1995, Benton, on behalf of the 1989-1 Partnership, and Goldking executed an agreement whereby Goldking will purchase a 4.93% working interest in the Umbrella Point Field from the 1989-1 Partnership, subject to approval of the participants of the Partnership. Upon execution of the agreement, Goldking made an earnest money deposit in favor of the Partnership of $4,929, included as current assets of the Partnership (the "Deposit"). Subject to closing adjustments and excluding the Deposit, as of June 30, 1995 the Partnership's estimated cash proceeds from the sale would be $323,296, or $1,147 per 1989-1 Unit. Benton has made this Exchange Offer in contemplation of such sale, but the Exchange Offer is not conditioned upon consummation of such sale.

     General Intangibles. In determining the value attributed to General Intangibles, Benton evaluated the success to date of the 1989-1 Partnership, total consideration paid to date to the participants and the value to Benton of dissolving and liquidating the 1989-1 Partnership so that Benton can focus on its current operations and reduce the administrative burdens associated with operating the Partnership. Based upon Benton's evaluation of historical administrative costs for the 1989-1 Partnership, Benton estimates that the administrative costs for operating the Partnership will be approximately $35,000 per year. From inception through September 1995, the 1989-1 Partnership had made cash distributions to participants aggregating $848,836, or $3,012 per 1989-1 Unit. Benton acknowledges the concerns raised by the Investors in the 1989-1 Partnership with regard to operations of the Partnership, the lack of success and thus the disappointing returns on investment by the Investors. Because many of the Investors are or were stockholders of Benton, Benton desires to maintain a good relationship with these stockholders, many of whom have been strong supporters of Benton from inception, and Benton desires to avoid future claims against it by participants relating to the management of the Partnership. See "The Exchange Offer and Proposal -- Litigation and Related Matters." Assuming that the Investor in the 1989-1 Partnership elects to hold his or her shares of Common Stock and exercises his or her Warrants at the end of the three-year term, and the market price of the Common Stock is at or above approximately $16.75 per share, Benton believes that the Investors in the 1989-1 Partnership will have received consideration in the form of cash distributions, Common Stock and Warrants in excess of the initial investment in the 1989-1 Partnership, without regard to any tax benefits received by the participants. Assuming the market price of the Common Stock remains in the range of $11.00 per share and that the Warrants could be sold at their estimated present value of $3.64 per Warrant, the Investors in the 1989-1 Partnership would receive consideration in the form of cash distributions, Common Stock and cash proceeds from the sale of the Warrants equal to approximately 86% of their initial investment. Assuming that the market price of the Common Stock declines to $7.50 per share, its lowest price during the 52 weeks preceding the date of this Prospectus, the Investors in the 1989-1 Partnership will have received consideration in the form of cash distributions and Common Stock equal to approximately 76% of their initial investment. On October 30, 1995, the last sales price of the Benton Common Stock on NASDAQ National Market was $12.00 per share. The assumed market price of the Common Stock of $16.75 per share discussed above represents a 40% increase in the market value of the Benton Common Stock during the three year term of the Warrants. There can be no assurance that the market price of the Benton Common Stock will increase or that such price will be achieved. The value of the General Intangibles of the Partnership is not subject to valuation by third parties since the General Intangibles do not represent actual assets of the Partnership. Benton believes that the participants in the Partnership will not receive any value for the General Intangibles in any alternative to the Exchange.

          METHOD OF DETERMINING EXCHANGE VALUE FOR 1990-1 PARTNERSHIP

     Components of the Exchange Value. The most significant assets considered by Benton in determining the Exchange Value of the 1990-1 Units were the anticipated net proceeds from the sale of the Umbrella Point Field and Proved Reserves of the 1990-1 Partnership. The Exchange Values represent the sum of (i) the estimated cash proceeds from the anticipated sale of Umbrella Point Field to Goldking, (ii) the estimated present value of future net cash flows from the Proved Reserves of the 1990-1 Partnership as of December 31, 1994, discounted at 10% per year and calculated without escalation of prices and costs, as reflected in the reserve report for the 1990-1 Partnership as of that date prepared by Benton and audited by Huddleston, (iii) the tax -- basis balances of equipment as of December 31, 1994 and the net book value of current assets and liabilities (reflected on the unaudited balance sheet) of the 1990-1 Partnership as of June 30, 1995, and (iv) the value of General Intangibles. These components represent all of the assets and liabilities of the 1990-1 Partnership and were determined as of the year end and June 30, 1995 to conform with the SEC reporting requirements for reserve information and unaudited financial information, respectively. Since the year-end reserve information is audited, the Exchange Values were derived from that information.

     In determining the Exchange Value, Benton also considered the total consideration paid to date to participants in the 1990-1 Partnership. For the 1990-1 Partnership, and each of the other Partnerships, Benton assigned a Total Exchange Value to the Partnership which, based upon certain assumptions described herein, and in addition to the distributions paid to date, would provide Investors with consideration valued at 100% of their initial contribution to the Partnership. See "-- General Intangibles" for a discussion of the assumptions used by Benton. The estimated cash proceeds from the sale to Goldking and the value of other tangible assets of the Partnership are attributable to shares of Benton Common Stock, or cash if the investor makes the cash election described herein. The remaining dollar value is referred to herein as General Intangibles. Pursuant to the Exchange Offer, value attributed to General Intangibles will be distributed to Investors in the form of Warrants.

     The following unaudited table sets forth (i) the components of the Exchange Values of the 1990-1 Units and (ii) the Exchange Value per 1990-1 Unit held by an Investor. This information was compiled by Benton from the 1990-1 Partnership's reserve report as of December 31, 1994 (a summary of which is included in Exhibit B to this Prospectus) and the 1990-1 Partnership's tax records for the year ended December 31, 1994 and financial statements for the six months ended June 30, 1995.

                               1990-1 PARTNERSHIP

                              EXCHANGE VALUE TABLE

                                                              PARTICIPANTS        EXCHANGE VALUE PER
                                                                  TOTAL              PARTNERSHIP
                                                            EXCHANGE VALUE(1)          UNIT(2)
                                                            -----------------     ------------------
COMPONENTS OF EXCHANGE VALUES:
Estimated Cash Proceeds -- Umbrella Point Field Sale......     $   930,865              $  656
Estimated Value of Proved Reserves of Other Properties at
  12/31/94(3).............................................         119,694                  84
Current assets less current liabilities at 6/30/95(4).....         201,736                 142
Value of equipment at 12/31/94(5).........................          13,037                   9
                                                                ----------              ------
     Subtotal -- Exchange Value attributable to stock.....       1,265,332                 891
                                                                ----------              ------
General Intangibles.......................................       1,725,396               1,216
                                                                ----------              ------
     Subtotal -- Exchange Value attributable to
       warrants...........................................       1,725,396               1,216
                                                                ----------              ------
Total Exchange Value......................................     $ 2,990,728              $2,107
                                                                ==========              ======
          Number of Shares of Common Stock to be Issued
            per Partnership Unit(6).......................                                  81
          Number of Warrants to be Issued per Partnership
            Unit(7).......................................                                 334

---------------
(1) No exchange value is attributable to Managing General Partner's interest.

(2) Obtained by dividing the Total Exchange Value by 1,419.192 partnership units.

(3) Value of estimated future net cash flows from Proved Reserves of the Partnership excluding the Umbrella Point Field, as of December 31, 1994, as reflected in the reserve report for the Partnership as of that date.

(4) Net book value of current assets and liabilities at June 30, 1995.

(5) Tax-basis balances of equipment, excluding Umbrella Point Field equipment, at December 31, 1994.

(6) Obtained by dividing the Exchange Value attributable to stock by the Common Stock price of $11.00, subject to rounding adjustments.

(7) Obtained by dividing the estimated value of General Intangibles by the estimated present value of the Warrants ($3.64 per Warrant). Benton has determined the value attributed to General Intangibles based solely upon its evaluation of the success to date of the Partnership, total consideration paid to date to the participants and the value to Benton in dissolving and liquidating the Partnership.

     Anticipated Sales Proceeds. In July 1995, Benton, on behalf of the 1990-1 Partnership, and Goldking executed an agreement whereby Goldking will purchase a 14.19% working interest in the Umbrella Point Field from the 1990-1 Partnership, subject to approval of the participants of the Partnership. Upon execution of the agreement, Goldking made an earnest money deposit in favor of the Partnership of $14,192, included as current assets of the Partnership (the "Deposit"). Subject to closing adjustments and excluding the Deposit, as of June 30, 1995 the Partnership's estimated cash proceeds from the sale would be $930,865, or $656 per 1990-1 Unit. Benton has made this Exchange Offer in contemplation of such sale, but the Exchange Offer is not conditioned upon consummation of such sale.

     Proved Reserves. Proved Reserves of the 1990-1 Partnership and the estimated net cash flows attributable thereto were derived from a reserve report for the 1990-1 Partnership prepared by Benton and audited by Huddleston. The reserve estimates were prepared in accordance with SEC regulations, with estimated future net cash flows from Proved Reserves based on prices as of the date of the report held constant over the estimated life of the reserves and discounted at the prescribed rate of 10% per annum ("SEC PV 10"). No risk adjustment factor was applied to the estimated future net cash flows from the Proved Reserves of the 1990-1 Partnership to account for uncertainties inherent in projecting future production rates, and no adjustment was made to take into account fluctuations in oil and gas prices after December 31, 1994.

     General Intangibles. In determining the value attributed to General Intangibles, Benton evaluated the success to date of the 1990-1 Partnership, total consideration paid to date to the participants and the value to Benton of dissolving and liquidating the 1990-1 Partnership so that Benton can focus on its current operations and reduce the administrative burdens associated with operating the Partnership. Based upon Benton's evaluation of historical administrative costs for the 1990-1 Partnership, Benton estimates that the administrative costs for operating the Partnership will be approximately $80,000 per year. From inception through September 1995, the 1990-1 Partnership has made cash distributions to participants aggregating $2,452,364, or $1,728 per 1990-1 Unit. Benton acknowledges the concerns raised by the Investors in the 1990-1 Partnership with regard to operations of the Partnership, the lack of success and thus the disappointing returns on investment by the Investors. Because many of the Investors are or were stockholders of Benton, Benton desires to maintain a good relationship with these stockholders, many of whom have been strong supporters of Benton from inception, and Benton desires to avoid future claims against it by participants relating to the management of the Partnership. See "The Exchange Offer and Proposal -- Litigation and Related Matters." Assuming that the Investor in the 1990-1 Partnership elects to hold his or her shares of Common Stock and exercises his or her Warrants at the end of the three-year term, and the market price of the Common Stock is at or above approximately $16.75 per share, Benton believes that the Investors in the 1990-1 Partnership will have received consideration in the form of cash distributions, Common Stock and Warrants in excess of the initial investment in the 1990-1 Partnership, without regard to any tax benefits received by the participants. Assuming the market price of the Common Stock remains in the range of $11.00 per share and that the Warrants could be sold at their estimated present value of $3.64 per Warrant, the Investors in the 1990-1 Partnership would receive consideration in the form of cash distributions, Common Stock and cash proceeds from the sale of the Warrants equal to approximately 77% of their initial investment. Assuming that the market price of the Common Stock declines to $7.50 per share, its lowest price during the 52 weeks preceding the date of this Prospectus, the Investors in the 1990-1 Partnership will have received consideration in the form of cash distributions and Common Stock equal to approximately 47% of their initial investment. On October 30, 1995, the last sales price of the Benton Common Stock on NASDAQ National Market was $12.00 per share. The assumed market price of the Common Stock of $16.75 per share discussed above represents a 40% increase in the market value of the Benton Common Stock during the three year term of the Warrants. There can be no assurance that the market price of the Benton Common Stock will increase or that such price will be achieved. The value of the General Intangibles of the Partnership is not subject to valuation by third parties since the General Intangibles do not represent actual assets of the Partnership. Benton believes that the participants in the Partnership will not receive any value for the General Intangibles in any alternative to the Exchange.

     Uncertainties Inherent in Valuation Methodology. There are numerous uncertainties inherent in estimating quantities and production rates of hydrocarbons. Estimates of the 1990-1 Partnership's Proved Reserves by independent petroleum engineers other than Huddleston could result in higher or lower valuations than those determined by Benton and audited by Huddleston. The Exchange Values may not reflect the value of the 1990-1 Units or the value of the properties attributable to the 1990-1 Units if sold to an unaffiliated third party in an arm's length transaction.

          METHOD OF DETERMINING EXCHANGE VALUE FOR 1991-1 PARTNERSHIP

     Components of the Exchange Value. The most significant assets considered by Benton in determining the Exchange Value of the 1991-1 Units were the anticipated net proceeds from the sale of the Umbrella Point Field and Proved Reserves of the 1991-1 Partnership. The Exchange Values represent the sum of (i) the estimated cash proceeds from the anticipated sale of Umbrella Point Field to Goldking, (ii) the estimated present value of future net cash flows from the Proved Reserves of the 1991-1 Partnership as of December 31, 1994, discounted at 10% per year and calculated without escalation of prices and costs, as reflected in the reserve report for the 1991-1 Partnership as of that date prepared by Benton and audited by Huddleston, (iii) the tax-basis balances of equipment as of December 31, 1994 and the net book value of current assets and liabilities (reflected on the unaudited balance sheet) of the 1991-1 Partnership as of June 30, 1995, and (iv) the value of General Intangibles. These components represent all of the assets and liabilities of the 1991-1 Partnership and were determined as of year end and June 30, 1995 to conform with the SEC reporting requirements for reserve information and unaudited financial information, respectively. Since the year-end reserve information is audited, the Exchange Values were derived from that information.

     In determining the Exchange Value, Benton also considered the total consideration paid to date to participants in the 1991-1 Partnership. For the 1991-1 Partnership, and each of the other Partnerships, Benton assigned a Total Exchange Value to the Partnership which, based upon certain assumptions described herein, and in addition to the distributions paid to date, would provide Investors with consideration valued at 100% of their initial contribution to the Partnership. See "-- General Intangibles" for a discussion of the assumptions used by Benton. The estimated cash proceeds from the sale to Goldking and the value of other tangible assets of the Partnership are attributable to shares of Benton Common Stock, or cash if the Investor makes the cash election described herein. The remaining dollar value is referred to herein as General Intangibles. Pursuant to the Exchange Offer, value attributed to General Intangibles will be distributed to Investors in the form of Warrants.

     The following unaudited table sets forth (i) the components of the Exchange Values of the 1991-1 Units and (ii) the Exchange Value per 1991-1 Unit held by an Investor. This information was compiled by Benton from the 1991-1 Partnership's reserve report as of December 31, 1994 (a summary of which is included in Exhibit B to this Prospectus) and the 1991-1 Partnership's tax records for the year ended December 31, 1994 and financial statements for the six months ended June 30, 1995.

                               1991-1 PARTNERSHIP

                              EXCHANGE VALUE TABLE

                                                              PARTICIPANTS        EXCHANGE VALUE PER
                                                                  TOTAL              PARTNERSHIP
                                                            EXCHANGE VALUE(1)          UNIT(2)
                                                            -----------------     ------------------
COMPONENTS OF EXCHANGE VALUES:
Estimated Cash Proceeds -- Umbrella Point Field Sale......      $ 185,282               $  657
Estimated Value of Proved Reserves of Other Properties at
  12/31/94(3).............................................         23,856                   85
Current Assets Less Current Liabilities At 6/30/95(4).....         85,716                  304
Value Of Equipment At 12/31/94 (5)........................          2,555                    9
                                                                 --------               ------
     Subtotal -- Exchange Value attributable to stock.....        297,409                1,055
                                                                 --------               ------
General Intangibles.......................................        394,940                1,401
                                                                 --------               ------
     Subtotal -- Exchange Value attributable to
       warrants...........................................        394,940                1,401
                                                                 --------               ------
Total Exchange Value......................................      $ 692,349               $2,456
                                                                =========               ======
          Number of Shares of Common Stock to be Issued
            per Partnership Unit(6).......................                                  95
          Number of Warrants to be Issued per Partnership
            Unit(7).......................................                                 385

---------------
(1) No exchange value is attributable to Managing General Partner's interest.

(2) Obtained by dividing the Total Exchange Value by 281.8182 partnership units.

(3) Value of estimated future net cash flows from Proved Reserves of the Partnership excluding the Umbrella Point Field, as of December 31, 1994, as reflected in the reserve report for the Partnership as of that date.

(4) Net book value of current assets and liabilities at June 30, 1995.

(5) Tax-basis balances of equipment, excluding Umbrella Point Field equipment, at December 31, 1994.

(6) Obtained by dividing the Exchange Value attributable to stock by the Common Stock price of $11.00, subject to rounding adjustments.

(7) Obtained by dividing the estimated value of General Intangibles by the estimated present value of the Warrants ($3.64 per Warrant). Benton has determined the value attributed to General Intangibles based solely upon its evaluation of the success to date of the Partnership, total consideration paid to date to the participants and the value to Benton in dissolving and liquidating the Partnership.

     Anticipated Sales Proceeds. In July 1995, Benton, on behalf of the 1991-1 Partnership, and Goldking executed an agreement whereby Goldking will purchase a 2.83% working interest in the Umbrella Point Field from the 1991-1 Partnership, subject to approval of the participants of the Partnership. Upon execution of the agreement, Goldking made an earnest money deposit in favor of the Partnership of $2,824, included as current assets of the Partnership (the "Deposit"). Subject to closing adjustments and excluding the Deposit, as of June 30, 1995 the Partnership's estimated cash proceeds from the sale would be $185,282, or $657 per 1991-1 Unit. Benton has made this Exchange Offer in contemplation of such sale, but the Exchange Offer is not conditioned upon consummation of such sale.

     Proved Reserves. Proved Reserves of the 1991-1 Partnership and the estimated net cash flows attributable thereto were derived from a reserve report for the 1991-1 Partnership prepared by Benton and audited by Huddleston. The reserve estimates were prepared in accordance with SEC regulations, with estimated future net cash flows from Proved Reserves based on prices as of the date of the report held constant over the estimated life of the reserves and discounted at the prescribed rate of 10% per annum ("SEC PV 10"). No risk adjustment factor was applied to the estimated future net cash flows from the Proved Reserves of the 1991-1 Partnership to account for uncertainties inherent in projecting future production rates, and no adjustment was made to take into account fluctuations in oil and gas prices after December 31, 1994.

     General Intangibles. In determining the value attributed to General Intangibles, Benton evaluated the success to date of the 1991-1 Partnership, total consideration paid to date to the participants and the value to Benton of dissolving and liquidating the 1991-1 Partnership so that Benton can focus on its current operations and reduce the administrative burdens associated with operating the Partnership. Based upon Benton's evaluation of historical administrative costs for the 1991-1 Partnership, Benton estimates that the administrative costs for operating the Partnership will be approximately $31,000 per year. From inception through July 1995, the 1991-1 Partnership has made cash distributions to participants aggregating $338,182, or $1,200 per 1991-1 Unit. Benton acknowledges the concerns raised by the Investors in the 1991-1 Partnership with regard to operations of the Partnership, the lack of success and thus the disappointing returns on investment by the Investors. Because many of the Investors are or were stockholders of Benton, Benton desires to maintain a good relationship with these stockholders, many of whom have been strong supporters of Benton from inception, and Benton desires to avoid future claims against it by participants relating to the management of the Partnership. See "The Exchange Offer and Proposal -- Litigation and Related Matters." Assuming that the Investor in the 1991-1 Partnership elects to hold his or her shares of Common Stock and exercises his or her Warrants at the end of the three-year term, and the market price of the Common Stock is at or above approximately $16.75 per share, Benton believes that the Investors in the 1991-1 Partnership will have received consideration in the form of cash distributions, Common Stock and Warrants in excess of the initial investment in the 1991-1 Partnership, without regard to any tax benefits received by the participants. Assuming the market price of the Common Stock remains in the range of $11.00 per share and that the Warrants could be sold at their estimated present value of $3.64 per Warrant, the Investors in the 1991-1 Partnership would receive consideration in the form of cash distributions, Common Stock and cash proceeds from the sale of the Warrants equal to approximately 73% of their initial investment. Assuming that the market price of the Common Stock declines to $7.50 per share, its lowest price during the 52 weeks preceding the date of this Prospectus, the Investors in the 1991-1 Partnership will have received consideration in the form of cash distributions and Common Stock equal to approximately 38% of their initial investment. On October 30, 1995, the last sales price of the Benton Common Stock on NASDAQ National Market was $12.00 per share. The assumed market price of the Common Stock of $16.75 per share discussed above represents a 40% increase in the market value of the Benton Common Stock during the three year term of the Warrants. There can be no assurance that the market price of the Benton Common Stock will increase or that such price will be achieved. The value of the General Intangibles of the Partnership is not subject to valuation by third parties since the General Intangibles do not represent actual assets of the Partnership. Benton believes that the participants in the Partnership will not receive any value for the General Intangibles in any alternative to the Exchange.

     Uncertainties Inherent in Valuation Methodology. There are numerous uncertainties inherent in estimating quantities and production rates of hydrocarbons. Estimates of the 1991-1 Partnership's Proved Reserves by independent petroleum engineers other than Huddleston could result in higher or lower valuations than those determined by Benton and audited by Huddleston. The Exchange Values may not reflect the value of the 1991-1 Units or the value of the properties attributable to the 1991-1 Units if sold to an unaffiliated third party in an arm's length transaction.

                               CONSENT PROCEDURES


     To tender Partnership Units in exchange for Common Stock and Warrants at the Exchange Rate applicable to the Partnership Unit and thereby consent to the Proposal, an Investor should complete and sign the Letter of Transmittal accompanying this Prospectus (a form of which is included as Exhibit D, and return it to Benton during the 60-day period ending at 5:00 p.m. Pacific Time on January 9, 1996 (the "Expiration Date"). The Expiration Date may be extended for up to an additional 10-day period, although no extension is presently contemplated. Benton will not accept tenders of less than all of the Partnership Units held by an Investor. Tenders of Units and consents to the Proposals may be withdrawn upon written notice to Benton at any time prior to the Expiration Date. See "Consent Procedures."

                             CONDITIONS TO EXCHANGE

     Closing Date. The Exchange Offer is expected to be consummated on the Closing Date, which will be no more than five days following the Expiration Date, as extended.

     1989-1 Partnership. The Exchange Offer to the 1989-1 Partnership is conditioned upon consent of 75% of the 1989-1 Units to the 1989-1 Proposal and the absence of any material adverse development affecting the 1989-1 Partnership, as determined by Benton in the exercise of reasonable judgment. On the Closing Date, subject to satisfaction of these conditions, Benton intends to accept all 1989-1 Units validly tendered and not withdrawn pursuant to the Exchange Offer.

     1990-1 Partnership. The Exchange Offer to the 1990-1 Partnership is conditioned upon consent of 75% of the 1990-1 Units to the 1990-1 Proposal and the absence of any material adverse development affecting the 1990-1 Partnership, as determined by Benton in the exercise of reasonable judgment. On the Closing Date, subject to satisfaction of these conditions, Benton intends to accept all 1990-1 Units validly tendered and not withdrawn pursuant to the Exchange Offer.

     1991-1 Partnership. The Exchange Offer to the 1991-1 Partnership is conditioned upon consent of 75% of the 1991-1 Units to the 1991-1 Proposal and the absence of any material adverse development affecting the 1991-1 Partnership, as determined by Benton in the exercise of reasonable judgment. On the Closing Date, subject to satisfaction of these conditions, Benton intends to accept all 1991-1 Units validly tendered and not withdrawn pursuant to the Exchange Offer.

                              REGULATORY APPROVALS

     No federal or state regulatory approval is required in connection with the Exchange Offer or the adoption of the Proposals by the Partnerships.

                CERTAIN HISTORICAL AND PRO FORMA FINANCIAL DATA

     Benton Selected Historical and Unaudited Pro Forma Consolidated Financial Data. The following selected consolidated financial data for Benton Oil and Gas Company as of and for each of the years in the five year period ended December 31, 1994 are derived from Benton's audited consolidated financial statements. The selected consolidated financial data for the six months ended June 30, 1994 and 1995 are derived from Benton's unaudited financial statements. In the opinion of management, such unaudited financial statements contain all adjustments (consisting of only normal recurring accruals) necessary for a fair presentation of the financial condition and results of operations as of and for the periods presented. Operating results for the six months ended June 30, 1995 are not necessarily indicative of the results that may be expected for the entire fiscal year ending December 31, 1995. The pro forma operating data and pro forma balance sheet data below give effect to the Exchange Offer as if it had been completed on January 1, 1994 and June 30, 1995, respectively. The selected consolidated financial data below should be read in conjunction with Benton's consolidated financial statements and related notes thereto, Management's Discussion and Analysis of

Financial Condition and Results of Operations, and Pro Forma Financial Information included elsewhere herein or incorporated by reference herein.

                                                                                       SIX MONTHS
                                                                                         ENDED
                                            YEARS ENDED DECEMBER 31,                    JUNE 30,
                                ------------------------------------------------   ------------------
                                1990(3)   1991(3)    1992      1993       1994       1994      1995
                                -------   -------   -------   -------   --------   --------   -------
                                              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
OPERATING DATA
Total revenues................  $ 4,677   $11,513   $ 8,622   $ 7,503   $ 34,705   $ 12,160   $25,870
Lease operating costs and
  production taxes............    1,609     4,209     4,414     5,110      9,531      3,948     5,287
Depletion, depreciation and
  amortization................      882     3,058     3,041     2,633     10,298      3,421     6,473
General and administrative
  expense.....................    1,709     1,998     2,245     2,631      5,242      2,445     3,884
Interest expense..............      318     1,736     1,831     1,958      3,888      1,597     3,361
                                -------   -------   -------   -------   --------   --------   -------
Income (loss) before income
  taxes and minority
  interest....................      159       512    (2,909)   (4,829)     5,746        749     6,865
Income tax expense............    --        --        --        --           698      --        1,971
                                -------   -------   -------   -------   --------   --------   -------
Income (loss) before minority
  interest....................      159       512    (2,909)   (4,829)     5,048        749     4,894
Minority interest.............    --        --        --        --         2,094        747     1,742
                                -------   -------   -------   -------   --------   --------   -------
Net income (loss).............  $   159   $   512   $(2,909)  $(4,829)  $  2,954   $      2   $ 3,152
                                =======   =======   =======   =======   ========   ========   =======
Net income (loss) per common
  share(1)....................  $  0.02   $  0.04   $ (0.22)  $ (0.26)  $   0.12   $   0.00   $  0.12
                                =======   =======   =======   =======   ========   ========   =======
Weighted average common shares
  outstanding(1)(2)...........   10,357    11,838    12,981    18,609     24,851     25,153    26,459
Ratio of earnings to fixed
  charges(5)..................     1.47x     1.29x    --        --          1.92x      1.00x     2.51x
Net increase (decrease) in
  cash and cash equivalents...  $ 3,621   $(1,401)  $ 9,996   $22,635   $(22,116)  $(34,022)  $11,224
Net cash provided by (used in)
  operating activities........  $ 4,797   $ 4,027   $  (648)  $(1,790)  $ 13,463   $  3,299   $ 8,187

                                                                  YEAR ENDED         SIX MONTHS
                                                                 DECEMBER 31,      ENDED JUNE 30,
                                                                     1994               1995
                                                                 ------------     ----------------
PRO FORMA
Before roll-up expenses and payments:
  Net income...................................................     $2,790             $3,035
  Income per common share......................................     $ 0.11             $ 0.11
  Ratio of earnings to fixed charges(5)........................       1.88x              2.47x
After roll-up expenses and payments:
  Net income...................................................     $   89             $3,035
  Income per common share......................................     $ 0.00             $ 0.11
  Ratio of earnings to fixed charges(5)........................       1.20x              2.47x

                                                                                    AT JUNE 30, 1995
                                              AT DECEMBER 31,                     ---------------------
                             --------------------------------------------------                  PRO
                              1990       1991      1992       1993       1994     HISTORICAL    FORMA
                             -------   --------   -------   --------   --------   ----------   --------
                                              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
BALANCE SHEET DATA
Cash and cash
  equivalents..............  $ 5,078   $  3,677   $13,673   $ 36,308   $ 14,193    $  25,416   $ 25,105
Working capital
  (deficit)................   (1,861)   (14,777)   10,486     26,635     21,785       22,139     23,327
Total assets...............   27,253     49,386    68,217    108,635    162,561      190,209    191,495
Long-term obligations, net
  of current portion.......    7,251      7,422    11,288     11,788     31,911       53,268     53,268
Total liabilities..........   17,190     29,177    15,574     24,614     74,302       97,400     97,340
Stockholders' equity(4)....   10,063     20,209    50,468     84,021     88,259       92,809     94,155
Book Value Per Share.......  $  1.17   $   1.96   $  2.89   $   3.40   $   3.54    $    3.70   $   3.72

---------------
(1) The share information for the Company has been adjusted to reflect two-for-one stock splits in the form of 100% stock dividends effective July 9, 1990 and February 26, 1991.

(2) The weighted average common shares outstanding for the Company have been adjusted for the effect of common stock equivalents for the years ended December 31, 1990, 1991 and 1994 and for the six months ended June 30, 1994 and 1995.

(3) For the years ended December 31, 1991 and 1990 the Company recorded income tax expense of $174,000 and $41,000 respectively, and an extraordinary item for the utilization of loss carry forward for the same amounts.

(4) No cash dividends were paid during any period presented.

(5) For purposes of computing the ratio, "earnings" represents income (loss) from operations before income taxes and extraordinary items plus fixed charges exclusive of capitalized interest, and "fixed charges" consists of interest whether expensed or capitalized, amortization of debt expense and an estimated portion of rent expense representing interest costs. As a result of losses incurred by the Company for the years ended December 31, 1993 and 1992, earnings did not cover fixed charges by $4,829,000 and $2,909,000, respectively.

     1989-1 Partnership Selected Historical Financial Data. The following selected financial data for the 1989-1 Partnership as of and for each of the years in the five year period ended December 31, 1994 are derived from the 1989-1 Partnership's audited financial statements. The selected consolidated financial data for the six months ended June 30, 1994 and 1995 are derived from the 1989-1 Partnership's unaudited financial statements. In the opinion of management, such unaudited financial statements contain all adjustments (consisting of only normal recurring accruals) necessary for a fair presentation of the financial condition and results of operations as of and for the periods presented. Operating results for the six months ended June 30, 1995 are not necessarily indicative of the results that may be expected for the entire fiscal year ending December 31, 1995. The selected financial data below should be read in conjunction with the 1989-1 Partnership's financial statements and related notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this Proxy Statement/Prospectus.

                                                                                                         SIX MONTHS ENDED
                                                           YEARS ENDED DECEMBER 31,                          JUNE 30,
                                          -----------------------------------------------------------   -------------------
                                             1990         1991        1992        1993        1994        1994       1995
                                          ----------   ----------   ---------   ---------   ---------   --------   --------
OPERATING DATA
  Total revenue.........................  $  212,781   $  217,023   $ 225,460   $ 203,380   $ 160,413   $ 87,880   $ 77,765
  Lease operating costs and production
    taxes...............................      60,471       85,894      73,309      76,855      79,479     33,929     31,001
  Exploration costs.....................                                1,627       1,891         789        789
  Depletion, impairment and
    amortization........................      46,224       74,122     111,050      72,453      77,895     42,831     90,155
  General and administrative............      31,086       17,428      32,110      38,432      33,654     27,032     31,746
                                           ---------   ----------   ---------   ---------    --------   --------   --------
    Net income (loss)...................  $   75,000   $   39,579   $   7,364   $  13,749   $ (31,404)  $(16,701)  $(75,137)
                                           =========   ==========   =========   =========    ========   ========   ========
  Net decrease in cash and cash
    equivalents.........................  $ (100,529)  $  (82,547)  $(241,781)  $(127,320)  $(106,355)  $(10,024)  $   (684)
  Net cash provided by operating
    activities..........................     187,669      111,201     117,414      86,202      46,491     26,130     15,018
  Distributions.........................     140,064      211,364     281,818     169,936     135,615     30,436         --
PER UNIT OPERATING DATA(1)
  Net income (loss).....................         192           61         (70)        (16)       (149)       (86)      (300)
  Distributions of earnings.............         192           61          --          --          --         --         --
  Distributions representing a return of
    capital.............................         308          686       1,003         600         162        108         --

                                                                 DECEMBER 31,                                JUNE 30,
                                          -----------------------------------------------------------   -------------------
                                             1990         1991        1992        1993        1994        1994       1995
                                          ----------   ----------   ---------   ---------   ---------   --------   --------
BALANCE SHEET DATA
  Cash and cash equivalents.............  $  564,404   $  481,857   $ 240,076   $ 112,756   $   6,401   $102,732   $  5,717
  Total assets at book value............   1,177,716    1,016,060     727,977     571,790     407,052    524,653    329,634
  Total assets at the value assigned for
    purposes of roll-up transaction.....                                                                            370,098
  Total liabilities.....................       3,500       13,629          --          --       2,281         --         --
  General and Limited Partners' Equity:
    Managing General Partner............      34,706       54,437      79,213      94,780      14,658    101,700     23,147
    Participants........................   1,139,510      947,994     648,764     477,010     390,113    422,953    306,487
                                           ---------   ----------   ---------   ---------    --------   --------   --------
                                          $1,174,216   $1,002,431   $ 727,977   $ 571,790   $ 404,771   $524,653   $329,634
                                           =========   ==========   =========   =========    ========   ========   ========
PER UNIT BALANCE SHEET DATA(1)
  Book value............................  $    4,084   $    3,398   $   2,325   $   1,710   $   1,398   $  1,516   $  1,099
  Value assigned for purpose of the
    roll-up transaction.................                                                                              1,312

---------------
(1) Per unit data is based on indicated amounts allocable to limited partners other than Benton divided by 279 limited partner units outstanding.

    1990-1 Partnership Selected Historical Financial Data. The following selected financial data for the 1990-1 Partnership as of and for each of the years in the five year period ended December 31, 1994 are derived from the 1990-1 Partnership's audited financial statements. The selected consolidated financial data for the six months ended June 30, 1994 and 1995 are derived from the 1990-1 Partnership's unaudited financial statements. In the opinion of management, such unaudited financial statements contain all adjustments (consisting of only normal recurring accruals) necessary for a fair presentation of the financial condition and results of operations as of and for the periods presented. Operating results for the six months ended June 30, 1995 are not necessarily indicative of the results that may be expected for the entire fiscal year ending December 31, 1995. The selected financial data below should be read in conjunction with the 1990-1 Partnership's financial statements and related notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this Proxy Statement/Prospectus.

                                                                                                             SIX MONTHS
                                                                                                                ENDED
                                  INCEPTION TO                YEARS ENDED DECEMBER 31,                        JUNE 30,
                                  DECEMBER 31,   ---------------------------------------------------   -----------------------
                                      1990          1991          1992          1993         1994         1994         1995
                                  ------------   -----------   -----------   ----------   ----------   ----------   ----------
OPERATING DATA
  Total revenue.................   $  477,806    $ 1,104,681   $   770,517   $  645,459   $  524,786   $  280,792   $  235,273
  Lease operating costs and
    production taxes............      155,247        440,434       285,840      254,903      263,957      112,323      100,135
  Exploration costs.............       29,089        887,842         8,952        9,570        6,607        5,331        1,812
  Loss on sale of oil and gas
    properties..................                                    57,586                                               1,328
  Depletion, impairment and
    amortization................      142,600        425,583     1,560,665      189,309      224,635      113,834      153,641
  General and administrative....       36,753        176,317        69,510       99,967       78,547       58,782       67,323
                                   ----------     ----------   -----------   ----------   ----------   ----------   ----------
    Net income (loss)...........   $  114,117    $  (825,495)  $(1,212,036)  $   91,710   $  (48,960)  $   (9,478)  $  (88,966)
                                   ==========     ==========   ===========   ==========   ==========   ==========   ==========
  Net increase (decrease) in
    cash and cash equivalents...   $3,057,412    $(1,780,352)  $  (399,559)  $ (457,675)  $ (401,967)  $    9,583   $  127,596
  Net cash provided by operating
    activities..................      124,336        356,853       407,453      290,032      173,410      104,807       66,003
  Distributions.................           --        706,351     1,071,312      604,582      463,345       64,633           --
PER UNIT OPERATING DATA(1)
  Net income (loss).............           24           (703)         (935)           9          (68)         (27)         (76)
  Distributions of earnings.....           --             --            --           --           --           --           --
  Distributions representing a
    return of capital...........           --            500           762          400           66           44           --

                                                             DECEMBER 31,                                     JUNE 30,
                                  ------------------------------------------------------------------   -----------------------
                                      1990          1991          1992          1993         1994         1994         1995
                                  ------------   -----------   -----------   ----------   ----------   ----------   ----------
BALANCE SHEET DATA
  Cash and cash equivalents.....   $3,057,412    $ 1,277,060   $   877,501   $  419,826   $   17,859   $  429,409   $  145,455
  Total assets at book value....    6,719,035      4,713,665     2,380,317    1,867,445    1,355,140    1,793,334    1,266,174
  Total assets at the value
    assigned for purposes of
    roll-up transaction.........                                                                                     2,990,728
  Total liabilities.............      523,524         50,000            --           --           --           --           --
  General and Limited Partners'
    Equity:
    Managing General Partner....      137,695        291,366       386,815      436,921      111,441      462,867      126,832
    Participants................    6,053,875      4,363,866     1,978,692    1,429,384    1,240,417    1,329,209    1,134,106
    Special Limited Partners....        3,941          8,433        14,810        1,140        3,282        1,258        5,236
                                   ----------     ----------   -----------   ----------   ----------   ----------   ----------
                                   $6,195,511    $ 4,663,665   $ 2,380,317   $1,867,445   $1,355,140   $1,793,334   $1,266,174
                                   ==========     ==========   ===========   ==========   ==========   ==========   ==========
PER UNIT BALANCE SHEET DATA(1)
  Book value....................   $    4,309    $     3,106   $     1,408   $    1,017   $      883   $      946   $      807
  Value assigned for purpose of
    the roll-up transaction.....                                                                                         2,107

---------------
(1) Per unit data is based on indicated amounts allocable to limited partners other than Benton divided by 1,405 limited partner units outstanding.

     1991-1 Partnership Selected Historical Financial Data. The following selected financial data for the 1991-1 Partnership as of and for each of the years in the four year period ended December 31, 1994 are derived from the 1991-1 Partnership's audited financial statements. The selected consolidated financial data for the six months ended June 30, 1994 and 1995 are derived from the 1991-1 Partnership's unaudited financial statements. In the opinion of management, such unaudited financial statements contain all adjustments (consisting of only normal recurring accruals) necessary for a fair presentation of the financial condition and results of operations as of and for the periods presented. Operating results for the six months ended June 30, 1995 are not necessarily indicative of the results that may be expected for the entire fiscal year ending December 31, 1995. The selected financial data below should be read in conjunction with the 1991-1 Partnership's financial statements and related notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this Proxy Statement/Prospectus.

                                                                                            SIX MONTHS ENDED
                                       INCEPTION TO       YEARS ENDED DECEMBER 31,              JUNE 30,
                                       DECEMBER 31,   ---------------------------------   --------------------
                                           1991         1992        1993        1994        1994       1995
                                       ------------   ---------   ---------   ---------   --------   ---------
OPERATING DATA
  Total revenue......................   $  108,288    $ 160,321   $ 112,524   $  98,644   $ 52,188   $  44,852
  Lease operating costs and
    production taxes.................       54,069       40,093      36,276      38,002     14,599      12,553
  Exploration costs..................      158,016        7,245       1,284         769        515         361
  Loss on sale of oil and gas
    properties.......................                    61,225                                            225
  Depletion, impairment and
    amortization.....................      125,742       65,241      60,503      95,497     32,435     119,437
  General and administrative.........       20,925       28,876      45,195      28,823     25,981      30,500
                                        ----------    ---------    --------   ---------   --------   ---------
         Net loss....................   $ (250,464)   $ (42,359)  $ (30,734)  $ (64,447)  $(21,342)  $(118,224)
                                        ==========    =========    ========   =========   ========   =========
  Net increase (decrease) in cash and
    cash equivalents.................   $1,233,019    $(955,826)  $(100,013)  $(117,010)  $(54,775)  $  22,377
  Net cash provided by (used in)
    operating activities.............       (7,849)      85,839      38,782      28,758     11,544       1,438
  Distributions......................       27,900      111,600     115,292     127,205     56,546          --
PER UNIT OPERATING DATA(1)
  Net income (loss)..................         (914)        (243)       (146)       (256)       (87)       (422)
  Distributions of earnings..........           --           --          --          --         --          --
  Distributions representing a return
    of capital.......................          100          400         400         300        200          --

                                                         DECEMBER 31,                           JUNE 30,
                                       ------------------------------------------------   --------------------
                                           1991         1992        1993        1994        1994       1995
                                       ------------   ---------   ---------   ---------   --------   ---------
BALANCE SHEET DATA
  Cash and cash equivalents..........   $1,233,019    $ 277,193   $ 177,180   $  60,170   $122,405   $  82,547
  Total assets at book value.........    1,815,157      777,067     631,041     439,389    553,153     321,165
  Total assets at the value assigned
    for purposes of roll-up
    transaction......................                                                                  692,349
  Total liabilities..................      884,131           --          --          --         --          --
  General and Limited Partner's
    Equity:
    Managing General Partner.........       18,413       43,394      50,358      13,601     52,514      12,820
    Participants.....................      912,292      732,846     580,591     425,503    500,531     307,888
    Special Limited Partners.........          321          827          92         285        108         457
                                        ----------    ---------    --------   ---------   --------   ---------
                                        $  931,026    $ 777,067   $ 631,041   $ 439,389   $553,153   $ 321,165
                                        ==========    =========    ========   =========   ========   =========
PER UNIT BALANCE SHEET DATA(1)
  Book value.........................   $    3,270    $   2,627   $   2,081   $   1,525   $  1,794   $   1,104
  Value assigned for purpose of the
    roll-up transaction..............                                                                    2,456

---------------
(1) Per unit data is based on indicated amounts allocable to limited partners other than Benton divided by 279 limited partner units outstanding.

                        CERTAIN COMPARATIVE INFORMATION

     The following table sets forth certain unaudited comparative per Unit and per share data based on (i) the Financial Statements of the 1989-1 Partnership, the 1990-1 Partnership, the 1991-1 Partnership and Benton at and for the six months ended June 30, 1995 and the year ended December 31, 1994, and (ii) the unaudited pro forma financial information for Benton presented elsewhere in this Prospectus. The equivalent pro forma information for the Partnerships and Benton is based on a primary share computation and assumes that each of the Partnerships will approve the Proposals pursuant to the terms contained herein. The equivalent pro forma information for the 1989-1 Partnership reflects the pro forma per share values of 107 shares of Common Stock issuable per 1989-1 Unit; the equivalent pro forma information for the 1990-1 Partnership reflects the pro forma per share values of 81 shares of Common Stock issuable per 1990-1 Unit; and the equivalent pro forma information for the 1991-1 Partnership reflects the pro forma per share values of 95 shares of Common Stock issuable per 1991-1 Unit.

                                               AT OR FOR THE SIX MONTHS        AT AND FOR THE YEAR ENDED
                                                  ENDED JUNE 30, 1995              DECEMBER 31, 1994
                                              ---------------------------     ---------------------------
                                                              EQUIVALENT                      EQUIVALENT
                                              HISTORICAL     PRO FORMA(1)     HISTORICAL     PRO FORMA(1)
                                              ----------     ------------     ----------     ------------
1989-1 PARTNERSHIP:
  Book value per 1989-1 Unit................    $1,099          $  398          $1,398             N/A
  Cash distributions per 1989-1 Unit........        --              --             162              --
  Net income (loss) per 1989-1 Unit.........      (300)             12            (149)         $   12(2)
1990-1 PARTNERSHIP:
  Book value per 1990-1 Unit................    $  807          $  301          $  883             N/A
  Cash distributions per 1990-1 Unit........        --              --              66              --
  Net income (loss) per 1990-1 Unit.........       (76)              9             (68)         $    9(2)
1991-1 PARTNERSHIP:
  Book value per 1991-1 Unit................    $1,104          $  353          $1,525             N/A
  Cash distributions per 1991-1 Unit........        --              --             300              --
  Net income (loss) per 1991-1 Unit.........      (422)             10            (256)         $   10(2)
BENTON OIL AND GAS:
  Book value per common share...............    $ 3.70          $ 3.72          $ 3.54             N/A
  Net income per share......................      0.12            0.11            0.12          $ 0.11(2)
  Dividends per common share................        --              --              --              --

---------------
(1) Equivalent pro forma data assumes that each of the Partnerships accepts the Exchange Offer and each of the participants elects to receive Benton Common Stock in exchange for their Units.

(2) Equivalent pro forma net income per share and per Unit for the year ended December 31, 1994 is based on pro forma income before roll-up expenses and payments. The equivalent pro forma amounts based on net income after roll-up expenses and payments is $0 per 1989-1 Unit, $0 per 1990-1 Unit, $0 per 1991-1 Unit and $0 per Benton common share.

                    RISK FACTORS AND MATERIAL CONSIDERATIONS

     In addition to the material contained elsewhere herein, the following factors should be carefully considered.

RISKS RELATED TO THE EXCHANGE OFFER

     Elimination of Cash Distributions. The Exchange will result in the Investors holding shares of Common Stock of Benton. Benton has paid no cash dividends on its Common Stock and does not anticipate paying cash dividends on its Common Stock in the foreseeable future. The cash distributions paid by the 1989-1 Partnership, the 1990-1 Partnership and the 1991-1 Partnership were $54, $22 and $100 per $5,000 Unit, respectively, for each of the first three quarters of 1994 and none of the Partnerships made cash distributions in the fourth quarter of 1994 or in 1995. Despite the elimination of cash distributions to the Partners in connection with the Exchange, Benton believes that if the Partnerships were to continue operations, the cash distributions that Investors would receive from the Partnerships would rapidly decline as the reserves of the Partnerships are depleted.

     Potential Decline in Market Price of the Common Stock. The Exchange Values, together with the cumulative distributions paid by the Partnerships, reflect a loss on an Investor's initial investment of $676, $1,165 and $1,344 per 1989-1 Unit, 1990-1 Unit and 1991-1 Unit, respectively. Investors will be exposed to a greater loss on their investment if the market price for the Common Stock declines below the Unit Exchange Price. The market price for the Common Stock fluctuated during 1994 from a high of $9.125 per share to a low of $4.25 per share, with an average daily trading volume of 163,855 shares, and has fluctuated from a high of $15.13 per share to a low of $8.63 per share during 1995. See "Price Range of Common Stock, Dividends and Distributions." There may be a large number of shares of Common Stock offered for sale immediately after the Closing Date for various reasons, including the liquidity that the Exchange will afford to Investors, who have not had access to a trading market for the Partnership Units and may wish to liquidate their investment at the first opportunity. This may tend to lower the market price for the Common Stock. Any return to depressed conditions in the oil and gas industry in general and the effect of those conditions on Benton in particular could also adversely affect the market price of the Common Stock. A downturn in the general economic and stock market conditions or in the drilling record and production performance of Benton or results of operations for Benton that are lower than expected by the marketplace could be expected to have a similar impact on the Common Stock. The number of shares of Common Stock offered in exchange for Partnership Units has been determined by dividing the Exchange Value of the tangible assets of the Partnerships by the Common Stock Exchange Price of $11.00, subject to rounding adjustments. The Common Stock Exchange Price is based upon the average closing price of the Company's Common Stock, as reported by NASDAQ National Market, for the 20 trading days from October 2, 1995 through October 27, 1995, and will not be adjusted to reflect any subsequent increase or decrease in the market price of the Common Stock after that date, except to the extent required by dissenters' rights for California residents. See "The Exchange Offer and Proposal -- Dissenters' Rights."

     Lack of Arm's Length Negotiations to Determine Value of Partnership
Units. The Exchange Values of the Partnership Units ($1,312 for 1989-1 Units, $2,107 for 1990-1 Units and $2,456 for 1991-1 Units) were determined by Benton based, in part, on the estimated present value of each of the Partnerships' Proved Reserves and Benton's valuation of the General Intangibles of each Partnership (as described herein) and, as a result of Benton's inherent conflict of interests and uncertainties involved in estimating reserve quantities and values, may not reflect the value of the oil and gas properties and other assets of each of the Partnerships if all such assets were sold to an unaffiliated third party in an arm's length transaction. See "Uncertainties in the Method of Determining Exchange Values" and "Valuation Conflict of Interest" below. While Benton believes that the methodology employed in determining the Exchange Values is fair to Investors, resulting in valuations that exceed the estimated liquidation values of each of the Partnerships ($294,634 for the 1989-1 Partnership, $1,052,601 for the 1990-1 Partnership and $240,998 for the 1991-1 Partnership), these liquidation values were determined by Benton, without an independent appraisal of such liquidation values.

     Uncertainties in the Method of Determining Exchange Values. While Benton believes that the method of determining the Exchange Values represents a fair, reasonable and proper method of valuing the Partnership Units, the method of determining the Exchange Values is subject to various uncertainties and may have resulted in a valuation that would differ from offers made by independent bidders. The components of the Exchange Value and the factors underlying these uncertainties are described below.

          Other Assets and Liabilities. The method of determining the Exchange Values takes into account the estimated value of other assets and liabilities of each of the Partnerships as of June 30, 1995. In calculating the Exchange Values, the net book value of current assets and liabilities of the respective Partnerships was derived from that Partnership's unaudited balance sheet as of June 30, 1995, prepared on the accrual basis. The value of the Partnerships' wells and other equipment was derived from the respective Partnership's tax-basis balances at year end. These balances reflect the cost of the equipment less accumulated depreciation for tax accounting purposes. The tax-basis value of the equipment and the balance sheet book value of current assets and liabilities used by Benton in the calculation of Exchange Values may be higher or lower than the fair market value of those assets and liabilities.

          Subsequent Events. Exchange Values will not be adjusted to reflect changes in the present value of the estimated future net cash flows attributable to the Proved Reserves of the Partnerships after December 31, 1994, although oil and gas prices in subsequent periods may differ from the prices used on the date of the reserve reports.

     No Fractional Shares. No fractional shares will be issued in connection with the Exchange Offer. An Investor who would otherwise be entitled to a fractional share of Common Stock will be paid cash in lieu of such fractional shares. Warrants issued in connection with the Exchange Offer will be rounded to the nearest whole number of Warrants and no fractional interest will be issued.

     Potential Benefits of Alternatives to the Exchange. Instead of proposing the Exchange, Benton could instead continue to operate the Partnerships, or with the approval of the Investors of each of the Partnerships, seek to liquidate the Partnerships' assets and distribute the liquidation proceeds in accordance with the provisions of the Partnership Agreements, enabling Investors to reinvest proceeds from the asset sales in the case of a liquidation and avoid the market risks associated with the ownership of Benton Common Stock to be received in the Exchange. Both alternatives were rejected by Benton based on its analysis of their comparative results and values. Benton believes that continuation of the Partnerships would result in substantial additional reductions in the cash distribution rates for each of the Partnerships due primarily to expected production declines from depletion of reserves. Benton's analysis of continuing the Partnerships in light of these factors, based on average oil and gas prices received in 1994 and reserve data as of December 31, 1994, reflects declines in annual distribution rates (i) per 1989-1 Unit from $600 in 1993 to $162 in 1994, to $114 in 1995, to $146 in 1996, to $91 in 1997 and $7 in 1998, (ii) per 1990-1
Unit from $400 in 1993 to $66 in 1994, to $97 in 1995, to $119 in 1996, to $76
in 1997 and $30 in 1998, and (iii) per 1991-1 Unit from $400 in 1993 to $300 in
1994, to $61 in 1995, to $83 in 1996, to $40 in 1997 and to $0 in 1998. However,
each Partnership's future performance will depend on actual oil and gas prices and production levels, which could materially affect Benton's continuation analysis in either direction. In addition, the liquidation values estimated by Benton were based on an actual third party offer received by Benton for the purchase and sale of the Umbrella Point Field. These liquidation valuations estimated by Benton could, however, prove to be incorrect since the estimates are based on various pricing and other market related assumptions.

     Necessity for Effective Registration Statement for Exercise of
Warrants. An Investor in the Partnerships who receives Warrants in connection with the Exchange Offer must exercise those Warrants pursuant to an effective Registration Statement filed by Benton with the Securities and Exchange Commission. In addition, Benton will be required to comply with the state securities laws of each state in which a Warrant holder is a resident prior to permitting the exercise of the Warrants by such Investor. If Benton is unable to register or comply with an exemption from registration requirements under state or federal securities laws, Benton will not be permitted to issue shares of Benton Common Stock upon exercise of the Warrants. Benton intends to immediately file with the Securities and Exchange Commission a Registration Statement covering the exercise of Warrants by the Investors and will take all reasonable steps to insure that such Registration

Statement remains effective throughout the term of the Warrants, pursuant to provisions of the Warrant Agreement. However, there can no assurance that such a Registration Statement will be effective at a time when a holder seeks to exercise his Warrant. The absence of an effective Registration Statement will not extend the term of the Warrants. Thus, an Investor who receives Warrants in connection with the Exchange Offer may not be able to exercise such Warrants when he or she so desires, if there is no effective Registration Statement with the Securities and Exchange Commission or if Benton has failed to register or perfect an exemption under state securities laws. Because Benton is required under the Warrant Agreement to maintain an effective Registration Statement and comply with the state securities laws, an Investor could seek appropriate legal remedies for Benton's failure to fulfill this contractual obligation.

     Inherent Uncertainties in Estimating Reserves and Future Net Cash
Flows. The present value of estimated future net cash flows from the Proved Reserves of the Partnerships, a significant factor considered in determining the Exchange Values, cannot be determined with a high degree of certainty. There are numerous uncertainties inherent in estimating quantities of Proved Reserves and on projecting future rates of production, future development, recompletion and workover expenditures, prices to be received upon the sale and costs to be incurred in production. The data set forth in the audit letter which summarizes the reserve report for each of the Partnerships included in Exhibit B to this Prospectus represent estimates only and may vary materially from the quantities of oil and gas actually recovered and the future net cash flows received upon the sale thereof. Benton's use of these estimates in determining the Exchange Values for the Partnerships could therefore result in an undervaluation of the Partnership Units.

     Valuation Conflict of Interest. The determination of the Exchange Values by Benton involves a conflict of interest because of Benton's duties as Managing General Partner of the Partnerships and its purchase of the assets. Accordingly, Benton's determination may not reflect the value of the Partnership's net assets if all such assets were sold to an unaffiliated third party in an arm's length transaction. As Managing General Partner of the Partnerships, Benton owes fiduciary duties to the Investors, and also owes a duty to the stockholders of Benton. While Benton believes that it has fulfilled these obligations in its determination of the Exchange Values, no degree of objectivity or professional competence can eliminate the inherent conflict of interest.

     Lack of Independent Representative; No Fairness Opinion. Benton did not engage an independent representative to negotiate the terms of the Exchange Offer on behalf of the Investors. As a result, the Exchange Values and other terms of the Exchange Offer may not be as favorable as the terms that an independent representative might have obtained. In addition, Benton did not retain an independent third party to render an opinion with regard to the fairness of the Exchange Offer to the Investors and the Partnerships.

     Limited Dissenters' Rights. Investors residing in states other than California will not be afforded any dissenters' or appraisal rights. Under the rules adopted by the NASD, Investors in roll-up transactions such as the Exchange Offer are entitled to certain dissenters' rights unless the sponsor adopts a 75% approval requirement for the transaction or other procedures designed to protect the rights of Investors. Although adoption of the Proposals by each of the Partnerships would require the consent under the Partnership Agreements of the holders of only a majority of the Partnership Units, the Managing General Partner has adopted a 75% approval procedure instead of providing dissenters' rights.

     Effects of Dissenters' Rights on California Investors. Investors residing in California will be afforded limited dissenters' rights in accordance with the requirements for roll-up transactions under Section 25014.7 of the California Code. By voting against the Proposal, Investors in the State of California will be deemed to exercise their dissenters' rights and will receive the number of shares of Common Stock and Warrants equal to the Exchange Value of their interests divided by the closing price of the Common Stock on the NASDAQ-NMS during the twenty days immediately after the Closing Date. If that average price is lower than the Exchange Price, dissenting California Investors will receive more shares of Common Stock and Warrants than they would otherwise receive in the Exchange Offer. IF, HOWEVER, THE AVERAGE PRICE IS HIGHER THAN THE EXCHANGE PRICE A DISSENTING INVESTOR WOULD RECEIVE FEWER SHARES OF COMMON STOCK AND WARRANTS. See Exhibit E to this Prospectus. California Investors hold a substantial portion of the interests in the 1989-1 Partnership, the 1990-1 Partnership and the 1991-1 Partnership and the impact of the exercise of dissenters' rights could materially increase or decrease the number of shares of Common Stock issued by Benton in connection with the Exchange Offer.

     Risks Relating to Certain Federal Income Tax Considerations. Upon consummation of the Exchange, Investors will recognize gain in the amount equal to the excess of the fair market value of the Common Stock and Warrants received by them over their respective bases in the Partnership Units they hold. Further, the Internal Revenue Service may seek to recharacterize the transaction as a transfer of assets by the Partnerships in exchange for Common Stock and Warrants and subsequent liquidation of the Partnerships and distribution of their remaining assets. Such a recharacterization of the transaction may adversely affect the characterization of income recognized by Investors upon consummation of the Exchange. In addition, under such circumstances, the tax consequences realized by an Investor consenting to the Exchange may differ from that realized by Investors who do not participate in the Exchange but rather receive Common Stock and Warrants upon liquidation of the Partnerships.

RISKS RELATED TO BENTON

     Losses From Operations. The historical financial data for Benton reflect net losses of $2,909,335 and $4,828,590 for the years ended December 31, 1992 and 1993, respectively and net income of $2,954,161 for the year ended December 31, 1994, and $3,151,601 for the six months ended June 30, 1995. Benton had total revenues of $8,622,109, $7,503,796 and $34,704,806 for the years ended December 31, 1992, 1993 and 1994, respectively, and $12,160,025 and $25,870,396 for the six months ended June 30, 1994 and 1995, respectively. The decreased revenues for the year ended December 31, 1993 compared to the year ended December 31, 1992 was due in part to the sale by Benton of certain non-strategic oil and gas properties. During 1992 and 1993, Benton made a significant amount of capital expenditures for infra-structure, production facilities, pipelines and 3-D seismic surveys. Such expenditures did not immediately increase production from Benton's oil and gas properties. However, Benton believes that with this infra-structure complete, Benton will focus its capital expenditures on development of its oil and gas properties, which Benton expects will continue the trend of increased revenues from the year ended December 31, 1994 to December 31, 1995. As Benton's revenues increase, and the capital expenditures related to infra-structure decrease, Benton expects to improve its profitability. Benton's ability to maintain its financing arrangements, produce its oil and gas reserves and service its debt obligations would be adversely affected by a lack of profitability. Any improvement in profitability of Benton will be dependent upon improvement in the development of reserves, revenues from the sale of oil and gas reserves and oil and gas pricing, and there can be no assurance that such improvement will occur. Consummation of the Exchange Offer with all of the Partnerships will result in significant expenses recorded by Benton. See "Unaudited Pro Forma Financial Information."

     Foreign Operations. During 1994, Benton derived approximately 78% of its consolidated oil and gas revenues and approximately 97% of its Proved Reserves from its foreign operations in Venezuela and Russia. Benton's Venezuelan and Russian operations are subject to political, economic and other uncertainties inherent in the development of foreign properties including, without limitation, risks of war, revolution, expropriation, cancellation, renegotiation or modification of existing contracts, export and transportation regulations and tariffs, taxation and royalty policies, foreign exchange restrictions, adverse changes in currency value, international monetary fluctuations, environmental controls and other hazards arising out of foreign governmental sovereignty over certain areas in which Benton plans to conduct operations.

     Benton's operations have not been materially affected to date by political instability or the recent banking crisis in Venezuela. Similarly, to date, Benton's operations have not been materially adversely affected by the recent political or economic instability in Russia. However, there can be no assurance that Benton's operations will not be materially adversely affected by political or economic instability or burdensome taxation in the future. Benton currently carries no insurance against political instability. However, Benton has applied for insurance to cover the risk of currency inconvertibility for its Venezuelan operations with the Overseas Private Investment Corporation ("OPIC"), an agency of the United States government. There can be no assurance that Benton will be able to obtain this insurance.

     Benton has limited experience in conducting oil and gas operations in Venezuela and Russia. Benton formed ventures with local partners in Venezuela and Russia in an attempt to reduce some of the risks associated with conducting operations in such countries and to facilitate local transactions. Benton may encounter unforeseen difficulties in Venezuela and Russia, including problems related to production and deliverability of oil and gas, and any such difficulties could have a material adverse effect on Benton.

     Furthermore, the timing and extent of Benton's development activities in Venezuela are subject to the approval of Lagoven and the Ministry of Energy and Mines. There can be no assurance that the development activities proposed by Benton-Vinccler will receive the necessary approval. In addition, pursuant to the Articles of Incorporation/By-Laws of Benton-Vinccler, the consent of both Benton and Vinccler is a prerequisite to certain corporation transactions and other matters relating to Benton-Vinccler, including, without limitation, any sale of corporate assets, any assignment or sub-contracting of the operating service agreement with Lagoven, any change in Benton-Vinccler's corporate capital, duration or corporate purpose, any merger between Benton-Vinccler and another company as well as certain amendments to Benton-Vinccler's Articles of Incorporation/By-Laws. There can be no assurance that Benton and Vinccler will agree upon any such proposed transactions or matters.

     In addition to the factors discussed above, Russia has established an export tariff on all oil exported from Russia, which, as imposed, has the effect of reducing the cash flows and potential profits to Benton. However, Russia has issued or drafted various decrees and legislation under which certain oil and gas ventures, including GEOILBENT, are eligible for relief from such oil export tariff until such time as they have recovered their capital investment. GEOILBENT has received a waiver from the export tariff for 1995, and expects to apply for renewal of such waiver for 1996 and 1997. However, there can be no assurance that any such renewals can be obtained. Furthermore, after the waiver for 1995 was issued to GEOILBENT, a new Russian law came into force which repeals all tax and custom benefits previously granted to participants in foreign economic activities, except for those granted pursuant to certain federal laws, including the law "On Customs Tariff." While it is not clear whether the repeal applies to GEOILBENT's waiver for 1995, GEOILBENT believes that its waiver should be regarded as granted pursuant to the law "On Customs Tariff." The legislative and regulatory environment in Russia continues to be subject to frequent change and uncertainty.

     In addition, the license which grants GEOILBENT the right to develop the North Gubkinskoye Field sets forth required levels of oil and gas production through the year 2000 and requires GEOILBENT to make additional royalty payments in the event that such production levels are not achieved during any three year period. As a result of the recent volatility in net wellhead oil prices and the export tariff, GEOILBENT's production for 1994 was significantly lower than that required for 1994, and, if such adverse conditions were to continue, GEOILBENT might produce significantly less oil and gas than required under the license during the next few years, which could result in GEOILBENT paying significantly higher royalties under the license.

     Benton will not receive distributions from GEOILBENT until it has expended its capital requirements under the terms of the joint venture agreement. As of September 15, 1995, Benton has spent approximately $24.4 million of the $25.8 million it has committed to spend by the end of 1995. However, oil and gas production in Russia has been adversely affected by recent volatility of net wellhead oil prices and the oil export tariff. If these conditions continue, Benton believes that the joint venture agreement may be modified to reduce that amount or to extend the due date of its obligation and modify other terms. Benton believes that after it has satisfied such capital commitments, it will not receive any significant distributions from GEOILBENT for several years because substantially all of the money received by GEOILBENT from the North Gubkinskoye Field will be reinvested to fund future development activities.

     Properties Under Development. As of December 31, 1994, approximately 79% of Benton's Proved Reserves were undeveloped and required development activities consisting primarily of recompletions, drilling of replacement wells and other development drilling. In addition, approximately 3% of Benton's Proved Reserves were proved developed behind-pipe or shut-in, requiring additional development work. As a result, Benton will require substantial capital expenditures to develop all of its proved reserves. At December 31, 1994, the anticipated future development costs for Proved Reserves in Venezuela, Russia and the United States were $79.5 million, $25.4 million and $2.0 million, respectively. Benton does not have the capital to develop all of these reserves. Benton expects to finance these future development costs through cash flow from operations, sales of property interests, non-recourse project financing and the offering of debt or equity securities. If such capital is not available, Benton will either enter into joint ventures to develop the projects, which will result in Benton retaining a smaller interest, or not develop the reserves. There can be no certainty regarding the commercial feasibility of developing these reserves, the availability of financing, or the timing or costs associated therewith. If such capital is available, there can be no assurance that the Company will be able to develop and produce sufficient reserves to recover the costs expended and operate the wells profitability. In addition, Benton may not be able to control the development activities in fields either operated by industry partners or in which development activities are subject to approval by its partners. If Benton and its industry partners are not able to meet the financial and development obligations in these fields, the interests in the affected properties may be sold, farmed out or forfeited.

     Engineers' Estimates of Reserves and Future Net Revenue. This Prospectuses contains or incorporates by reference estimates of Benton's oil and gas reserves and the future net revenues therefrom which have been prepared by Benton and audited by Huddleston & Co., Inc., independent petroleum engineers. Estimates of commercially recoverable oil and gas reserves and of the future net cash flows derived therefrom are based upon a number of variable factors and assumptions, such as historical production from the subject properties, comparison with other producing properties, the assumed effects of regulation by government agencies and assumptions concerning future operating costs, severance and excise taxes, export tariffs, abandonment costs, development costs and workover and remedial costs, all of which may vary considerably from actual results. All such estimates are to some degree speculative, and various classifications of reserves are only attempts to define the degree of speculation involved. For these reasons, estimates of the commercially recoverable reserves of oil and natural gas attributable to any particular property or group of properties, the classification, cost and risk of recovering such reserves and estimates of the future net cash flows expected therefrom, prepared by different engineers or by the same engineers at different times, may vary substantially. The difficulty of making precise estimates is accentuated by the fact that 82% of Benton's total Proved Reserves were non-producing as of December 31, 1994. Therefore, Benton's actual production, revenues, severance and excise taxes, export tariffs, development expenditures, workover and remedial expenditures, abandonment expenditures and operating expenditures with respect to its reserves will likely vary from such estimates, and such variances may be material.

     In addition, actual future net cash flows will be affected by factors such as actual production, supply and demand for oil and natural gas, availability and capacity of gas gathering systems and pipelines, curtailments in consumption by natural gas purchasers, changes in governmental regulations or taxation and the impact of inflation on costs. The timing of actual future net revenues from proved reserves, and thus their actual present value, can be affected by the timing of the incurrence of expenditures in connection with development of oil and gas properties. The 10% discount factor, which is required by the SEC to be used to calculate present value for reporting purposes, is not necessarily the most appropriate discount factor based on interest rates in effect from time to time and risks associated with the oil and gas industry. Discounted present value, no matter what discount rate is used, is materially affected by assumptions as to the amount and timing of future production, which may and often do prove to be inaccurate.

     Development of Additional Reserves. Benton's future success may also depend upon its ability to find or acquire additional oil and gas reserves that are economically recoverable. Except to the extent that Benton conducts successful exploration or development activities or acquires properties containing proved reserves, the proved reserves of Benton will generally decline as reserves are produced. There can be no assurance that Benton will be able to discover additional commercial quantities of oil and gas, or that Benton will be able to continue to acquire interests in underdeveloped oil and gas fields and enhance production and reserves by conducting workovers and recompletions, drilling replacements wells and drilling development wells, or that Benton will have continuing success drilling productive wells and acquiring underdeveloped properties at low finding costs.

     Litigation. On June 13, 1994, certain partners in the Partnerships and certain other Investors in oil and gas limited partnerships sponsored by Benton filed suit against Benton in the Ventura Superior Court. The allegations in the complaint related to Benton's operation of the Partnerships and original sale of the

Partnership Units. In an effort to resolve the concerns raised by these partners, Benton agreed to submit the matter to arbitration, conditioned upon the execution of a mutually satisfactory arbitration agreement. After discussions between Benton and the agent for the partners failed to produce a satisfactory arbitration agreement, Benton filed an answer to the complaint. The parties have now voluntarily dismissed the action and submitted the issues and claims to arbitration. Benton believes that the allegations made by the partners in the arbitration are without merit and intends to vigorously defend this action.

     In addition, Investors in partnerships which were sponsored by a third party have sued Benton on the theory that since it provided oil and gas drilling prospects to those partnerships and operated substantially all of their properties, it was responsible for alleged violations of securities laws in connection with the offer and sale of interests, contractual breach of fiduciary duty and fraud. See "The Exchange Offer and Proposal -- Litigation and Related Matters."

     Retention and Attraction of Key Personnel. Benton depends to a large extent on the abilities and continued participation of certain key employees, the loss of whose services could have a material adverse effect on Benton's business. In an effort to minimize the risk, Benton has entered into employment agreements with certain key employees, and has purchased a $5.0 million key-man life insurance policy on the life of A.E. Benton. Furthermore, as a result of Benton's recent growth, Benton currently is seeking additional accounting and operating personnel. There can be no assurance that Benton will be able to attract and retain such personnel on acceptable terms and the failure to do so could have a material adverse effect on Benton.

RISKS RELATED TO THE OIL AND GAS INDUSTRY

     Risk of Oil and Gas Operations. Benton's operations are subject to all of the risks normally incident to the operation and development of oil and gas properties and the drilling of oil and gas wells, including encountering unexpected formations or pressures, blowouts, cratering and fires, and, in horizontal wellbores, the increased risk of mechanical failure and collapsed holes, the occurrence of any of which could result in personal injuries, loss of life, environmental damages and other damage to the properties of Benton or others. In addition, because Benton acquires interests in underdeveloped oil and gas fields that have been operated by others for many years, Benton may be liable for any damage or pollution caused by any prior operations of such oil and gas fields. Moreover, offshore operations are subject to a variety of operating risks peculiar to the marine environment -- such as hurricanes or other adverse weather conditions -- to more extensive governmental regulation, including certain regulations that may, in certain circumstances, impose absolute liability for environmental damage, and to interruption or termination of business activities by government authorities based upon environmental or other considerations. In accordance with customary industry practice, Benton is not fully insured against these risks, nor are all such risks insurable. Accordingly, there can be no assurance that such insurance as Benton does maintain will be adequate to cover any losses or exposure for liability.

     Current Oil and Gas Industry Conditions. Historically, the markets for oil and natural gas have been volatile and are likely to continue to be volatile in the future. Prices for oil and natural gas are subject to wide fluctuation in response to relatively minor changes in supply of and demand for oil and natural gas, market uncertainty and a variety of additional factors that are beyond the control of Benton. These factors include political conditions in the Middle East, the foreign supply of oil and natural gas, the price of foreign imports, the level of consumer product demand, weather conditions, domestic and foreign governmental regulations, the price and availability of alternative fuels and overall economic conditions. Lower oil and natural gas prices also may reduce the amount of Benton's oil and natural gas that is economic to produce. In addition, the marketability of Benton's production depends upon the availability and capacity of gas gathering systems and pipelines.

     Government Regulation; Environmental Risks. Benton's business is regulated by certain federal, state, local and foreign laws and regulations relating to the development, production, marketing and transmission of oil and gas, as well as environmental and safety matters. There can be no assurance that laws and regulations enacted in the future will not adversely affect Benton's exploration for, or the production and marketing of, oil and gas.

     Oil and gas operations are subject to extensive foreign, federal, state and local laws regulating the discharge of materials into the environment or otherwise relating to the protection of the environment. Numerous governmental departments issue rules and regulations to implement and enforce such laws which are often difficult and costly to comply with and which carry substantial penalties for failure to comply. The regulatory burden on the oil and gas industry increases its cost of doing business and consequently affects its profitability. These laws, rules and regulations affect the operations of Benton. Compliance with environmental requirements generally could have a material adverse effect upon the capital expenditures, earnings or competitive position of Benton.

     Competition. The oil and gas exploration and production business is highly competitive. A large number of companies and individuals engage in the drilling for oil and gas, and there is a high degree of competition for desirable oil and gas properties suitable for drilling and for materials and third-party services essential for their exploration and development. Many of Benton's competitors have greater financial and other resources than does Benton.

            PRICE RANGE OF COMMON STOCK, DIVIDENDS AND DISTRIBUTIONS

     Benton's Common Stock is traded on the National Association of Securities Dealers, Inc. -- Automated Quotation System ("NASDAQ-NMS") under the symbol "BNTN." There is no public market for the Partnership Units. The following table sets forth, for the calendar years indicated, the high and low sales prices for the Common Stock reported on the American Stock Exchange through September 8, 1993 and thereafter on the NASDAQ-NMS.

                                   YEAR                                   HIGH       LOW
    -------------------------------------------------------------------  ------     ------
    1992
      First Quarter....................................................  $11.13     $ 7.63
      Second Quarter...................................................    9.00       6.88
      Third Quarter....................................................    8.50       5.00
      Fourth Quarter...................................................    6.63       5.00
    1993
      First Quarter....................................................    8.25       5.50
      Second Quarter...................................................   10.25       7.63
      Third Quarter....................................................    9.38       6.50
      Fourth Quarter...................................................    7.63       3.88
    1994
      First Quarter....................................................    7.00       4.25
      Second Quarter...................................................    7.63       5.38
      Third Quarter....................................................    7.75       6.50
      Fourth Quarter...................................................    9.13       7.00
    1995
      First Quarter....................................................   11.13       8.63
      Second Quarter...................................................   15.13      10.25
      Third Quarter....................................................   13.88       9.50
      Fourth Quarter (through October 30)..............................   12.00      10.13

     Benton's policy is to retain its earnings to support the growth of Benton's business. Accordingly, the Board of Directors of Benton has never declared cash dividends on its Common Stock and does not plan to do so in the foreseeable future. Furthermore, the terms of Benton's debt agreements prohibit the payment of cash dividends on Benton's Common Stock.

     The Partnerships do make cash distributions to the Investors from Partnership cash flow. The following table sets forth the amount of cash distributions paid per Unit by each Partnership to its Investors during the periods indicated.

PARTNERSHIP                        1989     1990     1991      1992      1993     1994     1995
-----------                        ----     ----     ----     ------     ----     ----     ----
 1989-1..........................  $  0     $500     $747     $1,003     $600     $162      $0
 1990-1..........................   N/A     $  0     $500     $  762     $400     $ 66      $0
 1991-1..........................   N/A      N/A     $100     $  400     $400     $300      $0

     The last cash distribution made by any of the Partnerships was in August 1994. The reasons for the lack of distributions include (i) declining oil and gas production combined with higher lease operating expenses and production taxes for 1994, compared to 1993; (ii) continued capital expenditures at the Umbrella Point Field; and (iii) lower natural gas prices. As an example, the Umbrella Point Field's natural gas price ranged from $1.84 to $2.77 per Mcf for 1993, compared to $1.47 to $2.42 per Mcf for 1994. During the first seven months of 1995, natural gas prices at Umbrella Point Field have continued to decline to a range of $1.40 to $1.75 per Mcf.

     On July 24, 1995, the last full trading day preceding the filing of the Exchange Offer, the closing price of Benton's Common Stock on the NASDAQ-NMS was $12.375 per share.

     Because the market price for Benton's Common Stock is subject to fluctuation, the total Exchange Value that an Investor will receive in connection with the Exchange Offer may increase or decrease prior to the Exchange. Holders of Partnership Units are urged to obtain current market quotations for the Benton Common Stock.

                          BACKGROUND OF EXCHANGE OFFER

1989-1 PARTNERSHIP

     The 1989-1 Partnership commenced business on September 1, 1989. Benton, as managing general partner and sponsor of the 1989-1 Partnership, sold an aggregate of $1,409,091 in 1989-1 Units. At June 30, 1995, total cash distributions to holders of 1989-1 Units was $848,836. The 1989-1 Partnership owns a 4.93% working interest in the Umbrella Point Field located in the northern end of Upper Galveston Bay, in Texas state waters. The 1989-1 Partnership also owns a 6.57% working interest in East Cameron Block 229, located off the coast of Grand Chenier, Louisiana in the Gulf of Mexico. As of September 1995, the Umbrella Point Field had ten wells producing at combined average daily rates of 312 Bbl of oil and 3.1 MMcf of natural gas. At January 1, 1995, the 1989-1 Partnership's interest in East Cameron Block 229 was determined to be uneconomic. See "Information Concerning 1989-1 Partnership-Description of Oil and Gas Properties."

     The 1989-1 Partnership has paid cumulatively $3,012 in cash distributions per 1989-1 Unit to date. Since inception through June 30, 1995, the 1989-1 Partnership has produced and sold approximately 238,748 Mcf of natural gas and 31,347 Bbl of oil.

     Since 1993, the Partnership's oil production volumes have declined from peak levels reached in 1992. Gas production began to decline in 1994. These reductions are due to the natural decline occurring in the Umbrella Point Field, the Partnership's most significant asset. Production volumes are expected to decline further in subsequent periods due to ongoing depletion of the Partnership's wells.

     The total amount of reserves encountered by and economically produced from the wells acquired or drilled was substantially less than anticipated. In addition, recent fluctuations in gas prices has impacted the 1989-1 Partnership. Prices received for the sale of natural gas from the Umbrella Point Field, the most significant Partnership property, ranged from $1.84 to $2.77 per Mcf during 1993, compared to $1.47 to $2.42 per Mcf during 1994. During the first seven months of 1995, prices received for the sale of natural gas from the Umbrella Point Field has continued to decline to a range of $1.40 to $1.75 per Mcf. During these periods of declining natural gas prices, the 1989-1 Partnership's cash flow was reduced while operating costs and third party costs did not decline. Also as a result of lower natural gas prices, the amount of the 1989-1 Partnership's reserves that can be produced economically is reduced substantially.

     In addition, many of the Investors in the 1989-1 Partnership have expressed concern regarding the historical performance and continued operation of the 1989-1 Partnership and its properties. See "The Exchange Offer and
Proposal -- Litigation and Related Matters." In response to these concerns, the Managing General Partner analyzed and evaluated the 1989-1 Partnership's original objectives, current status and future prospects. The Managing General Partner retained an independent petroleum engineer to prepare an updated estimate of the remaining reserves of the 1989-1 Partnership properties and the value of such reserves. In addition, the Managing General Partner made available to third parties the 1989-1 Partnership well, production, reserve and property information for the purpose of soliciting third party bids for the purchase of the 1989-1 Partnership's assets. See "Recommendation of the Managing General Partner -- Managing General Partner's Determination that Exchange Offer is Fair" for a discussion of the third party bids received by the Managing General Partner.

     As the Private Placement Memorandum used to sell the 1989-1 Units explained, oil and gas exploration and production have many risks, including the risk that exploring for and producing natural gas and oil is highly speculative. The search for oil and gas can result in unprofitable efforts not only from the drilling of dry holes but from wells which, although initially productive, do not produce oil and gas in sufficient amounts to return a profit on the costs expended. In addition, there is a risk that oil and gas prices could decline and the quantities of oil and gas discovered might not be sufficient to return the initial investment. Based on the geological and geophysical information available prior to the drilling and acquisition of the 1989-1 Partnership's properties, the Managing General Partner believed that the 1989-1 Partnership's wells would be able to provide economic benefit. However, based on the current evaluation of the 1989-1 Partnership reserves and future prospects, the Managing General Partner believes the most logical economic course for the limited partners is to exchange the remaining assets as soon as possible pursuant to the terms of the Exchange Offer.

1990-1 PARTNERSHIP

     The Partnership commenced business on November 29, 1990. Benton, as managing general partner and sponsor of the 1990-1 Partnership, sold an aggregate of $7,095,960 of 1990-1 Units. Through June 30, 1995, the Partnership has made cash distributions in the aggregate of $2,452,364. The 1990-1 Partnership purchased an 8.4% working interest in 32 producing wells in the Round Mountain Field, located in the San Joaquin Basin of California. The 1990-1 Partnership sold its interest in Round Mountain in September 1992. The 1990-1 Partnership owned a 38% working interest in the Hopper Canyon 12-1 well, located in Ventura County, California. In April 1992, the 1990-1 Partnership sold its interest in the well to Fortune Petroleum for cash and shares of common stock, which were subsequently sold. The 1990-1 Partnership also owned a 44.67% working interest in the North Fisher Reef No. 13-16A well. Although this prospect had multiple objectives, all objectives were determined to be non-commercial and the well was plugged and abandoned. The 1990-1 Partnership had a 12.5% working interest in the Prather 43-1 well. Once the well was drilled to total depth, it was determined to be uneconomic and was plugged and abandoned.

     The 1990-1 Partnership currently owns a 14.19% working interest in the Umbrella Point Field located in the Upper Galveston Bay, in Texas state waters. The Partnership also owns a 22.85% working interest in the East Cameron Block 229, located off the coast of Grand Chenier, Louisiana in the Gulf of Mexico. As of September 1995, the Umbrella Point Field had ten wells producing at combined average daily rates of 312 Bbl of oil and 3.1 MMcf of natural gas. At January 1, 1995, the 1990-1 Partnership's interest in East Cameron Block 229 was determined to be uneconomic. See "Information Concerning 1990-1 Partnership -- Description of Oil and Gas Properties."

     The 1990-1 Partnership originally purchased a 0.38% working interest in the West Cote Blanche Bay Field, located in a shallow bay in St. Mary Parish, Louisiana. In 1991, the Partnership sold a 0.06% working interest in the West Cote Blanche Bay Field to the 1991-1 Partnership. In March 1995, the Partnership sold its 0.32% working interest in wells above the depth of approximately 10,575 feet. As of September 1995, the 1990-1 Partnership currently owns a 0.32% working interest in 3 wells in the West Cote Blanche Bay Field which are currently producing at a combined rate of approximately 21 MMcf of natural gas per day. See "Information Concerning 1990-1 Partnership -- Description of Oil and Gas Properties."

     Beginning in 1993, the Partnership's oil production volumes have declined from peak levels reached in 1991 and 1992. Gas production began to decline in 1994. These reductions are due to the natural decline occurring in the Umbrella Point Field, the Partnership's most significant asset. Production volumes are expected to decline further in subsequent periods due to ongoing depletion of the Partnership's wells.

     The 1990-1 Partnership has paid cumulatively $1,728 in cash distributions per 1990-1 Unit to date. Since inception through June 30, 1995, the 1990-1 Partnership has produced and sold approximately 686,501 Mcf of natural gas and 109,044 Bbl of oil.

     The total amount of reserves encountered by and economically produced from the wells acquired or drilled was substantially less than anticipated. In addition, recent fluctuations in gas prices has impacted the 1990-1 Partnership. Prices received for the sale of natural gas from the Umbrella Point Field, the most significant Partnership property, ranged from $1.84 to $2.77 per Mcf during 1993, compared to $1.47 to $2.42 per Mcf during 1994. During the first seven months of 1995, prices received for the sale of natural gas from the Umbrella Point Field has continued to decline to a range of $1.40 to $1.75 per Mcf. During these periods of declining natural gas prices, the 1990-1 Partnership's cash flow was reduced while operating costs and third party costs did not decline. Also as a result of lower natural gas prices, the amount of the 1990-1 Partnership's reserves that can be produced economically is reduced substantially.

     In addition, many of the Investors in the 1990-1 Partnership have expressed concern regarding the historical performance and continued operation of the 1990-1 Partnership and its properties. See "The Exchange Offer and
Proposal -- Litigation and Related Matters." In response to these concerns, the Managing General Partner analyzed and evaluated the 1990-1 Partnership's original objectives, current status and future prospects. The Managing General Partner retained an independent petroleum engineer to prepare an updated estimate of the remaining reserves of the 1990-1 Partnership properties and the value of such reserves. In addition, the Managing General Partner made available to third parties the 1990-1 Partnership well, production, reserve and property information for the purpose of soliciting third party bids for the purchase of the 1990-1 Partnership's assets. See "Recommendation of the Managing General Partner -- Managing General Partner's Determination that Exchange Offer is Fair" for a discussion of the third party bids received by the Managing General Partner.

     As the Private Placement Memorandum used to sell the 1990-1 Units explained, oil and gas exploration and production have many risks, including the risk that exploring for and producing natural gas and oil is highly speculative. The search for oil and gas can result in unprofitable efforts not only from the drilling of dry holes but from wells which, although initially productive, do not produce oil and gas in sufficient amounts to return a profit on the costs expended. In addition, there is a risk that oil and gas prices could decline and the quantities of oil and gas discovered might not be sufficient to return the initial investment. Based on the geological and geophysical information available prior to the drilling and acquisition of the 1990-1 Partnership's properties, the Managing General Partner believed that the 1990-1 Partnership's wells would be able to provide economic benefit. However, based on the current evaluation of the 1990-1 Partnership reserves and future prospects, the Managing General Partner believes the most logical economic course is to exchange the remaining assets as soon as possible pursuant to the terms of the Exchange Offer.

1991-1 PARTNERSHIP

     The Partnership commenced business on July 30, 1991. Benton, as managing general partner and sponsor of the 1991-1 Partnership, sold an aggregate of $1,409,091 of 1991-1 Units. At June 30, 1995, the 1991-1 Partnership had
distributed an aggregate of $338,182 to participants. The 1991-1 Partnership owned a 38.0% working interest in the Hopper Canyon 12-1 well, located in Ventura County, California. The 1991-1 Partnership subsequently sold its interest in this well to Fortune Petroleum, for cash proceeds and shares of common stock, which were subsequently sold. The 1991-1 Partnership also owned a 17.5% working interest in the Prather 43-1 well, located in Acadia Parish, Louisiana. This well was drilled to total depth and it was determined to be uneconomical, and was therefore plugged and abandoned.

     The 1991-1 Partnership owns a 2.83% working interest in the Umbrella Point Field, located in the Upper Galveston Bay, in Texas state waters. As of September 1995, the Umbrella Point Field had ten wells producing at combined average daily rates of 312 Bbl of oil and 3.1 MMcf of natural gas.

     The 1991-1 Partnership purchased a 0.06% working interest in the West Cote Blanche Bay Field, located in a shallow bay in St. Mary Parish, Louisiana, from the 1990-1 Partnership. In March 1995, the Partnership sold its 0.06% working interest in certain depths (above approximately 10,575 feet) in the West Cote Blanche Bay Field. The 1991-1 Partnership has a 0.06% working interest in 3 wells below the depth of approximately 10,575 feet. These wells are currently producing at a combined rate of approximately 21 MMcf of natural gas per day. See "Information Concerning 1991-1 Partnership -- Description of Oil and Gas Properties."

     Beginning in 1993, the Partnership's oil production volumes have declined from peak levels reached in 1992. Gas production declined in 1993. These reductions are due to the natural decline occurring in the Umbrella Point Field, the Partnership's most significant asset. Production volumes are expected to decline further in subsequent periods due to ongoing depletion of the Partnership's wells.

     The 1991-1 Partnership has paid cumulatively $1,200 in cash distributions per 1991-1 Unit to date. Since inception through June 30, 1995, the 1991-1 Partnership has produced and sold approximately 81,261 Mcf of natural gas and 16,477 Bbl of oil.

     The total amount of reserves encountered by and economically produced from the wells acquired or drilled was substantially less than anticipated. In addition, recent fluctuations in gas prices has impacted the 1991-1 Partnership. Prices received for the sale of natural gas from the Umbrella Point Field, the most significant Partnership property, ranged from $1.84 to $2.77 per Mcf during 1993, compared to $1.47 to $2.42 per Mcf during 1994. During the first seven months of 1995, prices received for the sale of natural gas from the Umbrella Point Field has continued to decline to a range of $1.40 to $1.75 per Mcf. During these periods of declining natural gas prices, the 1991-1 Partnership's cash flow was reduced while operating costs and third party costs did not decline. Also as a result of lower natural gas prices, the amount of the 1991-1 Partnership's reserves that can be produced economically is reduced substantially.

     In addition, many of the Investors in the 1991-1 Partnership have expressed concern regarding the historical performance and continued operation of the 1991-1 Partnership and its properties. See "The Exchange Offer and
Proposal -- Litigation and Related Matters." In response to these concerns, the Managing General Partner analyzed and evaluated the 1991-1 Partnership's original objectives, current status and future prospects. The Managing General Partner retained an independent petroleum engineer to prepare an updated estimate of the remaining reserves of the 1991-1 Partnership properties and the value of such reserves. In addition, the Managing General Partner made available to third parties the 1991-1 Partnership well, production, reserve and property information for the purpose of soliciting third party bids for the purchase of the 1991-1 Partnership's assets. See "Recommendation of the Managing General Partner -- Managing General Partner's Determination that Exchange Offer is Fair" for a discussion of the third party bids received by the Managing General Partner.

     As the Private Placement Memorandum used to sell the 1991-1 Units explained, oil and gas exploration and production have many risks, including the risk that exploring for and producing natural gas and oil is highly speculative. The search for oil and gas can result in unprofitable efforts not only from the drilling of dry holes but from wells which, although initially productive, do not produce oil and gas in sufficient amounts to return a profit on the costs expended. In addition, there is a risk that oil and gas prices could decline and the quantities of oil and gas discovered might not be sufficient to return the initial investment. Based on the geological and geophysical information available prior to the drilling and acquisition of the 1991-1 Partnership's properties, the Managing General Partner believed that the 1991-1 Partnership's wells would be able to provide economic benefit. However, based on the current evaluation of the 1991-1 Partnership reserves and future prospects, the Managing General Partner believes the most logical economic course is to exchange the remaining assets as soon as possible, pursuant to the terms of the Exchange Offer.

GOLDKING OFFER

     In 1994, the Managing General Partner of each of the Partnerships determined that, with other working interest owners in the Umbrella Point Field, a purchaser for the property should be solicited. In May 1994, a regional investment bank which specializes in the energy industry was retained by the working interest owners on an exclusive basis to solicit purchasers of the Umbrella Point Field. A data package related to the property was assembled and delivered to approximately 100 potential purchasers. Interested parties then scheduled meetings to review detailed information regarding the Umbrella Point Field in an established data room. Goldking was among the potential purchasers who received such a data package.

     In June 1995, Benton received an offer from Goldking to purchase all of the right, title and interest owned by each of the Partnerships and Benton in the Umbrella Point Field. Goldking made a similar offer to all other working interest owners in the Umbrella Point Field. Goldking's intent is to own 100% of the working interests in the Field. To obtain financing for the purchase of the working interests, Goldking was required to acquire not less than a 75% working interest in the Field. In order to preserve the offer for the Partnerships, Benton sold its corporate interest in the Umbrella Point Field (11.77% working interest) for $756,872. Benton entered into agreements, on behalf of each of the Partnerships, with Goldking for the sale of the Partnerships' interests in the Umbrella Point Field, subject to approval of the Partnerships. In consideration of this sale, the 1989-1 Partnership, the 1990-1 Partnership and the 1991-1 Partnership would receive anticipated net proceeds determined as of June 30, 1995 in the aggregate of $323,296, $930,296 and $185,282, respectively, if the sale were consummated, subject to adjustments for revenues, expenses and capital expenditures after that date. The agreements with Goldking are not contingent upon each of the Partnerships approving the transaction.

HUNTER OFFER

     In October 1994, Benton received an offer to purchase the working interest in the Umbrella Point Field owned by the Partnerships and Benton from Hunter Resources, Inc. ("Hunter"). The Hunter offer would have paid a total of $2,697,575 in cash and $337,197 in the form of a promissory note for the working interests owned in the Umbrella Point Field by the Partnerships and the 11.77% working interest owned by Benton. This offer compared to Goldking's offer of $2,579,555, all of which was payable in cash. The offers of Goldking and Hunter are not directly comparable because of the difference in the effective date of each transaction and thus would need to be adjusted for production, expenses, change in pricing and other factors. Hunter was unable to secure financing for the transaction and subsequently withdrew its offer. When analyzing and considering the Goldking offer, Benton concluded that the purchase price offered by Goldking was in excess of the value of the Partnerships' Proved Reserves and, although less than the Hunter offer, represented a favorable market value for the Umbrella Point Field.

                        THE EXCHANGE OFFER AND PROPOSAL

DESCRIPTION OF THE EXCHANGE OFFER

     General. Benton is offering to exchange Common Stock and Warrants for Partnership Units in the 1989-1 Partnership, the 1990-1 Partnership and the 1991-1 Partnership (the "Exchange"). Investors who tender their Partnership Units will receive the number of shares of Common Stock and Warrants set forth below for the respective Partnership Units. In connection with the Exchange Offer, Benton is submitting Proposals to Investors in each of the Partnerships to amend the respective Partnership Agreements to provide for the transfer of all of the assets and liabilities of the Partnerships to Benton as of the December 31, 1994 Effective Date in exchange for Common Stock and Warrants in the amounts set forth below and the pro rata distribution of such consideration in liquidation of the Partnership.

     1989-1 Partnership. If the Exchange Offer is consummated, each holder of a 1989-1 Unit who tenders his Units in connection with the Exchange Offer will receive (i) 107 shares of Common Stock, and (ii) Warrants to purchase 35 shares of Common Stock with an exercise price of $11.00 per share. Fractional shares of Common Stock will not be issued in connection with the Exchange Offer or liquidation of the 1989-1 Partnership. A Partner in the 1989-1 Partnership otherwise entitled to a fractional share of Common Stock will be paid in cash in lieu of such fractional shares. Warrants to be issued will be rounded to the nearest whole number of warrants and no fractional interests will be issued.

     1990-1 Partnership. If the Exchange Offer is consummated, each holder of a 1990-1 Unit who tenders his Units in connection with the Exchange Offer will receive (i) 81 shares of Common Stock and (ii) Warrants to purchase 334 shares of Common Stock with an exercise price of $11.00 per share. Fractional shares of Common Stock will not be issued in connection with the Exchange Offer or liquidation of the 1990-1 Partnership. A Partner in the 1990-1 Partnership otherwise entitled to a fractional share of Common Stock will be paid in cash in lieu of such fractional shares. Warrants to be issued will be rounded to the nearest whole number of Warrants and no fractional interests will be issued.

     1991-1 Partnership. If the Exchange Offer is consummated, each holder of a 1991-1 Unit who tenders his Units in connection with the Exchange Offer will receive (i) 95 shares of Common Stock and (ii) Warrants to purchase 385 shares of Common Stock with an exercise price of $11.00 per share. Fractional shares of Common Stock will not be issued in connection with the Exchange Offer or liquidation of the 1991-1 Partnership. A Partner in the 1991-1 Partnership otherwise entitled to a fractional share of Common Stock will be paid in cash in lieu of such fractional shares. Warrants to be issued will be rounded to the nearest whole number of Warrants and no fractional interests will be issued.

THE PROPOSAL

     Description of Proposal. Benton is submitting to the Investors in each of the Partnerships the proposal to adopt an amendment to each of the Partnerships' Partnership Agreements annexed as Exhibit C to this Prospectus. The respective amendments, if adopted by each of the Partnerships in accordance with the amendment procedures in the Partnership Agreement will provide for the following steps:

     - The transfer to Benton in exchange for the Common Stock and Warrants set forth below, of all of the assets of the Partnership and the assumption by Benton of all liabilities of the Partnership effective as of the Effective Date.

     - The dissolution of each of the Partnerships and the distribution to the Investors of the Common Stock and Warrants allocable to their interests in liquidation promptly following the Closing Date.

     Each Investor who tenders his Partnership Units pursuant to the Exchange Offer will by that tender, consent to the proposal for that Partnership. If a Partnership adopts the proposal by the consent of 75% of the Partnership Units for the respective Partnership, all Investors in that Partnership, whether or not they tendered their Units in the Exchange Offer, will receive the same amount of Common Stock and Warrants as they would have received had they tendered their Partnership Units. Consummation of the Exchange Offer for a partnership is conditioned upon approval by that partnership of the proposal. Approval of the proposal and adoption of the Exchange Offer is not conditioned upon approval or acceptance by any other partnership. Investors who do not return a completed Letter of Transmittal will not receive Benton Common Stock or Warrants until Benton has distributed immediately after the closing date and Investors have return an executed Transfer Application issuable to them in the exchange, which may result in a delay in receiving the Common Stock and Warrants if the transfer application is not properly returned.

     Timing of Common Stock Issuance. Assuming that the proposal is adopted and the Exchange Offer is consummated, Benton will have the benefit of each of the Partnership's assets and associated cash flows commencing on the effective date of December 31, 1994. The Common Stock and Warrants issued in the exchange will be freely transferable immediately following issuance.

     On the Closing Date, Benton will cause certificates representing the Common Stock and the Warrants issuable in the Exchange to be registered in the name of the holders who have accepted the Exchange Offer. Benton will also cause a certificate representing the shares of Common Stock and Warrants that will be issued to participants upon liquidation of each of the Partnerships to be issued in the name of the Partnership, pending dissolution, liquidation and winding-up of the Partnerships. Immediately thereafter, Benton will cause the shares of Common Stock and Warrants issued in the name of the Partnership to be transferred into certificates representing Common Stock and Warrants, registered in the names of the individual participants remaining in the Partnerships following liquidation.

     Conditions. Benton may, in it sole discretion, at any time on or prior to the closing date, refuse to consummate, abandon or terminate the exchange offer and withdraw the proposal if after the date of this prospectus, in the sole judgment of Benton, a material change shall have occurred or been threatened (or any development shall have occurred or been threatened involving a prospective material change) affecting (or likely to affect) the business or properties of Benton or the partnerships or if Benton shall have become aware of any facts or circumstances that have or may have material significance with respect to Benton's operations. If any event shall occur or any matter shall have been brought to the attention of Benton, that, in the sole judgment of Benton materially affects the partnerships, whether adversely or otherwise, or the exchange offer for interest in the partnerships, Benton may refuse to accept tenders of interest in the partnerships, or may modify or amend the Exchange Offer to take the event or matter into account.

     The absence of the material change affecting Benton or the Partnerships is the only material condition to the exchange offer. If that condition has not been fulfilled or the exchange offer is withdrawn by Benton, each letter of transmittal tendering an interest or consenting to the proposal will be void and no Common Stock or Warrants will be issued in exchange for the interests in the respective partnership.

DISSENTERS' RIGHTS

     Investors residing in states other than California will not be afforded any dissenters' or appraisal rights. Under the rules adopted by the National Association of Securities Dealers, Inc., ("NASD"), Investors in roll-up transactions such as the Exchange Offer are entitled to certain dissenters' rights unless the sponsor adopts a 75% approval requirement for the transaction or other procedures designed to protect the rights of Investors. Although adoption of the Proposals by each of the Partnerships would require the consent under the Partnership Agreements of the holders of only a majority of the Partnership Units, the Managing General Partner has adopted a 75% approval procedure instead of providing dissenters' rights.

     Investors residing in California will be afforded limited dissenters' rights in accordance with the requirements for roll-up transactions under
Section 25014.7 of the California Code. See Exhibit E to this Prospectus. By voting against the Proposal, Investors in the State of California will be deemed to exercise their dissenters' rights and will receive the number of shares of Common Stock and Warrants equal to the Exchange Value of their interests divided by the closing price of the Common Stock on the NASDAQ-NMS during the twenty days immediately after the Closing Date. If that average price is lower than the Exchange Price, dissenting California Investors will receive more shares of Common Stock and Warrants than they would otherwise receive in the Exchange Offer. IF, HOWEVER, THE AVERAGE PRICE IS HIGHER THAN THE EXCHANGE PRICE, A DISSENTING INVESTOR WOULD RECEIVE FEWER SHARES OF COMMON STOCK AND WARRANTS. California Investors hold a substantial portion of the interests in the 1989-1 Partnership, the 1990-1 Partnership and the 1991-1

Partnership and the impact of the exercise of dissenters' rights could materially increase or decrease the number of shares of Common Stock issued by Benton in connection with the Exchange Offer.

DISTRIBUTION OF COMMON STOCK AND WARRANTS

     Each Investor who returns a completed Letter of Transmittal, even if he withholds consent to the Proposal, will thereby have provided to Benton the necessary information to issue the Common Stock and Warrants provided the Exchange Offer is consummated. Assuming that the Proposals are adopted by the Partnerships and the Exchange Offer is consummated, Investors who have returned a completed Letter of Transmittal will receive the Common Stock and Warrants issuable to them in the Exchange promptly after the Closing Date.

     An Investor who does not return a completed Letter of Transmittal will not be eligible to receive the Common Stock and Warrants after the Closing Date. Instead, the Common Stock and Warrants, attributable to that Investor's Partnership Units will be held of record by the respective Partnerships. Immediately after the Closing Date, Benton will deliver a Transfer Notice to each Investor who has not returned a Letter of Transmittal. The Transfer Notice should be completed and returned to Benton promptly. Upon return of the executed Transfer Notice, Benton will have the Common Stock and Warrants transferred and delivered to the Investor.

ELECTION TO RECEIVE CASH IN LIEU OF COMMON STOCK

     Holders of Units in the Partnerships who elect to accept the Exchange Offer may elect to receive cash in lieu of shares of Common Stock to be issued, BUT CASH WILL BE DISTRIBUTED TO HOLDERS MAKING SUCH ELECTION ONLY IF THE SALE OF THE UMBRELLA POINT FIELD TO GOLDKING, AS DESCRIBED HEREIN, IS ACTUALLY CONSUMMATED. If the sale of the Umbrella Point Field working interests to Goldking is consummated, a holder who elects to receive cash in lieu of Common Stock will receive $1,185 for each 1989-1 Unit, $891 for each 1990-1 Unit and $1,055 for each 1991-1 Unit, with Warrants in the amounts described herein. The amount of cash to be paid per Partnership Unit was computed based upon the estimated cash proceeds per Unit to be received pursuant to the Goldking purchase offer, plus pro rata distribution of working capital of the Partnership. A holder of Units in the Partnerships who accepts the Exchange Offer and elects to receive cash in lieu of shares of Common Stock, assuming that the Goldking transaction is consummated, will receive cash and Warrants with a total value of $1,312, $2,107 and $2,456 for each 1989-1 Unit, 1990-1 Unit and 1991-1 Unit, respectively. There can be no assurance from Benton that the sale of the Umbrella Point Field to Goldking will be consummated, and therefore, an Investor should make a decision to accept the Exchange Offer based solely upon a decision to receive Common Stock and Warrants in the amounts set forth herein.

INTERESTS OF CERTAIN PERSONS IN THE EXCHANGE AND PROPOSALS

     In considering the recommendation of the Managing General Partner, the Investors should be aware that the Managing General Partner has interests in the Exchange that are in addition to the interests of the Partnerships and the Investors generally. Benton is the Managing General Partner of each of the Partnerships and its determination of the Exchange Values involves an inherent conflict of interest. As Managing General Partner, Benton owes fiduciary duties to the Investors in the Partnerships. In addition, it owes a duty to its stockholders. While Benton believes that it has fulfilled these obligations in its determination of the Exchange Values, which is supported, in part, by a reserve report audited by an independent petroleum engineer, no degree of objectivity or professional competence can eliminate the inherent conflict of interest.

RESALE OF BENTON COMMON STOCK

     The issuance of the Benton Common Stock to be received by the Investors who tender their Partnership Units and the shares to be received by Investors in liquidation of the Partnerships, as well as the issuance of the Common Stock upon exercise of the Warrants, has been registered under the Securities Act. Such shares may be traded freely and without restriction by those Investors of the Partnerships not deemed to be "affiliates" of the Partnerships, as that term is defined in the rules under the Securities Act. "Affiliates" are generally defined as persons who control, are controlled by or are under common control with the Partnership at the time of the Exchange. Accordingly, "affiliates" generally will include the Managing General Partner and any Investor who owns in excess of 10% of the Partnership interests. Benton Common Stock received by those Investors who are deemed to be "affiliates" of a Partnership may be resold without registration as provided by Rules 144 and 145, or as otherwise permitted, under the Securities Act. This Prospectus does not cover any resales of Benton Common Stock received by affiliates of the Partnerships or by certain family members or related interests. Any Investor who becomes an affiliate of Benton will be subject to similar restrictions under Rule 144.

FRACTIONAL SHARES

     No fractional shares of Benton Common Stock will be issued. Fractional share interests which would otherwise be issuable shall entitle the holder thereof to receive, in lieu of such fractional interest, an amount of cash equal to the product of such fraction multiplied by the closing price of the Benton Common Stock on the NASDAQ-NMS on the Closing Date. Warrants to be issued will be rounded to the nearest whole number of Warrants and no fractional interests will be issued.

STOCK EXCHANGE LISTING

     All of the currently issued and outstanding shares of Common Stock of Benton are admitted for trading and quoted on the NASDAQ-NMS, and application has been made to the NASDAQ-NMS for admission for trading of the shares of Common Stock to be issued in connection with the Exchange Offer and the shares of Common Stock issuable upon exercise of the Warrants. There is currently no trading market for the Warrants, and Benton does not expect a trading market to develop.

ACCOUNTING TREATMENT

     The Exchange will be accounted for as a purchase by Benton. Accordingly, the purchase price will be allocated to assets and liabilities based on their estimated fair values as of the date of acquisition.

CLOSING DATE

     The Exchange Offer is expected to be consummated on the Closing Date, which will be no more than five days following the Expiration Date. Benton may withdraw the Exchange Offer at any time prior to the Expiration Date under certain circumstances, including the existence of any state or federal statute, rule, regulation or order, or entry of any judicial or administrative order that would prohibit the transactions contemplated by the Exchange Offer and the Proposals.

     1989-1 Partnership. The Exchange Offer to the 1989-1 Partnership is conditioned upon consent of 75% of the 1989-1 Units to the 1989-1 Proposal and the absence of any material adverse development affecting the 1989-1 Partnership, as determined by Benton in its sole discretion. On the Closing Date, subject to satisfaction of these conditions, Benton intends to accept all 1989-1 Units validly tendered and not withdrawn pursuant to the Exchange Offer.

     1990-1 Partnership. The Exchange Offer to the 1990-1 Partnership is conditioned upon consent of 75% of the 1990-1 Units to the 1990-1 Proposal and the absence of any material adverse development affecting the 1990-1 Partnership, as determined by Benton in its sole discretion. On the Closing Date, subject to satisfaction of these conditions, Benton intends to accept all 1990-1 Units validly tendered and not withdrawn pursuant to the Exchange Offer.

     1991-1 Partnership. The Exchange Offer to the 1991-1 Partnership is conditioned upon consent of 75% of the 1991-1 Units to the 1991-1 Proposal and the absence of any material adverse development affecting the 1991-1 Partnership, as determined by Benton in its sole discretion. On the Closing Date, subject to satisfaction of these conditions, Benton intends to accept all 1991-1 Units validly tendered and not withdrawn pursuant to the Exchange Offer.

OPERATIONS AFTER THE EXCHANGE

     Benton is an independent oil and gas company engaged in the acquisition of producing properties and exploration, development and production of oil and gas, primarily in the eastern region of Venezuela, the Gulf Coast of Louisiana and the West Siberia region of Russia. Upon consummation of the Exchange, Benton intends to sell the working interests in the Umbrella Point Field to Goldking on the terms described herein. If, however, such sale is not consummated, Benton will operate the acquired Partnership assets as it operates its oil and gas properties, or may sell those assets to another third party.

EXPENSES; FEES

     All expenses incurred in connection with the Exchange Offer and the Proposals and the transactions contemplated thereby will be paid by Benton. Benton will pay the expenses incurred in connection with tender offer to the Investors of the Partnerships and will pay all fees and expenses in connection with this Prospectus, including fees and expenses payable in connection with the Registration Statement of which this Prospectus is a part.

BENTON'S DIVIDEND POLICY

     Benton's policy is to retain its earnings to support the growth of Benton's business. Accordingly, the Board of Directors of Benton has never declared cash dividends on its Common Stock and does not plan to do so in the foreseeable future. Furthermore, the terms of its credit agreements prohibit the payment of cash dividends on Benton's Common Stock.

LITIGATION AND RELATED MATTERS

     On June 13, 1994, certain partners in the Partnerships and certain other Investors in oil and gas limited partnerships sponsored by Benton, including the Partnerships that are the subject of this Exchange Offer, filed suit against Benton in the Ventura Superior Court. The allegations in the complaint related to Benton's operation of the Partnerships and original sale of the Partnership Units. In an effort to resolve the concerns raised by these partners, Benton agreed to submit the matter to arbitration, conditioned upon the execution of a mutually satisfactory arbitration agreement. After discussions between Benton and the agent for the partners failed to produce a satisfactory arbitration agreement, Benton filed an answer to the complaint. The parties have now voluntarily dismissed the action and submitted the issues and claims to arbitration. Specifically, the allegations in the complaint which are subject to the arbitration relate to Benton's operation of the partnerships and in the sale of the partnership units, including allegations against Benton for breach of contract, fraudulent inducement to invest in the partnerships, negligent misrepresentation in the sale of the partnership units, breach of fiduciary duties, and conversion of partnership funds to Benton's own benefit. The plaintiffs seek actual and punitive damages in an unspecified amount, and rescission of the sale of the partnership units. Benton filed an answer to the complaint which denied the allegations and believes that the allegations made by the partners in the arbitration are without merit and intends to vigorously defend this action.

     Acceptance of the Exchange Offer and approval of the Proposals by the Investors of the Partnerships will result in the dissolution of any Partnership obtaining such approval and the Common Stock and Warrants received in the Exchange will be distributed, in liquidation, to the Investors of such Partnership who did not tender their Partnership Units. YOUR CONSENT TO THE PROPOSAL MAY AFFECT THE AMOUNT OF DAMAGES, IF ANY, YOU COULD RECEIVE IN THE ARBITRATION DISCUSSED ABOVE AND EACH INVESTOR IS ENCOURAGED TO CONSULT HIS OR HER LEGAL ADVISOR TO DETERMINE THE EFFECT OF ANY CONSENT ON THE PROPOSAL. In the arbitration proceeding, the arbitrator will determine the extent of liability against Benton, if any, related to the allegations submitted. If any liability is found to exist, the arbitrator will determine the amount of any damages, actual and/or punitive. The arbitrator may consider all distributions made to the partners from the partnerships in determining the extent of damages, if any. In such analysis, the arbitrator may consider the consideration received by Investors in connection with the Exchange Offer, which could significantly reduce any damage award against Benton. However, there can be no assurance that an arbitrator will consider such factors in his or her determination of damages if the allegations are found to be true and damages are to be awarded. Benton expects to present this Exchange Offer to the arbitrator to be considered in determining the extent of damages, if any.

                     METHOD OF DETERMINING EXCHANGE VALUES

GENERAL

     The Exchange Values have been assigned to the Partnership Units to determine the number of shares of Common Stock and Warrants to be offered for each Partnership Unit. The Exchange Values were determined by Benton and are not the result of negotiations with independent representatives of the Partnerships. Accordingly, the Exchange Values may not reflect the value of the Partnership Units or the value of the Partnership properties if all the assets were to be sold to an unaffiliated third party in an arm's length transaction. Benton did seek third party bids for the sale of the Partnerships' assets and received an offer to purchase the Partnerships' working interests in the Umbrella Point Field from Goldking. The Exchange Values are based in part on this third party offer from Goldking. Management of Benton has substantial experience in evaluating and operating oil and gas properties in the Partnerships' production areas and believes on the basis of that experience that the methodology employed in determining the Exchange Values is fair to Investors and considered in the oil and gas industry as being favorable to sellers of producing properties.

     In determining the Exchange Value, Benton considered the total distributions paid to date to participants in the respective Partnerships. For each of the Partnerships, Benton assigned a Total Exchange Value to the Partnership which, based upon certain assumptions described below, and in addition to the distributions paid to date, would provide Investors with consideration valued at 100% of their initial contribution to the Partnership. The estimated cash proceeds from the sale of the working interests in the Umbrella Point Field to Goldking and the value of other tangible assets of the Partnership are attributable to shares of Benton Common Stock, or cash if the Investor makes the cash election described herein. The remaining dollar value, if any, is referred to herein as General Intangibles. Pursuant to the Exchange Offer, value attributed to General Intangibles will be distributed to Investors in the form of Warrants.

     The number of shares of Common Stock and Warrants to be issued pursuant to the Exchange Offer has been determined relative to a Total Exchange Value assigned to the 1989-1 Partnership Units, the 1990-1 Partnership Units and the 1991-1 Partnership Units aggregating $370,098, $2,990,728, and $692,349, respectively. The number of shares of Common Stock offered in exchange for Partnership Units has been determined by dividing the Exchange Value of the tangible assets of the Partnership by a Common Stock price of $11.00, subject to rounding adjustments. The Common Stock price is based upon the average closing price of the Common Stock on NASDAQ-National Market for the 20 trading days ended October 27, 1995 and will not reflect any subsequent increase or decrease in the market price for the Common Stock after that date, except to the extent required by dissenters' rights for California residents. The number of Warrants to be assigned to each Partnership Unit was determined by dividing the estimated value of the General Intangibles of the Partnership by the estimated present value per Warrant. Benton has used the Black-Scholes option pricing model to calculate the present value of the Warrants, which yielded a value of $3.64 per Warrant. The Warrants are exercisable at a price of $11.00 per share and will expire three years from the date of issuance.

     The most significant assets considered in determining the Exchange Values were the anticipated cash proceeds from the sale of Umbrella Point Field and the Proved Reserves of the Partnerships. The Exchange Values reflect these oil and gas assets and all other assets and liabilities of the Partnerships. These components reflect (i) the estimated cash proceeds from the sale of Umbrella Point Field to Goldking, (ii) the estimated present value of future net cash flows from Proved Reserves of the Partnership as of December 31, 1994, discounted 10% per year and calculated without escalation of prices and costs prepared by Benton and audited by Huddleston, (iii) the net book value of current assets and liabilities of the Partnership as of June 30, 1995, (iv) the tax-basis balances of equipment as of December 31, 1994, and (v) the General Intangibles of the Partnership. Based on management's experience in evaluating reserve acquisition opportunities and transactions in the Partnerships' production areas, Benton believes that the components of the Exchange Values reflect all appropriate valuation criteria for the Partnerships in accordance with industry practice. Each component of the Exchange Value, estimated on the basis of interim data, is presented for each of the Partnerships in the tables and discussions below.

     Huddleston is a firm of petroleum and geological engineers, in the business of preparing and auditing oil and gas reserve information. Huddleston has been engaged in this business since 1965, and the personnel performing the audits of the Partnerships' reserves are certified Petroleum Engineers. Huddleston has performed the annual audit of the oil and gas reserve information of Benton since 1992, and is compensated by Benton for such audit in the amount of approximately $7,100 per year. In addition, Huddleston has provided an annual audit of the reserve information for each of the Partnerships for 1994 for approximately $3,145, $10,759 and $2,648 for the 1989-1 Partnership, the 1990-1 Partnership and the 1991-1 Partnership, respectively. Additionally, Huddleston has assisted the Company in the preparation of reports which estimate the future recoverable reserves for Benton's Russian project. These reports were part of a study to obtain long-term financing for the Russian project. For these services, the Company paid Huddleston an aggregate of $58,770. In connection with the annual audit by Huddleston of the Benton reserve information, Huddleston audited the reserve information related to Benton's interest in the Umbrella Point Field. Because of Huddleston's qualifications and familiarity with the fields in which the Partnerships own a working interest, the Managing General Partner retained Huddleston to audit the annual reserve information for each of the Partnerships. The compensation paid to Huddleston to audit the annual reserve information for each of the Partnerships, used by Benton in preparation of the Exchange Offer, is not contingent upon approval of the Exchange Offer and Proposals.

1989-1 PARTNERSHIP EXCHANGE VALUE COMPONENTS

     General. The following table sets forth each of the Exchange Value components, estimated on an interim basis.

                           EXCHANGE VALUE COMPONENTS

    Estimated Cash Proceeds -- Umbrella Point Field...........................  $323,296
    Present Value of Proved Reserves of other properties (SEC PV 10)..........         0
    Cash......................................................................     5,717
    Intercompany receivable -- Benton Oil and Gas Company.....................       621
    Value of equipment........................................................     4,563
    General Intangibles.......................................................    35,901
                                                                                --------
    Exchange Value............................................................  $370,098
                                                                                ========

     Other Assets and Liabilities. The tax-basis balances of the 1989-1 Partnership's equipment, excluding Umbrella Point field equipment, aggregated $4,563 at December 31, 1994, and the net book value of its current assets and liabilities as of June 30, 1995 reflect a balance of $6,338, excluding property held for sale. The equipment value and net current assets are based upon the 1989-1 Partnership's 1994 year-end tax accounting records and June 30, 1995 unaudited financial statements, respectively, maintained in accordance with the applicable provisions of the 1989-1 Partnership Agreement.

     Benton believes that valuing the 1989-1 Partnership's equipment (comprised of oil and gas production and transportation facilities) at tax-basis balances is favorable to the sellers of the producing properties since many purchasers in transactions evaluated by Benton, as part of Benton's involvement in the production area, allocate nominal value to well equipment on the theory that its salvage value at the end of the commercial lives of acquired wells will approximate the cost of plugging and abandoning the wells. Benton believes that the original cost of the equipment less the deductions computed through 1994 year end for tax purposes represents a reasonable approximation of the fair market value of the equipment to Benton. Benton also believes that valuing the current assets and liabilities of the 1989-1 Partnership (comprised of cash and intercompany receivable) at their book value as of June 30, 1995 is appropriate to reflect the fair market value of these items, which are expected to be collected and paid to Benton, to the extent outstanding, in the stated amounts reflected in the 1989-1 Partnership's unaudited balance sheet as of that date.

     General Intangibles. In determining the value attributed to General Intangibles, Benton evaluated the success to date of the 1989-1 Partnership, total consideration paid to date to the participants and the value to

Benton of dissolving and liquidating the 1989-1 Partnership so that Benton can focus on its current operations and reduce the administrative burdens associated with operating the Partnership. Based upon Benton's evaluation of historical administrative costs for the 1989-1 Partnership, Benton estimates that the administrative costs for operating the Partnership will be approximately $35,000 per year. From inception through September 1995, the 1989-1 Partnership has made cash distributions to participants aggregating $848,836, or $3,012 per 1989-1 Unit. In forming the 1989-1 Partnership, Benton sold an aggregate of $1,409,091 in 1989-1 Units. Benton acknowledges the concerns raised by the Investors in the 1989-1 Partnership with regard to operations of the Partnership, the lack of success and thus the disappointing returns on investment by the Investors. Because many of the Investors are or were stockholders of Benton, Benton desires to maintain a good relationship with these stockholders, many of whom have been strong supporters of Benton from inception, and Benton desires to avoid future claims against it by participants relating to the management of the Partnership. See "The Exchange Offer and Proposal -- Litigation and Related Matters." Assuming that the Investor in the 1989-1 Partnership elects to hold his or her shares of Common Stock and exercises his or her Warrants at the end of the three-year term, and the market price of Common Stock is at or above approximately $16.75 per share, Benton believes that the Investors in the 1989-1 Partnership will have received consideration in the form of cash distributions, Common Stock and Warrants in excess of the initial investment in the 1989-1 Partnership, without regard to any tax benefits received by the participants. Assuming the market price of the Common Stock remains in the range of $11.00 per share and that the Warrants could be sold at their estimated present value of $3.64 per Warrant, the Investors in the 1989-1 Partnership would receive consideration in the form of cash distributions, Common Stock and cash proceeds from the sale of the Warrants equal to approximately 86% of their initial investment. Assuming that the market price of the Common Stock declines to $7.50 per share, its lowest price during the 52 weeks preceding the date of this Prospectus, the Investors in the 1989-1 Partnership will have received consideration in the form of cash distributions and Common Stock equal to approximately 76% of their initial investment. On October 30, 1995, the last sales price of the Benton Common Stock on NASDAQ National Market was $12.00 per share. The assumed market price of the Common Stock of $16.75 per share discussed above represents a 40% increase in the market value of the Benton Common Stock during the three-year term of the Warrants. There can be no assurance that the market price of the Benton Common Stock will increase or that such price will be achieved. The value of the General Intangibles of the Partnership is not subject to valuation by third parties since the General Intangibles do not represent actual assets of the Partnership. Benton believes that the participants in the Partnership will not receive any value for the General Intangibles in any alternative to the Exchange.

1990-1 PARTNERSHIP EXCHANGE VALUE COMPONENTS

     General. The following table sets forth each of the Exchange Value components, estimated on an interim basis.

                           EXCHANGE VALUE COMPONENTS

    Estimated Cash Proceeds -- Umbrella Point Field..........................  $  930,865
    Present value of Proved Reserves of other properties (SEC PV 10).........     119,694
    Cash.....................................................................     145,455
    Intercompany receivable -- Benton Oil and Gas Company....................      56,281
    Value of equipment.......................................................      13,037
    General Intangibles......................................................   1,725,396
                                                                               ----------
    Exchange Value...........................................................  $2,990,728
                                                                               ==========

     Proved Reserves. The calculation of the present value of the 1990-1 Partnership's Proved Reserves for the purpose of determining the Exchange Value complies with the rules and regulations of the SEC relating to the calculation of the present value of future net cash flows determined as of December 31, 1994 attributable to proved oil and gas reserves for disclosure and financial reporting purposes. The regulations governing these reserves do not permit the use of escalated prices and costs except in accordance with existing contractual arrangements, and the resulting SEC PV 10 calculations may overestimate or underestimate the actual future cash flows from the production and sale of oil and gas and, consequently, the present value thereof.

     The gross quantities of Proved Reserves attributable to the 1990-1 Partnership's interest in its wells, together with the estimated present value of those reserves, were estimated on an SEC PV 10 basis as of December 31, 1994 in a reserve report prepared by Benton and audited by Huddleston. A summary of the report and a copy of the audit letter, setting forth the criteria and assumptions used in evaluating the 1990-1 Partnership's Proved Reserves, are included in Exhibit B.

     There are numerous uncertainties inherent in estimating quantities of Proved Reserves. Huddleston audited the data and computations used by Benton's petroleum engineer in their evaluation of the total Proved Reserves attributable to all of the wells in which the 1990-1 Partnership had an interest as of December 31, 1994. Estimates by other independent petroleum engineers could vary from Benton's estimates and could result in higher or lower valuations.

     The estimates of the 1990-1 Partnership's future gross revenues attributable to its estimated Proved Reserves as of December 31, 1994 were calculated based on natural gas and crude oil prices in effect on that date. Those prices had a weighted average of $1.63 per Mcf for natural gas and $15.94 per Bbl for oil.

     Future operating and development costs were based on the 1990-1 Partnership's operating and development costs as of December 31, 1994 and were used without escalation. Future severance (production) and ad valorem (property) taxes were calculated using rates prevailing at December 31, 1994. The estimated future gross revenues, future operating and development costs and production taxes were allocated to the 1990-1 Partnership in accordance with its interest in oil and gas properties, taking into account applicable reversionary and overriding royalty interests.

     The present values of the estimated net cash flows attributable to the 1990-1 Partnership's Proved Reserves of other properties were calculated by discounting the future net cash flows to present value at the rate of 10% per year, as prescribed by SEC regulations covering reserve reporting for financial disclosure purposes. The discount factor is intended to reflect the timing of future net cash flows. No further discount or risk adjustment was applied. Present value, regardless of the discount rate used, is materially affected by assumptions as to timing of future production, which may prove to have been inaccurate.

     Other Assets and Liabilities. The tax-basis balances of the 1990-1 Partnership's equipment, excluding Umbrella Point Field equipment, aggregated $13,037 at December 31, 1994, and the net book value of its current assets and liabilities as of June 30, 1995 reflect a balance of $201,736, excluding property held for sale. The equipment value and net current assets are based upon the 1990-1 Partnership's 1994 year-end tax accounting records and June 30, 1995 unaudited financial statements, respectively, maintained in accordance with the applicable provisions of the 1990-1 Partnership Agreement.

     Benton believes that valuing the 1990-1 Partnership's equipment (comprised of oil and gas production and transportation facilities) at tax-basis balances is favorable to the sellers of the producing properties since many purchasers in transactions evaluated by Benton, as part of Benton's involvement in the production area, allocate nominal value to well equipment on the theory that its salvage value at the end of the commercial lives of acquired wells will approximate the cost of plugging and abandoning the wells. Benton believes that the original cost of the equipment less the deductions computed through 1994 year end for tax purposes represents a reasonable approximation of the fair market value of the equipment to Benton. Benton also believes that valuing the current assets and liabilities of the 1990-1 Partnership (comprised of cash and intercompany receivable) at their book value as of June 30, 1995 is appropriate to reflect the fair market value of these items, which are expected to be collected and paid to Benton, to the extent outstanding, in the stated amounts reflected in the 1990-1 Partnership's unaudited balance sheet as of that date.

     General Intangibles. In determining the value attributed to General Intangibles, Benton evaluated the success to date of the 1990-1 Partnership, total consideration paid to date to the participants and the value to Benton of dissolving and liquidating the 1990-1 Partnership so that Benton can focus on its current operations and reduce the administrative burdens associated with operating the Partnership. Based upon Benton's evaluation of historical administrative costs for the 1990-1 Partnership, Benton estimates that the administra-tive costs for operating the Partnership will be approximately $80,000 per year. From inception through September 1995, the 1990-1 Partnership has made cash distributions to participants aggregating $2,452,364, or $1,728 per 1990-1 Unit. In forming the 1990-1 Partnership, Benton sold an aggregate of $7,095,960 of 1990-1 Units. Benton acknowledges the concerns raised by the Investors in the 1990-1 Partnership with regard to operations of the Partnership, the lack of success and thus the disappointing returns on investment by the Investors. Because many of the Investors are or were stockholders of Benton, Benton desires to maintain a good relationship with these stockholders, many of whom have been strong supporters of Benton from inception, and Benton desires to avoid future claims against it by participants relating to the management of the Partnership. See "The Exchange Offer and Proposal -- Litigation and Related Matters." Assuming that the Investor in the 1990-1 Partnership elects to hold his or her shares of Common Stock and exercises his or her Warrants at the end of the three-year term, and the market price of the Common Stock is at or above approximately $16.75 per share, Benton believes that the Investors in the 1990-1 Partnership will have received consideration in the form of cash distributions, Common Stock and Warrants in excess of the initial investment in the 1990-1 Partnership, without regard to any tax benefits received by the participants. Assuming the market price of the Common Stock remains in the range of $11.00 per share and that the Warrants could be sold at their estimated present value of $3.64 per Warrant, the Investors in the 1990-1 Partnership would receive consideration in the form of cash distributions, Common Stock and cash proceeds from the sale of the Warrants equal to approximately 77% of their initial investment. Assuming that the market price of the Common Stock declines to $7.50 per share, its lowest price during the 52 weeks preceding the date of this Prospectus, the Investors in the 1990-1 Partnership will have received consideration in the form of cash distributions and Common Stock equal to approximately 47% of their initial investment. On October 30, 1995, the last sales price of the Benton Common Stock on NASDAQ National Market was $12.00 per share. The assumed market price of the Common Stock of $16.75 per share discussed above represents a 40% increase in the market value of the Benton Common Stock during the three year term of the Warrants. There can be no assurance that the market price of the Benton Common Stock will increase or that such price will be achieved. The value of the General Intangibles of the Partnership is not subject to valuation by third parties since the General Intangibles do not represent actual assets of the Partnership. Benton believes that the participants in the Partnership will not receive any value for the General Intangibles in any alternative to the Exchange.

     Subsequent Adjustments. The Exchange Values will not be adjusted to reflect changes after December 31, 1994 in the present value of the estimated future net cash flows attributable to the 1990-1 Partnership's Proved Reserves. No adjustments will be made to the Exchange Values on account of changes in demand for or costs or prices of oil and gas that differ from the assumptions employed or other market related events after December 31, 1994, although those could affect the value of the 1990-1 Units.

1991-1 PARTNERSHIP EXCHANGE VALUE COMPONENTS

     General. The following table sets forth each of the Exchange Value components, estimated on an interim basis.

                           EXCHANGE VALUE COMPONENTS

    Estimated cash proceeds -- Umbrella Point Field...........................  $185,282
    Present Value of Proved Reserves of other properties (SEC PV 10)..........    23,856
    Cash......................................................................    82,547
    Intercompany Receivable -- Benton Oil and Gas Company.....................     3,169
    Value of Equipment........................................................     2,555
    General Intangibles.......................................................   394,940
                                                                                --------
    Exchange Value............................................................  $692,349
                                                                                ========

     Proved Reserves. The calculation of the present value of the 1991-1 Partnership's Proved Reserves of other properties for the purpose of determining the Exchange Value complies with the rules and regulations of the SEC relating to the calculation of the present value of future net cash flows determined as of December 31, 1994 attributable to proved oil and gas reserves for disclosure and financial reporting purposes. The regulations governing these reserves do not permit the use of escalated prices and costs except in accordance with existing contractual arrangements, and the resulting SEC PV 10 calculations may overestimate or underestimate the actual future cash flows from the production and sale of oil and gas and, consequently, the present value thereof.

     The gross quantities of Proved Reserves attributable to the 1991-1 Partnership's interest in its wells, together with the estimated present value of those reserves, were estimated on an SEC PV 10 basis as of December 31, 1994 in a reserve report prepared by Benton and audited by Huddleston. A summary of the report and a copy of the audit letter, setting forth the criteria and assumptions used in evaluating the 1991-1 Partnership's Proved Reserves, are included in Exhibit B.

     There are numerous uncertainties inherent in estimating quantities of Proved Reserves. Huddleston audited the data and computations used by Benton's petroleum engineer in their evaluation of the total Proved Reserves attributable to all of the wells in which the 1991-1 Partnership had an interest as of December 31, 1994. Estimates by other independent petroleum engineers could vary from Benton's estimates and could result in higher or lower valuations.

     The estimates of the 1991-1 Partnership's future gross revenues attributable to its estimated Proved Reserves as of December 31, 1994 were calculated based on natural gas and crude oil prices in effect on that date. Those prices had a weighted average of $1.63 per Mcf for natural gas and $15.94 per Bbl for oil.

     Future operating and development costs were based on the 1991-1 Partnership's operating and development costs as of December 31, 1994 and were used without escalation. Future severance (production) and ad valorem (property) taxes were calculated using rates prevailing at December 31, 1994. The estimated future gross revenues, future operating and development costs and production taxes were allocated to the 1991-1 Partnership in accordance with its interest in oil and gas properties, taking into account applicable reversionary and overriding royalty interests.

     The present values of the estimated net cash flows attributable to the 1991-1 Partnership's Proved Reserves were calculated by discounting the future net cash flows to present value at the rate of 10% per year, as prescribed by SEC regulations covering reserve reporting for financial disclosure purposes. The discount factor is intended to reflect the timing of future net cash flows. No further discount or risk adjustment was applied. Present value, regardless of the discount rate used, is materially affected by assumptions as to timing of future production, which may prove to have been inaccurate.

     Other Assets and Liabilities. The tax-basis balances of the 1991-1 Partnership's equipment, excluding the Umbrella Point field equipment, aggregated $2,555 at December 31, 1994, and the net book value of its current assets and liabilities as of June 30, 1995 reflect a balance of $85,716, excluding property held for sale. The equipment value and net current assets are based upon the 1991-1 Partnership's 1994 year-end tax accounting records and June 30, 1995 unaudited financial statements, respectively, maintained in accordance with the applicable provisions of the 1991-1 Partnership Agreement.

     Benton believes that valuing the 1991-1 Partnership's equipment (comprised of oil and gas production and transportation facilities) at its tax-basis balances is favorable to the sellers of the producing properties since many purchasers in transactions evaluated by Benton, as part of its on-going involvement in the production area, allocate nominal value to well equipment on the theory that its salvage value at the end of the commercial lives of acquired wells will approximate the cost of plugging and abandoning the wells. Benton believes that the original cost of the equipment less the deductions computed through 1994 year end for tax purposes represents a reasonable approximation of the fair market value of the equipment to Benton. Benton also believes that valuing the current assets and liabilities of the 1991-1 Partnership (comprised of cash and intercompany receivable) at their book value as of June 30, 1995 is appropriate to reflect the fair market value of these items, which are expected to be collected and paid to Benton, to the extent outstanding, in the stated amounts reflected in the 1991-1 Partnership's unaudited balance sheet as of that date.

     General Intangibles. In determining the value attributed to General Intangibles, Benton evaluated the success to date of the 1991-1 Partnership, total consideration paid to date to the participants and the value to Benton of dissolving and liquidating the 1991-1 Partnership so that Benton can focus on its current operations and reduce the administrative burdens associated with operating the Partnership. Based upon Benton's evaluation of historical administrative costs for the 1991-1 Partnership, Benton estimates that the administrative costs for operating the Partnership will be approximately $30,000 per year. From inception through September 1995, the 1991-1 Partnership has made cash distributions to participants aggregating $338,182, or $1,200 per 1991-1 Unit. In forming the 1991-1 Partnership, Benton sold an aggregate of $1,409,091 in 1991-1 Units. Benton acknowledges the concerns raised by the Investors in the 1991-1 Partnership with regard to operations of the Partnership, the lack of success and thus the disappointing returns on investment by the Investors. Because many of the Investors are or were stockholders of Benton, Benton desires to maintain a good relationship with these stockholders, many of whom have been strong supporters of Benton from inception, and Benton desires to avoid future claims against it by participants relating to the management of the Partnership. See "The Exchange Offer and Proposal -- Litigation and Related Matters." Assuming that the Investor in the 1991-1 Partnership elects to hold his or her shares of Common Stock and exercises his or her Warrants at the end of the three-year term, and the market price of the Common Stock is at or above approximately $16.75 per share, Benton believes that the Investors in the 1991-1 Partnership, will have received consideration in the form of cash distributions, Common Stock and Warrants in excess of the initial investment in the 1991-1 Partnership, without regard to any tax benefits received by the participants. Assuming the market price of the Common Stock remains in the range of $11.00 per share and that the Warrants could be sold at their estimated present value of $3.64 per Warrant, the Investors in the 1991-1 Partnership would receive consideration in the form of cash distributions, Common Stock and cash proceeds from the sale of the Warrants equal to approximately 73% of their initial investment. Assuming that the market price of the Common Stock declines to $7.50 per share, its lowest price during the 52 weeks preceding the date of this Prospectus, the Investors in the 1991-1 Partnership will have received consideration in the form of cash distributions and Common Stock equal to approximately 38% of their initial investment. On October 30, 1995, the last sales price of the Benton Common Stock on NASDAQ National Market was $12.00 per share. The assumed market price of the Common Stock of $16.75 per share discussed above represents a 40% increase in the market value of the Benton Common Stock during the three year term of the Warrants. There can be no assurance that the market price of the Benton Common Stock will increase or that such price will be achieved. The value of the General Intangibles of the Partnership is not subject to valuation by third parties since the General Intangibles do not represent actual assets of the Partnership. Benton believes that the participants in the Partnership will not receive any value for the General Intangibles in any alternative to the Exchange.

     Subsequent Adjustments. The Exchange Values will not be adjusted to reflect changes after December 31, 1994 in the present value of the estimated future net cash flows attributable to the 1991-1 Partnership's Proved Reserves. No adjustments will be made to the Exchange Values on account of changes in demand for or costs or prices of oil and gas that differ from the assumptions employed or other market related events after December 31, 1994, although those could affect the value of the 1991-1 Units.

OPINION REGARDING WARRANT VALUATION

     Benton engaged J.P. Morgan to render its opinion as to the fair range of values of the Warrants using the Black-Scholes methodology for valuing options. J.P. Morgan has delivered its written opinion to the Board of Directors of Benton to the effect that, as of October 23, 1995, the fair range of values of the Warrants based on the Black-Scholes methodology for valuing options is between $3.35 and $3.72 per share of Common Stock.

     A copy of J.P. Morgan's written opinion dated as of October 23, 1995, which sets forth the assumptions made, matters considered, and limits on the review undertaken, is attached as Exhibit F to this Prospectus and is incorporated herein by reference. Investors are urged to read the opinion in its entirety. The description of the opinion set forth herein is qualified in its entirety by reference to the full text of such opinion. J.P. Morgan's opinion is addressed only to the Board of Directors, is directed only to the fair range of value of the Warrants based on the Black-Scholes model, and does not constitute a recommendation to any Investor with respect to the Exchange.

     In arriving at its written opinion, J.P. Morgan considered the current market price for Benton's Common Stock and the risk free rate of return based on a three year interest rate swap curve, estimated the volatility of Benton's Common Stock, estimated the impact of dilution caused by the Warrants, assessed any impact associated with the number of shares of Common Stock referenced by the Warrants, and reviewed the terms of the Warrant Agreement attached as Exhibit A to the Prospectus. In addition, J.P. Morgan reviewed (i) publicly available information concerning the trading history and current price of Benton's Common Stock and (ii) the terms of the Warrants as provided by Benton.

     J.P. Morgan has relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished to J.P. Morgan by Benton or otherwise reviewed by J.P. Morgan, and J.P. Morgan has not assumed any responsibility or liability therefor. J.P. Morgan has not conducted any valuation or appraisal of any assets or liabilities.

     J.P. Morgan's opinion is based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date hereof. Subsequent developments may affect J.P. Morgan's opinion and J.P. Morgan does not have any obligation to update, revise, or reaffirm its opinion.

     J.P. Morgan was not requested to, and did not, express an opinion as to the fairness of the Exchange pursuant to which the Warrants are being issued.

     The summary set forth above does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a valuation opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the summary set forth above and their analyses must be considered as a whole and that selecting portions thereof, without considering all of their analyses, could create an incomplete view of the processes underlying its analyses and opinion. J.P. Morgan based its analyses on assumptions that it deemed reasonable, including assumptions concerning general business and economic conditions. J.P. Morgan's analyses are not necessarily indicative of actual values or actual future results that might be achieved, which values may be higher or lower than those indicated. Moreover, J.P. Morgan's analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which securities actually could be bought or sold.

     As part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuation for estate, corporate, and other purposes. J.P. Morgan was selected to render its valuation opinion with respect to the Warrants on the basis of such experience and its familiarity with Benton.

     J.P. Morgan was not requested to and did not provide advice concerning the structure, the specific amount of the consideration, or any other aspects of the Exchange, or to provide services other than the delivery of its opinion. J.P. Morgan did not participate in negotiations with respect to the terms of the Exchange and related transactions.

     For rendering its valuation opinion, Benton has agreed to pay J.P. Morgan $100,000. In addition, Benton has agreed to reimburse J.P. Morgan for its out-of-pocket expenses incurred in connection with its services, including attorneys' fees and disbursements, and will indemnify J.P. Morgan against certain liabilities, including liabilities arising under the securities laws.

     J.P. Morgan and its affiliates maintain banking and other business relationships with Benton, including the extension of credit and other financial advisory services and has received fees from Benton and its affiliates during the last two years in the amount of $375,000. In the ordinary course of their businesses, affiliates of J.P. Morgan may actively trade the debt and equity securities of Benton for their own account or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

                 RECOMMENDATION OF THE MANAGING GENERAL PARTNER

MANAGING GENERAL PARTNER'S REASONS FOR PROPOSING THE EXCHANGE OFFER

     As Managing General Partner, Benton initiated and has proposed the Exchange Offer and has recommended the approval of the Proposals. Benton's decision is based on its conclusion that the Exchange will be more beneficial to Investors than the alternatives of continuing the Partnerships or liquidating all of the assets of the Partnerships and that the terms of the Exchange Offer and related Proposals, including the method used to determine the Exchange Values and the procedures involved in the Proposals, are both fair and appropriate.

     The Managing General Partner, in reaching its conclusion to recommend that each of the Investors accept the Exchange Offer and approve the Proposals, considered a number of factors, including, without limitation, the following:

     (a) The financial condition, results of operations and cash flows of Benton and each of the Partnerships, both on a historical and a prospective basis. The Managing General Partner has reviewed the financial condition, results of operations and cash flows of Benton and each of the Partnerships, on a historical and a prospective basis. The Managing General Partners' analysis of the future prospects for each of the Partnerships indicates declining distributions to the investors. See "-- Benefits of Continued Operations". For the years ended December 31, 1992, 1993 and 1994 and the six months ended June 30, 1994 and 1995, Benton had total revenues of $8,622,000, $7,503,000,
$34,705,000, $12,160,000 and $25,870,000, respectively. For the years ended
December 31, 1992 and 1993, Benton had a net loss of $2,909,000 and $4,829,000, respectively, compared to net income of $2,954,000 for the year ended December 31, 1994 and net income of $2,000 and $3,152,000 for the six months ended June 30, 1994 and 1995. Benton's ability to access additional capital and its more diverse operations and oil and gas prospects in Venezuela, the Gulf Coast and Russia could continue to contribute to significant increases in Benton's results of operations and cash flow.

     (b) Current market conditions and historical market prices, volatility and trading information with respect to the Common Stock of Benton, compared to the lack of a trading market for the Partnership Units. In this regard, the Managing General Partner considered the potential growth rate and market price to earnings potential of Benton. The Managing General Partner believes that the Investors will receive the benefit of any future growth in the value of their equity interest in Benton rather than receiving cash distributions from the Partnerships, which are likely to decrease rapidly as the remaining oil and natural gas reserves of the Partnerships are depleted. Concerns raised by several Investors in the Partnerships are indicative to the Managing General Partner of the desire of many Investors to liquidate their investment in the Partnership. The Managing General Partner's analysis of continuation of the Partnerships indicate that distributions are likely to decrease rapidly over the short economic life of the Partnerships. Although Benton is restricted from paying cash dividends to its stockholders, the Managing General Partner concluded that the Exchange Offer will allow for liquidation of their investment for those Investors who so desire, while allowing other Investors to retain an equity interest in the oil and gas industry through ownership of Benton Common Stock, with access to a public trading market if and when he or she desires to liquidate the investment.

     (c) Plugging Costs to be Incurred if Partnerships Continue. Distributions to the Investors in connection with the Exchange Offer allow for distributions undiminished by ongoing Partnership plugging costs, which the Managing General Partner estimates through the life of the Partnership to be $247, $160 and $56 per Unit for the 1989-1 Partnership, the 1990-1 Partnership and the 1991-1 Partnership, respectively. The Managing General Partner's analysis of the continuation of the Partnerships indicates that the economic life of each of the Partnerships is short. See "-- Managing General Partner's Determination that Exchange Offer is Fair -- Alternatives to the Exchange." Based upon this analysis, the Managing General Partner concluded that the Exchange Offer allows the Investors to receive distributions from the Partnerships without reduction for plugging costs, which Benton estimates will represent 76.7%, 54.6%, and 33.5% of total distributions to Investors in the 1989-1 Partnership, the 1990-1 Partnership and the 1991-1 Partnership if each such Partnership continues to operate through its respective economic life.

     (d) Liquidity of the Common Stock of Benton compared to the lack of liquidity of the Partnership Units. The Common Stock of Benton has an active trading market on NASDAQ-NMS. However, the Warrants that will be received in the Exchange Offer do not currently have a public trading market. The Partnership Units have no liquidity, and the Partnership Agreement restricts transfer of the Partnership Units.

     (e) Favorable terms of Exchange Offer. The terms and conditions of the Exchange Offer, including the amount of consideration to be paid the Investors and the form of the consideration, the parties' representations, warranties, covenants and agreements, and the conditions to their respective obligations set forth in the Exchange Offer. The Managing General Partner deemed that the Exchange Offer is favorable to each of the Partnerships' Investors. In reaching this conclusion, the Managing General Partner noted the nature of the representations and warranties and the limited number of conditions in the Exchange Offer. The Managing General Partner believes that in the absence of extraordinary or unforeseen circumstances, there is a high likelihood that the transaction will be completed, subject to the requisite approval of the Partnerships' Investors. Accordingly, the Managing General Partner believes that the Exchange Offer is more favorable to each of the Investors than purchase and sale agreements that are customarily entered into.

     (f) The review of other alternatives for the Partnerships, including possible sales of Partnership assets to third parties, continued operation of the Partnerships and liquidation of the Partnerships. The Managing General Partner did not believe that the sale of all of the assets of any of the Partnerships were as attractive to the Partnerships as the Exchange Offer because of the premium over the value of the reserves being offered by Benton in the Exchange Offer, the uncertainty that a third party purchaser could be found for all of the assets, and if found, whether a purchase and sale agreement could be negotiated on terms favorable to the Partnerships. The only third party offer received by the Managing General Partner which resulted in an agreement for purchase of a substantial portion of the Partnerships' properties was the cash offer from Goldking, described herein. For a discussion of the Managing General Partner's efforts to solicit purchasers of the Partnerships' assets, see "Background of Exchange Offer." If the Goldking sale is consummated, an Investor may elect to receive cash in lieu of the Common Stock he would receive in the Exchange Offer, if such election is made on the Letter of Transmittal to be used in accepting the Exchange Offer. The Managing General Partner did not believe that the continued operation of the Partnerships was as attractive to the Partnerships as the Exchange Offer because the Managing General Partner believes that the continued cash distributions made by the Partnerships are likely to decrease rapidly as the remaining oil and natural gas reserves are depleted. The Managing General Partner did not believe that liquidation of the Partnership was as attractive to the Partnerships as the Exchange Offer because the estimated liquidation values of the Partnerships are substantially less than the consideration to be received by each of the Investors under the Exchange Offer. See "-- Managing General Partner's Determination that Exchange Offer is Fair -- Alternatives to the Exchange."

     (g) Risks inherent in the oil and gas industry. Inherent in the oil and gas industry are many uncertainties and risks. The Managing General Partner considered the possibilities that changes in the industry and continued volatility of oil and gas prices could have a significantly greater effect on the Partnership due to the Partnership's size compared to Benton and the greater diversification of oil and gas properties and prospects of Benton. However, the Managing General Partner also considered that increases in the price of oil and gas could have a more direct effect to the investors if the Partnership assets were owned by the Partnership rather than Benton due to the size of the Partnership, the cash distributions to the investors from the Partnerships and the percentage ownership in the Partnership of each of the investors. However, Benton believes that an increase in oil and gas prices could generally increase revenues of Benton and could corresponding increase the market price of the Benton Common Stock.

     (h) Restrictions on cash dividends. Benton is restricted under certain credit agreements from paying cash dividends to its stockholders and the Investors could continue to receive cash distributions from the Partnership. However, the Managing General Partner believes that the cash distributions to the Investors from each of the Partnerships will likely decrease rapidly as the remaining oil and natural gas reserves are depleted. See "-- Managing General Partner's Determination that Exchange Offer is Fair -- Alternatives to the Exchange." Although Benton is restricted from paying cash dividends to its stockholders, the Managing General Partner concluded that Investors who desire cash distributions can liquidate their Benton Common

Stock and make alternate investment decisions, but those Investors will not similarly be able to liquidate their investment in the Partnership Units as cash distributions from the Partnerships decrease.

     (i) Tax consequences. Upon the Exchange of the Partnership Units for Common Stock and Warrants, investors will recognize gain equal to the amount by which the fair market value of the Common Stock and Warrants received by them exceeds their respective bases in the Partnership Units exchanged therefore. Thus, an investor will have immediate tax consequences in connection with the Exchange Offer and liquidation of the Partnerships, and could be required to pay cash for such tax liabilities, even though the investor receives only Common Stock and Warrants in connection with the Exchange. However, the Managing General Partner believes that the total consideration to be received by an investor in the Partnerships, net of the tax consequences to such investor, is more beneficial to the investors than continuation of the Partnerships.

     (j) Concerns of Investors. The Managing General Partner also considered the concerns expressed by the many Investors in the Partnerships regarding the historical performance and continued operation of each of the Partnerships and their respective properties, including the litigation instituted by certain of the Investors. The Managing General Partner recognizes these concerns and concluded that it must recommend to the Investors a favorable alternative to continuation of the Partnerships. Based upon the analysis of alternatives to the Exchange Offer, the Managing General Partner must determine to recommend the Exchange Offer as the most favorable alternative to the Investors. See
"-- Managing General Partner's Determination that Exchange Offer is
Fair -- Alternatives to the Exchange."

     In view of the wide variety of factors considered in connection with its evaluation of the terms of the Exchange, the Managing General Partner did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination.

MANAGING GENERAL PARTNER'S DETERMINATION THAT EXCHANGE OFFER IS FAIR

     THE MANAGING GENERAL PARTNER OF EACH OF THE PARTNERSHIPS HAS DETERMINED THAT THE EXCHANGE IS FAIR AND IS IN THE BEST INTERESTS OF THE PARTNERSHIPS AND THEIR RESPECTIVE PARTNERS AND HAS RECOMMENDED THAT THE PARTNERS OF EACH OF THE PARTNERSHIPS TENDER THEIR PARTNERSHIP UNITS AND CONSENT TO THE PARTNERSHIP PROPOSALS. THE EXCHANGE OFFER IS NOT CONDITIONED UPON ACCEPTANCE AND APPROVAL BY ALL OF THE PARTNERSHIPS AND THE MANAGING GENERAL PARTNER BELIEVES THAT THE OFFER IS FAIR TO ALL INVESTORS, REGARDLESS OF WHICH OR THE NUMBER OF PARTNERSHIPS WHICH ACCEPT THE EXCHANGE OFFER FOR THE REASONS SET FORTH BELOW.

     General. The Managing General Partner has analyzed the terms of the Exchange Offer, the consideration and value offered to the Investors in exchange for their Partnership Units and the value of consideration an Investor could expect to receive under various alternatives to the Exchange. In determining that the Exchange Offer is fair to the Investors, the Managing General Partner considered that the Investors who do not accept the Exchange Offer or who do not elect to receive cash in lieu of Benton Common Stock will receive Common Stock and Warrants of Benton, and could receive cash if the Partnerships were continued or liquidated. However, the Managing General Partner believes that because an Investor may elect to receive cash in lieu of Common Stock if the sale to Goldking is consummated, the Investors will receive consideration in excess of the alternatives to the Exchange if the Exchange Offer is accepted. The Managing General Partner's analysis of the consideration an Investor could receive under the alternatives to the Exchange are discussed below. The Managing General Partner believes that those Investors who receive Benton Common Stock will have access to a public trading market if such Investor elects to liquidate his investment for cash. The average daily trading volume for the Benton Common Stock on the NASDAQ National Market for the 30 trading days ended September 27, 1995 was 259,000 shares. The Managing General Partner believes that since the maximum aggregate number of shares of Benton Common Stock that will be issued in the Exchange Offer for all three Partnerships is 171,880, the issuance will have no material effect on the market value of the Benton Common Stock, and may allow all Investors receiving shares of Benton Common Stock in connection with the Exchange Offer and liquidation of the Partnerships to liquidate their investment in the market.

     The Managing General Partner believes that the Exchange Offer is fair to all Investors, regardless of which or the number of Partnerships which accept the Exchange Offer. The assets of the Partnerships which

Benton will acquire if the Exchange Offer is accepted and approved by each of the Partnerships are immaterial to the total asset value of Benton. See "Unaudited Pro Forma Financial Information."

     Alternatives to the Exchange. The Managing General Partner's analysis of the most probable results of continuing the Partnerships indicate that, while continuing the Partnerships would avoid the risks associated with the ownership of Common Stock in Benton, Investors will receive potentially greater values by participating in the Exchange than they would derive from this alternative. Benton estimates that continuing the 1989-1 Partnership under market and operating conditions prevailing in 1994 would likely generate decreasing annual distributions of $114 per 1989-1 Unit in 1995, $146 in 1996, $91 in 1997 and $7
in 1998. Benton estimates that the remaining economic life of the 1989-1 Partnership is 3.5 years. Benton estimates that continuing the 1990-1 Partnership under market and operating conditions prevailing in 1994 would likely generate decreasing annual distributions of $97 per 1990-1 Unit in 1995, $119 in 1996, $76 in 1997, $30 in 1998, $10 in 1999 and $1 in 2,000. Benton
estimates that the remaining economic life of the 1990-1 Partnership is 5.5 years. Benton estimates that continuing the 1991-1 Partnership under market and operating conditions prevailing in 1994 would likely generate decreasing annual distributions of $61 per 1991-1 Unit in 1995, $83 in 1996, $40 in 1997 and $0 in 1998. Benton estimates that the remaining economic life of the 1991-1 Partnership is 2.5 years. Benton believes that the Partnerships will have no residual value in their assets at the end of the economic life of the respective Partnerships.

     The Managing General Partner also believes that, while liquidating the Partnerships through the sale of assets for cash would provide an immediate cash return and avoid the risks associated with owning Benton Common Stock, the Exchange will provide Investors with greater values than they would likely receive in liquidation of the Partnerships. Benton's liquidation analysis reflects an estimated liquidation value of approximately $294,634, $1,052,601 and $240,998 of the 1989-1 Partnership, the 1990-1 Partnership and the 1991-1 Partnership, respectively, or $1,045, $742 and $855 per 1989-1 Unit, 1990-1 Unit and 1991-1 Unit, respectively. Benton received an independent offer from Goldking to purchase each of the Partnership's interest in the Umbrella Point Field (which price represents 99.3%, 88.1% and 88.0% of the total Proved Reserve estimates of the 1989-1 Partnership, the 1990-1 Partnership and the 1991-1 Partnership, respectively) for an estimated total purchase price in cash of $1,439,443 as of June 30, 1995, subject to adjustments. This estimated purchase price would represent potential cash distributions to the Investors equal to $1,147, $656 and $657 per 1989-1 Unit, 1990-1 Unit and 1991-1 Unit,
respectively. Benton's liquidation analysis is based on the anticipated proceeds from the sale of the Umbrella Point Field to Goldking, plus working capital for the Partnership at June 30, 1995, less estimated general and administrative costs involved in liquidation of the Partnership. For purposes of determining the general and administrative costs to the Partnership, Benton estimated that general and administrative expenses would approximate the general and administrative expenses incurred by the Partnership during the year ended December 31, 1994.

     The following tables summarize the results of Benton's liquidation analysis in comparison to the Exchange Values for the Partnership Units determined by Benton. The table also includes valuation data derived from Benton's analysis of continuing the Partnerships. Benton did not undertake its continuation analysis for the purpose of valuing the Partnerships, but solely to illustrate the likelihood of decreasing distributions based on oil and gas prices at December 31, 1994. However, because SEC disclosure standards for roll up transactions require a comparison of the value of the consideration offered in the transaction with the value of the consideration estimated for each alternative to the transaction, the tables also reflect the results of extending Benton's continuation analysis for the balance of the estimated life of the Partnerships' Proved Reserves, and discounting the projected stream of distributions to present value at the same 10% discount rate used in Benton's liquidation analysis to account for the timing of cash flows as well as production and concentration risks.

                               1989-1 PARTNERSHIP

                                                                         TOTAL            VALUE PER
                        VALUATION METHOD                           INVESTOR VALUE(1)     1989-1 UNIT
-----------------------------------------------------------------  -----------------     -----------
Exchange Value...................................................       $370,098            $1,312
Liquidation value estimated by Benton............................        294,634             1,045
Continuation analysis by Benton assuming natural gas prices of
  $1.63 per Mcf and oil prices of $15.94 per Bbl(2)..............         90,661               322
Value of Proved Reserves at December 31, 1994(3).................        325,540             1,155

---------------
(1) The Exchange Value and liquidation value attribute no value to Managing General Partners' interests. The continuation analysis assumes continued distributions to the Managing General Partner pursuant to the terms of the Partnership Agreement.

(2) The assumed natural gas and oil prices are the prices used for preparation of the Partnership's reserve report at December 31, 1994. The continuation analysis was calculated based upon Benton's estimate of the remaining economic life of the Partnership, estimated to be 3.5 years.

(3) Based on the Partnership's December 31, 1994 reserve report prepared by Benton and audited by Huddleston. The reserves are valued as of December 31 of each year, based on oil and natural gas prices as of that date. Market prices for both oil and natural gas are subject to a significant degree of variation, and this variation will affect the calculation of future net cash flows reported by the Partnership at any specific date.

                               1990-1 PARTNERSHIP

                                                                         TOTAL            VALUE PER
                        VALUATION METHOD                           INVESTOR VALUE(1)     1989-1 UNIT
-----------------------------------------------------------------  -----------------     -----------
Exchange Value...................................................      $2,990,728           $2,107
Liquidation value estimated by Benton............................       1,052,601              742
Continuation analysis by Benton assuming natural gas prices of
  $1.63 per Mcf and oil prices of $15.94 per Bbl(2)..............         415,355              293
Value of Proved Reserves at December 31, 1994(3).................       1,057,123              745

---------------
(1) The Exchange Value and liquidation value attribute no value to Managing General Partners' interests. The continuation analysis assumes continued distributions to the Managing General Partner pursuant to the terms of the Partnership Agreement.

(2) The assumed natural gas and oil prices are the prices used for preparation of the Partnership's reserve report at December 31, 1994. The continuation analysis was calculated based upon Benton's estimate of the remaining economic life of the Partnership, estimated to be 5.5 years.

(3) Based on the Partnership's December 31, 1994 reserve report prepared by Benton and audited by Huddleston. The reserves are valued as of December 31 of each year, based on oil and natural gas prices as of that date. Market prices for both oil and natural gas are subject to a significant degree of variation, and this variation will affect the calculation of future net cash flows reported by the Partnership at any specific date.

                               1991-1 PARTNERSHIP

                                                                         TOTAL            VALUE PER
                        VALUATION METHOD                           INVESTOR VALUE(1)     1991-1 UNIT
-----------------------------------------------------------------  -----------------     -----------
Exchange Value...................................................       $692,349            $2,456
Liquidation value estimated by Benton............................        240,998               855
Continuation analysis by Benton assuming natural gas prices of
  $1.63 per Mcf and oil prices of $15.94 per Bbl(2)..............         47,072               167
Value of Proved Reserves at December 31, 1994(3).................        210,445               747

---------------
(1) The Exchange Value and liquidation value attribute no value to Managing General Partners' interests. The continuation analysis assumes continued distributions to the Managing General Partner pursuant to the terms of the Partnership Agreement.

(2) The assumed natural gas and oil prices are the prices used for preparation of the Partnership's reserve report at December 31, 1994. The continuation analysis was calculated based upon Benton's estimate of the remaining economic life of the Partnership, estimated to be 2.5 years.

(3) Based on the Partnership's December 31, 1994 reserve report prepared by Benton and audited by Huddleston. The reserves are valued as of December 31 of each year, based on oil and natural gas prices as of that date. Market prices for both oil and natural gas are subject to a significant degree of variation, and this variation will affect the calculation of future net cash flows reported by the Partnership at any specific date.

     The actual amount that Investors would receive if the Partnerships continued their respective operations would depend on production levels, which cannot be predicted with certainty. In addition, the actual amount that Investors would receive under either of the alternatives to the Exchange would depend on future oil and gas prices. To the extent that future prices for those commodities are materially higher or lower than the pricing assumptions made by the Managing General Partner, those fluctuations would likely have a similar effect on the operating results, distribution rates and market value of the Partnership Units, largely negating the effect of price changes on a comparison between the Exchange and either alternative of continuing the Partnerships or liquidating their assets. In addition, Benton believes that liquidating the Partnerships would deprive Investors of the opportunity to benefit from any future upturn in oil and gas prices.

BENEFITS OF CONTINUED OPERATIONS

     The 1989-1 Partnership. Continuing to operate the 1989-1 Partnership could benefit the Investors by avoiding many of the risks associated with owning Benton Common Stock. In addition, Benton does not pay cash dividends on its shares of Common Stock and does not anticipate paying dividends in the foreseeable future. However, Benton's continuation analysis reflects a present value that is $322 per 1989-1 Unit, or $990 per 1989-1 Unit below the Exchange Value. Accordingly, Benton believes that Investors are likely to receive less value if the 1989-1 Partnership continues in its present form than they would receive by participating in the Exchange. While this conclusion is supported by Benton's analysis of continuing the 1989-1 Partnership, there can be no assurance that the Exchange will be more beneficial to Investors than continuing the 1989-1 Partnership.

     In determining that the 1989-1 Partnership had reached the stage in its production history when consideration of the Exchange Offer became appropriate, the Managing General Partner evaluated the anticipated results of continuing the 1989-1 Partnership.

     The Managing General Partner's continuation analysis for the 1989-1 Partnership is based upon the Partnership's reserve report at December 31, 1994, prepared by the Managing General Partner and audited by Huddleston. The continuation analysis assumes revenues, taxes and expenses will be allocated to participants and the Managing General Partner in the percentages set forth in the 1989-1 Partnership Agreement. Based upon these assumptions, and further discounted at 10%, the cash flow to the participants for the years indicated are as follows:

                               1989-1 PARTNERSHIP

                             CONTINUATION ANALYSIS

                         YEAR                        TOTAL CASH FLOW(1)     CASH FLOW PER UNIT(2)
    -----------------------------------------------  ------------------     ---------------------
    1995...........................................        $30,640                   $109
    1996...........................................         37,445                    133
    1997...........................................         21,150                     75
    1998...........................................          1,426                      5
                                                                                  -------
              Total(3).............................        $90,661                   $322
                                                                                  =======

---------------
(1) Reflects total cash flow allocated to participants of the 1989-1 Partnership, after allocation of cash flow to Managing General Partner's interest pursuant to the terms of the 1989-1 Partnership Agreement.

(2) Obtained by dividing the total cash flow by 281.8182 Partnership Units.

(3) Benton's continuation analysis estimates that the remaining economic life of the 1989-1 Partnership is 3.5 years. This analysis assumes that total revenues, production taxes and lease operating expenses will be consistent with those assumptions set forth in the 1989-1 Partnership reserve report dated December 31, 1994, and that annual general and administrative expenses will be consistent with actual general and administrative expenses incurred by the 1989-1 Partnership for the year ended December 31, 1994. The continuation analysis assumes capital expenditures during 1995 based upon actual capital expenditures through June 30, 1995 and assumes capital expenditures thereafter consistent with those set forth in the Partnership's reserve report.

     The 1990-1 Partnership. Continuing to operate the 1990-1 Partnership could benefit the Investors by avoiding many of the risks associated with owning Benton Common Stock. In addition, Benton does not pay cash dividends on its shares of Common Stock and does not anticipate paying dividends in the foreseeable future. However, Benton's continuation analysis reflects a present value that is $293 per 1990-1 Unit, or $1,813 per 1990-1 Unit below the Exchange Value. Accordingly, Benton believes that Investors are likely to receive less value if the 1990-1 Partnership continues in its present form than they would receive by participating in the Exchange. While this conclusion is supported by Benton's analysis of continuing the 1990-1 Partnership, there can be no assurance that the Exchange will be more beneficial to Investors than continuing the 1990-1 Partnership.

     In determining that the 1990-1 Partnership had reached the stage in its production history when consideration of the Exchange Offer became appropriate, the Managing General Partner evaluated the anticipated results of continuing the 1990-1 Partnership.

     The Managing General Partner's continuation analysis for the 1990-1 Partnership is based upon the Partnership's reserve report at December 31, 1994, prepared by the Managing General Partner and audited by Huddleston. The continuation analysis assumes revenues, taxes and expenses will be allocated to participants and the Managing General Partner in the percentages set forth in the 1990-1 Partnership Agreement. Based upon these assumptions, and further discounted at 10%, the cash flow to the participants for the years indicated are as follows:

                               1990-1 PARTNERSHIP

                             CONTINUATION ANALYSIS

                         YEAR                        TOTAL CASH FLOW(1)     CASH FLOW PER UNIT(2)
    -----------------------------------------------  ------------------     ---------------------
    1995...........................................       $131,114                   $ 92
    1996...........................................        153,178                    108
    1997...........................................         89,495                     63
    1998...........................................         31,851                     22
    1999...........................................          9,253                      7
    2000...........................................            464                      1
                                                          --------                   ----
              Total(3).............................       $415,355                   $293
                                                          ========                   ====

---------------
(1) Reflects total cash flow allocated to participants of the 1990-1 Partnership, after allocation of cash flow to Managing General Partner's interest pursuant to the terms of the 1990-1 Partnership Agreement.

(2) Obtained by dividing the total cash flow by 1,419.192 Partnership Units.

(3) Benton's continuation analysis estimates that the remaining economic life of the 1990-1 Partnership is 5.5 years. This analysis assumes that total revenues, production taxes and lease operating expenses will be consistent with those assumptions set forth in the 1990-1 Partnership reserve report dated December 31, 1994, and that annual general and administrative expenses will be consistent with actual general and administrative expenses incurred by the 1990-1 Partnership for the year ended December 31, 1994. The continuation analysis assumes capital expenditures during 1995 based upon actual capital expenditures through June 30, 1995 and assumes capital expenditures thereafter consistent with those set forth in the Partnership's reserve report.

     The 1991-1 Partnership. Continuing to operate the 1991-1 Partnership could benefit the Investors by avoiding many of the risks associated with owning Benton Common Stock. In addition, Benton does not pay cash dividends on its shares of Common Stock and does not anticipate paying dividends in the foreseeable future. However, Benton's continuation analysis reflects a present value that is $167 or $2,290 per 1991-1 Unit below the Exchange Value. Accordingly, Benton believes that Investors are likely to receive less value if the 1991-1 Partnership continues in its present form than they would receive by participating in the Exchange. While this conclusion is supported by Benton's analysis of continuing the 1991-1 Partnership, there can be no assurance that the Exchange will be more beneficial to Investors than continuing the 1991-1 Partnership.

     In determining that the 1991-1 Partnership had reached the stage in its production history when consideration of the Exchange Offer became appropriate, the Managing General Partner evaluated the anticipated results of continuing the 1991-1 Partnership.

     The Managing General Partner's continuation analysis for the 1991-1 Partnership is based upon the Partnership's reserve report at December 31, 1994, prepared by the Managing General Partner and audited by Huddleston. The continuation analysis assumes revenues, taxes and expenses will be allocated to participants and the Managing General Partner in the percentages set forth in the 1991-1 Partnership Agreement. Based upon these assumptions, and further discounted at 10%, the cash flow to the participants for the years indicated are as follows:

                               1991-1 PARTNERSHIP

                             CONTINUATION ANALYSIS

                         YEAR                        TOTAL CASH FLOW(1)     CASH FLOW PER UNIT(2)
    -----------------------------------------------  ------------------     ---------------------
    1995...........................................        $16,472                   $ 58
    1996...........................................         21,258                     75
    1997...........................................          9,342                     34
                                                           -------                   ----
              Total(3).............................        $47,072                   $167
                                                           =======                   ====

---------------
(1) Reflects total cash flow allocated to participants of the 1991-1 Partnership, after allocation of cash flow to Managing General Partner's interest pursuant to the terms of the 1991-1 Partnership Agreement.

(2) Obtained by dividing the total cash flow by 281.8182 Partnership Units.

(3) Benton's continuation analysis estimates that the remaining economic life of the 1991-1 Partnership is 2.5 years. This analysis assumes that total revenues, production taxes and lease operating expenses will be consistent with those assumptions set forth in the 1991-1 Partnership reserve report dated December 31, 1994, and that annual general and administrative expenses will be consistent with actual general and administrative expenses incurred by the 1991-1 Partnership for the year ended December 31, 1994. The continuation analysis assumes capital expenditures during 1995 based upon actual capital expenditures through June 30, 1995 and assumes capital expenditures thereafter consistent with those set forth in the Partnership's reserve report.

BENEFITS OF LIQUIDATION

     The 1989-1 Partnership. If the 1989-1 Partnership liquidated its assets and completed a dissolution upon the sale of its assets for cash, the Investors would benefit by receiving an immediate cash return without continuing to be subject to the risks of owning Benton Common Stock and Warrants and risks of participation in oil and gas operations. In addition, if the 1989-1 Partnership were liquidated in a cash transaction, the Investors could reinvest the proceeds in similar or different investments. For the reasons described below, however, Benton believes that liquidating the 1989-1 Partnership would not provide Investors with greater values than those they would receive in the Exchange. Although Benton made various assumptions that it believes to be reasonable in conducting the liquidation analysis supporting this conclusion, there can be no assurance that those assumptions would ultimately prove to be correct and that proceeds of a cash sale would not exceed the value of the Common Stock and Warrants issuable in the Exchange.

     Benton's decision to recommend the approval of the Proposal is supported by its internal liquidation analysis, reflecting a liquidation value of $294,634 or $1,045 per 1989-1 Unit. It is further supported by an independent offer to purchase the 1989-1 Partnership's interest in the Umbrella Point Field by Goldking (which price represents 99.3% of the total Proved Reserve estimates of the 1989-1 Partnership) for a total purchase price in cash of $323,296. This purchase price would represent cash distributions to the Investors, following satisfaction of current liabilities, equal to $1,147 per 1989-1 Unit. Based on these factors, Benton has concluded that, while an asset sale in liquidation of the 1989-1 Partnership might result in limited third-party interest in the 1989-1 Partnership's most significant asset, and a sale of the Partnership's properties as a whole would provide an immediate cash return to Investors, it would likely result in valuations by an unaffiliated bidder below the Total Exchange Value, and further, any cash received would likely be equal to or less than the liquidation value after payment of transaction costs and costs associated with liquidation and dissolution, if another third party was willing to purchase only the assets of the 1989-1 Partnership. Benton has not conditioned this Exchange Offer on approval by the other Partnerships described herein, but believes that a third party would significantly discount the value of the Partnership's properties if it could not purchase the working interests owned by all three Partnerships. Additionally, Benton has assumed sole responsibility for payment of all transaction costs associated with the Exchange Offer, allowing distribution of consideration without deduction for such costs. Benton believes it unlikely that a third party would offer to purchase the Partnership's assets, and also assume responsibility for payment of transaction costs.

                               1989-1 PARTNERSHIP

                              LIQUIDATION ANALYSIS

    Estimated Cash Proceeds from Sale of Umbrella Point Field.................  $323,296
    Working Capital(1)........................................................     6,338
    General and Administrative Expense(2).....................................   (35,000)
                                                                                --------
              Net Aggregate Liquidation Value.................................  $294,634
                                                                                ========
              Liquidation Value Per Unit(3)...................................  $  1,045
                                                                                ========

---------------
(1) At June 30, 1995, the 1989-1 Partnership had current assets, less property held for sale, of $6,338, and liabilities of $0, resulting in a working capital balance of $6,338, excluding the property held for sale.

(2) Estimated expenses to the Partnership in preparing the Partnership financial statements, tax returns, Investor tax statements and similar administrative matters. This estimate was determined based upon the actual expenses incurred by the 1989-1 Partnership for general and administrative expense for the year ended December 31, 1994.

(3) Obtained by dividing the net aggregate liquidation value by 281.8182 Partnership Units. No liquidation value has been attributed to the Managing General Partners' interest.

     Benton's liquidation analysis assumed that a Majority in Interest of the Investors would approve the sale of all or substantially all of the 1989-1 Partnership's assets, as required under the 1989-1 Partnership Agreement. Based on this analysis, the Managing General Partner concluded that Investors would benefit more from the Exchange than a potential liquidation of the 1989-1 Partnership.

     The 1990-1 Partnership. If the 1990-1 Partnership liquidated its assets and completed a dissolution upon the sale of its assets for cash, the Investors would benefit by receiving an immediate cash return without continuing to be subject to the risks of owning Benton Common Stock and Warrants and risks of participation in oil and gas operations. In addition, if the 1990-1 Partnership were liquidated in a cash transaction, the Investors could reinvest the proceeds in similar or different investments. For the reasons described below, however, Benton believes that liquidating the 1990-1 Partnership would not provide Investors with greater values than those they would receive in the Exchange. Although Benton made various assumptions that it believes to be reasonable in conducting the liquidation analysis supporting this conclusion, there can be no assurance that those assumptions would ultimately prove to be correct and that proceeds of a cash sale would not exceed the value of the Common Stock and Warrants issuable in the Exchange.

     Benton's decision to recommend the approval of the Proposal is supported by its internal liquidation analysis, reflecting a liquidation value of $1,052,601 or $742 per 1990-1 Unit. It is further supported by an independent offer to purchase the 1990-1 Partnership's interest in the Umbrella Point Field by Goldking (which price represents 88.1% of the total Proved Reserve estimates of the 1990-1 Partnership) for an estimated total purchase price in cash of $930,865. This purchase price would represent cash distributions to the Investors equal to $656 per 1990-1 Unit. Based on these factors, Benton has concluded that, while an asset sale in liquidation of the 1990-1 Partnership might result in limited third-party interest in the 1990-1 Partnership's most significant asset, a sale of the Partnership's properties as a whole would provide an immediate cash return to Investors but would likely result in valuations by an unaffiliated bidder below the total Exchange Value, and further, any cash received would likely be equal to or less than the liquidation value after payment of transaction costs and costs associated with liquidation and dissolution. Benton has not conditioned this Exchange Offer on approval by the other Partnerships described herein, but believes that a third party would significantly discount the value of the Partnership's properties if it could not purchase the working interests owned by all three Partnerships. Additionally, Benton has assumed sole responsibility for payment of all transaction costs associated with the Exchange Offer, allowing distribution of consideration without deduction for such costs. Benton believes it unlikely that a third party would offer to purchase the Partnership's assets, and also assume responsibility for payment of transaction costs.

                               1990-1 PARTNERSHIP

                              LIQUIDATION ANALYSIS

    Estimated Cash Proceeds from Sale of Umbrella Point Field................  $  930,865
    Working Capital(1).......................................................     201,736
    General and Administrative Expense(2)....................................     (80,000)
                                                                               ----------
              Net Aggregate Liquidation Value................................  $1,052,601
                                                                               ==========
              Liquidation Value Per Unit(3)..................................  $      742
                                                                               ==========

---------------
(1) At June 30, 1995, the 1990-1 Partnership had current assets, less property held for sale, of $201,736 and liabilities of $0, resulting in a working capital balance of $201,736, excluding the property held for sale.

(2) Estimated expenses to the Partnership in preparing the Partnership financial statements, tax returns, Investor tax statements and similar administrative matters. This estimate was determined based upon the actual expenses incurred by the 1990-1 Partnership for general and administrative expense for the year ended December 31, 1994.

(3) Obtained by dividing the net aggregate liquidation value by 1,419.192 Partnership Units. No liquidation value has been attributed to the Managing General Partners' interests.

     Benton's liquidation analysis did not take into account additional discount factors that an unaffiliated buyer might apply to reflect the 1990-1 Partnership's concentration of production and value in one major property or its lack of a majority working interest in its wells. In addition, Benton did not attempt to quantify the potential impact of being able to secure a single buyer for all of the 1990-1 Partnership's properties under the circumstances where the only available purchaser limited its bid to the 1990-1 Partnership's most significant property interest and excluded less desirable properties.

     Benton's liquidation analysis assumed that a Majority in Interest of the Investors would approve the sale of all or substantially all of the 1990-1 Partnership's assets, as required under the 1990-1 Partnership Agreement. Based on this analysis, the Managing General Partner concluded that Investors would benefit more from the Exchange than a potential liquidation of the 1990-1 Partnership.

     The 1991-1 Partnership. If the 1991-1 Partnership liquidated its assets and completed a dissolution upon the sale of its assets for cash, the Investors would benefit by receiving an immediate cash return without continuing to be subject to the risks of owning Benton Common Stock and Warrants and risks of participation in oil and gas operations. In addition, if the 1991-1 Partnership were liquidated in a cash transaction, the Investors could reinvest the proceeds in similar or different investments. For the reasons described below, however, Benton believes that liquidating the 1991-1 Partnership would not provide Investors with greater values than those they would receive in the Exchange. Although Benton made various assumptions that it believes to be reasonable in conducting the liquidation analysis supporting this conclusion, there can be no assurance that those assumptions would ultimately prove to be correct and that proceeds of a cash sale would not exceed the value of the Common Stock and Warrants issuable in the Exchange.

     Benton's decision to recommend the approval of the Proposal is supported by its internal liquidation analysis, reflecting a liquidation value of $240,998 or $855 per 1991-1 Unit. It is further supported by an independent offer to purchase the 1991-1 Partnership's interest in the Umbrella Point Field by Goldking (which price represents 88.0% of the total Proved Reserve estimates of the 1991-1 Partnership) for a total purchase price in cash of $185,282. This purchase price would represent cash distributions to the Investors equal to $657 per 1991-1 Unit. Based on these factors, Benton has concluded that, while an assets sale in liquidation of the 1991-1 Partnership might result in limited third-party interest in the 1991-1 Partnership's most significant asset, a sale of the Partnership's properties as a whole would provide an immediate cash return to Investors but would likely result in valuations by an unaffiliated bidder below the total Exchange Value, and further, any cash received would likely be equal to or less than the liquidation value after payment of transaction costs and costs associated with liquidation and dissolution. Benton has not conditioned this Exchange Offer on approval by the other Partnerships described herein, but believes that a third party would significantly discount the value of the Partnership's properties if it could not purchase the working interests owned by all three Partnerships. Additionally, Benton has assumed sole responsibility for payment of all transaction costs associated with the Exchange Offer, allowing distribution of consideration without deduction for such costs. Benton believes it unlikely that a third party would offer to purchase the Partnership's assets, and also assume responsibility for payment of transaction costs.

                               1991-1 PARTNERSHIP

                              LIQUIDATION ANALYSIS

    Estimated Cash Proceeds from Sale of Umbrella Point Field.................  $185,282
    Working Capital(1)........................................................    85,716
    General and Administrative Expense(2).....................................   (30,000)
                                                                                --------
              Net Aggregate Liquidation Value.................................  $240,998
                                                                                ========
              Liquidation Value Per Unit(3)...................................  $    855
                                                                                ========

---------------
(1) At June 30, 1995, the 1991-1 Partnership had current assets, less property held for sale, of $85,716 and liabilities of $0 resulting in a working capital balance of $85,716, excluding the property held for sale.

(2) Estimated expenses to the Partnership in preparing the Partnership financial statements, tax returns, Investor tax statements and similar administrative matters. This estimate was determined based upon the actual expenses incurred by the 1991-1 Partnership for general and administrative expense for the year ended December 31, 1994.

(3) Obtained by dividing the net aggregate liquidation value by 281.8182 Partnership Units. No liquidation value has been attributed to the Managing General Partners' interests.

     Material changes in Benton's liquidation analysis did not take into account additional discount factors that an unaffiliated buyer might apply to reflect the 1991-1 Partnership's concentration of production and value in one major property or its lack of a majority working interest in its wells. In addition, Benton did not attempt to quantify the potential impact of being able to secure a single buyer for all of the 1991-1 Partnership's properties under the circumstances where the only available purchaser limited its bid to the 1991-1 Partnership's most significant property interest and excluded less desirable properties.

     Benton's liquidation analysis assumed that a Majority in Interest of the Investors would approve the sale of all or substantially all of the 1991-1 Partnership's assets, as required under the 1991-1 Partnership Agreement. Based on this analysis, the Managing General Partner concluded that Investors would benefit more from the Exchange than a potential liquidation of the 1991-1 Partnership.

LACK OF INDEPENDENT REPRESENTATIVE

     Benton did not engage an independent representative to negotiate the terms of the Exchange Offer on behalf of the Investors, since Benton believed that the Exchange Values for each of the Partnerships is in excess of the fair value of the assets of the Partnerships. In addition, Benton did not want to pay fees to a third party to negotiate the terms of the Exchange. As a result, the Exchange Values and other term of the Exchange Offer may not be as favorable as the terms that an independent representative might have obtained.

BOARD OF DIRECTORS OF BENTON; BENTON'S REASONS FOR THE EXCHANGE

     At a meeting held on April 26, 1995, the Board of Directors of Benton unanimously approved the Exchange Offer and the issuance of Benton Common Stock and Warrants in connection with the Exchange. The Delaware Corporation Law does not require that the Benton stockholders approve the Exchange Offer or the issuance of Benton Common Stock or Warrants, and no such approval is being sought.

     In reaching its conclusion to approve the Exchange Offer, the Board of Directors of Benton determined that the purchase of the Partnership assets by Benton is consistent with and in furtherance of the long-term business strategy of Benton. In addition, the Board believes that the Exchange Offer provides the Investors in the Partnerships, many of whom are Benton stockholders, the opportunity to benefit from the continued growth of Benton and consideration in excess of the liquidation value of each of the Partnerships. The Board understands the significant risks associated with the oil and gas industry and drilling for oil and natural gas, but acknowledges the concerns raised by the Investors in the Partnerships with regard to the disappointing returns on investment by the Investors. Because many of the Investors are also stockholders of Benton, the Board believes it prudent to maintain a good relationship with these stockholders, who have been strong supporters of Benton from inception, and the consideration to be given under the Exchange Offer is indicative of Benton's desire to address the concerns of its Investors and stockholders. The Board of Directors believes that the Exchange Offer may serve to resolve the issues and claims made by certain Investors in the Litigation and may forestall any further litigation surrounding or arising from the Partnerships. In addition, the Board believes that dissolution of the Partnerships upon consummation of the Exchange and adoption of the Proposals by each of the Partnerships will allow Benton to focus its resources on the core assets and projects of Benton.

FIDUCIARY DUTIES OF BENTON

     General. Benton's fiduciary duties to the Investors include legal responsibilities of loyalty, care and good faith. As Managing General Partner of the Partnerships, Benton may not profit by any conduct or transaction in contravention of its fiduciary obligations to the Investors. Rights of action by or on behalf of the Investors for any breach of these duties are provided under most state limited partnership or other laws. Under California law, which is the choice of law provided in the Partnership Agreements, a limited partner may bring action against a general partner, upon a showing of the breach of its fiduciary duty, to recover his capital contribution or to seek an accounting and dissolution of the partnership. While a general partner would have the burden of dispelling all doubts concerning its conduct, simple negligence or an error in judgment not amounting to a breach of fiduciary duty would constitute a defense to the limited partner's actions under California law. Benton believes that it has complied with its fiduciary duties in the management of each of the Partnerships and in connection with the Exchange Offer.

     Remedies for Breach of Fiduciary Duties. Under California law, except as described below, if a non-consenting Investor believes that adoption of the Proposal or consummation of the Exchange would constitute a breach of the General Partner's fiduciary duties, the Investor could institute legal action against the General Partner to enjoin the Exchange or implementation of the Amendments contemplated by the Proposal or to recover damages resulting from the consummation of the Exchange. In appropriate circumstances, a limited partner may institute a class action against its general partner on behalf of himself and the other similarly situated limited partners or a derivative action against a general partner on behalf of the partnership to recover damages for a breach of a general partner's fiduciary duties. This is a developing area of the law, and Investors who have questions concerning the General Partner's duties should consult with their own legal counsel.

     Limitations on Investors' Remedies. The Partnership Agreements provide that the General Partner and its affiliates will not be liable to the Partnership or the Investors for errors of judgment or any acts or omissions that do not constitute negligence or misconduct. In addition, the Partnership Agreements provide generally that, to the extent permitted by law, the Partnership will indemnify the General Partner and its affiliates providing services on behalf of the Partnerships against judgments and amounts paid in settlement, plus costs and expenses (including reasonable attorneys' fees and expenses) actually and reasonably incurred, if the indemnitee acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Partnership. In the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy and therefore unenforceable.

ACCESS TO INVESTOR LIST AND PROGRAM RECORDS.

     Benton will provide free of charge to any Investor, upon written request, a current alphabetized listing of all Investors' names and addresses of the Investors in a Partnership in which the requesting Investor owns a Partnership Unit. Investors are afforded this right under the Partnership Agreement and federal and state law. Investors also have the right under the Partnership Agreement to inspect the books and records of his Partnership at all reasonable times.

                        FAILURE TO APPROVE THE PROPOSALS

     In the event that the Investors of any of the Partnerships fail to approve the Proposal, as set forth in this Prospectus, the Exchange of Partnership Units tendered pursuant to the Exchange offer will not be consummated and the assets of that Partnership will not be transferred to Benton. However, the assets of any Partnership whose Investors do approve the Proposal and accept the Exchange will be transferred to Benton. In the event the Investors of a Partnership fail to approve the Proposal, that Partnership would continue in its business as heretofore operated. However, it is possible that a new offer might be negotiated between such Partnership and Benton. No such other terms have been discussed or agreed upon. In addition, the Managing General Partner may also explore other alternatives, such as the sale of that Partnership's assets to a third party. However, there is no assurance that the Managing General Partner could find a third party interested in purchasing such assets or that the terms and conditions of such a purchase and sale agreement would be as favorable as the terms offered pursuant to the Exchange Offer.

     Pursuant to the terms of the purchase agreements with Goldking, the seller or purchaser may terminate the agreement if the closing has not occurred on or before December 31, 1995. Benton and Goldking have verbally agreed to a 30-day extension of such date, so that the seller or purchaser may terminate the agreement if the closing has not occurred on or before January 30, 1996. If the Partnerships do not approve the Proposals, there can be no assurance that a sale of the Partnerships' assets for cash pursuant to the Goldking Agreement can be accomplished prior to such termination date. The terms of each of the Partnership Agreements require that such a sale be approved by the participants prior to consummation of such a sale.

                               CONSENT PROCEDURES

WRITTEN CONSENT AND VOTE REQUIRED

     Investors may tender their Partnership Units or vote against the Proposal by properly completing and executing the Letter(s) of Transmittal accompanying this Prospectus and attached as Exhibit D in accordance with the instructions contained therein, and delivering it, together with any requisite supporting documents indicated in the Letter of Transmittal, prior to the Expiration Date, to Benton at the following address:

                           Benton Oil and Gas Company
                               1145 Eugenia Place, Suite 200
                               Carpinteria, California 93013
                               Telephone: (805) 566-5600

     PARTNERSHIP UNITS WILL NOT BE VALIDLY TENDERED UNLESS THE LETTER OF TRANSMITTAL HAS BEEN COMPLETELY AND FULLY EXECUTED IN ACCORDANCE WITH THE INSTRUCTIONS THERETO AND ACCOMPANIED BY ALL OTHER REQUIRED DOCUMENTS IN FORM AND SUBSTANCE SATISFACTORY TO BENTON. All questions concerning the validity, form and eligibility (including time of receipt) of tenders will be determined by Benton, whose determination will be final and binding.

CONSENT TABULATION

     All votes consenting to the Proposal and withholding consent, as directed in the Letter of Transmittal submitted by Investors, will be tabulated by First Interstate Bank. First Interstate Bank has agreed to make the tabulation available to Investors upon request to Benton.

EXPIRATION OF EXCHANGE OFFER


     The Exchange Offer will be held open for 60 days from the date of this Prospectus and will expire at 5:00 p.m. Pacific Time on the Expiration Date. The Expiration Date will be January 9, 1996, unless extended by Benton for a period of up to 60 days. Notice of extension of the Exchange Offer, if made, will be given by mail to each Investor. An extension will be effective upon mailing of notice.


AMOUNT TENDERED

     Benton will not accept tenders of less than all of an Investor's Partnership Units.

REVOCABILITY OF TENDERS

     Tenders of Partnership Units and consents to the Proposal may be revoked at any time prior to the Expiration Date by sending notice of revocation to Benton at 1145 Eugenia Place, Suite 200, Carpinteria, California 93013, Attention: Toni
L. Jackson. The notice should identify the Investor, indicate the Partnership Units for which he is revoking his tender and indicate an intention to revoke a prior tender and withhold consent to the Proposal. If this Prospectus is amended to reflect a material adverse development, the Expiration Date will be extended, if required, to afford at least 20 days for Investors to revoke their prior tender of Partnership Units.

SOLICITATION OF LETTERS OF TRANSMITTAL

     Benton intends to enter into an agreement with participating NASD broker/dealers ("Solicitating Dealer") to assist in the solicitation of Letters of Transmittal for the Exchange Offer. Each Solicitating Dealer who executes an agreement with Benton will be entitled to receive a fee and expense reimbursement from Benton equal to 2% of the aggregate Exchange Value of Units held by Investors who return a completed Letter of Transmittal (whether they vote for or against the Proposal) as a result of its solicitation effort (or an aggregate for all Solicitating Dealers of up to $81,064), as evidenced by the appearance of its name on the Letter of Transmittal in the space provided for that purpose. Total fee and expense reimbursements to the Solicitating Dealers will not exceed 2% of the Total Exchange Value.

     Benton has agreed to indemnity Solicitating Dealers against certain civil liabilities, including liabilities under the Securities Act. The Solicitating Dealers may be deemed to be underwriters within the meaning of the Securities Act.

     Holders of Units in the Partnerships who elect to accept the Exchange Offer may elect to receive cash in lieu of shares of Common Stock to be issued, BUT CASH WILL BE DISTRIBUTED TO HOLDERS MAKING SUCH ELECTION ONLY IF THE SALE OF THE UMBRELLA POINT FIELD TO GOLDKING, AS DESCRIBED HEREIN, IS ACTUALLY CONSUMMATED. A holder who wishes to accept the Exchange Offer and make an election to receive cash in lieu of shares of Common Stock should properly indicate such election on the Letter of Transmittal. If the sale of the Umbrella Point Field working interests to Goldking in consummated, a holder who elects to receive cash in lieu of Common Stock will receive $1,185 for each 1989-1 Unit, $891 for each 1990-1 Unit and $1,055 for each 1991-1 Unit, with Warrants in the amounts described herein. There can be no assurance from Benton that the sale of the Umbrella Point Field to Goldking will be consummated, and therefore, an Investor should make a decision to accept the Exchange Offer based solely upon a decision to receive Common Stock and Warrants in the amounts set forth herein.

ACCEPTANCE OF TENDERS

     On the Closing Date, subject to the satisfaction or waiver of the conditions to the Exchange Offer, Benton will accept all Partnership Units properly tendered pursuant to the Exchange Offer. If the Partnerships accept the Proposals, Benton will, on behalf of the approving Partnerships, cause the assets of such Partnerships, subject to associated liabilities, to be withdrawn from the Partnership and contributed to Benton, effective as of the Effective Date, in exchange for the Common Stock and Warrants which will be issued and delivered promptly after the Closing Date.

     On the Closing Date, Benton will cause certificates representing the Common Stock and the Warrants issuable in the Exchange to be registered in the name of the holders who have accepted the Exchange Offer. Benton will also cause a certificate representing the shares of Common Stock and Warrants that will be issued to participants upon liquidation of each of the Partnerships to be issued in the name of the Partnership, pending dissolution, liquidation and winding-up of the Partnerships. Immediately thereafter, Benton will cause the shares of Common Stock and Warrants issued in the name of the Partnership to be transferred into certificates representing Common Stock and Warrants, registered in the names of the individual participants remaining in the Partnerships following liquidation.

SPECIAL REQUIREMENTS FOR CERTAIN INVESTORS

     Some of the Investors are entities such as estates, trusts, corporations, limited partnerships or general partnerships. With respect to a Partnership Unit tendered by an Investor other than an individual, Benton may elect, at its option, to require that each Letter of Transmittal be accompanied by evidence that the Investor has met all requirements of its governing instruments, such as applicable partnership or joint venture agreements, and is authorized to tender its Partnership Units under the laws of the jurisdiction in which the entity was organized. With respect to most trusts, including individual retirement accounts, Benton expects to require only that the named trustee (or authorized representative thereof) execute the Letter of Transmittal.

REPRESENTATIONS AND COVENANTS

     Each Investor represents in the Letter of Transmittal that he has, and will have as of the Closing Date, the right and authority to transfer his Partnership Unit, and that his Partnership Unit is free and clear of all liens, encumbrances and adverse claims. The Letter of Transmittal also contains a covenant by the Investor to execute any additional documents and instruments that may be reasonably required to more effectively transfer to and to vest in Benton the assets underlying the tendered Partnership Units and a power of attorney to Benton to permit Benton, as Managing General Partner, to execute on his behalf any additional documents necessary to consummate the Exchange, including any documents on behalf of the Investors that may be necessary to withdraw the assets of the Partnership and contribute those assets to Benton.

VALIDITY OF TENDERS

     All questions concerning the validity, form, eligibility (including time of receipt) and acceptance of the Partnership Units tendered will be determined by Benton, whose determination will be final and binding. The interpretation by Benton of the terms and conditions of the Exchange Offer (including the instructions to the Letter of Transmittal) will also be final and binding. Benton reserves the right to waive any irregularities or conditions regarding the manner of tender. Any irregularities in connection with such tenders must be cured within such time as Benton determines unless waived by Benton.

     Tenders will be deemed not to have been made until irregularities have been cured or waived. Any Letter of Transmittal not properly completed and executed will be returned by Benton to the tendering Investor as soon as practicable unless the irregularities are cured or waived. Benton is under no duty to give notification of defects in tenders, and will not incur liability for failure to give such notification. Delivery of the Transmittal Letter is at the risk of the Investor. A tender will be effective only when the Letter of Transmittal is actually received by Benton. To ensure receipt of the Letter of Transmittal and all other required documents, if any, when sent by the U.S. Mail, Investors should use certified or registered mail, return receipt requested.

PAYMENTS OF FEES AND EXPENSES

     Fees and expenses incurred in connection with the Exchange Offer will be paid by Benton, whether or not the Proposals are accepted. Fees and expenses incident to the Exchange Offer are estimated to be approximately $545,000, all of which will be funded from Benton's working capital. The estimated fees and expenses for the Exchange Offer are itemized below.

    SEC registration fee......................................................  $  3,133
    NASD filing fee...........................................................     1,223
    NASDAQ-NMS listing fees...................................................     5,000
    Soliciting Agent fees.....................................................    70,000
    Legal fees and expenses...................................................   170,000
    Blue sky expenses.........................................................     5,000
    Printing costs............................................................   125,000
    Investment Banker fees....................................................   100,000
    Engineering fees..........................................................    10,000
    Accounting fees...........................................................    50,000
    Miscellaneous.............................................................     5,644
                                                                                --------
              Total...........................................................  $545,000
                                                                                ========

COMPLIANCE WITH TENDER OFFER PRACTICES

     In conducting the Exchange Offer, Benton will comply with the provisions of Rule 14e-1 under the Exchange Act relating to the Solicitation of tenders and the payment of consideration in a tender offer.

                        CERTAIN FEDERAL TAX CONSEQUENCES

     The following tax discussion summarizes certain federal income tax consequences of the Exchange. This summary is based upon an opinion rendered to Benton by Emens, Kegler, Brown, Hill & Ritter Co., L.P.A., counsel to Benton in connection with the Exchange. A copy of such opinion has been filed as an exhibit to the Registration Statement, and is available to an Investor upon written request to Benton. It is intended to provide only a general summary and does not include a complete analysis of the consequences that may vary with or are contingent upon individual circumstances, such as a taxpayer who is subject to special provisions of the Internal Revenue Code. This discussion does not address the federal income tax treatment of other transactions related to the Exchange, any aspect of state, local or foreign tax laws, or any federal laws other than those pertaining to income tax.

     None of the parties have requested a ruling from the Internal Revenue Service with respect to the federal income tax consequences of the Exchange. No assurance can be given that future legislation, regulations, administrative pronouncements or court decisions will not significantly change the law and materially affect the conclusions expressed herein. Any such change, even though made after the consummation of the Exchange, could be applied retroactively.

MATERIAL TAX CONSEQUENCES OF THE EXCHANGE

     Upon the exchange of the Partnership Units for Common Stock and Warrants, Investors shall recognize gain equal to the amount by which the fair market value of the Common Stock and Warrants received by them exceeds their respective bases in the Partnership Units exchanged therefor. Similarly, those Investors who do not participate in the Exchange, but rather receive Common Stock and Warrants upon liquidation of the Partnerships, should be deemed to have transferred their Partnership Units for Common Stock and Warrants. Therefore, an Investor will recognize gain and be liable for taxes although the Investor will not receive cash (except for Investors who may elect the cash offer) and will thus be required to sell the Common Stock or otherwise secure cash to pay the taxes.

     It is possible that the Internal Revenue Service may argue that the transaction constitutes a transfer of assets of the Partnership to Benton for Common Stock and Warrants with the Common Stock and Warrants then distributed to the Investors in liquidation of their interests in the Partnerships. Under such a characterization of the transactions, the Partnerships would recognize gain on the disposition of the assets which would be allocated to the Investors. Such a characterization could affect the amount of gain recognized by the Investor. However, courts evaluating the transfer of all of the assets of a partnership followed by a termination of the business of the partnership have generally held that such transactions will be characterized as a transfer of partnership interests in exchange for the assets received rather than a transfer by the partnership of assets and subsequent liquidation. Therefore, the treatment afforded Investors not consenting to the Exchange should not differ from the tax treatment realized by Investors who agree to exchange their Partnership Units for Common Stock and Warrants.

     Assuming the Investor has held his Interest for more than one year and assuming his Interest has not been held for sale in the ordinary course of the Investor's trade or business, any gain or loss realized upon the transfer of the Partnership Units will be taxed as long term capital gain or loss, except to the extent that the consideration received is attributable to his allocable share of substantially appreciated inventory items and unrealized receivables (including depreciation recapture and excess intangible drilling and development costs) of the Partnerships. The portion of any gain attributable to these items will be taxed to the Investor as ordinary income. In addition, in the event of a recharacterization of the transaction as a transfer of assets, additional ordinary income could be recognized by the Partnerships which would be allocable to Investors.

REALIZATION OF SUSPENDED PASSIVE LOSSES

     Upon disposition of the Partnership Units, the Investors will have completely disposed of their Interest in the Partnerships. Any Investor who has any suspended passive losses resulting from the ownership of Partnership Units will realize those suspended passive losses upon consummation of the Exchange.

BASIS IN STOCK AND WARRANTS

     Upon consummation of the Exchange, the basis of the Investors in the Common Stock and Warrants received by them shall be equal to the fair market value of such securities as of the date of consummation of the Exchange.

     THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. THUS, INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE EXCHANGE, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER APPLICABLE TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

                     COMPARATIVE RIGHTS OF SECURITY HOLDERS

     The following comparative information is an accurate summary of the material differences associated with rights of a holder of Units in the Partnerships versus stockholders in Benton. The rights and duties of Unitholders summarized below are the same for each of the Partnerships, except as otherwise noted.

               PARTNERSHIPS                           BENTON OIL AND GAS COMPANY
                            Distributions and Dividends

Each of the Partnership Agreements            Although holders of Common Stock are
provides for cash distributions in the        entitled to receive any dividends declared
discretion of the Managing General Partner    thereon by Benton's Board of Directors out
in an amount equal to approximately the       of legally available funds, no dividends
difference between revenues allocated to      are expected to be paid on the Common
the respective partners and costs charged     Stock for the foreseeable future. Under
to the partners. The Partnership Agree-       Delaware law, dividends may be paid out of
ment states that the provisions do not        the Company's surplus or out of its net
serve as a limitation on the right of the     profits for the fiscal year in which the
Managing General Partner to retain, pledge    dividend is declared and/or the preceding
or use so much of the revenues or other       fiscal year. In addition, the Company's
assets of the Partnerships to conduct         credit agreements restrict the Company's
additional operations, establish reserves     ability to pay cash dividends.
for anticipated expenditures or repay any
amounts borrowed by the Partnerships to
finance the conduct of such operations.

                                      Tax Matters

None of the Partnerships are subject to       The Company is subject to federal income
federal or state income taxes. Each           tax on its consolidated income after
partner is allocated his pro rata share of    allowable deductions and credits.
the Partnership's taxable income.             Stockholders will not be taxed on the
                                              Company's income but will generally be
                                              subject to federal and state income taxes
                                              on dividends received from the Company, if
                                              any.
                                    Voting Rights

Holders of Units in the Partnerships are      Stockholders of Benton are entitled to one
entitled to one vote per Unit on matters      vote per share on all matters submitted to
submitted to them for a vote, on any sale     them for a vote, including the election
of all or substantially all of the assets,    and removal of directors, amendments to
dissolution of the Partnership and removal    the Certificate of Incorporation, certain
of the Managing General Partner. Each of      mergers and share exchanges, dissolution
these matters requires the consent of a       and the sale of all or substantially all
majority of the outstanding Units.            of the assets of the Company. These
                                              matters require the approval of a majority
                                              of the outstanding Common Stock.
                                              Accordingly, the holders of Units will not
                                              receive a security with significantly
                                              different voting rights, other than
                                              eliminating the right to compel
                                              dissolution and adding the right to
                                              participate in annual elections of
                                              directors. However, former holders of
                                              Units will own a smaller percentage
                                              interest in the Company than they
                                              currently own in the respective
                                              Partnerships, resulting in a corresponding
                                              decrease in their voting power.

               PARTNERSHIPS                           BENTON OIL AND GAS COMPANY
                                Right to Call Meetings

Meetings of the participants of the           Special meetings of the Company's
Partnerships may be called by the             stockholders may be called by the
Managing General Partner or by holders of     President, Board of Directors or by
at least 10% of the outstanding Units.        holders of not less than 10% of the Common
Actions requiring a vote of the holders of    Stock. Actions requiring a vote may be
Units may be taken without a meeting upon     taken without a meeting upon written
written consent by the same percentage of     consent by the same percentage of
Unitholders required to approve the action    stockholders required to approve the
at a meeting.                                 action at a meeting.
                              Right to Investor List

Under California law, a holder of Units       The Company is required to maintain a list
has the right to examine or copy a            of the names and addresses of all
listing of the names and addresses and        stockholders at its principal office
record ownership positions of the holders     during normal business hours for any
of Units.                                     proper purpose and, in certain
                                              circumstances, to provide a copy of the
                                              list to any stockholder upon request.
                          Assessments and Limited Liability

Under the terms of the Partnership            The Company's stockholders will not be
Agreements, Unitholders are not subject       subject to assessments or to personal
to additional assessments. The liability      liability for obligations of the Company.
of the Unitholders is generally limited to
their capital contributions and, in
certain circumstances, the amount of any
capital distributed or returned to them.
                              Allocations and Dilution

Under the terms of the Partnership            The Company's Certificate of Incorporation
Agreements, the participants pay 99% of       authorizes the issuance of up to
the lease acquisition, geophysical and        40,000,000 shares of Common Stock and
seismic costs, well costs, general and        5,000,000 shares of Preferred Stock,
administrative expenses and organization      including shares that may be divided into
and offering expenses, including              one or more additional series with rights
commissions, while the co-managing general    and preferences to be determined by the
partners pay 1% of such costs.                Company's Board of Directors without any
                                              stockholder action. An Investor's
Under the terms of the 1989-1 Partnership     percentage interest in the Company is
Agreement, Revenues, production taxes and     subject to dilution upon issuance of
lease operating expenses on proven            additional securities by the Company.
producing wells are allocated 99% to the
participants and 1% to the co-managing
general partners. Revenues, production
taxes and lease operating expenses on
recompleted wells are allocated 74.25% to
the participants and 25.75% to the co-
managing general partners. On new wells
drilled, revenues, production taxes and
lease operating expenses are allocated
64.35% to the participants and 35.65% to
the co-managing general partners.

Under the terms of the 1990-1 Partnership
Agreement, general and administrative
expenses and lease operating expenses are shared 74.25% by the participants and 25.75% by the co-manag-

               PARTNERSHIPS                           BENTON OIL AND GAS COMPANY
ing general partners. Revenues and
production taxes are allocated 73.5974% to
the participants, 25.5236% to the
co-managing general partners, and .879% to
broker/dealers (special limited partners)
who met certain minimum sales re-
quirements in the initial offering in the
1990-1 Units.

Under the terms of the 1991-1 Partnership
Agreement, for the first 12 months of the Partnership, general and administrative expenses were covered by a fee, equal to 3% of the initial capital raised, paid by the 1991-1 Partnership to Benton. The fee was payable 99% by the participants and 1% by the co-managing general partners.
General and administrative expenses after the first 12 months and lease operating expenses are shared 74.25% by the participants and 25.75% by the co-managing general partners. Revenues and production taxes are allocated 73.944% to the participants, 25.6438% to the co-managing general partners and .4122% to bro-ker/dealers (special limited partners) who met certain minimum sales requirements in the initial offering of the 1991-1 Units.

Allocations outlined above are made to
Unitholders in proportion to the number of Units owned.
                                         Liquidity

There is no trading market for the Units.     The Company's Common Stock is traded on
                                              the NASDAQ-NMS and the shares issued
                                              pursuant to this Exchange Offer will be
                                              freely tradable by non-affiliates of the
                                              Company. There is no trading market for
                                              the Warrants.

                                  Redemption and Conversion

The Units are not redeemable or               The Common Stock is not redeemable or con-
convertible into other securities.            vertible. The Warrants can be exercised
                                              for Common Stock upon payment of the
                                              exercise price ($11.00 per share) prior to
                                              expiration of the Warrant.

                                      Financial Reporting

The Unitholders are entitled to receive       The Company is subject to the reporting
audited annual financial statements and       requirements of the Exchange Act and
reserve reports for the Partnerships.         files periodic reports as well as proxy
                                              statements with the SEC, copies of which
                                              are provided or are available to its
                                              stockholders.

               PARTNERSHIPS                           BENTON OIL AND GAS COMPANY
                                    Operating Strategy

The Partnerships were formed to invest in     Benton is primarily engaged in the
oil and natural gas activities by             development and production of oil and gas
acquiring proven producing properties that    properties. Benton's operations are
have additional development potential,        focused on the Eastern Region of
recompleting previously drilled wells and     Venezuela, the Gulf Coast Region of
drilling new wells. The Partnerships'         Louisiana and the West Siberia Region of
properties are all located in a small         Russia. Benton's business strategy is to
number of fields within the United States.    seek new reserves in areas of low geologic
Although each of the Partnership              risk and to exploit underdeveloped
Agreements permits the Managing General       existing oil and gas fields. Benton imple-
Partners to borrow money on behalf of such    ments the exploitation strategy through
Partnership, Benton's policy as Managing      the in- house design and interpretation of
General Partner has been to refrain from      3-D seismic surveys and through workovers,
financing oil and gas activities through      recompletions, redrilling and exploration
credit.                                       and development drilling. Benton has, and
                                              will continue to, finance a portion of its
                                              oil and gas activities through issuance of
                                              debt instruments or under credit arrange-
                                              ments.

                                Management and Compensation

Benton and a wholly owned subsidiary,         The stockholders of Benton Oil and Gas
Benton Oil and Gas Company of Louisiana,      directors elect officers of the Company to
are the Co-Managing General Partners of       serve at the discretion of the Board.
each of the Partnerships. Benton makes all    Officer salaries and incentive
decisions regarding the business and          compensation are determined annually by
operations of the Partnerships, including     the Board of Directors and/or the
production, development and other ac-         President of Benton.
tivities, and any sale of properties and
the acquisition of additional properties.
The Co-Managing General Partners do not
receive any management fees or other fees
from any of the Partnerships. The
Partnerships pay the Co-Managing General
Partners for lease operating expenses,
well costs and general and administrative
expenses incurred by them on behalf of the
Partnerships. Benton receives allocations
of profits and losses. See "-- Allocation
and Dilution," above.

                                       Fiduciary Duties

The Co-Managing General Partners fiduciary    The fiduciary duties owed by the directors
duties to the Unitholders include legal       of Benton to its stockholders under the
responsibilities of loyalty, care and         Delaware General Corporation law and
good faith. Benton may not profit from        remedies available for a breach of those
drilling in contravention of its fiduciary    responsibilities are similar to those
obligation to the Partners.                   applicable to the Partnerships and the
                                              Unitholders. Therefore, the Exchange
                                              generally will not involve any reduction
                                              in the standard of care owed to Investors
                                              or in the remedies available for any
                                              breach of those duties. Moreover, the
                                              elimination of the dual rule of the Board
                                              of Directors as the governing body of
                                              Benton with its obligations to
                                              stockholders of Benton as well as
                                              obligations and duties owed to Unitholders
                                              by Benton, as Managing General Partner,
                                              should remove most of the conflicts of
                                              interest inherent in the current
                                              structure.

               PARTNERSHIPS                           BENTON OIL AND GAS COMPANY
                             Limits on Management's Liability

The Partnership Agreements provide that in    Benton's Certificate of Incorporation and
any threatened, pending or completed          Bylaws provide for the elimination of
action, suit or proceeding to which the       directors' liability for monetary damages
Co-Managing General Partners were or are a    arising from a breach of certain fiduciary
party or are threatened to be made a party    obligations and for the indemnification of
by reason of the fact that they were or       directors, officers and agents to the full
are a Co-Managing General Partner of the      extent permitted by the Delaware General
Partnership involving any alleged cause of    Corporation Law. These provisions
action for damages arising from the           generally provide for indemnification in
performance of oil and gas activities,        the absence of gross negligence or willful
including exploration, development,           misconduct and cannot be amended without
completion, operation, or other ac-           the affirmative vote of a majority of the
tivities relative to management and           outstanding shares of Common Stock.
disposition of oil and gas properties or
production from such properties, the
Partnership will indemnify the Co-Managing
General Partners against expenses actually
and reasonably incurred by them in
connection with such action, suit or
proceeding if they acted in good faith and
in a manner they reasonably believed to be
in or not opposed to the best interests of
the Partnership, and provided that their
conduct does not constitute negligence,
misconduct, or a breach of their fiduciary
obligations to the Unitholders.

The Unitholders under the Agreement are
each solely and individually responsible only for their pro rata share of the liabilities and obligations of the
Partnership, and any Unitholder who incurs liability in excess of his pro rata share shall be entitled to contribution from the other Unitholders. Each Co-Managing
General Partner agrees to indemnify each Unitholder from paying any liabilities or obligations of the Partnership in excess of such Unitholders capital contribution.

                                Continuation of Existence

The Partnership Agreement for the 1989-1      The Company has a perpetual term, subject
Partnership, the 1990-1 Partnership and       to dissolution upon the occurrence of
the 1991-1 Partnership provides for a term    specified events.
ending on December 31, 2039, December 31,
2039 and December 31, 2040, respectively,
or until an earlier dissolution upon
specified events, but contemplates
continuing operations in accordance with
its objectives.

                                Anti-Takeover Provisions

There are no anti-takeover provisions in      Benton is subject to the anti-takeover
the Partnership Agreements or under           protections of the Delaware General
California Partnership law.                   Corporation Law, which prohibit business
                                              combinations with interested stockholders
                                              under certain circumstances.

               PARTNERSHIPS                           BENTON OIL AND GAS COMPANY
                                              In addition, Benton has adopted a
                                              shareholder rights plan, or poison pill,
                                              which could have the effect if delaying or
                                              impeding an unfriendly takeover of the
                                              Company.

                                   Liquidation Rights

In the event of liquidation, the partners     In the event of liquidation, holders of
are entitled to a distribution in             Common Stock would be entitled to share
proportion to their positive capital          ratably in any assets of the Company
account balances after the creditors,         remaining after satisfaction of
including Partners, who are creditors (to     obligations to its creditors and
the extent permitted by law), have been       liquidation preferences on any series of
paid. If the liabilities of the               Preferred Stock of the Company then
partnership exceed the assets upon            outstanding. The Company currently has no
liquidation, or otherwise if any General      shares of Preferred Stock outstanding and
Partner then has a negative balance in its    has no plans to issue any shares of
capital account, the General Partners must    Preferred Stock in the foreseeable future.
contribute funds to the Partnership in the
ratio of their negative capital accounts
until the negative capital accounts are
eliminated.

                             Right to Compel Dissolution

The Partnership may be dissolved by the       Under Delaware law, stockholders of the
written vote or consent by Participants       Company may not vote to compel dissolution
representing a majority of the outstanding    of the Company without prior action by its
units.                                        Board of Directors.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma combined information reflects the combination of Benton and the Partnerships, including pro forma adjustments to account for the Exchange Offer. The minimum pro forma amounts reflect the acquisition of the 1991-1 Partnership and the maximum pro forma amounts reflect the acquisition of all the Partnerships. The pro forma balance sheet at June 30, 1995 is prepared assuming the acquisition of the Partnerships occurred on June 30, 1995. The pro forma statements of operations and cash flows for the year ended December 31, 1994 and the six months ended June 30, 1995 are prepared assuming the acquisition of the Partnerships occurred on January 1, 1994. The pro forma statements assume the Limited Partners accept common stock, rather than cash, in exchange for their partnership units. The unaudited pro forma combined financial information below should be read in conjunction with the financial statements of Benton and the Partnerships and the related notes thereto included elsewhere in the Prospectus.

                      PRO FORMA CONSOLIDATED BALANCE SHEET

                                 JUNE 30, 1995

                                            CONSOLIDATED      MINIMUM                            REMAINING
                                           BENTON OIL AND    PRO FORMA              MINIMUM      PRO FORMA              MAXIMUM
                                            GAS COMPANY     ADJUSTMENTS   NOTES    PRO FORMA    ADJUSTMENTS   NOTES    PRO FORMA
                                           --------------   -----------   -----   -----------   -----------   -----   -----------
ASSETS:
Current Assets:
  Cash and cash equivalents..............   $ 25,416,122     $  82,547     (a)    $24,953,669    $ 151,172     (d)    $25,104,841
                                                              (545,000)    (g)
  Restricted cash........................     19,550,000                           19,550,000                          19,550,000
  Accounts receivable:
    Accrued oil and gas revenue..........     11,412,303                           11,412,303                          11,412,303
    Joint interest and other.............      3,745,439                            3,745,439                           3,745,439
  Property held for sale.................        756,872       185,282     (a)        942,154    1,254,161     (d)      2,196,315
  Prepaid expense and other..............      1,903,825                            1,903,825                           1,903,825
                                            ------------     ---------           ------------   ----------            ------------
         Total Current Assets............     62,784,561      (277,171)            62,507,390    1,405,333             63,912,723
Other Assets.............................      1,438,315                            1,438,315                           1,438,315
Property and Equipment, net..............    125,986,352        49,243     (a)    126,009,846      133,573     (d)    126,143,798
                                                               (25,749)    (b)                         379     (e)
                                            ------------     ---------           ------------   ----------           ------------
         Total Assets....................   $190,209,228     $(253,677)          $189,955,551   $1,539,285           $191,494,836
                                            ============     =========           ============   ==========           ============
LIABILITIES:
Current Liabilities:
  Accounts payable:
    Revenue distribution.................   $    866,461                          $   866,461                         $   866,461
    Trade and other......................      9,591,452        (3,169)    (a)      9,588,283      (56,902)    (d)      9,531,381
  Accrued interest payable, payroll and
    related taxes........................      1,173,599                            1,173,599                           1,173,599
  Income taxes payable...................      1,586,616                            1,586,616                           1,586,616
  Short term borrowings..................     21,534,318                           21,534,318                          21,534,318
  Current portion of long term debt......      5,893,160                            5,893,160                           5,893,160
                                            ------------     ---------           ------------   ----------           ------------
         Total Current Liabilities.......     40,645,606        (3,169)            40,642,437      (56,902)            40,585,535
Long Term Debt...........................     53,268,253                           53,268,253                          53,268,253
Minority Interest........................      3,486,233                            3,486,233                           3,486,233
STOCKHOLDERS' EQUITY:
  Common stock...........................        251,054           268     (c)        251,322        1,451     (f)        252,773
  Additional paid-in-capital.............     94,317,797       689,164     (c)     94,461,961    3,356,033     (f)     97,817,994
                                                              (545,000)    (g)
Accumulated Deficit......................     (1,759,715)     (394,940)    (h)     (2,154,655)  (1,761,297)    (h)     (3,915,952)
                                            ------------     ---------           ------------   ----------           ------------
         Total Stockholders' Equity......     92,809,136      (250,508)            92,558,628    1,596,187             94,154,815
                                            ------------     ---------           ------------   ----------           ------------
         Total Liabilities and
           Stockholders' Equity..........   $190,209,228     $(253,677)          $189,955,551   $1,539,285           $191,494,836
                                            ============     =========           ============   ==========           ============
Book value per share.....................   $       3.70                          $      3.68                         $      3.72
                                            ============                          ============                        ============
Common shares outstanding................     25,105,493                           25,132,265                          25,277,373
                                            ============                          ============                        ============

---------------
Notes:

(a) Combine assets of the 1991-1 Partnership, net of intercompany receivables and payables.

(b) Record purchase of 1991-1 Partnership properties.

(c) Record issuance of 26,772 shares and 108,500 warrants to the participants in the acquisition of the 1991-1 Partnership at the average market value of the 20 days ended September 11, 1995 of $11.00 per share and $3.64 per warrant.

(d) Combine assets of the 1989-1 Partnership and 1990-1 Partnership, net of intercompany receivables and payables.

(e) Record purchase of 1989-1 Partnership and 1990-1 Partnership properties.

(f) Record issuance of 145,108 shares and 483,873 warrants to the participants in the acquisition of the 1989-1 Partnership and the 1990-1 Partnership at the average market value for the 20 days ended September 11, 1995 of $11.00 per share and $3.64 per warrant.

(g) Record payment of stock issuance fees and distribution expenses.

(h) Record roll-up expenses associated with acquiring the Partnership units.

    The participants are given the option of accepting cash or shares of the Company's common stock in exchange for their partnership units. The pro forma balance sheet above assumes that the participants accept stock in exchange for their partnership units. If all the participants accept cash rather than shares, cash would be reduced to $24,656,259 and $23,207,902 for the minimum and maximum pro forma balance sheets, respectively. Common shares outstanding would be reduced to 25,105,493, common stock would be reduced to $251,054 and additional paid in capital would be reduced to $94,167,737 and $95,929,033 in the minimum and maximum pro forma balance sheets, respectively.

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1995

                                            CONSOLIDATED      MINIMUM                            REMAINING
                                           BENTON OIL AND    PRO FORMA              MINIMUM      PRO FORMA              MAXIMUM
                                            GAS COMPANY     ADJUSTMENTS   NOTES    PRO FORMA    ADJUSTMENTS   NOTES    PRO FORMA
                                           --------------   -----------   ------  -----------   -----------   ------  -----------
REVENUES:
  Oil and gas sales......................   $ 24,829,260     $  33,219     (a)    $24,862,479    $ 242,212     (b)    $25,104,691
  Gain on exchange rates.................        118,786                              118,786                             118,786
  Investment earnings....................        873,521           577     (a)        874,098          633     (b)        874,731
  Partnership fees, reimbursements and
    other................................         48,829        (5,412)    (c)         43,417      (28,414)    (c)         15,003
                                             -----------       -------            -----------     --------            -----------
                                              25,870,396        28,384             25,898,780      214,431             26,113,211
                                             -----------       -------            -----------     --------            -----------
EXPENSES:
  Lease operating costs and production
    taxes................................      5,287,071         9,684     (a)      5,296,755      102,700     (b)      5,399,455
  Depletion, depreciation, and
    amortization.........................      6,473,402        20,849     (d)      6,494,251      157,869     (d)      6,652,120
  General and administrative.............      3,883,606        22,404     (a)      3,900,598       79,574     (b)      3,951,758
                                                                (5,412)    (c)                     (28,414)    (c)
  Interest...............................      3,361,041                            3,361,041                           3,361,041
  Minority Interest in net income........      1,742,573                            1,742,573                           1,742,573
                                              20,747,693        47,525             20,795,218      311,729             21,106,947
Income before income taxes and roll-up
  expenses and payments..................      5,122,703       (19,141)             5,103,562      (97,298)             5,006,264
Income taxes.............................      1,971,102                            1,971,102                           1,971,102
                                             -----------       -------            -----------     --------            -----------
Income before roll-up expenses and
  payments...............................      3,151,601       (19,141)             3,132,460      (97,298)             3,035,162
Roll-up expenses and payments............
                                             -----------       -------            -----------     --------            -----------
Income (loss) after roll-up expenses.....   $  3,151,601     $ (19,141)           $ 3,132,460    $ (97,298)           $ 3,035,162
                                             ===========       =======            ===========     ========            ===========
Income per common share:
  Before roll-up expenses and payments...   $       0.12                          $      0.12                         $      0.11
  After roll-up expenses and payments....   $       0.12                          $      0.12                         $      0.11
Weighted average common shares
  outstanding............................     26,459,123                           26,485,895                          26,631,003
Ratio of earnings to fixed charges:
  Before roll-up expenses and payments...           2.51x                                2.50x                               2.47x
  After roll-up expenses and payments....           2.51x                                2.50x                               2.47x

---------------
Notes:

(a) Record the participants' share of the 1991-1 Partnership.

(b) Record the participants' share of the 1989-1 Partnership and 1990-1 Partnership.

(c) Eliminate allocated overhead costs from partnerships.

(d) Record depletion on oil and gas properties acquired from partnerships.

     The participants are given the option of accepting either cash or shares of the Company's common stock in exchange for their partnership units. The pro-forma statements of operations above assume that the participants accept stock in exchange for their partnership units. If all the participants accept cash rather than shares, the weighted average number of shares would be 26,459,123 for both the minimum and maximum pro-forma statements of operations.

                 PRO FORMA CONSOLIDATED STATEMENT OF CASH FLOWS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1995

                                          CONSOLIDATED      MINIMUM                             REMAINING
                                         BENTON OIL AND    PRO FORMA              MINIMUM       PRO FORMA              MAXIMUM
                                          GAS COMPANY     ADJUSTMENTS   NOTES    PRO FORMA     ADJUSTMENTS   NOTES    PRO FORMA
                                         --------------   -----------   -----   ------------   -----------   -----   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (loss)......................   $  3,151,601     $ (19,141)   (a)     $  3,132,460    $ (97,298)   (b)     $  3,035,162
Adjustments to reconcile net income
  (loss) to net cash provided by (used
  in) operating activities:
  Depletion, depreciation and
    amortization:......................      6,473,402        20,849    (a)        6,494,251      157,869    (b)        6,652,120
  Net earnings from limited
    partnerships.......................        (20,435)         (270)   (c)          (20,705)      20,705    (c)
  Amortization of financing costs......         90,640                                90,640                               90,640
  Loss on disposal of assets...........         10,632                                10,632                               10,632
  Minority interest in undistributed
    earnings of subsidiary.............      1,742,573                             1,742,573                            1,742,573
  (Increase) decrease in accounts
    receivable.........................     (1,919,152)                           (1,919,152)                          (1,919,152)
  (Increase) decrease in prepaid
    expenses and other.................     (1,339,986)                           (1,339,986)                          (1,339,986)
  Increase in accounts payable.........     (1,562,974)        4,728    (a)       (1,558,246)     (22,301)   (b)       (1,580,547)
  Increase (decrease) in accrued
    interest payable, payroll and
    related taxes......................        (25,497)                              (25,497)                             (25,497)
  Increase in income taxes payable.....      1,586,616                             1,586,616                            1,586,616
                                           -----------     ---------            ------------    ---------            ------------
         TOTAL ADJUSTMENTS.............      5,035,819        25,307               5,061,126      156,273               5,217,399
                                           -----------     ---------            ------------    ---------            ------------
         NET CASH PROVIDED BY (USED IN)
           OPERATING ACTIVITIES........      8,187,420         6,166               8,193,586       58,975               8,252,561
                                           -----------     ---------            ------------    ---------            ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of property and
    equipment..........................     14,708,863        29,200    (a)       14,738,063      146,900    (b)       14,884,963
  Additions of property and
    equipment..........................    (27,130,397)      (12,989)   (a)      (27,143,386)     (78,963)   (b)      (27,222,349)
                                           -----------     ---------            ------------    ---------            ------------
         NET CASH PROVIDED BY (USED IN)
           INVESTING ACTIVITIES........    (12,421,534)       16,211             (12,405,323)      67,937             (12,337,386)
                                           -----------     ---------            ------------    ---------            ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from exercise of stock
    options and warrants...............        611,738                               611,738                              611,738
  Proceeds from issuance of notes
    payable............................     22,040,000                            22,040,000                           22,040,000
  Payments on commercial paper, other
    short term borrowings and notes
    payable............................     (6,980,406)                           (6,980,406)                          (6,980,406)
  Increase in other assets.............       (213,664)                             (213,664)                            (213,664)
                                           -----------     ---------            ------------    ---------            ------------
         NET CASH PROVIDED BY (USED IN)
           FINANCING ACTIVITIES........     15,457,668                            15,457,668                           15,457,668
                                           -----------     ---------            ------------    ---------            ------------
         NET DECREASE IN CASH..........     11,223,554        22,377              11,245,931      126,912              11,372,843
CASH AND CASH EQUIVALENTS AT BEGINNING
  OF PERIOD............................     14,192,568      (484,830)             13,707,738       24,260              13,731,998
                                           -----------     ---------            ------------    ---------            ------------
CASH AND CASH EQUIVALENTS AT END OF
  PERIOD...............................   $ 25,416,122     $(462,453)           $ 24,953,669    $ 151,172            $ 25,104,841
                                           ===========     =========            ============    =========            ============

---------------
Notes:

(a) Combine cash flow of the 1991-1 Partnership.

(b) Combine cash flows of the 1989-1 Partnership and 1990-1 Partnership.

(c) Eliminate intercompany items.

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1994

                                            CONSOLIDATED      MINIMUM                            REMAINING
                                           BENTON OIL AND    PRO FORMA              MINIMUM      PRO FORMA              MAXIMUM
                                            GAS COMPANY     ADJUSTMENTS   NOTES    PRO FORMA    ADJUSTMENTS   NOTES    PRO FORMA
                                           --------------   -----------   -----   -----------   -----------   -----   -----------
REVENUES:
  Oil and gas sales......................   $ 31,942,810     $  71,407    (a)     $32,014,217   $   519,381   (b)     $32,533,598
  Gain on exchange rates.................      1,445,307                            1,445,307                           1,445,307
  Investment earnings....................      1,180,824         1,938    (a)       1,182,762         5,640   (b)       1,188,402
  Partnership fees, reimbursement and
    other................................        135,865        (6,792)   (c)         129,073       (35,657)  (c)          93,416
                                             -----------     ---------            -----------   -----------           -----------
                                              34,704,806        66,553             34,771,359       489,364            35,260,723
                                             -----------     ---------            -----------   -----------           -----------
EXPENSES:
  Lease operating costs and production
    taxes................................      9,531,264        28,991    (a)       9,560,255       268,121   (b)       9,828,376
  Depletion, depreciation and
    amortization.........................     10,298,112        38,867    (d)      10,336,979       314,945   (d)      10,651,924
  General and administrative.............      5,241,295        20,824    (a)       5,255,327        91,038   (b)       5,310,708
                                                                (6,792)   (c)                       (35,657)  (c)
  Interest...............................      3,887,961                            3,887,961                           3,887,961
  Minority interest in net income........      2,094,211                            2,094,211                           2,094,211
                                             -----------     ---------            -----------   -----------           -----------
                                              31,052,843        81,890             31,134,733       638,447            31,773,180
                                             -----------     ---------            -----------   -----------           -----------
Income before income taxes and roll-up
  expenses and payments..................      3,651,963       (15,337)             3,636,626      (149,083)            3,487,543
Income taxes.............................       (697,802)                            (697,802)                           (697,802)
                                             -----------     ---------            -----------   -----------           -----------
Income before roll-up expenses and
  payments...............................      2,954,161       (15,337)             2,938,824      (149,083)            2,789,741
Roll-up expenses and payments............                      939,940    (e)         939,940     1,761,298   (e)       2,701,238
                                             -----------     ---------            -----------   -----------           -----------
Income after roll-up expenses and
  payments...............................   $  2,954,161     $(955,277)           $ 1,998,884   $(1,910,381)          $    88,503
                                             ===========     =========            ===========   ===========           ===========
Income per common share:
  Before roll-up expenses and payments...   $       0.12                          $      0.12                         $      0.11
  After roll-up expenses and payments....   $       0.12                          $      0.08                         $      0.00
Weighted average common shares
  outstanding............................     24,850,922                           24,877,694                          25,022,802
Ratio of earnings to fixed charges:
  Before roll-up expenses and payments...           1.92x                                1.92x                               1.88x
  After roll-up expenses and payments....           1.92x                                1.68x                               1.20x

---------------
Notes:

(a) Record the participants' shares of the 1991-1 Partnership.

(b) Record the participants' share of the 1989-1 Partnership and 1990-1 Partnership.

(c) Eliminate allocated overhead costs from partnerships.

(d) Record depletion on oil and gas properties acquired from partnerships.

(e) Record roll-up expenses and payments associated with the acquisition of partnership units. Included as roll-up expenses and payments are the value of the warrants issued to the participants (which are being issued as an inducement to the participants to accept the Exchange Offer) and issuance and distribution expenses which will be charged to paid in capital in connection with the issuance of the securities.

     The participants are given the option of accepting either cash or shares of the Company's common stock in exchange for their partnership units. The pro-forma statements of operations above assume that the participants accept stock in exchange for their partnership units. If all the participants accept cash rather than shares the weighted average number of shares would be 24,850,922 for both the minimum and maximum pro forma statements of operations.

                 PRO FORMA CONSOLIDATED STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1994

                                              CONSOLIDATED     MINIMUM                          REMAINING
                                             BENTON OIL AND   PRO FORMA            MINIMUM      PRO FORMA            MAXIMUM
                                              GAS COMPANY    ADJUSTMENTS  NOTES   PRO FORMA    ADJUSTMENTS  NOTES   PRO FORMA
                                             --------------  -----------  -----  ------------  -----------  -----  ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (loss)...........................  $  2,954,161    $ (15,337)  (a)    $  2,938,824   $(149,083)  (b)    $  2,789,741
Adjustments to reconcile net income (loss)
  to net cash provided by (used in)
  operating activities:
  Depletion, depreciation and
    amortization............................    10,298,112       38,867   (a)      10,336,979     314,945   (b)      10,651,924
  Net earnings from limited partnerships....       (63,486)       7,520   (c)         (55,966)     55,966   (c)
  Amortization of financing costs...........       114,311                            114,311                           114,311
  Minority interest in undistributed
    earnings of subsidiary..................     2,094,211                          2,094,211                         2,094,211
  (Increase) decrease in accounts
    receivable..............................   (10,384,670)                       (10,384,670)                      (10,384,670)
  (Increase) decrease in prepaid expenses
    and other...............................       (84,905)      (2,292)  (a)         (87,197)     (2,265)  (b)         (89,462)
  Increase in accounts payable..............     7,974,335                          7,974,335                         7,974,335
  Increase (decrease) in accrued interest
    payable, payroll and related taxes......       560,720                            560,720                           560,720
                                               -----------    ---------          ------------   ---------          ------------
         TOTAL ADJUSTMENTS..................    10,508,628       44,095            10,552,723     368,646            10,921,369
                                               -----------    ---------          ------------   ---------          ------------
         NET CASH PROVIDED BY OPERATING
           ACTIVITIES.......................    13,462,789       28,758            13,491,547     219,563            13,711,110
                                               -----------    ---------          ------------   ---------          ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of property and
    equipment...............................     5,803,215        7,699   (a)       5,810,914       7,672   (b)       5,818,586
  Additions of property and equipment.......   (38,403,322)     (23,323)  (a)     (38,426,645)   (155,822)  (b)     (38,582,467)
  Increase in restricted cash...............   (19,250,000)                       (19,250,000)                      (19,250,000)
  Distributions from limited partnerships...       502,167     (127,205)  (c)         374,962    (598,960)  (c)        (223,998)
  Payments for purchase of Benton-Vinccler,
    net of cash acquired....................    (2,501,973)                        (2,501,973)                       (2,501,973)
                                               -----------    ---------          ------------   ---------          ------------
         NET CASH PROVIDED BY USED IN
           INVESTING ACTIVITIES.............   (53,849,913)    (142,829)          (53,992,742)   (747,110)          (54,739,852)
                                               -----------    ---------          ------------   ---------          ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from exercise of stock options
    and warrants............................        83,740                             83,740                            83,740
  Proceeds from issuance of notes payable...    21,360,000                         21,360,000                        21,360,000
  Proceeds from commercial paper and other
    short term borrowings...................    23,217,775                         23,217,775                        23,217,775
  Increase in other assets..................    (1,683,583)      (2,939)  (a)      (1,686,522)     19,225   (b)      (1,667,297)
  Payments on commercial paper, other short
    term borrowings and notes payable.......   (24,706,358)                       (24,706,358)                      (24,706,358)
  Payments of stock issuance costs..........                   (545,000)  (d)        (545,000)                         (545,000)
                                               -----------    ---------          ------------   ---------          ------------
         NET CASH PROVIDED BY (USED IN)
           FINANCING ACTIVITIES.............    18,271,574     (547,939)           17,723,635      19,225            17,742,860
                                               -----------    ---------          ------------   ---------          ------------
         NET DECREASE IN CASH...............   (22,115,550)    (662,010)          (22,777,560)   (508,322)          (23,285,882)
CASH AND CASH EQUIVALENTS AT BEGINNING OF
  PERIOD....................................    36,308,118      177,180            36,485,298     532,582            37,017,880
                                               -----------    ---------          ------------   ---------          ------------
CASH AND CASH EQUIVALENTS AT END OF
  PERIOD....................................  $ 14,192,568    $(484,830)         $ 13,707,738   $  24,260          $ 13,731,998
                                               ===========    =========          ============   =========          ============

---------------
Notes:

(a) Combine cash flow of the 1991-1 Partnership.

(b) Combine cash flows of the 1989-1 Partnership and 1990-1 Partnership.

(c) Eliminate intercompany items.

(d) Record issuance costs associated with the acquisition of partnership units.

                         INFORMATION CONCERNING BENTON

BUSINESS

     Benton Oil and Gas Company is primarily engaged in the development and production of oil and gas properties. The Company's operations are focused on the eastern region of Venezuela, the Gulf Coast region of Louisiana and the West Siberia region of Russia. Benton's business strategy is to seek new reserves in areas of low geologic risk and to exploit underdeveloped existing oil and gas fields. The Company implements the exploitation strategy through the in-house design and interpretation of 3-D seismic surveys and through workovers, recompletions, redrilling and exploration and development drilling.

     Internationally, the Company seeks projects with significant reserve potential in areas with low geologic risk and known proved reserves where, in certain situations, the Company can add value by employing modern exploration, drilling, completion and production techniques. To reduce risk, control costs, and facilitate local transactions, the Company has formed ventures with local foreign partners.

     Domestically, the Company integrates 3-D seismic technology with subsurface geologic data from previously drilled wells. This geophysical evaluation enables the Company to discover previously undetected reserves in existing fields. The Company believes that it enjoys a competitive advantage in finding and developing reserves on an economic basis because of its concentration on 3-D seismic technology, the training and qualifications of its in-house technical team and the practical experience and knowledge which this team has acquired over past years. The Company's recognized technical expertise has afforded it access to projects it otherwise would not have enjoyed.

     In the ordinary course of its business, the Company continues to evaluate acquisition, joint venture and other opportunities that would enable it to further its business strategy.

  Principal Areas of Activity

     The following table summarizes the Company's proved reserves at December 31, 1994 by principal geographic area:

                                                                   PROVED RESERVES
                                                   ------------------------------------------------
                                                   CRUDE OIL AND
                                                    CONDENSATE       NATURAL GAS     OIL EQUIVALENT
                                                      (MBBL)           (MMCF)            (MBOE)
                                                   -------------     -----------     --------------
    Venezuela(1).................................      60,707                0           60,707
    United States................................         233           16,077            2,913
    Russia(2)....................................      17,540                0           17,540
                                                       ------           ------           ------
              Total..............................      78,480           16,077           81,160
                                                       ======           ======           ======

---------------
(1) All Venezuelan reserves are attributable to an operating service agreement between Benton-Vinccler and Lagoven, S.A. under which all mineral rights are owned by the Government of Venezuela.

(2) The Company's engineering estimates, which have been prepared by the Company and audited by Huddleston & Co., Inc., independent petroleum engineers, indicate that approximately 18 Bcf of natural gas reserves (net to the Company's interest) will be developed and produced in association with the development and production of the Company's proved undeveloped oil reserves in Russia. The Company expects that, due to current market conditions, it will initially reinject or flare such associated natural gas production and, accordingly, no future net reserves have been assigned to these reserves. Under the joint venture agreement, such reserves are owned by the Company in the same proportion as all other hydrocarbons in the North Gubkinskoye Field, and subsequent changes in conditions could result in the assignment of value to these reserves.

  VENEZUELA

     In July 1992, the Company and Vinccler, a Venezuelan construction and engineering company, signed an operating service agreement with Lagoven, S.A. ("Lagoven"), an affiliate of the national oil company, Petroleos de Venezuela S.A. ("PDVSA"), to reactivate and further develop the Uracoa, Bombal and Tucupita Fields (the "Fields"), which are a part of the South Monagas Unit (the "Unit"). Of the 230 foreign companies responding to Venezuela's initial call for indications of interest, the Company was one of three foreign companies ultimately awarded an operating service agreement to reactivate existing fields by PDVSA. The Company was the first U.S. company since 1976 to be granted such an oil field development contract in Venezuela.

     Under the terms of the operating service agreement, Benton-Vinccler, the Company's 80% owned Venezuelan subsidiary, is a contractor for Lagoven and is responsible for overall operations of the South Monagas Unit, including all necessary investments to reactivate and develop the Fields comprising the Unit. The Venezuelan government maintains full ownership of all hydrocarbons in the Fields. Benton-Vinccler invoices Lagoven each quarter based on Bbls of oil accepted by Lagoven during the quarter, using quarterly adjusted contract service fees per Bbl, and receives its payments from Lagoven in U.S. dollars deposited directly into a U.S. bank account. The operating service agreement provides for Benton-Vinccler to receive an operating fee for each Bbl of crude oil delivered and a capital recovery fee for certain of its capital expenditures, provided that such operating fee and capital recovery fee cannot exceed the maximum total fee per Bbl set forth in the agreement. The operating fee is subject to periodic adjustments to reflect changes in the special energy index of the U.S. Consumer Price Index, and the maximum total fee is subject to periodic adjustments to reflect changes in the average of certain world crude oil prices. During each quarter of 1994, the adjusted maximum total fee was less than the adjusted operating fee, resulting in no capital recovery fee. The Company cannot predict the extent to which future maximum total fee adjustments will provide for a capital recovery fee.

     The Unit is in the southeastern part of the state of Monagas in eastern Venezuela. The Unit is approximately 51 miles long, eight miles wide and consists of 157,843 acres, of which the Fields comprise approximately one-half. Benton-Vinccler intends to explore the remaining portions of the Unit for possible development activities. At December 31, 1994, Proved Reserves attributable to the Company's Venezuelan operations were 60.7 MMBOE, which represented 75% of the Company's Proved Reserves, all of which were located in the Uracoa and Bombal Fields. Benton-Vinccler has reactivated fifteen previously drilled wells and completed 21 new wells using modern drilling and completion techniques that have not previously been utilized on the Fields. Benton-Vinccler also has installed specialized production facilities commonly used in heavy oil production in the United States but not previously utilized extensively in Venezuela to process crude oil of similar gravity or quality. Benton-Vinccler commenced production during the second quarter of 1993. During 1994, average daily production steadily increased from 3,400 Bbl of oil during the first quarter to 6,700 Bbl in the second quarter, 7,200 Bbl in the third quarter and 10,200 Bbl in the fourth quarter. Currently, 36 wells are producing approximately 14,000 Bbl of oil per day.

     Benton-Vinccler intends to completely develop the Uracoa Field by drilling approximately 90 to 100 wells. It also plans to reactivate and completely develop the Bombal Field by drilling approximately 25-30 wells and to evaluate the potential of the Tucupita Field in 1996 by testing 3 wells. During the first quarter of 1995, Benton-Vinccler shot 150 kilometers of seismic and is currently interpreting the data. Following the initial interpretations of such seismic, Benton-Vinccler may also drill one or more wells to extend the boundaries of the three known fields or to confirm the existence of additional fields previously undetected in the area. Budget and development plans submitted by Benton-Vinccler have been approved by Lagoven in the past and the Company believes that such approvals will be granted in the future.

     In June 1994, the Venezuelan government, amid economic uncertainties and bank crises, suspended certain constitutional rights and implemented certain exchange and price controls. Currently, exchange and price controls remain in place, with no indication of when such controls will be lifted. To date, neither the current economic uncertainties nor the exchange and price controls have had an adverse effect on the Company's operations in Venezuela. The Company has applied for insurance to cover the risk of currency repatriation and inconvertibility, expropriation and interference with operations for its Venezuelan operations with OPIC, an agency of the United States government. While OPIC has indicated that such insurance is available, there can be no assurance that the Company will be able to obtain this insurance.

  UNITED STATES

     Louisiana. The Company has successfully pursued acquisition and joint venture opportunities in the United States which have become more readily available as major oil and gas companies continue to consolidate operations and focus exploration and development activities outside the United States. At December 31, 1994, Proved Reserves of the Company attributable to the United States were 2.9 MMBOE, which represented 4% of the Company's Proved Reserves. Substantially all of the Company's domestic activities are located in the Louisiana Gulf Coast at the West Cote Blanche Bay, Rabbit Island and Belle Isle Fields. The Company, Texaco, Inc. ("Texaco") and Oryx Energy Company ("Oryx") are currently producing from and further developing the fields by using 3-D seismic technology integrated with subsurface geologic data from previously drilled wells. In addition, the Company entered into certain agreements with Tenneco Ventures Corporation ("Tenneco") whereby Tenneco has purchased certain interests in the Company's operations in the three fields and was given the right to participate as a 50% partner in certain of the Company's future activities in the Gulf Coast for the next five years.

     Several key elements common to the three fields include their discovery and initial development prior to World War II, peak production periods occurring prior to 1960, extremely complex geology, relatively little modern exploration technology being applied, and long-term natural gas sales contracts at prices below $0.30 per Mcf which discouraged any significant drilling and development until the contracts expired in the last few years.

     The state leases relating to these fields were subject to litigation between Texaco and the State of Louisiana. Although the Company was not a party to this litigation, its interests in the three fields were subject to the litigation. In February 1994, Texaco and the State entered into a Global Settlement Agreement. As a result of this agreement, Texaco committed to certain acreage development and drilling obligations which may affect the Company and certain of its Louisiana properties. The Company believes that the settlement should have no effect on its proved reserves and will have no material adverse effect on the Company.

     West Cote Blanche Bay Field. The West Cote Blanche Bay Field is located on 5,892 acres in a shallow bay in St. Mary Parish, approximately 125 miles southwest of New Orleans with water depths averaging seven to eight feet. The field was discovered in 1938 by Texaco, which continues to operate the field. The Company believes that, at approximately 3.5 miles long and two miles wide, the West Cote Blanche Bay Field contains one of the largest salt domes in the Gulf Coast. More than 300 separate oil and gas reservoirs have been identified by Texaco and the Company from a total of approximately 680 wellbores in 180 different sandstone formations, at depths from 1,700 to 13,000 feet. At December 31, 1994, the field had cumulatively produced over 181 MMBbl of oil and 225 Bcf of natural gas.

     Since the Company's first acquisition of an interest in the West Cote Blanche Bay Field, it has worked with Texaco in the technical evaluation of the field. Until late 1994, the prospect evaluations covered all depths and included the drilling wells and a substantial number of recompletions and replacement wells in oil reservoirs at depths of 2,000 to 10,500 feet. As a result of ongoing evaluation, in late 1994 the Company decided to focus almost exclusively on exploitation of gas and oil reservoirs at depths below 10,000 feet, utilizing the results of the 3-D seismic interpretations. To mitigate the risk of concentrating on deeper, more expensive wells, the Company sold approximately 25% of its working interest to Tenneco. Also, in March 1995, the Company and its affiliates and Tenneco sold their interests in the shallower oil depths (above approximately 10,575 feet) to WRT Energy Corporation, another working interest owner in the field.

     Rabbit Island Field. Rabbit Island is located in state waters in Iberia and St. Mary Parishes, approximately 95 miles southwest of New Orleans. The dome was discovered in 1939 by Texaco which continues to operate the field. Compared to West Cote Blanche Bay, on whose 5,892 acres more than 800 wells have been drilled, just over 200 wells have been drilled on the 27,909 acres of the Rabbit Island Field.

Cumulative production through December 31, 1994 was 48 MMBbl of oil and 1.2 Tcf of gas from 51 productive zones.

     In 1992, the Company signed an agreement with Texaco to fund and conduct a 3-D seismic program covering approximately 105 square miles over the Rabbit Island project area. The estimated cost to the Company of this program is approximately $6.0 million, substantially all of which has been expended. The seismic survey has been shot, processed and is currently being interpreted.

     Pursuant to the agreement, the Company may drill five wells over a period of up to five years. As identified below, the first well has been drilled. Assuming the remaining four wells are drilled in accordance with the terms set forth in the agreement, the Company will earn a 50% working interest in the entire field (other than among other things, wells previously drilled by Texaco). The first well in the drilling program was successfully completed in January 1995 and is currently producing approximately 9.5 MMcf of natural gas per day. The Company expects to drill up to four additional wells during 1995 at Rabbit Island at a cost of up to $4 million.

     Certain of the Company's rights and 50% of its interest in the Field were sold to Tenneco in July 1993. In May 1995, the Company and Tenneco signed an agreement in principle with Texaco to expand the acreage under the Rabbit Island Field agreement by 10,452 acres in exchange for an increase in the number of earning wells to be drilled by the Company from 5 to 8 wells.

     Belle Isle Field. The Belle Isle Field is located on the shore of the Atchafalaya Bay, approximately 75 miles southwest of New Orleans, in St. Mary Parish. The field was discovered in 1941 and developed by Sun Oil Company. Currently, 12,000 acres on the north portion of the field are operated by Oryx, and 6,400 acres on the south portion of the field are operated by Apache Corporation (previously operated by Texaco). As of December 31, 1994, the Belle Isle Field had cumulatively produced over 50 MMBbl of oil and 1 Tcf of natural gas.

     In 1990, the Company reached an agreement with Oryx to shoot a 3-D seismic survey over its portion of the field. Pursuant to the agreement, upon completing the survey and processing the seismic data, Oryx granted the Company the right to participate in the drilling of wells on Oryx's portion of the field and the Company will have a 33% working interest in any well so drilled from the top of the deep sands known as the "Rob L Sands" (at a depth of 12,500 feet) and below. Under the agreement, up to two exploratory wells and two development wells may be drilled in any calendar year. In the event that Oryx decides to solicit the participation of a third party in certain drilling operations above the Rob L Sands, Oryx has granted the Company a right of first refusal to participate in such drilling and receive a 33% working interest in the resulting wells.

     In 1991, the Company reached an agreement with Texaco to evaluate 5,500 acres on the southern portion of the field by extending the 3-D seismic survey. Pursuant to this agreement, upon the Company's completion of the seismic survey and its drilling of an initial test well in accordance with the terms set forth in the agreement, Texaco assigned to the Company a 50% working interest in its entire 6,400 acre portion of the Belle Isle Field (other than, among other things, existing wells previously drilled by Texaco).

     In 1992, the Company completed a 55.75 square mile 3-D seismic survey over the Belle Isle Field, thereby satisfying the survey obligations that are prerequisites for earning working interests in the Texaco portion of the Field and the Oryx wells. The survey was reprocessed in 1993 and is being evaluated on an ongoing basis. In 1993, the Company satisfied the drilling requirements under the agreement with Texaco, thereby earning its 50% working interest on the Texaco portion of the field.

     In October 1994, the Company completed the Belle Isle State Lease 340 No. 1 well. This well is currently producing at rates of approximately 6 MMcf of natural gas per day. The Company has until September 1, 1997 to exercise its right to participate in any future Oryx wells. If the Company has participated in the drilling of a producing well by that time, the Company's right to participate in future wells will continue. Certain of the Company's rights and 50% of its interest in the Field were sold to Tenneco in July 1993.

     In January 1995 Texaco sold its interest in Belle Isle to Apache Corporation. The Company is unable at this time to assess the impact on the development of the field as a result of this sale.

     Tenneco Agreements. In June 1993, the Company entered into an agreement with Tenneco which provided for payments to the Company of approximately $6.7 million in exchange for a 50% interest in the Company's operations at the Rabbit Island and Belle Isle Fields. The agreement also provided Tenneco with a five year option to participate on a promoted basis as a 50% partner in any future ventures that the Company acquired in the Gulf Coast area, except for the West Cote Blanche Bay Field. The Company also has granted an option in favor of Tenneco to purchase, at a market price, all of the Company's gas produced from the Gulf Coast. Tenneco has exercised its option to purchase the Company's share of natural gas production from all three fields.

     In November 1994, the Company sold to Tenneco a 10.8% working interest (24.9% of the Company's 43.3% working interest) in the West Cote Blanche Bay Field for approximately $5.8 million and future consideration of up to $3.7 million.

     WRT Agreement. In March 1995, the Company and its affiliates and Tenneco sold to WRT Energy Corporation a 43.75% working interest in the shallower depths (above approximately 10,575 feet) in the West Cote Blanche Bay Field for an aggregate purchase price of $20 million. Of this aggregate purchase price, the Company received $14.9 million.

  OTHER PROPERTIES

     At December 31, 1994, the Company had proved reserves of 180 MBOE and 6 MBOE in the Umbrella Point Field in Texas and certain fields in Louisiana and Mississippi, respectively. In July 1995, the Company sold its interest in the Umbrella Point Field.

     Actual exploration and development activities in the United States could ultimately vary from those currently projected by the Company, depending, among other factors, on the availability of drilling rigs, the availability of financing, the success of the activities and the continued concurrence of working interest partners as to the timing and extent of such activities.

  RUSSIA

     In December 1991, the joint venture agreement forming GEOILBENT among the Company (34% interest) and two Russian partners, Purneftegasgeologia and Purneftegas (each having a 33% interest), was registered with the Ministry of Finance of the USSR. The Company's partners are the official exploration and production bodies which have been discovering and operating fields in the region covered by the joint venture for many years, and which have access to pipelines, railroads and other vital infrastructure. GEOILBENT develops, produces and markets oil and condensate from the North Gubkinskoye Field in the West Siberia region of Russia, approximately 2,000 miles northeast of Moscow. The field, which covers an area approximately 15 miles long and 4 miles wide, has been delineated with over 60 exploratory wells (which tested 26 zones) and is surrounded by large proven fields. Before commencement of GEOILBENT's operations, North Gubkinskoye was one of the largest non-producing fields in the region. At December 31, 1994, the Proved Reserves attributable to the North Gubkinskoye Field were 17.5 MMBOE, which represented 22% of the Company's Proved Reserves.

     During the third quarter of 1992, GEOILBENT commenced initial operations which included the construction of a 37 mile oil pipeline and installation of temporary production facilities. Completed in April 1993, with a design capacity of 75,000 Bbl of oil per day, the pipeline transports oil from the North Gubkinskoye Field south to the main Russian oil pipeline network. The venture has been exporting oil since the fourth quarter of 1993.

     GEOILBENT identified nine previously existing delineation wells that were capable of being reentered and placed these on production. These delineation wells were not originally intended by Purneftegasgeologia to be commercial producers. Therefore, completion procedures for optimum production were not employed. The Company believes that production rates from future wells using western completion technologies will be significantly greater. GEOILBENT has commenced drilling a series of development wells in the North Gubkinskoye Field. Three Russian drilling rigs are drilling development wells offsetting previously drilled exploration wells.

     GEOILBENT is utilizing Russian equipment and personnel whenever feasible. Supervision is provided jointly by an American and Russian management team. Russian equipment, including Russian rigs, are being upgraded by certain western technology and materials including shaker screens, monitoring equipment and drilling and completion fluids. Such measures, along with paying for Russian equipment and personnel in rubles, allows GEOILBENT to minimize its investment and operating expenses.

     Russia has established an export tariff on all oil exported from Russia which, as imposed, has the effect of significantly reducing the cash flows and potential profits to the Company. However, Russia has issued or drafted various decrees and legislation under which certain oil and gas joint ventures, including GEOILBENT, are eligible for relief from such oil export tariff until such time as they have recovered their capital investment. GEOILBENT has received a waiver from the export tariff for 1995, and expects to apply for renewal of such waiver for 1996 and 1997. However, there can be no assurance that any such renewals can be obtained. Furthermore, after the waiver for 1995 was issued to GEOILBENT, a new Russian law came into force which repeals all tax and customs benefits previously granted to participants in foreign economic activities, except for those granted pursuant to certain federal laws, including the law "On Customs Tariff". While it is not clear whether the repeal applies to GEOILBENT's waiver for 1995, GEOILBENT believes that its waiver should be regarded as granted pursuant to the law "On Customs Tariff". The legislative and regulatory environment in Russia continues to be subject to frequent change and uncertainty. The Company believes that the joint venture partners will continually assess regulatory and economic conditions affecting the Russian operations, make investment decisions accordingly and make adjustments to the amount and/or timing of contribution requirements as appropriate and permitted under the law. In addition, the license which grants GEOILBENT the right to develop the North Gubkinskoye Field sets forth required levels of oil and gas production through the year 2000 and requires GEOILBENT to make additional royalty payments in the event that such production levels are not achieved during any three year period.

     As part of its plan to fund the development of the North Gubkinskoye Field, the Company has retained Morgan Guaranty to act as financial advisor to the Company and GEOILBENT in obtaining project debt financing. Morgan Guaranty has assisted the Company in approaching multilateral financial institutions and export finance agencies. Any retainer and percentage success fees paid to Morgan Guaranty will be credited as the Company's capital contribution. There can be no assurance that such financing will become available on terms acceptable to the Company or GEOILBENT.

     GEOILBENT has been successful, on a limited basis, in obtaining working capital funding from certain institutions in Moscow. NAFTA Moscow, the exporter which handles GEOILBENT's oil sales, made a short-term production payment advance during the quarter ended March 331, 1995 of $3.0 million. International Moscow Bank, which is majority owned by non-Russian European banks, has made two short-term loans to GEOILBENT totaling $6 million. The bank loans were guaranteed by the Company, which is providing certain portions of the cash for such debt service during 1995 to complete its charter fund obligation.

RECENT EVENTS

     On June 30, 1995, Benton issued $20 million in 13% senior unsecured notes due June 30, 2007. Interest is payable semi-annually on June 30 and December 30, beginning December 30, 1995. Annual principal payments of $4 million are due on June 30 of each year, beginning June 30, 2003. The proceeds from the note offering will be used primarily for the continued development of Benton's Venezuelan project and for working capital purposes.

                   INFORMATION CONCERNING 1989-1 PARTNERSHIP

GENERAL

     Objectives. The 1989-1 Partnership is a limited partnership which was formed to invest in oil and natural gas activities by acquiring proven producing properties that have additional development potential, recompleting previously drilled wells and drilling new wells. The primary financial objective of the 1989-1 Partnership is to make quarterly distributions to its Investors from available cash flow while replacing and expanding its reserves on a cost-effective basis. The Partnership made regular distributions to partners through August 1994, but has not made subsequent cash distributions due to declining oil and gas production combined with higher lease operating expenses and production taxes, continued capital expenditures and lower natural gas prices.

     Management. Benton Oil and Gas Company and a wholly-owned subsidiary, Benton Oil and Gas Company of Louisiana, are the Co-Managing General Partners. Benton makes all decisions regarding the business and operations of the 1989-1 Partnership, including production, development and other activities, and any sale of properties and the acquisition of additional properties.

     The Managing General Partners receive 1.0% of the oil and gas revenues on proven producing wells, 25.75% of the oil and gas revenues on recompleted wells and 35.65% of the oil and gas revenues on new wells. In addition, Benton and its subsidiary own 2.8182 Units in the 1989-1 Partnership.

     The Co-Managing General Partners do not receive any management fees or other fees from the 1989-1 Partnership. The 1989-1 Partnership pays the Co-Managing General Partners for lease operating expenses, well costs and general and administrative expenses incurred on behalf of the Partnership.

     Organization. Benton, as managing general partner and sponsor of the 1989-1 Partnership, sold an aggregate of $1,409,091 in 1989-1 Units. Of the net proceeds raised of $1,260,214 which were available for partnership activities, $815,526 was used in oil and gas activities of the Partnerships, as contemplated in the private placement memorandum for the offering, and the remaining proceeds were distributed to the participants.

DESCRIPTION OF OIL AND GAS PROPERTIES

     The following table sets forth certain information as of January 1, 1995 related to the 1989-1 Partnership's interest in its oil and gas properties.

                                                 PROVED RESERVES AT JANUARY 1, 1995
                                               ---------------------------------------
                                                                    PRESENT VALUE OF          1994
                                                                  ESTIMATED FUTURE NET     PRODUCTION
                                                OIL       GAS          CASH FLOWS        --------------
                  PROPERTY                     (BBLS)    (MCF)     DISCOUNTED AT 10%     (BBLS)  (MCF)
---------------------------------------------  ------   -------   --------------------   -----   ------
Umbrella Point Field.........................  24,130   183,181         $325,540         5,475   29,871
East Cameron Block 229.......................       0         0                0             0    8,173
                                               ------   -------         --------         -----   ------
          Total..............................  24,130   183,181         $325,540         5,475   38,044
                                               ======   =======         ========         =====   ======

     Additional information regarding these fields is set forth below.

     Umbrella Point Field. The Umbrella Point Field is located in State Tracts 74 and 87, which consist of 1,280 acres in the northern end of Upper Galveston Bay, in Texas state waters. Sun Oil Co. discovered the field in May 1957. Oil and gas production is from fifteen stacked Frio sands ranging in depth from the F-1 sand at 7,612 feet to the F-15 sand at 8,994 feet. The 1989-1 Partnership has a 4.93% working interest in the Umbrella Point Field with 10 wells producing, as of September 1995, at combined average daily rates of 312 Bbl of oil and 3.1 MMcf of natural gas.

     East Cameron Block 229. East Cameron Block 229 is located on 5,000 acres in federal waters eighty miles off the coast of Grand Chenier, Louisiana in the Gulf of Mexico. The 1989-1 Partnership has a 6.57% working interest in East Cameron Block 229. Cumulative expenditures by the 1989-1 Partnership on East Cameron Block 229 are $144,893. As of January 1, 1995, the 1989-1 Partnership's interest in East Cameron Block 229 was determined to be uneconomic to produce.

SELECTED HISTORICAL FINANCIAL DATA

     The following selected financial data for the 1989-1 Partnership as of and for each of the years in the five year period ended December 31, 1994 are derived from the 1989-1 Partnership's audited financial statements. The selected consolidated financial data for the six months ended June 30, 1994 and 1995 are derived from the 1989-1 Partnership's unaudited financial statements. In the opinion of management, such unaudited financial statements contain all adjustments (consisting of only normal recurring accruals) necessary for a fair presentation of the financial condition and results of operations as of and for the periods presented. Operating results for the six months ended June 30, 1995 are not necessarily indicative of the results that may be expected for the entire fiscal year ending December 31, 1995. The selected financial data below should be read in conjunction with the 1989-1 Partnership's financial statements and related notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this Prospectus.

                                                                                                         SIX MONTHS ENDED
                                                      YEARS ENDED DECEMBER 31,                               JUNE 30,
                                  ----------------------------------------------------------------     ---------------------
                                    1990          1991         1992          1993          1994          1994         1995
                                  ---------     --------     ---------     ---------     ---------     --------     --------
OPERATING DATA
  Total revenue.................  $ 212,781     $217,023     $ 225,460     $ 203,380     $ 160,413     $ 87,880     $ 77,765
  Lease operating costs and
    production taxes............     60,471       85,894        73,309        76,855        79,479       33,929       31,001
  Exploration costs.............                                 1,627         1,891           789          789
  Depletion, impairment and
    amortization................     46,224       74,122       111,050        72,453        77,895       42,831       90,155
  General and administrative....     31,086       17,428        32,110        38,432        33,654       27,032       31,746
                                  ---------     --------     ---------     ---------     ---------     --------     --------
        Net income (loss).......  $  75,000     $ 39,579     $   7,364     $  13,749     $ (31,404)    $(16,701)    $(75,137)
                                  =========     ========     =========     =========     =========     ========     ========
  Net decrease in cash and cash
    equivalents.................  $(100,529)    $(82,547)    $(241,781)    $(127,320)    $(106,355)    $(10,024)    $   (684)
  Net cash provided by operating
    activities..................    187,669      111,201       117,414        86,202        46,491       26,130       15,018
  Distributions.................    140,064      211,364       281,818       169,936       135,615       30,436           --
PER UNIT OPERATING DATA(1)
  Net income (loss).............        192           61           (70)          (16)         (149)         (86)        (300)
  Distributions of earnings.....        192           61            --            --            --           --           --
  Distributions representing a
    return of capital...........        308          686         1,003           600           162          108           --

                                                            DECEMBER 31,                                      JUNE 30,
                                  -----------------------------------------------------------------     ---------------------
                                     1990           1991          1992          1993         1994         1994         1995
                                  ----------     ----------     ---------     --------     --------     --------     --------
BALANCE SHEET DATA
  Cash and cash equivalents.....  $  564,404     $  481,857     $ 240,076     $112,756     $  6,401     $102,732     $  5,717
  Total assets at book value....   1,177,716      1,016,060       727,977      571,790      407,052      524,653      329,634
  Total assets at the value
    assigned for purposes of
    roll-up transaction.........                                                                                      370,098
  Total liabilities.............       3,500         13,629            --           --        2,281           --           --
  General and limited partners'
    equity:
    Managing General Partner....      34,706         54,437        79,213       94,780       14,658      101,700       23,147
    Participants................   1,139,510        947,994       648,764      477,010      390,113      422,953      306,487
                                  ----------     ----------      --------     --------     --------     --------     --------
                                  $1,174,216     $1,002,431     $ 727,977     $571,790     $404,771     $524,653     $329,634
                                  ==========     ==========      ========     ========     ========     ========     ========
PER UNIT BALANCE SHEET DATA(1)
  Book value....................      $4,084         $3,398        $2,325       $1,710       $1,398       $1,516       $1,099
  Value assigned for purpose of
    the roll-up transaction.....                                                                                        1,312

---------------
(1) Per unit data is based on indicated amounts allocable to limited partners divided by 279 limited partner units outstanding.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  General

     Benton Oil & Gas Combination Partnership 1989-1, L.P. was formed July 31, 1989 for the purpose of investing in oil and natural gas activities by acquiring proven producing properties, recompleting previously drilled wells and developing and drilling oil and gas wells in the state waters of Texas and off-shore Louisiana. Benton Oil and Gas Company and a wholly owned subsidiary are the Co-Managing General Partners, and as such, conduct, direct and exercise full control over all activities of the Partnership.

     Oil and gas properties are accounted for using the successful efforts methods. Under this method, costs of drilling exploratory wells are initially capitalized pending determination of whether the well can produce proved reserves. All costs relating to the non-productive exploratory wells are expensed. Costs relating to productive exploratory wells and all development wells are capitalized and depleted on a unit-of-production basis over the life of the remaining proved developed reserves. Delay rentals and geological and geophysical costs are expensed as incurred.

     Under the terms of the 1989-1 Partnership Agreement, the participants pay 99% of the lease acquisition, geophysical and seismic costs, well costs, general and administrative expenses, and organization and offering expenses, including commissions, while the Co-Managing General Partners pay 1% of such costs. Revenues, production taxes and lease operating expenses on proven producing wells are allocated 99% to the participants and 1% to the Co-Managing General Partners. Revenues, production taxes and lease operating expenses on recompleted wells are allocated 74.25% to the participants and 25.75% to the Co-Managing General Partners. On new wells drilled, revenues, production taxes and lease operating expenses are allocated 64.35% to the participants and 35.65% to the Co-Managing General Partners.

  Results of Operations

     Six Months Ended June 30, 1995 and 1994. For the six months ended June 30, 1995, the 1989-1 Partnership had revenues of $77,765 compared to $87,880 for the same period in 1994, representing a decrease of 12%. This decrease was primarily due to reduced oil sales quantities and lower gas prices related to the Umbrella Point Field which were partially offset by increased gas sales quantities in the field. The production for the six months ended June 30, 1995 was 2,303 Bbl of crude oil and condensate and 23,552 Mcf of natural gas compared to production of 3,038 Bbl of crude oil and condensate and 18,636 Mcf of natural gas for the comparable period in 1994. For the six months ended June 30, 1995, crude oil and natural gas prices averaged $17.34 per Bbl and $1.60 per Mcf, respectively, compared to $14.69 per Bbl and $2.26 per Mcf, respectively, during the comparable period.

     Lease operating costs and production taxes for the period ended June 30, 1995 were $31,001, a decrease of 9% from $33,929 in the comparable period. The decrease was primarily due to legal fees incurred in 1994 related to damage to production facilities. Depletion, impairment and amortization expenses were $90,155 for the period ended June 30, 1995, an increase of 110% from $42,831 for the comparable period primarily due to the impairment of the Umbrella Point Field as a result of the proposed sale of the property. General and administrative expenses were $31,746 for the period ended June 30, 1995, an increase of 17% from $27,032 for the comparable period primarily due to increased audit and tax preparation fees and costs related to the review of the Partnership's reserves by an independent petroleum engineering firm.

     For the reasons discussed above, the net loss for the six months ended June 30, 1995 was $75,137, compared to a loss of $16,701 for the period ended June 30, 1994.

     Years Ended December 31, 1994 and 1993. For the year ended December 31, 1994, the 1989-1 Partnership had total revenues of $160,413 compared to $203,380 for the same period in 1993, representing a decrease of 21%, primarily due to reduced gas sales quantities and lower oil and gas prices. The production for the year ended December 31, 1994 was 5,475 Bbl of crude oil and condensate and 38,044 Mcf of natural gas compared to production of 5,773 Bbl of crude oil and condensate and 47,433 Mcf of natural gas for the comparable period in 1993. For the year ended December 31, 1994, crude oil and natural gas prices averaged

$15.47 per Bbl and $1.95 per Mcf, respectively, compared to $17.09 per Bbl and $2.12 per Mcf, respectively, during the comparable period.

     Lease operating costs and production taxes for the year ended December 31, 1994 were $79,479, an increase of 3% from $76,855 in the comparable period. A significant portion of the Partnership's lease operating expenses are associated with fixed rather than variable costs such as contract pumping services and equipment rentals. While certain variable costs decreased as oil and gas sales quantities decreased during the period, other non-variable costs increased resulting in an aggregate increase of $2,624 or 3% during 1994 compared to 1993. Depletion, impairment and amortization expenses were $77,895 for the year ended December 31, 1994, an increase of 8% from $72,453 for the comparable period primarily due to downward revisions to oil and gas reserves in the Umbrella Point field during 1994. General and administrative expenses were $33,654 for the year ended December 31, 1994, a decrease of 12% from $38,432 for the comparable period primarily due to reduced third party administrative support costs.

     For the reasons discussed above, the net loss for the year ended December 31, 1994 was $31,404, compared to net income of $13,749 for the year ended December 31, 1993.

     Years Ended December 31, 1993 and 1992. For the year ended December 31, 1993, the 1989-1 Partnership had total revenues of $203,380 compared to $225,460 for the same period in 1992, representing a decrease of 10%. The production for the year ended December 31, 1993 was 5,773 Bbl of crude oil and condensate and 47,433 Mcf of natural gas compared to production of 6,947 Bbl of crude oil and condensate and 47,323 Mcf of natural gas for the comparable period in 1992. For the year ended December 31, 1993, crude oil and natural gas prices averaged $17.09 per Bbl and $2.12 per Mcf, respectively, compared to $18.72 per Bbl and $1.79 per Mcf, respectively, during the comparable period.

     Depletion, impairment and amortization expenses were $72,453 for the year ended December 31, 1993, compared to $111,050 for the same period in 1992, representing a decrease of 35%. This decrease was primarily due to the complete depletion of the East Cameron Field in 1992 and was partially offset by increased depletion of the Umbrella Point Field. General and administrative expenses for the year ended December 31, 1993 were $38,432 an increase of 20% from $32,110 in the comparable period primarily due to increased professional fees.

     For the reasons discussed above, the net income for the year ended December 31, 1993 was $13,749, compared to net income of $7,364 for the year ended December 31, 1992.

  Capital Resources and Liquidity

     The oil and gas industry is a highly capital intensive business. The Partnership requires capital principally to fund the following costs: (i) drilling and completion costs of wells and the cost of production and transportation facilities; (ii) purchase of leases and other interests in oil and gas producing properties; and (iii) general and administrative expenses. The amount of available capital significantly affects the scope of the Partnership's operations.

     In June 1995, the Partnership entered into an agreement to sell its principal remaining oil and gas properties (see Note 4 to the 1989-1 Partnership Financial Statements). Assuming the sale is completed, the Partnership will have no further oil and gas activities. If the sale is not completed, the properties have a remaining economic life of approximately 3.5 years.

  Effects of Inflation and Changing Prices

     The 1989-1 Partnership's results of operations and cash flow are affected by changing oil and gas prices. If the price of oil and gas increases, there could be a corresponding increase in the cost to the Partnership for drilling and related services as well as an increase in revenues. To date, inflation has had a minimal effect on the Partnership.

                   INFORMATION CONCERNING 1990-1 PARTNERSHIP

GENERAL

     Objectives. The 1990-1 Partnership is a limited partnership which was formed to invest in oil and natural gas activities by primarily acquiring proven producing properties that have additional development potential, recompleting previously drilled wells and drilling new wells. The primary financial objective of the 1990-1 Partnership is to make quarterly distributions to its Investors from available cash flow while replacing and expanding its reserves on a cost-effective basis. The Partnership made regular cash distributions to partners through August 1994, but has not made subsequent cash distributions due to declining oil and gas production combined with higher lease operating costs and production taxes, continued capital expenditures and lower natural gas prices.

     Management. Benton Oil and Gas Company and a wholly-owned subsidiary, Benton Oil and Gas Company of Louisiana, are the Co-Managing General Partners. Benton makes all decisions regarding the business and operations of the 1990-1 Partnership, including production, development and other activities, and any sale of properties and the acquisition of additional properties.

     The Managing General Partners receive 25.5236% of the oil and gas revenues from the 1990-1 Partnership. In addition, Benton and its subsidiary own 14.192 Units in the 1990-1 Partnership.

     The Co-Managing General Partners do not receive any management fees or other fees from the 1990-1 Partnership. The 1990-1 Partnership pays the Co-Managing General Partners for lease operating expenses, well costs and general and administrative expenses incurred on behalf of the Partnership.

     Organization. Benton, as managing general partner and sponsor of the 1990-1 Partnership, sold an aggregate of $7,088,000 of 1990-1 Units. Of the net proceeds raised of $6,070,551 which were available for partnership activities, $5,007,909 was used in oil and gas activities of the Partnership, as contemplated in the private placement memorandum for the offering, and the remaining proceeds were distributed to the participants.

DESCRIPTION OF OIL AND GAS PROPERTIES

     The following table sets forth certain information as of January 1, 1995 related to the 1990-1 Partnership's interest in its oil and gas properties.

                                               PROVED RESERVES AT JANUARY 1, 1995
                                             ---------------------------------------
                                                                  PRESENT VALUE OF
                                                                ESTIMATED FUTURE NET   1994 PRODUCTION
                                              OIL       GAS          CASH FLOWS        ----------------
                 PROPERTY                    (BBLS)    (MCF)     DISCOUNTED AT 10%     (BBLS)    (MCF)
-------------------------------------------  ------   -------   --------------------   ------   -------
Umbrella Point Field.......................  69,488   527,433        $  937,429        15,709    85,974
West Cote Blanche Bay Field................   1,322   132,467           119,694         1,470    13,391
East Cameron Block 229.....................       0         0                 0             0    28,414
                                             ------   -------        ----------        ------   -------
          Total............................  70,810   659,900        $1,057,123        17,179   127,779
                                             ======   =======        ==========        ======   =======

     Additional information regarding these fields is set forth below.

     Umbrella Point Field. The Umbrella Point Field is located in State Tracts 74 and 87, which consist of 1,280 acres in the northern end of Upper Galveston Bay, in Texas state waters. Sun Oil Co. discovered the field in May, 1957. Oil and gas production is from fifteen stacked Frio sands ranging in depth from the F-1 sand at 7,612 feet to the F-15 sand at 8,994 feet. The 1990-1 Partnership originally acquired a 17.02% working interest in the Umbrella Point Field in 1990 for $1,204,222. However, in 1991, it sold a 2.83% working interest to the 1991-1 Partnership for $373,205 prior to closing adjustments. The 1990-1 Partnership has a 14.19% working interest in the Umbrella Point Field with 10 wells producing, as of September 1995, at combined average daily rates of 312 Bbl of oil and 3.1 MMcf of natural gas.

     West Cote Blanche Bay Field. The West Cote Blanche Bay Field is located on 5,892 acres in a shallow bay in St. Mary Parish, Louisiana, approximately 125 miles southwest of New Orleans with water depths averaging seven to eight feet. The field was discovered in 1938 by Texaco, which continues to operate the field. More than 300 separate oil and gas reservoirs have been identified by Texaco and the Company from a total of approximately 680 wellbores in 180 different sandstone formations, at depths from 1,700 to 13,000 feet. The 1990-1 Partnership originally purchased a 0.38% working interest in the West Cote Blanche Bay Field in 1990. However, in 1991, it sold a 0.06% working interest to the 1991 -1 Partnership for $94,352 prior to closing adjustments. In March 1995, the Partnership sold a 0.32% working interest in certain depths (above approximately 10,575 feet), in the West Cote Blanche Bay Field for a purchase price of $146,900. The 1990-1 Partnership has a 0.32% working interest in three wells below the depth of approximately 10,575 feet. These wells are currently producing at a combined rate of approximately 21 MMcf of natural gas per day.

     East Cameron Block 229. East Cameron Block 229 is located on 5,000 acres in federal waters eighty miles off the coast of Grand Chenier, Louisiana in the Gulf of Mexico. The 1990-1 Partnership has a 22.85% working interest in East Cameron Block 229. Cumulative expenditures by the 1990-1 Partnership on East Cameron Block 229 are $943,012. As of January 1, 1995, the 1990-1 Partnership's interest in East Cameron Block 229 was determined to be uneconomic.

     The following is a description of properties in which the 1990-1 Partnership owned an interest, but subsequently sold or abandoned.

     Round Mountain Field. The Round Mountain Field is located on the southeast flank of the San Joaquin Basin of Kern County, California, approximately 10 miles northeast of Bakersfield. The field was discovered in 1927 and average drilling depths range from 1,400 feet to 2,100 feet. The 1990-1 Partnership purchased an 8.40% working interest in 32 producing wells in the Round Mountain Field. However, due to the inability to significantly increase production and after $787,595 in cumulative expenditures, Benton determined it was in the best interest of the Partnership to sell its working interest in Round Mountain Field. In September 1992, the 1990-1 Partnership sold its interest in Round Mountain to Nahama & Weagant Energy Company for $19,386.

     Hopper Canyon 12-1 Well. The Hopper Canyon 12-1 well is located in Ventura County, California. This well was successfully drilled and completed in the fourth quarter of 1991. The well produced at rates of approximately 24 Bbl of oil and 45 MMcf of gas per day. However, Benton determined it was in the best interest of the Partnership to sell its 38.0% working interest in the well. In April 1992, the 1990-1 Partnership sold its interest in the 12-1 well to Fortune Petroleum. Proceeds from the sale were $17,881, consisting of $3,461 in cash and stock of Fortune Petroleum with a fair market value of $14,420 (the stock was subsequently sold in November 1994 with the 1990-1 Partnership receiving $7,672). In addition, the 1990-1 Partnership retained a production payment of $8,845 which was paid from monthly net income from the 12-1 well. The 1990-1 Partnership's cumulative expenditures on the Hopper Canyon 12-1 well were $211,134.

     Prather 43-1 Well. This prospect was located in Acadia Parish, Louisiana. This well was drilled to a total depth of approximately 11,000 feet. It was determined to be uneconomical and was plugged and abandoned. The 1990-1 Partnership had a 12.5% working interest in this well with total expenditures of $96,225.

     North Fisher Reef #13-16A Well. This prospect was located in Trinity Bay, Chambers County, Texas. This offshore oil and gas prospect was drilled to a total depth of 11,000 feet in February 1991. This prospect had multiple objectives, however, all objectives were determined to be non-commercial and the well was plugged and abandoned. The 1990-1 Partnership had a 44.67% working interest in this well with cumulative expenditures of $134,715.

SELECTED HISTORICAL FINANCIAL DATA

     The following selected financial data for the 1990-1 Partnership, as of and for each of the years in the five year period ended December 31, 1994 are derived from the 1990-1 Partnership's audited financial statements. The selected consolidated financial data for the six months ended June 30, 1994 and 1995 are derived from the 1990-1 Partnership's unaudited financial statements. In the opinion of management, such unaudited financial statements contain all adjustments (consisting of only normal recurring accruals) necessary for a fair presentation of the financial condition and results of operations as of and for the periods presented. Operating results for the six months ended June 30, 1995 are not necessarily indicative of the results that may be expected for the entire fiscal year ending December 31, 1995. The selected financial data below should be read in conjunction with the 1990-1 Partnership's financial statements and related notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this Prospectus.

                                                                                                          SIX MONTHS ENDED
                                  INCEPTION TO                YEARS ENDED DECEMBER 31,                        JUNE 30,
                                  DECEMBER 31,   ---------------------------------------------------   -----------------------
                                      1990          1991          1992          1993         1994         1994         1995
                                  ------------   -----------   -----------   ----------   ----------   ----------   ----------
OPERATING DATA
  Total revenue.................   $  477,806    $ 1,104,681   $   770,517   $  645,459   $  524,786   $  280,792   $  235,273
  Lease operating costs and
    production taxes............      155,247        440,434       285,840      254,903      263,957      112,323      100,135
  Exploration costs.............       29,089        887,842         8,952        9,570        6,607        5,331        1,812
  Loss on sale of oil and gas
    properties..................                                    57,586                                               1,328
  Depletion, impairment and
    amortization................      142,600        425,583     1,560,665      189,309      224,635      113,834      153,641
  General and administrative....       36,753        176,317        69,510       99,967       78,547       58,782       67,323
                                   ----------    -----------   -----------   ----------   ----------   ----------   ----------
    Net income (loss)...........   $  114,117    $  (825,495)  $(1,212,036)  $   91,710   $  (48,960)  $   (9,478)  $  (88,966)
                                   ==========    ===========   ===========   ==========   ==========   ==========   ==========
  Net increase (decrease) in
    cash and cash equivalents...   $3,057,412    $(1,780,352)  $  (399,559)  $ (457,675)  $ (401,967)  $    9,583   $  127,596
  Net cash provided by operating
    activities..................      124,336        356,853       407,453      290,032      173,410      104,807       66,003
  Distributions.................                     706,351     1,071,312      604,582      463,345       64,633           --
PER UNIT OPERATING DATA(1)
  Net income (loss).............           24           (703)         (935)           9          (68)         (27)         (76)
  Distributions of earnings.....           --             --            --           --           --           --           --
  Distributions representing a
    return of capital...........           --            500           762          400           66           44           --

                                                             DECEMBER 31,                                     MARCH 31,
                                  ------------------------------------------------------------------   -----------------------
                                      1990          1991          1992          1993         1994         1994         1995
                                  ------------   -----------   -----------   ----------   ----------   ----------   ----------
BALANCE SHEET DATA
  Cash and cash equivalents.....   $3,057,412    $ 1,277,060   $   877,501   $  419,826   $   17,859   $  429,409   $  145,455
  Total assets at book value....    6,719,035      4,713,665     2,380,317    1,867,445    1,355,140    1,793,334    1,266,174
Total assets at the value
  assigned for purposes of
  roll-up transaction...........                                                                                     2,990,728
Total liabilities...............      523,524         50,000            --           --           --           --           --
  General and limited partners'
    equity:
    Managing General Partner....      137,695        291,366       386,815      436,921      111,441      462,867      126,832
    Participants................    6,053,875      4,363,866     1,978,692    1,429,384    1,240,417    1,329,209    1,134,106
    Special Limited Partners....        3,941          8,433        14,810        1,140        3,282        1,258        5,236
                                   ----------    -----------   -----------   ----------   ----------   ----------   ----------
                                   $6,195,511    $ 4,663,665   $ 2,380,317   $1,867,445   $1,355,140   $1,793,334   $1,266,174
                                   ==========    ===========   ===========   ==========   ==========   ==========   ==========
PER UNIT BALANCE SHEET DATA(1)
  Book value....................       $4,309         $3,106        $1,408       $1,017         $883         $946         $807
  Value assigned for purpose of
    the roll-up transaction.....                                                                                         2,107

---------------
(1) Per unit data is based on indicated amounts allocable to limited partners divided by 1,405 limited partner units outstanding.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  General

     The 1990-1 Partnership was formed November 29, 1990 for the purpose of investing in oil and natural gas activities by acquiring proven producing properties, recompleting previously drilled wells and developing and drilling new oil and gas wells. Benton Oil and Gas Company and a wholly owned subsidiary are the Co-Managing General Partners, and as such, conduct, direct and exercise full control over all activities of the Partnership.

     Oil and gas properties are accounted for using the successful efforts methods. Under this method, costs of drilling exploratory wells are initially capitalized pending determination of whether the well can produce proved reserves. All costs relating to non-productive exploratory wells are expensed. Costs relating to productive exploratory wells and all development wells are capitalized and depleted on a unit-of-production basis over the life of the remaining proved developed reserves. Delay rentals and geological and geophysical costs are expensed as incurred.

     Under the terms of the 1990-1 Partnership Agreement, the participants pay 99% of the lease acquisition, geophysical and seismic costs, well costs, and organization and offering expenses, including commissions, while the Co-Managing General Partners pay 1% of such costs. General and administrative expenses and lease operating expenses are shared 74.25% by the participants and 25.75% by the Co-Managing General Partners. Revenues and production taxes are allocated 73.5974% to the participants and 25.5236% to the Co-Managing General Partners and 0.879% to broker/dealers who met certain minimum sales requirements in the initial offering of the 1990-1 Units.

  Results of Operations

     Six Months Ended June 30, 1995 and 1994. For the six months ended June 30, 1995, the 1990-1 Partnership had revenues of $235,273 compared to $280,792 for the same period in 1994, representing a decrease of 16%. This decrease was primarily due to reduced oil sales quantities and lower gas prices related to the Umbrella Point Field which were partially offset by increased gas sales quantities in the field. The production for the six months ended June 30, 1995 was 6,879 Bbl of crude oil and condensate and 71,474 Mcf of natural gas compared to production of 9,507 Bbl of crude oil and condensate and 59,966 Mcf of natural gas for the comparable period in 1994. For the six months ended June 30, 1995, crude oil and natural gas prices averaged $17.46 per Bbl and $1.60 per Mcf, respectively, compared to $15.00 per Bbl and $2.22 per Mcf, respectively, during the comparable period.

     Lease operating costs and production taxes for the period ended June 30, 1995 were $100,135, a decrease of 11% from $112,322 in the comparable period. The decrease was primarily due to legal fees incurred in 1994 related to damage to production facilities. Depletion, impairment and amortization expenses were $153,641 for the period ended June 30, 1995, an increase of 35% from $113,834 for the comparable period primarily due to the impairment of the Umbrella Point Field as a result of the proposed sale of the property. General and administrative expenses were $67,323 for the period ended June 30, 1995, an increase of 15% from $58,782 for the comparable period primarily due to increased audit and tax preparation fees and costs related to the review of the Partnership's reserves by an independent petroleum engineering firm.

     For the reasons discussed above, the net loss for the six months ended June 30, 1995 was $88,966, compared to a loss of $9,478 for the period ended June 30, 1994.

     Years Ended December 31, 1994 and 1993. For the year ended December 31, 1994, the 1990-1 Partnership had total revenues of $524,786 compared to $645,459 for the same period in 1993, representing a decrease of 19%, primarily due to reduced oil and gas sales quantities combined with reduced oil and gas prices. The production for the year ended December 31, 1994 was 17,179 Bbl of crude oil and condensate and 127,779 Mcf of natural gas compared to production of 18,518 Bbl of crude oil and condensate and 146,746 Mcf of natural gas for the comparable period in 1993. For the year ended December 31, 1994, crude oil and natural gas prices averaged $15.83 per Bbl and $1.93 per Mcf, respectively, compared to $17.31 per Bbl and $2.11 per Mcf, respectively, during the comparable period.

     Lease operating costs and production taxes for the year ended December 31, 1994 were $263,957, an increase of 4% from $254,903 in the comparable period. A significant portion of the Partnership's lease operating expenses are associated with fixed rather than variable costs such as contract pumping services and equipment rentals. While certain variable costs decreased as oil and gas sales quantities decreased during the period, other non-variable costs increased resulting in an aggregate increase of $9,054 or 4% during 1994 compared to 1993. Depletion, impairment and amortization expenses were $224,635 for the year ended December 31, 1994, an increase of 19% from $189,309 for the comparable period primarily due to impairment of the West Cote Blanche Bay Field. General and administrative expenses were $78,547 for the year ended December 31, 1994, a decrease of 21% from $99,967 for the comparable period primarily due to the sale at a gain of marketable equity securities in 1994 which had been written down to approximate market value in 1993 and reduced third party administrative support costs.

     For the reasons discussed above, the net loss for the year ended December 31, 1994 was $48,960, compared to net income of $91,710 for the year ended December 31, 1993.

     Years Ended December 31, 1993 and 1992. For the year ended December 31, 1993, the 1990-1 Partnership had total revenues of $645,459 compared to $770,517 for the same period in 1992, representing a decrease of 16%. This decrease was primarily due to reduced oil and gas sales quantities from the Umbrella Point and East Cameron Fields due to the fields' natural production decline and sales of the Round Mountain and Hopper Canyon properties. The production for the years ended December 31, 1993 was 18,518 Bbl of crude oil and condensate and 146,746 Mcf of natural gas compared to production of 26,184 Bbl of crude oil and condensate and 145,477 Mcf of natural gas for the comparable period in 1992. For the year ended December 31, 1993, crude oil and natural gas prices averaged $17.31 per Bbl and $2.11 per Mcf, respectively, compared to $18.20 per Bbl and $1.78 per Mcf, respectively, during the comparable period.

     Lease operating costs and production taxes for the year ended December 31, 1993 were $254,903, a decrease of 11% from $285,840 in the comparable period. Depletion, impairment and amortization expenses were $189,309 for the year ended December 31, 1993, compared to $1,560,665 for the same period in 1992, representing a decrease of 88%. This decrease was primarily due to the impairment of the Round Mountain Field in 1992 as a result of its sale and the complete depletion of the East Cameron Field in 1992. These decreases were partially offset by increased depletion of the Umbrella Point Field in 1993 due to downward revisions to oil and gas reserves during the year. General and administrative expenses for the year ended December 31, 1993 were $99,967, an increase of 44% from $69,510 in the comparable period, primarily related to increased professional fees.

     For the reasons discussed above, the net income for the year ended December 31, 1993 was $91,710, compared to net loss of $1,212,036 for the year ended December 31, 1992.

  Capital Resources and Liquidity

     The oil and gas industry is a highly capital intensive business. The Partnership requires capital principally to fund the following costs: (i) drilling and completion costs of wells and the cost of production and transportation facilities; (ii) purchase of leases and other interests in oil and gas producing properties; and (iii) general and administrative expenses. The amount of available capital significantly effects the scope of the Partnership's operations.

     In June 1995, the Partnership entered into an agreement to sell its principal remaining oil and gas properties (see Note 4 to the 1990-1 Partnership Financial Statements). Assuming the sale is completed, the Partnership will have very limited remaining oil and gas activities. If the sale is not completed, the properties have a remaining economic life of approximately 5.5 years.

  Effects of Inflation and Changing Prices

     The 1990-1 Partnership's results of operations and cash flow are affected by changing oil and gas prices. If the price of oil and gas increases, there could be a corresponding increase in the cost to the Partnership for drilling and related services as well as an increase in revenues. To date, inflation has had a minimal effect on the Partnership.

                   INFORMATION CONCERNING 1991-1 PARTNERSHIP

GENERAL

     Objectives. The 1991-1 Partnership is a limited partnership which was formed to invest in oil and natural gas activities by primarily acquiring proven producing properties that have additional development potential, recompleting previously drilled wells and drilling new wells. The primary financial objective of the 1991-1 Partnership is to make quarterly distributions to its Investors from available cash flow while replacing and expanding its reserves on a cost-effective basis. The Partnership made regular cash distributions to partners through August 1994, but has not made subsequent cash distributions due to declining oil and gas production combined with higher lease operating costs and production taxes, continued capital expenditures and lower natural gas prices.

     Management. Benton Oil and Gas Company and a wholly-owned subsidiary, Benton Oil and Gas Company of Louisiana, are the Co-Managing General Partners. Benton makes all decisions regarding the business and operations of the 1991-1 Partnership, including development and other activities, and any sale of properties and the acquisition of additional properties.

     The Managing General Partners receive 25.6438% of the oil and gas revenues from the 1991-1 Partnership. In addition, Benton and its subsidiary own 2.8182 Units in the 1991-1 Partnership.

     The Co-Managing General Partners do not receive any management fees or other fees from the 1991-1 Partnership. The 1991-1 Partnership pays the Co-Managing General Partners for lease operating expenses, well costs and general and administrative expenses incurred on behalf of the Partnership.

     Organization. Benton, as managing general partner and sponsor of the 1991-1 Partnership, sold an aggregate of $1,409,091 of 1991-1 Units. Of the net proceeds raised of $1,055,886 which were available for partnership activities, $927,510 was used in oil and gas activities of the Partnership, as contemplated in the private placement memorandum for the offering, and the remaining proceeds were distributed to the participants.

DESCRIPTION OF OIL AND GAS PROPERTIES

     The following table sets forth certain information as of January 1, 1995 related to the 1991-1 Partnership's interest in its oil and gas properties.

                                                PROVED RESERVES AT JANUARY 1, 1995
                                              ---------------------------------------
                                                                   PRESENT VALUE OF
                                                                 ESTIMATED FUTURE NET   1994 PRODUCTION
                                               OIL       GAS          CASH FLOWS        ---------------
                  PROPERTY                    (BBLS)    (MCF)     DISCOUNTED AT 10%     (BBLS)   (MCF)
--------------------------------------------  ------   -------   --------------------   ------   ------
Umbrella Point Field........................  13,832   104,982         $186,589         3,127    17,148
West Cote Blanche Bay Field.................     264    26,356           23,856           293     2,667
                                              ------   -------         --------         -----    ------
          Total.............................  14,096   131,338         $210,445         3,420    19,815
                                              ======   =======         ========         =====    ======

     Additional information regarding these fields is set forth below.

     Umbrella Point Field. The Umbrella Point Field is located in State Tracts 74 and 87, which consist of 1,280 acres in the northern end of Upper Galveston Bay, in Texas state waters. Sun Oil Co. discovered the field in May, 1957. Oil and gas production is from fifteen stacked Frio sands ranging in depth from the F-1 sand at 7,612 feet to the F-15 sand at 8,994 feet. The 1991-1 Partnership acquired a 2.83% working interest in the Umbrella Point Field from the 1990-1 Partnership for $373,205 prior to closing adjustments. As of September 1995, the Umbrella Point Field had 10 wells producing at combined average daily rates of 312 Bbl of oil and 3.1 MMcf of natural gas.

     West Cote Blanche Bay Field. The West Cote Blanche Bay Field is located on 5,892 acres in a shallow bay in St. Mary Parish, Louisiana, approximately 125 miles southwest of New Orleans with water depths averaging seven to eight feet. The field was discovered in 1938 by Texaco, which continues to operate the field. More than 300 separate oil and gas reservoirs have been identified by Texaco and the Company from a total of approximately 680 wellbores in 180 different sandstone formations, at depths from 1,700 to 13,000 feet. The 1991-1 Partnership purchased a 0.06% working interest in the West Cote Blanche Bay Field from the 1990-1 Partnership for $94,352 prior to closing adjustments. In March 1995, the Partnership sold its 0.06% working interest in certain depths (above approximately 10,575 feet) in the West Cote Blanche Bay Field for a purchase price of $29,200. The 1991-1 Partnership has a 0.06% working interest in three wells below the depth of approximately 10,575 feet. These wells are currently producing at a combined rate of approximately 21 MMcf of natural gas per day.

     The following is a description of properties the 1991-1 Partnership at one time had an interest in but subsequently sold or abandoned.

     Hopper Canyon 12-1 Well. The Hopper Canyon 12-1 well is located in Ventura County, California. This well was successfully drilled and completed in the fourth quarter of 1991. The well produced at rates of approximately 24 Bbl of oil and 45 MMcf of gas per day. However, Benton determined it was in the best interest of the Partnership to sell its 38.0% working interest in the well. In April 1992, the 1991-1 Partnership sold its interest in the 12-1 well to Fortune Petroleum. Proceeds from the sale were $17,881, consisting of $3,461 in cash and stock of Fortune Petroleum with a fair market value of $14,420 (the stock was subsequently sold in November 1994 with the 1991-1 Partnership receiving $7,699). In addition, the 1991-1 Partnership retained a production payment of $8,845 which was paid from monthly net income from the 12-1 well. The 1991-1 Partnership's cumulative expenditures on the Hopper Canyon 12-1 well were $211,132.

     Prather 43-1 Well. This prospect was located in Acadia Parish, Louisiana. This well was drilled to a total depth of approximately 11,000 feet. It was determined to be uneconomical and was plugged and abandoned. The 1991-1 Partnership had a 17.5% working interest in this well with total cumulative expenditures of $134,715.

SELECTED HISTORICAL FINANCIAL DATA

     The following selected financial data for the 1991-1 Partnership as of and for each of the years in the four year period ended December 31, 1994 are derived from the 1991-1 Partnership's audited financial statements. The selected consolidated financial data for the six months ended June 30, 1994 and 1995 are derived from the 1991-1 Partnership's unaudited financial statements. In the opinion of management, such unaudited financial statements contain all adjustments (consisting of only normal recurring accruals) necessary for a fair presentation of the financial condition and results of operations as of and for the periods presented. Operating results for the six months ended June 30, 1995 are not necessarily indicative of the results that may be expected for the entire fiscal year ending December 31, 1995. The selected financial data below should be read in conjunction with the 1991-1 Partnership's financial statements and related notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this Prospectus.

                                                                                                       SIX MONTHS ENDED
                                         INCEPTION TO           YEARS ENDED DECEMBER 31,                   JUNE 30,
                                         DECEMBER 31,     -------------------------------------     ----------------------
                                             1991           1992          1993          1994          1994         1995
                                         ------------     ---------     ---------     ---------     --------     ---------
OPERATING DATA
  Total revenue........................   $  108,288      $ 160,321     $ 112,524     $  98,644     $ 52,188     $  44,852
  Lease operating costs and production
    taxes..............................       54,069         40,093        36,276        38,002       14,599        12,553
  Exploration costs....................      158,016          7,245         1,284           769          515           361
  Loss on sale of oil and gas
    properties.........................                      61,225                                                    225
  Depletion, impairment and
    amortization.......................      125,742         65,241        60,503        95,497       32,435       119,437
  General and administrative...........       20,925         28,876        45,195        28,823       25,981        30,500
                                          ----------      ---------     ---------     ---------     --------     ---------
        Net loss.......................   $ (250,464)     $ (42,359)    $ (30,734)    $ (64,447)    $(21,342)    $(118,224)
                                          ==========      =========     =========     =========     ========     =========
  Net increase (decrease) in cash and
    cash equivalents...................   $1,233,019      $(955,826)    $(100,013)    $(117,010)    $(54,775)    $  22,377
  Net cash provided by (used in)
    operating activities...............       (7,849)        85,839        38,782        28,758       11,544         1,438
  Distributions........................       27,900        111,600       115,292       127,205       56,546            --
PER UNIT OPERATING DATA(1)
  Net income (loss)....................         (914)          (243)         (146)         (256)         (87)         (422)
  Distributions of earnings............           --             --            --            --           --            --
  Distributions representing a return
    of capital.........................          100            400           400           300          200            --

                                                              DECEMBER 31,                                 JUNE 30,
                                         ------------------------------------------------------     ----------------------
                                             1991           1992          1993          1994          1994         1995
                                         ------------     ---------     ---------     ---------     --------     ---------
BALANCE SHEET DATA
  Cash and cash equivalents............   $1,233,019      $ 277,193     $ 177,180     $  60,170     $122,405     $  82,547
  Total assets at book value...........    1,815,157        777,067       631,041       439,389      553,153       321,165
  Total assets at the value assigned
    for purposes of roll-up
    transaction........................                                                                            692,349
  Total liabilities....................      884,131             --            --            --           --            --
  General and limited partners' equity:
    Managing General Partner...........       18,413         43,394        50,358        13,601       52,514        12,820
    Participants.......................      912,292        732,846       580,591       425,503      500,531       307,888
    Special Limited Partners...........          321            827            92           285          108           457
                                          ----------       --------      --------      --------     --------      --------
                                          $  931,026      $ 777,067     $ 631,041     $ 439,389     $553,153     $ 321,165
                                          ==========       ========      ========      ========     ========      ========
PER UNIT BALANCE SHEET DATA(1)
  Book value...........................   $    3,270      $   2,627     $   2,081     $   1,525     $  1,794     $   1,104
  Value assigned for purpose of the
    roll-up transaction................                                                                              2,456

---------------
(1) Per unit data is based on indicated amounts allocable to limited partners divided by 279 limited partner units outstanding.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  General

     The 1991-1 Partnership was formed for the purpose of investing in oil and natural gas activities by acquiring proven producing properties, recompleting previously drilled wells and developing and drilling new oil and gas wells. Benton Oil and Gas Company and a wholly owned subsidiary are the Co-Managing General Partners, and as such, conduct, direct and exercise full control over all activities of the Partnership.

     Oil and gas properties are accounted for using the successful efforts methods. Under this method, costs of drilling exploratory wells are initially capitalized pending determination of whether the well can produce proved reserves. All costs relating to non-productive exploratory wells are expensed. Costs relating to productive exploratory wells and all development wells are capitalized and depleted on a unit-of-production basis over the life of the remaining proved developed reserves. Delay rentals and geological and geophysical costs are expensed as incurred.

     Under the terms of the 1991-1 Partnership Agreement, the participants pay 99% of the lease acquisition, geophysical and seismic costs, well costs, and organization and offering expenses, including commissions, while the Co-Managing General Partners pay 1% of such costs. For the first twelve months of the Partnership, general and administrative expenses are covered by a fee, equal to 3% of the initial capital raised, paid by the Partnership to Benton. The fee is paid 99% by the participants and 1% by the Co-Managing General Partners. General and administrative expenses after the first twelve months and lease operating expenses are shared 74.25% by the participants and 25.75% by the Co-Managing General Partners. Revenues and production taxes are allocated 73.944% to the participants and 25.6438% to the Co-Managing General Partners, and 0.4122% to broker/dealers who met certain minimum sales requirements in the initial offering of 1991-1 Units.

  Results of Operations

     Six Months Ended June 30, 1995 and 1994. For the six months ended June 30, 1995, the 1991-1 Partnership had revenues of $44,852 compared to $52,188 for the same period in 1994, representing a decrease of 14%. This decrease was primarily due to reduced oil sales quantities and lower gas prices related to the Umbrella Point Field which were partially offset by increased gas sales quantities in the field. The production for the six months ended June 30, 1995 was 1,368 Bbl of crude oil and condensate and 12,039 Mcf of natural gas compared to production of 1,893 Bbl of crude oil and condensate and 8,813 Mcf of natural gas for the comparable period in 1994. For the six months ended June 30, 1995, crude oil and natural gas prices averaged $17.79 per Bbl and $1.64 per Mcf, respectively, compared to $16.01 per Bbl and $2.28 per Mcf, respectively, during the comparable period.

     Lease operating costs and production taxes for the period ended June 30, 1995 were $12,553, a decrease of 14% from $14,599 in the comparable period. The decrease was primarily due to legal fees incurred in 1994 related to damage to production facilities. Depletion, impairment and amortization expenses were $119,437 for the period ended June 30, 1995, an increase of 268% from $32,435 for the comparable period primarily due to the impairment of the Umbrella Point Field as a result of the proposed sale of the property. General and administrative expenses were $30,500 for the period ended June 30, 1995, an increase of 17% from $25,981 for the comparable period primarily due to increased audit and tax preparation fees and costs related to the review of the Partnership's reserves by an independent petroleum engineering firm.

     For the reasons discussed above, the net loss for the six months ended June 30, 1995 was $118,224, compared to a loss of $21,342 for the period ended June 30, 1994.

     Years Ended December 31, 1994 and 1993. For the year ended December 31, 1994, the 1991-1 Partnership had total revenues of $98,644 compared to $112,524 for the same period in 1993, representing a decrease of 12%, primarily due to price decreases. The production for the year ended December 31, 1994 was 3,420 Bbl of crude oil and condensate and 19,815 Mcf of natural gas compared to production of 3,686 Bbl of crude oil and condensate and 18,256 Mcf of natural gas for the comparable period in 1993. For the year ended December 31, 1994, crude oil and natural gas prices averaged $16.83 per Bbl and $1.94 per Mcf, respectively, compared to $18.14 per Bbl and $2.21 per Mcf, respectively, during the comparable period.

     Lease operating costs and production taxes for the year ended December 31, 1994 were $38,002, an increase of 5% from $36,276 in the comparable period. A significant portion of the Partnership's lease operating expenses are associated with fixed rather than variable costs such as contract pumping services and equipment rentals. Costs increased by $1,726 or 5% during 1994 compared to 1993. Depletion, impairment and amortization expenses were $95,497 for the year ended December 31, 1994, an increase of 58% from $60,503 for the comparable period primarily due to impairment of the West Cote Blanche Bay Field. General and administrative expenses were $28,823 for the year ended December 31, 1994, a decrease of 36% from $45,195 for the comparable period primarily due to the sale at a gain of marketable equity securities in 1994 which had been written down to approximate market value in 1993 and reduced third party administrative support costs.

     For the reasons discussed above, the net loss for the year ended December 31, 1994 was $64,447, compared to net loss of $30,734 for the period ended December 31, 1993.

     Years Ended December 31, 1993 and 1992. For the year ended December 31, 1993, the 1991-1 Partnership had total revenues of $112,524 compared to $160,321 for the same period in 1992, representing a decrease of 30%. This decrease was primarily due to reduced oil and gas sales from the Umbrella Point and West Cote Blanche Bay Fields due to the fields' natural production decline and sale of the Hopper Canyon property. The production for the year ended December 31, 1993 was 3,686 Bbl of crude oil and condensate and 18,256 Mcf of natural gas compared to production of 4,727 Bbl of crude oil and condensate and 19,222 Mcf of natural gas for the comparable period in 1992. For the year ended December 31, 1993, crude oil and natural gas prices averaged $18.14 per Bbl and $2.21 per Mcf, respectively, compared to $20.02 per Bbl and $1.84 per Mcf, respectively, during the comparable period.

     Lease operating costs and production taxes for the year ended December 31, 1993 were $36,276, a decrease of 10% from $40,093 in the comparable period. Depletion, impairment and amortization expenses were $60,503 for the year ended December 31, 1993, compared to $65,241 for the same period in 1992, representing a decrease of 7% primarily due to the increased depletion of the Umbrella Point Field in 1993 as a result of downward revisions to oil and gas reserves during the year. The increase was partially offset, however, by the sale of the Hopper Canyon property in 1992. General and administrative expenses for the year ended December 31, 1993 were $45,195, an increase of 57% from $28,876 in the comparable period, primarily related to increased professional fees.

     For the reasons discussed above, the net loss for the year ended December 31, 1993 was $30,734, compared to net loss of $42,359 for the year ended December 31, 1992.

  Capital Resources and Liquidity

     The oil and gas industry is a highly capital intensive business. The Partnership requires capital principally to fund the following costs: (i) drilling and completion costs of wells and the cost of production and transportation facilities; (ii) purchase of leases and other interests in oil and gas producing properties; and (iii) general and administrative expenses. The amount of available capital significantly effects the scope of the Partnership's operations.

     In June 1995, the Partnership entered into an agreement to sell its principal remaining oil and gas properties (see Note 4 to the 1991-1 Partnership Financial Statements). Assuming the sale is completed, the Partnership will have very limited remaining oil and gas activities. If the sale is not completed, the properties have a remaining economic life of approximately 2.5 years.

  Effects of Inflation and Changing Prices

     The 1991-1 Partnership's results of operations and cash flow are affected by changing oil and gas prices. If the price of oil and gas increases, there could be a corresponding increase in the cost to the Partnership for drilling and related services as well as an increase in revenues. To date, inflation has had a minimal effect on the Partnership.

                           DESCRIPTION OF SECURITIES

     Benton is authorized to issue 40,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock.

     Common Stock. The holders of Common Stock are entitled to one vote per share for each share held of record on all matters submitted to a vote of the stockholders and are entitled to receive ratably such dividends as are declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of Benton, holders of the Common Stock have the right to a ratable portion of the assets remaining after payment of liabilities and liquidation preferences of any outstanding shares of Preferred Stock. The holders of Common Stock have no preemptive rights or rights to convert their Common Stock into other securities and are not subject to future calls or assessments by Benton. All outstanding shares of Common Stock are fully paid and nonassessable. All shares of Common Stock to be issued in connection with the Sale will be fully paid and nonassessable.

     Preferred Stock. The Board of Directors may, without further action of the stockholders, issue Preferred Stock in one or more series and fix rights and preferences thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption price or prices, liquidation preferences and the number of shares constituting any series or the designation of such series (provided that the Board of Directors has no authority to issue more than 5,000,000 shares of Preferred Stock). No shares of Preferred Stock are currently outstanding.

     The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the Preferred Stock, which while providing desirable flexibility in achieving corporate objectives, could have the effect of making it more difficult for a person to acquire, or of discouraging a person from acquiring, a majority of the voting stock of Benton.

     Warrants. The Warrants entitle the holder to purchase one share of Benton Common Stock for each Warrant at an exercise price, payable in cash, of $11.00 per share, subject to adjustment in certain circumstances. The holders of Warrants have no rights as stockholders of Benton. The Warrants will be issued pursuant to the terms of the Warrant Agreement, the form of which is attached hereto as Exhibit A, and will expire three years from the date of issuance. The number of shares of Common Stock and the exercise price of the Warrants is subject to adjustment under certain circumstances described in the Warrant Agreement, including issuance of Common Stock or securities convertible into Common Stock to all holders of Benton Common Stock, exchange of Common Stock of Benton for other securities, issuance of Common Stock or other securities to all holders upon merger, reorganization or sale of assets. The Warrants are not subject to redemption or call by Benton. If the Exchange Offer is accepted by more than 75% of the holders of the 1989-1 Units, the 1990-1 Units and the 1991-1 Units, Benton will issue to all holders of such Units, Warrants to purchase an aggregate of 592,373 shares of Common Stock.

     Pursuant to the terms of other common stock purchase warrants and warrant agreements, Benton has issued common stock purchase warrants, on various terms and for exercise prices ranging from $7.30 per share to $17.09 per share. As of September 22, 1995, there were common stock purchase warrants to purchase an aggregate of 1,919,752 shares of Common Stock issued and outstanding.

                                 LEGAL MATTERS

     The validity of the Securities to be issued pursuant to the Exchange Offer will be passed upon for Benton, and certain federal income tax matters related to the Exchange Offer will be passed upon for Benton, by Emens, Kegler, Brown, Hill & Ritter, Co., L.P.A., Columbus, Ohio.

                                    EXPERTS

     The consolidated financial statements of Benton and the financial statements of the 1989-1 Partnership, the 1990-1 Partnership and the 1991-1 Partnership as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994 included in this Prospectus have been audited by Deloitte

& Touche LLP, independent auditors, as stated in their reports appearing herein and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     The information appearing herein, and incorporated herein by reference, with respect to proved oil and gas reserves of Benton at December 31, 1992, 1993 and 1994, to the extent stated herein, was estimated by Benton and audited by Huddleston & Co., Inc., independent petroleum engineers, and is included herein on the authority of such firm as experts in petroleum engineering.

     The information appearing herein with respect to proved oil and gas reserves of the 1989-1 Partnership at December 31, 1992, 1993 and 1994, to the extent stated herein, was estimated by Benton and audited by Huddleston & Co., Inc., independent petroleum engineers, and is included herein on the authority of such firm as experts in petroleum engineering.

     The information appearing herein with respect to proved oil and gas reserves of the 1990-1 Partnership at December 31, 1992, 1993 and 1994, to the extent stated herein, was estimated by Benton and audited by Huddleston & Co., Inc., independent petroleum engineers, and is included herein on the authority of such firm as experts in petroleum engineering.

     The information appearing herein with respect to proved oil and gas reserves of the 1991-1 Partnership at December 31, 1992, 1993 and 1994, to the extent stated herein, was estimated by Benton and audited by Huddleston & Co., Inc., independent petroleum engineers, and is included herein on the authority of such firm as experts in petroleum engineering.

                                    GLOSSARY

     When the following terms are used in the text they have the meanings indicated.

     MCF. "Mcf " means thousand cubic feet. "MMcf " means million cubic feet. "Bcf " means billion cubic feet. "Tcf " means trillion cubic feet.

     BBL. "Bbl" means barrel. "MBbl" means thousand barrels. "MMBbl" means million barrels. "BBbl" means billion barrels.

     BOE. "BOE" means barrels of oil equivalent, which are determined using the ratio of one barrel of crude oil, condensate or natural gas liquids to six Mcf of natural gas so that six Mcf of natural gas is referred to as one barrel of oil equivalent or "BOE." "MBOE" means thousands of barrels of oil equivalent. "MMBOE" means millions of barrels of oil equivalent.

     CAPITAL EXPENDITURES. "Capital Expenditures" means costs associated with exploratory and development drilling (including exploratory dry holes); leasehold acquisitions; seismic data acquisitions; geological, geophysical and land-related overhead expenditures; delay rentals; producing property acquisitions; and other miscellaneous capital expenditures.

     COMPLETION COSTS. "Completion Costs" means, as to any well, all those costs incurred after the decision to complete the well as a producing well. Generally, these costs include all costs, liabilities and expenses, whether tangible or intangible, necessary to complete a well and bring it into production, including installation of service equipment, tanks and other materials necessary to enable the well to deliver production.

     DEVELOPMENT WELL. A "Development Well" is a well drilled as an additional well to the same reservoir as other producing wells on a lease, or drilled on an offset lease not more than one location away from a well producing from the same reservoir.

     EXPLORATORY WELL. "An "Exploratory Well" is a well drilled in search of a new and as yet undiscovered pool of oil or gas, or to extend the known limits of a field under development.

     FINDING COSTS. "Finding Cost," expressed in dollars per BOE, is calculated by dividing the amount of total capital expenditures incurred related to acquisitions, exploration and development costs (reduced by proceeds from any sale of oil and gas properties) by the amount of total net reserves added or reduced as a result of property acquisitions and sales, drilling activities and reserve revisions during the same period.

     FUTURE DEVELOPMENT COST. "Future Development Cost" of proved non-producing reserves, expressed in dollars per BOE, is calculated by dividing the amount of future capital expenditures related to development properties by the amount of total proved non-producing reserves associated with such activities.

     GROSS ACRES OR WELLS. "Gross Acres or Wells" are the total acres or wells, as the case may be, in which an entity has an interest, either directly or through an affiliate.

     LIFTING COSTS. "Lifting Costs" are the expenses of lifting oil from a producing formation to the surface, consisting of the costs incurred to operate and maintain wells and related equipment and facilities, including labor costs, repair and maintenance, supplies, insurance, production, severance and windfall profit taxes.

     MMBTU. "MMBtu" means one million British thermal units. A British thermal unit is the amount of heat needed to raise the temperature of one pound of water one degree Fahrenheit.

     NET ACRES OR WELLS. A party's "Net Acre" or "Net Wells" are calculated by multiplying the number of gross acres or gross wells in which that party has an interest by the fractional interest of the party in each such acre or well.

     OIL AND GAS LEASE. An "Oil and Gas Lease" is an agreement whereby the grantee receives for a period of time the full or partial interest in oil and gas properties, oil and gas mineral rights, fee rights or other rights of the grantor granting the grantee the right to drill for, produce and sell oil and gas upon payment of rentals, bonuses and/or royalties. Oil and Gas Leases are generally acquired from private landowners and federal and state governments.

     PRODUCING PROPERTIES OR RESERVES. "Producing Reserves" are Proved Developed Behind-Pipe Reserves expected to be produced from existing completion intervals now open for production in existing wells. "Producing Properties" are properties to which Producing Reserves have been assigned by an independent petroleum engineer.

     PROVED DEVELOPED BEHIND-PIPE RESERVES. "Proved Developed Reserves" are Proved Reserves which can be expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

     RESERVES. "Reserves" means crude oil and natural gas, condensate and natural gas liquids, which are net of leasehold burdens, are stated on a net revenue interest basis, and are found to be commercially recoverable.

     ROYALTY INTEREST. "A Royalty Interest" is an interest in an oil and gas property entitling the owner to a share of oil and gas production (or the proceeds of the sale thereof) free of the costs of production.

     STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS, BEFORE PROVISION FOR INCOME TAXES. The "Standardized measure of discounted future net cash flows, before provision for income taxes" is a method of determining the present value of Proved Reserves. Future net revenues from Proved Reserves are estimated assuming that oil and gas prices and production and development costs remain constant. The resulting stream of revenues, before provision for income taxes, is then discounted at the rate of 10% per year to obtain a present value. Sometimes referred to herein as "PV10".

     3-D SEISMIC. "3-D Seismic" is the method by which a three dimensional image of the earth's subsurface is created through the interpretation of aerially collected seismic data. 3-D surveys allow for a more detailed understanding of the subsurface than do conventional surveys and contributed significantly to field appraisal, development and production.

     UNDEVELOPED ACREAGE. "Undeveloped Acreage" is oil and gas acreage (including, in applicable instances, rights in one or more horizons which may be penetrated by existing wellbores, but which have not been tested) to which Proved Reserves have not been assigned by independent petroleum engineers.

     WORKING INTEREST. A "Working Interest" is the operating interest under an Oil and Gas Lease which gives the owner the right to drill, produce and conduct operating activities on the property and a share of production, subject to all royalties, overriding royalties and other burdens and to all costs of exploration, development and operations and all risks in connection therewith.

     In this Prospectus, natural gas volumes are stated at the legal pressure base of the state or area in which the reserves are located at 60 degrees Fahrenheit.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        ----
Index to Benton Oil and Gas Company and Subsidiaries Consolidated Financial
  Statements........................................................................     F-2
Index to Benton Oil & Gas Combination Partnership 1989-1, L.P. Financial
  Statements........................................................................    F-28
Index to Benton Oil & Gas Combination Partnership 1990-1, L.P. Financial
  Statements........................................................................    F-38
Index to Benton Oil & Gas Combination Partnership 1991-1, L.P. Financial
  Statements........................................................................    F-49

              INDEX TO BENTON OIL AND GAS COMPANY AND SUBSIDIARIES
                       CONSOLIDATED FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        ----
Independent Auditors' Report........................................................     F-3
Consolidated Balance Sheets at December 31, 1993 and 1994 and June 30, 1995.........     F-4
Consolidated Statements of Operations for the Years Ended December 31, 1992, 1993
  and 1994 and the Six Months Ended June 30, 1994 and 1995..........................     F-5
Consolidated Statements of Stockholders' Equity for the Years Ended December 31,
  1992, 1993 and 1994 and the Six Months Ended June 30, 1995........................     F-6
Consolidated Statements of Cash Flows for the Years Ended December 31, 1992, 1993
  and 1994 and the Six Months Ended June 30, 1994 and 1995..........................     F-7
Notes to Consolidated Financial Statements for the Years Ended December 31, 1992,
  1993 and 1994 and the Six Months Ended June 30, 1994 and 1995.....................     F-9

                          INDEPENDENT AUDITORS' REPORT

Benton Oil and Gas Company
Carpinteria, California

     We have audited the accompanying consolidated balance sheets of Benton Oil and Gas Company and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Benton Oil and Gas Company and subsidiaries as of December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.

Deloitte & Touche LLP

Los Angeles, California
March 31, 1995

                  BENTON OIL AND GAS COMPANY AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                           DECEMBER 31,
                                                   -----------------------------       JUNE 30,
                                                       1993             1994             1995
                                                   ------------     ------------     ------------
                                                                                     (UNAUDITED)
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents......................  $ 36,308,118     $ 14,192,568     $ 25,416,122
  Restricted cash (Note 4).......................       300,000       19,550,000       19,550,000
  Accounts receivable:
     Accrued oil and gas revenue.................       940,618        9,357,782       11,412,303
     Joint interest and other (Note 12)..........     1,578,679        3,880,808        3,745,439
  Property held for sale (Note 2)................                     14,887,700          756,872
  Prepaid expenses and other.....................       333,263          563,839        1,903,825
                                                   ------------     ------------     ------------
          TOTAL CURRENT ASSETS...................    39,460,678       62,432,697       62,784,561
OTHER ASSETS.....................................     1,008,452        2,550,607        1,438,315
PROPERTY AND EQUIPMENT (Notes 1,2,3,5,10,11 and
  15):
  Oil and gas properties (full cost
     method -- costs of $11,975,615, $16,695,284
     and $13,383,439 excluded from amortization
     at December 31, 1993 and 1994 and June 30,
     1995, respectively).........................    77,079,977      116,209,554      150,552,235
  Furniture and fixtures.........................       673,848        1,439,484        1,948,965
                                                   ------------     ------------     ------------
                                                     77,753,825      117,649,038      152,501,200
  Accumulated depletion and depreciation.........    (9,587,983)     (20,071,223)     (26,514,848)
                                                   ------------     ------------     ------------
                                                     68,165,842       97,577,815      125,986,352
                                                   ------------     ------------     ------------
                                                   $108,634,972     $162,561,119     $190,209,228
                                                    ===========      ===========      ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable:
     Revenue distribution........................  $     10,289     $    594,782     $    866,461
     Trade and other.............................     3,542,355       11,426,105        9,591,452
  Accrued interest payable, payroll and related
     taxes.......................................       399,362        1,199,096        1,173,599
  Income taxes payable...........................                                       1,586,616
  Commercial paper and other short term
     borrowings (Note 4).........................     7,668,588       21,035,401       21,534,318
  Current portion of long term debt (Note 3).....     1,205,107        6,392,114        5,893,160
                                                   ------------     ------------     ------------
          TOTAL CURRENT LIABILITIES..............    12,825,701       40,647,498       40,645,606
LONG TERM DEBT (Note 3)..........................    11,788,374       31,911,164       53,268,253
MINORITY INTEREST (Note 11)......................                      1,743,660        3,486,233
COMMITMENTS AND CONTINGENCIES (Notes 3,5,10 and
  15)
STOCKHOLDERS' EQUITY (Notes 2,3,7,8,9 and 11):
  Preferred stock, par value $0.01 a share;
     authorized 5,000,000 shares; outstanding,
     none
  Common stock, par value $0.01 a share;
     authorized 40,000,000 shares; issued and
     outstanding 24,676,848, 24,899,848 and
     25,105,493 at December 31, 1993 and 1994 and
     June 30, 1995 respectively..................       246,768          248,998          251,054
  Additional paid-in capital.....................    91,639,606       92,921,115       94,317,797
  Accumulated deficit............................    (7,865,477)      (4,911,316)      (1,759,715)
                                                   ------------     ------------     ------------
          TOTAL STOCKHOLDERS' EQUITY.............    84,020,897       88,258,797       92,809,136
                                                   ------------     ------------     ------------
                                                   $108,634,972     $162,561,119     $190,209,228
                                                    ===========      ===========      ===========

                See notes to consolidated financial statements.

                  BENTON OIL AND GAS COMPANY AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                SIX MONTHS ENDED
                                         YEARS ENDED DECEMBER 31,                    JUNE 30,
                                  ---------------------------------------   -------------------------
                                     1992          1993          1994          1994          1995
                                  -----------   -----------   -----------   -----------   -----------
                                                                                    (UNAUDITED)
REVENUES
  Oil and gas sales (Notes 14
     and 15)....................  $ 8,209,134   $ 7,222,310   $31,942,810   $11,168,872   $24,829,260
  Net gain (loss) on exchange
     rates......................                   (206,481)    1,445,307       449,487       118,786
  Investment earnings...........      185,094       393,843     1,180,824       513,579       873,521
  Partnership fees,
     reimbursements and other...      227,881        94,124       135,865        28,087        48,829
                                  -----------   -----------   -----------   -----------   -----------
                                    8,622,109     7,503,796    34,704,806    12,160,025    25,870,396
                                  -----------   -----------   -----------   -----------   -----------
EXPENSES
  Lease operating costs and
     production taxes...........    4,413,620     5,110,264     9,531,264     3,948,268     5,287,071
  Depletion, depreciation and
     amortization...............    3,041,375     2,632,924    10,298,112     3,421,035     6,473,402
  General and administrative....    2,245,236     2,631,445     5,241,295     2,444,769     3,883,606
  Interest......................    1,831,213     1,957,753     3,887,961     1,596,693     3,361,041
                                  -----------   -----------   -----------   -----------   -----------
                                   11,531,444    12,332,386    28,958,632    11,410,765    19,005,120
                                  -----------   -----------   -----------   -----------   -----------
INCOME (LOSS) BEFORE INCOME
  TAXES AND MINORITY INTEREST...   (2,909,335)   (4,828,590)    5,746,174       749,260     6,865,276
INCOME TAX EXPENSE (Note 6).....                                  697,802                   1,971,102
                                  -----------   -----------   -----------   -----------   -----------
INCOME (LOSS) BEFORE MINORITY
  INTEREST......................   (2,909,335)   (4,828,590)    5,048,372       749,260     4,894,174
MINORITY INTEREST (Note 11).....                                2,094,211       747,597     1,742,573
                                  -----------   -----------   -----------   -----------   -----------
NET INCOME (LOSS)...............  $(2,909,335)  $(4,828,590)  $ 2,954,161   $     1,663   $ 3,151,601
                                   ==========    ==========    ==========    ==========    ==========
NET EARNINGS (LOSS) PER COMMON
  SHARE
  (Note 13).....................  $     (0.22)  $     (0.26)  $      0.12   $      0.00   $      0.12
                                   ==========    ==========    ==========    ==========    ==========

                See notes to consolidated financial statements.

                  BENTON OIL AND GAS COMPANY AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
                 AND (UNAUDITED) SIX MONTHS ENDED JUNE 30, 1995

                                            COMMON                ADDITIONAL
                                            SHARES      COMMON      PAID-IN     ACCUMULATED
                                            ISSUED      STOCK       CAPITAL       DEFICIT        TOTAL
                                          ----------   --------   -----------   -----------   -----------
Balance at January 1, 1992..............  10,307,214   $103,072   $20,233,054   $  (127,552)  $20,208,574
Issuance of common shares:
  Exercise of warrants..................      10,000        100        17,900                      18,000
  Exercise of stock options.............   1,354,520     13,545     2,400,996                   2,414,541
  Acquisitions..........................     221,790      2,218     2,243,920                   2,246,138
  Sale of common stock..................   5,196,785     51,968    27,924,850                  27,976,818
  Redeemable common stock...............     351,088      3,511       180,919                     184,430
Compensation expense attributed to stock
  options...............................                              329,103                     329,103
Net loss for the year...................                                         (2,909,335)   (2,909,335)
                                          ----------   --------   -----------   -----------   -----------
Balance at December 31, 1992............  17,441,397    174,414    53,330,742    (3,036,887)   50,468,269
Issuance of common shares:
  Exercise of warrants..................       2,500         25        18,225                      18,250
  Exercise of stock options.............     284,211      2,842       540,490                     543,332
  Sale of common stock..................   7,000,000     70,000    35,585,406                  35,655,406
  Redeemable common stock...............                            2,022,323                   2,022,323
Retirement of stock.....................     (51,260)      (513)                                     (513)
Compensation expense attributed to stock
  options...............................                              142,420                     142,420
Net loss for the year...................                                         (4,828,590)   (4,828,590)
                                          ----------   --------   -----------   -----------   -----------
Balance at December 31, 1993............  24,676,848    246,768    91,639,606    (7,865,477)   84,020,897
Issuance of common shares:
  Exercise of stock options.............      23,000        230        83,509                      83,739
  Acquisitions..........................     200,000      2,000     1,198,000                   1,200,000
Net income for the year.................                                          2,954,161     2,954,161
                                          ----------   --------   -----------   -----------   -----------
Balance at December 31, 1994............  24,899,848    248,998    92,921,115    (4,911,316)   88,258,797
Issuance of common shares:
  Exercise of stock options
     (unaudited)........................     127,902      1,279       610,459                     611,738
  Conversion of notes and debentures
     (unaudited)........................      77,743        777       786,223                     787,000
Net income for the period (unaudited)...                                          3,151,601     3,151,601
                                          ----------   --------   -----------   -----------   -----------
Balance at June 30, 1995 (unaudited)....  25,105,493   $251,054   $94,317,797   $(1,759,715)  $92,809,136
                                           =========   ========    ==========    ==========    ==========

                See notes to consolidated financial statements.

                  BENTON OIL AND GAS COMPANY AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                    SIX MONTHS ENDED
                                                          YEARS ENDED DECEMBER 31,                       JUNE 30,
                                                 ------------------------------------------   -----------------------------
                                                     1992           1993           1994           1994             1995
                                                 ------------   ------------   ------------   ------------     ------------
                                                                                                       (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (loss)..............................  $ (2,909,335)  $ (4,828,590)  $  2,954,161   $      1,663     $  3,151,601
Adjustments to reconcile net income (loss) to
  net cash provided by (used in) operating
  activities:
  Depletion, depreciation and amortization.....     3,041,375      2,632,924     10,298,112      3,421,035        6,473,402
  Compensation expense attributed to stock
    options....................................       329,103        142,420
  Net earnings from limited partnerships.......      (183,858)      (106,230)       (63,486)       (38,488)         (20,435)
  Amortization of financing costs..............       376,609        139,444        114,311         57,156           90,640
  Loss on disposition of assets................                                                                      10,632
  Interest paid in stock.......................        44,649         20,145
  Minority interest in undistributed earnings
    of subsidiary..............................                                   2,094,211        747,597        1,742,573
  (Increase) decrease in accounts receivable...     1,628,823     (1,465,725)   (10,384,670)    (6,627,742)      (1,919,152)
  (Increase) decrease in prepaid expenses and
    other......................................        44,517       (288,217)       (84,905)        (4,937)      (1,339,986)
  Increase (decrease) in accounts payable......    (2,905,840)     1,759,747      7,974,335      5,324,484       (1,562,974)
  Increase (decrease) in accrued interest
    payable,
    payroll and related taxes..................      (114,151)       204,117        560,720        153,032          (25,497)
  Increase in income taxes payable.............                                                                   1,586,616
                                                 ------------   ------------   ------------   ------------     ------------
    TOTAL ADJUSTMENTS..........................     2,261,227      3,038,625     10,508,628      3,032,137        5,035,819
                                                 ------------   ------------   ------------   ------------     ------------
    NET CASH USED IN OPERATING ACTIVITIES......      (648,108)    (1,789,965)    13,462,789      3,033,800        8,187,420
                                                 ------------   ------------   ------------   ------------     ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of property and
    equipment..................................     2,965,820      7,822,120      5,803,215        128,113       14,708,863
  Additions of property and equipment..........   (13,951,247)   (26,169,581)   (38,403,322)   (17,896,570)     (27,130,397)
  Increase in restricted cash..................                     (300,000)   (19,250,000)   (22,000,000)
  Distributions from limited partnerships......       391,540         28,667        502,167          1,492
  Additions to investments in affiliates.......      (350,282)
  Payment for purchase of Benton-Vinccler, net
    of cash acquired...........................                                  (2,501,973)    (2,501,973)
                                                 ------------   ------------   ------------   ------------     ------------
    NET CASH PROVIDED BY (USED IN) INVESTING
      ACTIVITIES...............................   (10,944,169)   (18,618,794)   (53,849,913)   (42,268,938)     (12,421,534)
                                                 ------------   ------------   ------------   ------------     ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from sale of common stock...........    29,276,567     36,120,000
  Direct offering costs........................      (982,114)      (464,594)
  Proceeds from exercise of stock options and
    warrants...................................     2,432,541        561,582         83,740         22,727          611,738
  Issuance of convertible subordinated
    debentures.................................     6,428,000
  Proceeds from issuance of notes payable......       404,776                    21,360,000                      22,040,000
  Proceeds from commercial paper and other
    short term borrowings......................                    7,668,588     23,217,775     23,060,188
  (Increase) decrease in other assets..........      (806,992)         3,460     (1,683,583)       (19,623)        (213,664)
  Payments on commercial paper, other short
    term borrowings and notes payable..........   (14,877,300)      (672,230)   (24,706,358)   (17,849,721)      (6,980,406)
  Deficiency payments on redeemable common
    stock......................................      (287,194)      (172,917)
                                                 ------------   ------------   ------------   ------------     ------------
    NET CASH PROVIDED BY FINANCING
      ACTIVITIES...............................    21,588,284     43,043,889     18,271,574      5,213,571       15,457,668
                                                 ------------   ------------   ------------   ------------     ------------
    NET INCREASE (DECREASE) IN CASH............     9,996,007     22,635,130    (22,115,550)   (34,021,567)      11,223,554
CASH AND CASH EQUIVALENTS AT BEGINNING OF
  PERIOD.......................................     3,676,981     13,672,988     36,308,118     36,308,118       14,192,568
                                                 ------------   ------------   ------------   ------------     ------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD.....  $ 13,672,988   $ 36,308,118   $ 14,192,568   $  2,286,551     $ 25,416,122
                                                  ===========    ===========    ===========    ===========      ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION:
  Cash paid during the period for interest
    expense....................................  $  1,483,585   $  1,838,848   $  3,299,189   $  1,136,493     $  3,215,165
                                                  ===========    ===========    ===========    ===========      ===========
  Cash paid during the period for income
    taxes......................................                                $    715,507   $    160,594     $    368,427
                                                  ===========    ===========    ===========    ===========      ===========

      SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

     Costs of $314,123, incurred during the year ended December 31, 1991, which were attributable to the public offering of the Company's common stock completed in January 1992, and previously included in other assets, were offset against gross proceeds received from the sale of stock during the year ended December 31, 1992.

     During the year ended December 31, 1992, the Company acquired interests in oil and gas properties in exchange for 221,790 shares of the Company, valued at $2,246,138 and a $529,197 reduction in the Company's joint interest account receivable balance due from the seller.

     On July 7, 1992, the Company issued 351,088 shares of Redeemable common stock in connection with refinancing of indebtedness in the amount of $2,582,050. During the year ended December 31, 1992, 27,000 of these shares were resold for net proceeds of $180,919, which were allocated $120,270 for redemption, $44,649 for interest and $16,000 for costs of refinancing, and the Company made cash payments of $319,081. During the year ended December 31, 1993, 272,828 shares of Redeemable common stock were resold for net proceeds to the selling stockholders of $2,022,323, and the Company made cash payments of $200,000, terminating the Company's guarantee obligation. The reduction was allocated $2,002,178 for redemption and $20,145 for interest. On May 19, 1993, the Company redeemed the remaining 51,260 shares at their par value of $.01 per share.

     During the year ended December 31, 1992, the Company acquired $43,790 of fixed assets through capital lease obligations and seller financing.

     During the year ended December 31, 1993, the Company converted $2,113,429 of accounts payable into a note payable and entered into capital lease agreements for the purchase of furniture and fixtures in the amount of $79,521.

     On March 4, 1994, the Company acquired capital stock from Vinccler representing an additional 30% ownership interest in Benton-Vinccler for $3 million in cash, $10 million in non-interest bearing notes payable (with a present value of $9.2 million assuming a 10% interest rate) and 200,000 shares of the Company's common stock. The excess of the purchase price over the net book value of assets acquired was $13,880,100, which was allocated to oil and gas properties.

     During the year ended December 31, 1994, the Company converted $143,658 of accounts payable into a note payable, financed the purchase of computer equipment in the amount of $105,000 and financed the purchase of oil and gas equipment in the amount of $1,733,675.

     During the six months ended June 30, 1995, the Company financed the purchase of oil and gas equipment in the amount of $7,029,985 and leased office equipment in the amount of $54,473.

     During the six months ended June 30, 1995, $117,000 of the Company's 8% convertible notes and $670,000 of the Company's 8% convertible debentures were retired in exchange for 9,975 and 67,768 shares of the Company's common stock, respectively.

                See notes to consolidated financial statements.

                  BENTON OIL AND GAS COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992 AND (UNAUDITED)
                    SIX MONTHS ENDED JUNE 30, 1995 AND 1994

NOTE 1 -- ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization

     Benton Oil and Gas Company (the "Company") engages in the exploration, development, production and management of oil and gas properties.

     The Company and its subsidiary Benton Oil and Gas Company of Louisiana, formerly Energy Partners, participate as the managing general partner of three oil and gas limited partnerships formed during 1989 through 1991. Under the provisions of the limited partnership agreements, the Company receives compensation as stipulated therein, and functions as an agent for the partnerships to arrange for the management, drilling, and operation of properties, and assumes customary contingent liabilities for partnership obligations.

     The consolidated financial statements include the accounts of the Company and its subsidiaries. The Company's investments in limited partnerships, the Russia joint venture ("GEOILBENT") and the Venezuela joint venture (through December 31, 1993) are proportionately consolidated based on the Company's ownership interest. Effective January 1, 1994, the Venezuela joint venture was incorporated and, as a result of the Company's acquisition of additional capital stock of such corporation (See Note 11), has been fully consolidated. All material intercompany profits, transactions and balances have been eliminated.

  Cash and Cash Equivalents

     Cash equivalents include money market funds and short term certificates of deposit with original maturity dates of less than three months.

  Accounts Receivable

     The Company's accounts receivable are considered fully collectible; therefore, no allowance is considered necessary.

  Other Assets

     Other assets consist principally of costs associated with the issuance of long term debt. Debt issue costs are amortized on a straight-line basis over the life of the debt.

  Property and Equipment

     The Company follows the full cost method of accounting for oil and gas properties. Accordingly, all costs associated with the acquisition, exploration, and development of oil and gas reserves are capitalized as incurred, including exploration overhead of $1,412,170, $1,736,678 and $1,696,330 for the years ended December 31, 1992, 1993 and 1994, respectively and $784,268 and $1,090,375 for the six months ended June 30, 1994 and 1995, respectively. Only overhead which is directly identified with acquisition, exploration or development activities is capitalized. All costs related to production, general corporate overhead and similar activities are expensed as incurred. The costs of oil and gas properties are accumulated in cost centers on a country by country basis, subject to a cost center ceiling (as defined by the Securities and Exchange Commission).

     All capitalized costs of oil and gas properties (excluding unevaluated property acquisition and exploration costs) and the estimated future costs of developing proved reserves, are depleted over the estimated useful lives of the properties by application of the unit-of-production method using only proved oil and gas reserves. Depletion expense attributable to the United States cost center for the years ended December 31, 1992, 1993 and 1994 was $2,937,887, $2,142,133 and $4,247,304 ($5.71, $6.47 and $7.46 per equivalent barrel), respectively and for the six months ended June 30, 1994 and 1995 was $1,364,783 and $1,389,665 ($6.51 and

                  BENTON OIL AND GAS COMPANY AND SUBSIDIARIES

$7.13 per equivalent barrel), respectively. Depletion expense attributable to the Venezuelan cost center for the years ended December 31, 1993 and 1994 was $229,080 and $4,998,213 ($1.43 and $1.98 per equivalent barrel), respectively and for the six months ended June 30, 1994 and 1995 was $1,627,301 and $4,147,913 ($1.77 and $1.99 per equivalent barrel), respectively. Depletion expense attributable to the Russian cost center for the years ended December 31, 1993 and 1994 was $99,207 and $837,818 ($3.51 and $2.85 per equivalent barrel), respectively and for the six months ended June 30, 1994 and 1995 was $322,175 and $785,008 ($3.42 and $2.87 per equivalent barrel), respectively. Depreciation of furniture and fixtures is computed using the straight-line method, with depreciation rates based upon the estimated useful life applied to the cost of each class of property. Depreciation expense was $65,213, $123,623 and $185,336 for the years ended December 31, 1992, 1993 and 1994, respectively and $72,904 and $143,724 for the six months ended June 30, 1994 and 1995, respectively.

  Taxes on Income

     Deferred income taxes reflect the net tax effects, calculated at currently effective rates, of (a) future deductible/taxable amounts attributable to events that have been recognized on a cumulative basis in the financial statements and
(b) operating loss and tax credit carryforwards. A valuation allowance is recorded, if necessary, to reduce net deferred income tax assets to the amount expected to be recoverable.

  Foreign Currency

     Russia and Venezuela are considered highly inflationary economies. Therefore, all foreign operations are remeasured in United States dollars and any currency gains or losses are recorded in the statement of operations.

  Fair Value of Financial Instruments

     The Company's financial instruments consist primarily of cash, accounts receivable and payable, commercial paper and other short-term borrowings and debt instruments. In addition, in 1994 the Company entered into a commodity hedge agreement (See Note 15). The book values of all financial instruments, other than debt instruments, are representative of their fair values due to their short-term maturity. The book values of the Company's debt instruments, except the convertible subordinated debentures and notes, are considered to approximate their fair values because the interest rates of these instruments are based on current rates offered to the Company. Based on the last trading on December 31, 1994, the convertible subordinated debentures had a fair value of approximately $6,685,000. There is no active market for the convertible subordinated notes. Based on discounting the future cash flows related to the notes at interest rates currently offered to the Company, approximately 13%, the notes would have a fair value of approximately $3,600,000 at December 31, 1994. The fair value of the hedge agreement is the estimated amount the Company would have to pay to terminate the agreement, taking into account current oil prices and the current creditworthiness of the hedge counterparties. The estimated termination cost associated with the hedge agreement at December 31, 1994 is approximately $1,132,000.

  Interim Reporting

     In the opinion of the Company, the accompanying unaudited consolidated financial statements contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial position as of June 30, 1995, and the results of operations for the six month periods ended June 30, 1994 and 1995.

     The results of operations for the six month period ended June 30, 1995 are not necessarily indicative of the results to be expected for the full year.

                  BENTON OIL AND GAS COMPANY AND SUBSIDIARIES

NOTE 2 -- ACQUISITIONS AND SALES

     In February 1992, the Company sold its interests in its Colorado properties for net proceeds of approximately $0.8 million. Proceeds of the sale were used primarily to repay portions of the Company's long term debt.

     In March 1992, the Company acquired additional working interests in several oil and gas properties in Louisiana, California and Texas in which the Company already had an interest. The purchase price was approximately $2.7 million. After giving effect to certain closing adjustments, including adjustment of joint interest receivables, the Company issued 213,957 shares of common stock to the seller as full consideration for the acquisition.

     In September 1992, the Company sold the majority of its interests in its California properties for net proceeds of $2.1 million, which were used to repay debt.

     In June 1993, the Company sold 50% of its interests in the Belle Isle and Rabbit Island Fields in exchange for reimbursement of certain expenditures incurred through the closing date plus the additional reimbursement of certain future costs as incurred. As of December 31, 1994, $6.5 million of the Company's costs have been reimbursed. Additionally, in May 1993, the Company sold its interest in the South Scott Prospect in Lafayette Parish, Louisiana for $1.5 million. The proceeds from these sales were used for working capital purposes.

     In March 1994, the Company acquired capital stock from Vinccler representing an additional 30% ownership interest in Benton-Vinccler for $3 million in cash, $10 million in non-interest bearing notes payable (with a present value of $9.2 million assuming a 10% interest rate) payable in various installments over 24 months and 200,000 shares of the Company's common stock. The excess of the purchase price over the book value of the 30% interest was allocated to oil and gas properties.

     In November 1994, the Company sold a 10.8% working interest (24.9% of the Company's 43.3% working interest) in the West Cote Blanche Bay Field for approximately $5.8 million and future consideration of up to $3.7 million.

     In March 1995, the Company sold its 32.5% working interest in certain depths (above approximately 10,575 feet) in the West Cote Blanche Bay Field for a purchase price of approximately $14.9 million. The sales price has been reflected as property held for sale at December 31, 1994.

     In July 1995, the Company sold its interest in the Umbrella Point Field for net proceeds of approximately $0.8 million. The proceeds from the sale will be used for working capital purposes and have been reflected as property held for sale at June 30, 1995.

                  BENTON OIL AND GAS COMPANY AND SUBSIDIARIES

NOTE 3 -- LONG TERM DEBT

     Long term debt consists of the following:

                                                             DECEMBER 31,
                                                      ---------------------------      JUNE 30,
                                                         1993            1994            1995
                                                      -----------     -----------     -----------
                                                                                      (UNAUDITED)
Senior unsecured notes with interest at 13%. See
  description below.................................                                  $20,000,000
Senior unsecured notes with interest at 13%. See
  description below.................................                  $15,000,000      15,000,000
Revolving secured credit facility. Interest payments
  due quarterly beginning March 31, 1995. Principal
  payments due quarterly beginning March 31, 1997.
  See description below. ...........................                    5,000,000       5,000,000
Convertible subordinated debentures with interest at
  8%. See description below.........................  $ 6,428,000       6,428,000       5,758,000
Convertible subordinated notes with interest at 8%.
  See description below.............................    4,662,000       4,662,000       4,545,000
Non-interest bearing promissory notes payable with a
  face value of $6 million at December 31, 1994 and
  $2 million at June 30, 1995, discounted using a
  10% interest rate. The notes are due in various
  installments through January 1996. See Note 11....                    5,747,878       1,926,933
Vendor financing with interest at 13.5%. Principal
  and interest payments in monthly installments of
  $200,000. Unsecured...............................    1,703,082
Bank financing with interest at LIBOR plus 7.5%.
  Secured by certain GEOILBENT oil export proceeds.
  See description below.............................                    1,292,000       1,564,000
Vendor financing with interest ranging from 10.5 to
  13.5%. Principal and interest payments are due in
  varying installments through June 1997.
  Unsecured.........................................                                    5,200,106
Other -- various equipment purchases and leases with
  principal and interest payments due monthly from
  $180 to $3,916. Interest rates vary from 10.0% to
  16.91%. Notes and leases mature from August 1995
  to February 1998..................................      200,399         173,400         167,374
                                                      -----------     -----------     -----------
                                                       12,993,481      38,303,278      59,161,413
Less current portion................................    1,205,107       6,392,114       5,893,160
                                                      -----------     -----------     -----------
                                                      $11,788,374     $31,911,164     $53,268,253
                                                       ==========      ==========      ==========

     On June 30, 1995, the Company issued $20 million in senior unsecured notes due June 30, 2007, with interest at 13% per annum, payable semi-annually on June 30 and December 31. Annual principal payments of $4 million are due on June 30 of each year beginning on June 30, 2003. Early payment of the notes could result in a substantial prepayment penalty. The note agreement contains financial covenants including a minimum ratio of current assets to current liabilities and a maximum ratio of funded liabilities to net worth and to domestic and certain Venezuelan oil and gas reserves. The note agreement also provides for limitations on liens, additional indebtedness, certain capital expenditures, dividends, sales of assets and mergers. Additionally, in connection with the issuance of the notes, the Company issued warrants entitling the holder to purchase 125,000 shares of common stock at $17.09 per share, subject to adjustment in certain circumstances, that are exercisable on or before June 30, 2007.

                  BENTON OIL AND GAS COMPANY AND SUBSIDIARIES

     On September 30, 1994, the Company issued $15 million in senior unsecured notes due September 30, 2002, with interest at 13% per annum. Interest is payable semi-annually on March 30 and September 30 beginning March 30, 1995. Annual principal payments of $3 million are due on September 30 of each year beginning on September 30, 1998. Early payment of the notes could result in a substantial prepayment penalty. The note agreement contains financial covenants including a minimum ratio of current assets to current liabilities and a maximum ratio of liabilities to net worth or domestic oil and gas reserves. The note agreement also provides for limitations on liens, additional indebtedness, certain capital expenditures, dividends, sales of assets and mergers. Additionally, in connection with the issuance of the notes, the Company issued warrants entitling the holder to purchase 250,000 shares of common stock at $9.00 per share, subject to adjustment in certain circumstances, that are exercisable on or before September 30, 2002.

     On December 27, 1994, the Company entered into a revolving secured credit facility. Under the credit agreement, the Company may borrow up to $15 million, with the initial available principal limited to $10 million, on a revolving basis for two years, at which time the facility will become a term loan due December 31, 1999. Borrowings under the credit agreement are secured in part by mortgages on the Company's U.S. properties and in part by a guarantee provided by the financial institution which arranged the credit facility. Interest on borrowings under the credit agreement accrues, at the Company's option, at either a floating rate (higher of prime rate plus 3% or the Federal Funds Rate plus 5%) or a fixed rate (rate of interest at which deposits of dollars are available to lender in the interbank eurocurrency market plus 4.5%). The floating rate borrowings may be prepaid at any time without penalty and the fixed rate borrowings may be repaid on the last day of an interest period without penalty, or at the option of the Company during an interest period upon payment of a make-whole premium. The credit agreement contains financial covenants including a minimum ratio of current assets to current liabilities and maximum ratio of liabilities to net worth or domestic oil and gas reserves, and also provides for limitations on liens, dividends, sales of assets and mergers. Additionally, in exchange for the credit enhancement, the arranging financial institution and commercial bank received warrants entitling the holder to purchase 50,000 shares of common stock at $12.00 per share, subject to adjustment in certain circumstances, that are exercisable on or before December 2004, and the arranging institution receives a 5% net profits interest in the Company's properties whose development is financed by the facility.

     In May 1992, the Company issued $6,428,000 aggregate principal amount of publicly offered 8% Convertible Subordinated Debentures due May 1, 2002, convertible at the option of the holder at 101.157 shares per $1,000 principal amount with interest payments due May 1 and November 1. Net proceeds to the Company were approximately $5,711,000 and were used primarily to repay certain indebtedness. At the Company's option, it may redeem the debentures in whole or in part at any time on or after May 1, 1994, at 105% of par plus accrued interest, declining annually to par on May 1, 1999. The debentures also provide that the holders can redeem their debentures following a change in control (as defined) of the Company. The Company has the option to pay the repurchase price in cash or shares of its common stock.

     In October 1991, the Company issued $4,662,000 aggregate principal amount of privately placed 8% Convertible Subordinated Notes ("Notes") due October 1, 2001, convertible at the option of the note holder at 85.259 shares per $1,000 principal amount with interest payments due April 1 and October 1. Net proceeds to the Company were approximately $4,237,000. At the Company's option it may prepay the Notes in whole or in part at any time on or after October 1, 1993 at 105% of the principal amount plus accrued interest declining annually to the principal amount on October 1, 1998. The Notes also provide that the holders can redeem their Notes in cash following a change in control (as defined) of the Company.

     In August 1994, GEOILBENT entered into an agreement with International Moscow Bank for a $4 million loan with the following terms: 14 monthly payments, interest at LIBOR plus 7.5%, with interest only payments for the first four months and monthly principal and interest payments thereafter. In connection with this agreement, the Company provided to International Moscow Bank a guarantee of payment under

                  BENTON OIL AND GAS COMPANY AND SUBSIDIARIES which the Company has agreed to pay such loan in full if GEOILBENT fails to make the scheduled payments. At December 31, 1994, the Company's share of the outstanding balance was $1.3 million. In March 1995, GEOILBENT's credit facility with International Moscow Bank was expanded to $6 million, with interest only payments for 3 months and monthly principal and interest payments thereafter. The Company has similarly guaranteed this indebtedness, through which the Company intends to fulfill substantially all of its remaining charter fund contribution requirements. At June 30, 1995, the Company's share of the outstanding balance was $1.6 million.

     The principal requirements for the long term debt outstanding at December 31, 1994 are due as follows for the years ending December 31:

        1995............................................................  $ 6,392,114
        1996............................................................      801,378
        1997............................................................    1,686,100
        1998............................................................    4,667,020
        1999............................................................    4,666,666
        Subsequent Years................................................   20,090,000
                                                                          -----------
                                                                          $38,303,278
                                                                           ==========

NOTE 4 -- COMMERCIAL PAPER AND OTHER SHORT TERM BORROWINGS

     In February 1994, Benton-Vinccler borrowed $15 million from Morgan Guaranty Trust Company of New York ("Morgan Guaranty"). Benton-Vinccler subsequently borrowed from the same bank an additional $7 million for working capital requirements. Benton-Vinccler made a payment of $2.75 million in September 1994, leaving a balance of $19.25 million. The credit facility is collateralized in full by time deposits from the Company, bears interest at LIBOR plus 3/4%, and is renewed on a monthly basis. The loan arrangement contains no restrictive covenants and no financial ratio covenants.

     During the fourth quarter of 1994 and the first six months of 1995, Benton-Vinccler acquired approximately $3.4 million of drilling and production equipment from trading companies and suppliers under terms which include payment within a 12-month period in monthly and quarterly installments at interest rates from 6.7% to 10.75%. The outstanding balances related to these transactions at both December 31, 1994 and June 30, 1995 were approximately $1.5 million.

     In June 1994, GEOILBENT entered into a payment advance agreement with NAFTA Moscow, the export agency which markets GEOILBENT's oil production to purchasers in Europe. The payment advance of $2.5 million against future oil shipments, which bore an effective discount rate of 12%, was repaid through withholdings from oil sales on a monthly basis through December 1994. During the quarter ended March 31, 1995, GEOILBENT received $3.0 million in production payment advances pursuant to a similar agreement with NAFTA Moscow containing similar terms. At June 30, 1995, the Company's share of the outstanding liability was approximately $0.5 million.

NOTE 5 -- COMMITMENTS AND CONTINGENCIES

     The state leases relating to the West Cote Blanche Bay Field, the portion of the Belle Isle Field owned by Texaco and the Rabbit Island Field, were the subject of litigation between Texaco and the State of Louisiana. The Company's interests in the Fields, which include substantially all of the Company's domestic reserves, were originally owned by Texaco under certain leases granted by the State. Although the Company was not a party to this litigation, its interests in the Fields were subject to the litigation. In February 1994, the State and Texaco entered into a Global Settlement Agreement to settle all disputes related to this litigation. As a result of this agreement, Texaco has committed to certain acreage development and drilling obligations which may

                  BENTON OIL AND GAS COMPANY AND SUBSIDIARIES affect the Company and certain of its Louisiana properties. The Company believes that the settlement should have no effect on its proved reserves and should have no material adverse effect on the Company.

     In the normal course of its business, the Company may periodically become subject to actions threatened or brought by its investors or partners in connection with the operation or development of its properties or the sale of securities. Prior to 1992, the Company was engaged in the formation and operation of oil and gas limited partnership interests. In 1992, the Company ceased raising funds through such sales. In connection with its role as managing general partner of certain limited partnerships, the Company may become subject to actions brought by limited partners of these partnerships. Certain of such limited partners have brought an action against the Company in connection with the Company's operations of several of the limited partnerships in which it acted as managing general partner. The plaintiffs seek actual and punitive damages for alleged actions and omissions by the Company in operating the partnerships and alleged misrepresentations made by the Company in selling the limited partnership interests. The plaintiff's representative and the Company have entered into an arbitration agreement to resolve these issues. The Company is also a defendant in an action brought by investors in a series of unaffiliated limited partnerships for whose general partner the Company provided all or a substantial portion of the drilling prospects and drilled and operated a number of wells. The plaintiffs allege that the Company aided the general partner in misrepresentations, fraud and breaches of fiduciary duties, and seek an unspecified amount of compensatory and punitive damages. The Company intends to vigorously defend these actions and does not believe the claims raised are meritorious. However, new developments could alter this conclusion at any time. The Company will be forced to expend time and financial resources to defend or resolve all such matters. The Company is also subject to ordinary litigation that is incidental to its business. None of the above matters are expected to have a material adverse effect on the Company.

     The Company's aggregate rental commitments and related sub-leases, for noncancellable agreements at December 31, 1994, are as follows:

                                                                    RENTAL
                                                                  COMMITMENTS     SUB-LEASES
                                                                  -----------     ----------
      1995....................................................    $  449,618      $ (119,090)
      1996....................................................       427,751        (143,027)
      1997....................................................       307,764
      1998....................................................       303,640
      1999....................................................       302,504
      Thereafter..............................................     1,543,260
                                                                  -----------     ----------
                                                                  $3,334,537      $ (262,117)
                                                                  ==========       =========

     Rental expense was $222,279, $233,934 and $255,650 for the years ended December 31, 1992, 1993 and 1994, respectively.

                  BENTON OIL AND GAS COMPANY AND SUBSIDIARIES

NOTE 6 -- TAXES ON INCOME

     The tax effects of significant items comprising the Company's net deferred income taxes as of December 31, 1993 and 1994 are as follows:

                                                                   1993            1994
                                                                -----------     -----------
    Deferred tax assets:
      Operating loss carryforwards............................  $10,926,000     $12,950,000
      Foreign tax credit carryforwards........................                      549,000
    Valuation allowance.......................................   (7,000,000)     (5,324,000)
                                                                -----------     -----------
    Total.....................................................    3,926,000       8,175,000
                                                                -----------     -----------
    Deferred tax liabilities:
      Difference in basis of property.........................    3,926,000       4,145,000
      Undistributed earnings of foreign subsidiaries..........                    4,030,000
                                                                -----------     -----------
    Total.....................................................    3,926,000       8,175,000
                                                                -----------     -----------
    Net deferred tax liability................................  $        --     $        --
                                                                 ==========      ==========

     A comparison of the income tax expense at the federal statutory rate to the Company's provision for income taxes is as follows:

                                                           1992            1993          1994
                                                        -----------     -----------   -----------
Income (loss) before income taxes:
  United States.....................................    $(2,909,000)    $(2,988,000)  $(4,363,000)
  Foreign...........................................                     (1,841,000)   10,109,000
                                                        -----------     -----------   -----------
     Total..........................................    $(2,909,000)    $(4,829,000)  $ 5,746,000
                                                         ==========      ==========    ==========
  Computed tax expense at the statutory rate........    $  (990,000)    $(1,690,000)  $ 2,011,000
  State income taxes, net of federal effect.........                                      287,000
  Other.............................................                                       76,000
  Change in valuation allowance.....................        990,000       1,690,000    (1,676,000)
                                                        -----------     -----------   -----------
  Provision for income taxes........................    $        --     $        --   $   698,000
                                                         ==========      ==========    ==========

     The provision for income taxes for 1994 consists primarily of foreign income taxes currently payable. The Company is providing for deferred income taxes on undistributed earnings of foreign subsidiaries.

     The Company has provided a valuation allowance for the excess benefits of operating loss and tax credit carryforwards. As of December 31, 1994, the Company had, for federal income tax purposes, operating loss carryforwards of approximately $32.4 million, expiring in the years 2003 through 2009. If the carryforwards are ultimately realized, approximately $3.0 million will be credited to additional paid-in capital for tax benefits associated with deductions for income tax purposes related to stock options. The Company has available approximately $12.4 million and approximately $1.5 million of net operating loss carryforwards for state and foreign income tax purposes, respectively.

NOTE 7 -- STOCK OPTIONS

     The Company adopted its 1988 Stock Option Plan in December 1988 authorizing options to acquire up to 418,824 shares of common stock. Under the plan, incentive stock options were granted to key employees and other options, stock or bonus rights were granted to key employees, directors, independent contractors and consultants at prices equal to or below market price, exercisable over various periods.

                  BENTON OIL AND GAS COMPANY AND SUBSIDIARIES

     The Company adopted its 1989 Nonstatutory Stock Option Plan during 1989 covering 2,000,000 shares of common stock which were granted to key employees, directors, independent contractors and consultants at prices equal to or below market prices, exercisable over various periods. The plan was amended during 1990 to add 1,960,000 shares of common stock to the plan.

     As shares became exercisable under the 1988 and 1989 plans, the Company recorded compensation expense (a portion of which is associated with exploration overhead and is therefore capitalized) to the extent that the market price on the date of grant exceeded the option price. For years ended December 31, 1993 and 1992, compensation expense of $142,420 and $329,103, respectively, has been recorded.

     In September 1991, the Company adopted the 1991-1992 Stock Option Plan and the Directors' Stock Option Plan. The 1991-1992 Stock Option Plan permits the granting of stock options to purchase up to 2,500,000 shares of the Company's common stock in the form of incentive stock options ("ISOs") and nonqualified stock options ("NQSOs") to officers and employees of the Company. Options may be granted as ISOs, NQSOs or a combination of each, with exercise prices not less than the fair market value of the common stock on the date of the grant. The amount of ISOs that may be granted to any one participant is subject to the dollar limitations imposed by the Internal Revenue Code of 1986, as amended. In the event of a change in control of the Company, all outstanding options become immediately exercisable to the extent permitted by the 1991-1992 Stock Option Plan. All options granted to date under the 1991-1992 Stock Option Plan vest ratably over a three-year period from their dates of grant.

     The Directors' Stock Option Plan permits the granting of nonqualified stock options ("Director NQSOs") to purchase up to 200,000 shares of common stock to nonemployee directors of the Company. Upon election as a director and annually thereafter, each individual who serves as a nonemployee director automatically is granted an option to purchase 10,000 shares of common stock at a price not less than the fair market value of common stock on the date of grant. All Director NQSOs vest automatically on the date of the grant of the options.

                                                                                        1989 NONSTATUTORY
                                            1988 STOCK OPTION PLAN                      STOCK OPTION PLAN
                                     -------------------------------------   ----------------------------------------
                                         OPTION       OPTION    CURRENTLY         OPTION        OPTION     CURRENTLY
                                         PRICES       SHARES   EXERCISABLE        PRICES        SHARES    EXERCISABLE
                                     --------------- --------  -----------   ---------------- ----------  -----------
Balance at January 1, 1992.........  $1.17 to $4.89   329,967    196,631     $1.39 to $11.75   2,390,332   1,206,999
                                                               ==========                                 ==========
Options exercised..................  $1.17 to $1.97  (216,334)                $1.39 to $4.89  (1,138,186)
                                                     --------                                 ----------
Balance at December 31, 1992.......                   113,633    113,633                       1,252,146     852,148
                                                               ==========                                 ==========
Options cancelled..................                                               $2.55          (40,000)
Options exercised..................       $1.17       (33,633)                $1.39 to $4.89    (250,579)
                                                     --------                                 ----------
Balance at December 31, 1993.......                    80,000     80,000                         961,567     951,567
                                                               ==========                                 ==========
Options exercised..................                                           $2.81 to $4.89     (23,000)
                                                     --------                                 ----------
Balance at December 31, 1994.......       $4.89        80,000     80,000     $1.39 to $11.75     938,567     938,567
                                                     ========= ==========                     ==========  ==========

                  BENTON OIL AND GAS COMPANY AND SUBSIDIARIES

                                           1991-1992 STOCK OPTION PLAN              DIRECTORS' STOCK OPTION PLAN
                                     ----------------------------------------   -------------------------------------
                                          OPTION        OPTION     CURRENTLY         OPTION      OPTION    CURRENTLY
                                          PRICES        SHARES    EXERCISABLE        PRICES      SHARES   EXERCISABLE
                                     ----------------- ---------  -----------   ---------------- -------  -----------
Balance at January 1, 1992..........      $10.125        328,000                    $10.125       30,000         --
Options granted.....................  $5.25 to $8.75     510,000                $6.25 to $10.25   50,000
                                                       ---------                                 -------
Balance at December 31, 1992........                     838,000    109,334                       80,000      9,999
                                                                  ==========                              ==========
Options granted.....................  $8.13 to $8.75     345,000                     $7.00        40,000
Options cancelled................... $7.75 to $10.125    (70,000)
                                                       ---------                                 -------
Balance at December 31, 1993........                   1,113,000    365,332                      120,000     36,667
                                                                  ==========                              ==========
Options granted.....................  $5.63 to $9.125    885,000                     $6.813       40,000
Options cancelled...................      $10.125         (3,000)
                                                       ---------                                 -------
Balance at December 31, 1994........ $5.50 to $10.125  1,995,000    733,334     $6.25 to $10.25  160,000    160,000
                                                       =========  ==========                     ======== ==========

     In addition to options issued pursuant to the plans, options for 80,000, 135,000 and 19,000 shares of common stock were issued in 1994, 1993 and 1992, respectively, to individuals other than officers, directors or employees of the Company at prices ranging from $5.63 to $10.25. The options vest over three to four years and at December 31, 1994, 76,000 options were vested.

NOTE 8 -- STOCK WARRANTS

     During the years ended December 31, 1991, 1992 and 1994, the Company issued a total of 690,793, 658,617 and 450,000 warrants, respectively. Each warrant entitles the holder to purchase one share of common stock at the exercise price of the warrant. Substantially all the warrants are immediately exercisable upon issuance.

     In April 1991, 655,813 warrants were issued in connection with the privately placed sale of the Company's common stock. In October 1991, the Company issued 34,980 warrants to a placement agent who marketed the Company's 8% convertible subordinated notes.

     In January 1992, 29,841 warrants were issued to a placement agent who sold shares in the public offering of the Company's stock. In February 1992, 37,118 warrants were issued in connection with the marketing of working interests in a well the Company drilled. Also in February 1992, 25,000 warrants were issued in connection with an acquisition of a working interest in a well. In April 1992, 31,400 warrants were issued to a placement agent who marketed the Company's 8% convertible subordinated debentures and in July 1992, 5,000 warrants were issued to a consultant to the Company of which 2,500 were exercised during the year ended December 31, 1993. The Company was the managing general partner of two limited partnerships that were liquidated in November 1992. In October 1992, 530,258 warrants were issued to the partners in these partnerships in connection with the liquidation.

     In September 1994, 250,000 warrants were issued in connection with the issuance of $15 million in senior unsecured notes and in December 1994, 50,000 warrants were issued in connection with a revolving secured credit facility.

                  BENTON OIL AND GAS COMPANY AND SUBSIDIARIES

     In July 1994, the Company issued warrants entitling the holder to purchase a total of 150,000 shares of common stock at $7.50 per share, subject to adjustment in certain circumstances, that are exercisable on or before July 2004. 50,000 warrants were immediately exercisable, and 50,000 warrants become exercisable each July in 1995 and 1996.

     The dates the warrants were issued, the expiration dates, the exercise prices and the number of warrants issued and outstanding at December 31, 1994 were:

 DATE ISSUED       EXPIRATION DATE     EXERCISE PRICE    ISSUED     OUTSTANDING
--------------     ---------------     --------------   ---------   -----------
  April 1991         April 1996            $14.41*        592,786      592,786
  April 1991         April 1996             11.56*         63,027       63,027
 October 1991       October 1996            14.07          34,980       34,980
 January 1992       January 1997            12.03          29,841       29,841
February 1992       February 1997           14.63*         37,118       37,118
February 1992       February 1997            9.00          25,000       25,000
  April 1992         April 1997             10.30          31,400       31,400
  July 1992           July 1997              7.30           5,000        2,500
 October 1992       October 1997            10.00         530,258      530,258
  July 1994           July 2004              7.50         150,000      150,000
September 1994     September 2002            9.00         250,000      250,000
December 1994       December 2004           12.00          50,000       50,000
                                                        ---------   -----------
                                                        1,799,410    1,796,910
                                                         ========    =========

---------------
 *  Price represents weighted average price.

NOTE 9 -- REDEEMABLE COMMON STOCK

     On July 7, 1992, the Company issued 351,088 shares of Redeemable common stock valued at $2,582,050. In connection with the stock issuance, the Company guaranteed that proceeds from the resale of the shares of common stock by the holders would be $2,582,050 plus accrued interest by July 1, 1993. During the period ended December 31, 1992, 27,000 shares were resold for net proceeds of $180,919, and the Company made cash payments of $319,081. During the six months ended June 30, 1993, 272,828 shares were resold for net proceeds to the selling stockholders of $2,022,323, and the Company made cash payments of $200,000, terminating the Company's guarantee obligation. The Company redeemed the remaining 51,260 shares on May 19, 1993 at their par value of $0.01 per share.

NOTE 10 -- RUSSIA JOINT VENTURE

     In December 1991, a joint venture agreement forming GEOILBENT, Limited, between the Company and two Russian partners, Purneftegasgeologia and Purneftegas, was approved by the appropriate regulatory bodies in Russia. GEOILBENT's charter is to explore, develop, produce and market oil, condensate and natural gas from the North Gubkinskoye field in the West Siberia region of Russia, approximately two thousand miles northeast of Moscow. At the time of GEOILBENT's formation, the field, which covers an area approximately 15 miles long and 4 miles wide, had been delineated with over 60 wells, had been production tested and had logged numerous oil and gas sands, but had never been commercially produced. The joint venture agreement calls for the Company to have a 34% working interest and the two Russian partners each to have a 33% working interest in the joint venture. Production commenced during the third quarter of 1993.

     The Company is obligated under the terms of the GEOILBENT charter agreement with its partners to make contributions of approximately $25.8 million by December 31, 1995. At December 31, 1994, the Company's contributions totaled approximately $19.4 million. During the first part of 1994, a combination of volatile crude oil prices and a relatively high export tariff, among other factors, constrained the pace of

                  BENTON OIL AND GAS COMPANY AND SUBSIDIARIES development of the field by GEOILBENT. For the year ended December 31, 1994, the Company recorded an expense for the export tariff of $1,397,317 which is included in lease operating expenses and production taxes. In September 1994, GEOILBENT received a recommendation from the Interdepartmental Commission of the Ministry of Fuel and Energy for a waiver for one year from the export tariff. Such waiver was received in March 1995, effective retroactively to January 1, 1995. GEOILBENT expects to apply for renewal of the waiver for 1996 and 1997. The export tariff was reduced from 30 ECUs per ton to 20 ECUs per ton for 1995, and there have been certain discussions regarding further reductions in the future. However, the Russian regulatory environment continues to be volatile and the Company is unable to predict the availability of the waiver during the remainder of 1995 or for the future. The Company continues to evaluate the economic and political environment in Russia to assess the potential effect on the Company and its Russian operations.

NOTE 11 -- VENEZUELA JOINT VENTURE

     On July 31, 1992, the Company and its partner, Venezolana de Inversiones y Construcciones Clerico, C.A. ("Vinccler"), signed an operating service agreement to reactivate and further develop three Venezuelan oil fields with Lagoven, S.A., an affiliate of the national oil company, Petroleos de Venezuela, S.A. The operating service agreement covers the Uracoa, Bombal and Tucupita fields that comprise the South Monagas unit. Under the terms of the operating service agreement, Benton-Vinccler, a corporation owned 80% by the Company and 20% by Vinccler, is a contractor for Lagoven and is responsible for overall operations of the South Monagas unit, including all necessary investments to reactivate and develop the fields comprising the unit. Benton-Vinccler receives an operating fee in U.S. dollars deposited into a U.S. commercial bank account for each barrel of crude oil produced (subject to periodic adjustments to reflect changes in a special energy index of the U.S. Consumer Price Index) and is reimbursed according to a prescribed formula in U.S. dollars for its capital costs, provided that such operating fee and cost recovery fee cannot exceed the maximum dollar amount per barrel set forth in the agreement (which amount is periodically adjusted to reflect changes in the average of certain world crude oil prices). The Venezuelan government maintains full ownership of all hydrocarbons in the fields.

     Pursuant to the original joint venture agreement, the Company and Vinccler each owned a 50% interest in a joint venture which operated the South Monagas unit. Effective January 1, 1994, the operating service agreement and the joint venture assets and liabilities were transferred to Benton-Vinccler, a corporation in which the Company and Vinccler each owned 50% of the capital stock. On March 4, 1994, the Company acquired capital stock from Vinccler representing an additional 30% ownership interest in Benton-Vinccler for $3 million in cash, $10 million in non-interest bearing notes payable (with a present value of $9.2 million assuming a 10% interest rate) payable in various installments over 24 months and 200,000 shares of the Company's common stock. The excess of the purchase price over the book value of the 30% interest was allocated to oil and gas properties.

     Prior to the acquisition of the additional 30% interest in Benton-Vinccler, the Company's interest in the Venezuelan joint venture was proportionately consolidated based on its ownership interest. Effective with the acquisition of the additional 30% interest in Benton-Vinccler, the Company has included Benton-Vinccler in its consolidated financial statements, with the 20% owned by Vinccler reflected as a minority interest.

                  BENTON OIL AND GAS COMPANY AND SUBSIDIARIES

     The following unaudited pro forma data represents the results of operations for the Company for the year ended December 31, 1993 and 1994 as though the acquisition of the 30% interest had been completed and Benton-Vinccler had been consolidated as of January 1, 1993 and 1994, respectively.

                                                                        1993           1994
                                                                     -----------    -----------
REVENUES...........................................................  $ 8,881,674    $34,766,997
                                                                     -----------    -----------
EXPENSES
  Lease operating costs and
     production taxes..............................................    6,274,717      9,531,264
  Depletion, depreciation and amortization.........................    2,967,221     10,298,112
  General and administrative.......................................    3,092,499      5,241,295
  Interest.........................................................    3,412,100      4,141,653
                                                                     -----------    -----------
                                                                      15,746,537     29,212,324
                                                                     -----------    -----------
Income (loss) before income taxes and minority interest............   (6,864,863)     5,554,673
Income taxes.......................................................                     697,802
                                                                     -----------    -----------
Income (loss) before minority interest.............................   (6,864,863)     4,856,871
Minority interest..................................................     (411,551)     2,085,392
                                                                     -----------    -----------
Net income (loss)..................................................  $(6,453,312)   $ 2,771,479
                                                                      ==========     ==========
Net income (loss) per common share.................................  $     (0.34)   $      0.11
                                                                      ==========     ==========

NOTE 12 -- RELATED PARTY TRANSACTIONS

     On December 31, 1993, the Company guaranteed a loan made to Mr. A.E. Benton, its President and Chief Executive Officer for $300,000. In January 1994, the Company loaned $800,000 to Mr. Benton with interest at prime plus 1% payable in November 1995, or on demand by the Company, whichever occurs first; in September 1994, Mr. Benton made a payment of $207,014 against this loan.

NOTE 13 -- EARNINGS (LOSS) PER SHARE

     Primary earnings per common share are computed by dividing net income
(loss) by the weighted average number of common and common equivalent shares outstanding. Common equivalent shares are shares which may be issuable upon exercise of outstanding stock options and warrants; however, they are not included in the computation for the years ended December 31, 1992 and 1993, since their effect would be to reduce the net loss per share and for the year ended December 31, 1994, because their effect would result in dilution of less than 3%. Total weighted average shares outstanding during the years ended December 31, 1992, 1993 and 1994 were 12,981,105, 18,608,770 and 24,850,922, respectively. Total weighted average common and common equivalent shares outstanding during the six months ended June 30, 1994 and 1995 were 25,153,248 and 26,459,123, respectively.

     Fully diluted earnings per common share are not presented since the conversion of the Company's 8% Convertible Subordinated Notes and 8% Convertible Subordinated Debentures would have an anti-dilutive effect.

NOTE 14 -- MAJOR CUSTOMERS

     The Company is principally involved in the business of oil and gas exploration and production. Oil and gas purchasers that represent more than 10% of oil and gas revenues for the year ended December 31, 1994 were Lagoven, S.A. (67%) and Texon Corporation (10%); for the year ended December 31, 1993 were Texon Corporation (63%) and Lagoven, S.A. (18%); and for the year ended December 31, 1992 were Plains Marketing and Transportation, Inc. formerly Sunnybrook Transmission, Inc. (60%) and Texon Corporation (11%).

                  BENTON OIL AND GAS COMPANY AND SUBSIDIARIES

NOTE 15 -- OIL AND GAS ACTIVITIES

     Total costs incurred in oil and gas acquisition, exploration and development activities were:

                                       VENEZUELA      UNITED STATES       RUSSIA           TOTAL
                                      -----------     -------------     -----------     ------------
YEAR ENDED DECEMBER 31, 1992
  Property acquisition costs........  $   880,937     $   3,182,151     $ 3,012,615     $  7,075,703
  Development costs.................      511,982         3,090,966       4,093,933        7,696,881
  Exploration costs.................                      1,980,546                        1,980,546
                                      -----------     -------------     -----------     ------------
                                      $ 1,392,919     $   8,253,663     $ 7,106,548     $ 16,753,130
                                       ==========       ===========      ==========      ===========
YEAR ENDED DECEMBER 31, 1993
  Property acquisition costs........                  $     380,178                     $    380,178
  Development costs.................  $ 6,307,756         2,149,632     $10,483,807       18,941,195
  Exploration costs.................      373,348         6,258,127                        6,631,475
                                      -----------     -------------     -----------     ------------
                                      $ 6,681,104     $   8,787,937     $10,483,807     $ 25,952,848
                                       ==========       ===========      ==========      ===========
YEAR ENDED DECEMBER 31, 1994
  Property acquisition costs........  $13,446,757     $     875,129                     $ 14,321,886
  Development costs.................   24,676,748         2,993,728     $ 8,654,730       36,325,206
  Exploration costs.................      265,856         2,542,935                        2,808,791
                                      -----------     -------------     -----------     ------------
                                      $38,389,361     $   6,411,792     $ 8,654,730     $ 53,455,883
                                       ==========       ===========      ==========      ===========

     The Company's aggregate amount of capitalized costs related to oil and gas producing activities consists of the following at December 31:

                                       VENEZUELA      UNITED STATES       RUSSIA           TOTAL
                                      -----------     -------------     -----------     ------------
DECEMBER 31, 1993
  Proved property costs.............  $ 8,074,023     $  40,197,929     $16,832,410     $ 65,104,362
  Costs excluded from
     amortization...................                      9,551,744       2,423,871       11,975,615
  Less accumulated depletion........     (229,080)       (9,031,202)        (99,207)      (9,359,489)
                                      -----------      ------------     -----------     ------------
                                      $ 7,844,943     $  40,718,471     $19,157,074     $ 67,720,488
                                      ===========      ============     ===========     ============
DECEMBER 31, 1994
  Proved property costs.............  $46,523,663     $  27,508,414     $25,482,193     $ 99,514,270
  Costs excluded from
     amortization...................    6,743,012         7,523,454       2,428,818       16,695,284
  Less accumulated depletion........   (5,227,293)      (13,278,505)       (937,025)     (19,442,823)
                                      -----------      ------------     -----------     ------------
                                      $48,039,382     $  21,753,363     $26,973,986     $ 96,766,731
                                      ===========      ============     ===========     ============

     The Company regularly evaluates its unproved properties to determine whether impairment has occurred. The Company has excluded from amortization its interest in unproved properties, the cost of uncompleted exploratory activities, and portions of major development costs. Costs excluded from amortization at December 31, 1994 totalled $16,695,284, including $6,743,012 related to Venezuela, $3,398,505 related to West Cote Blanche Bay, $1,569,255 related to Belle Isle, $2,113,609 related to Rabbit Island, $2,428,818 related to Russia, and $442,085 related to other prospects. The principal portion of such costs are expected to be included in amortizable costs during the next four years.

     Excluded costs at December 31, 1994 consisted of the following by year incurred:

                                     PRIOR TO 1992      1992         1993         1994         TOTAL
                                     -------------   ----------   ----------   ----------   -----------
Property acquisition costs.........   $ 3,091,936    $  564,829   $    7,164   $    4,947   $ 3,668,876
Development costs..................                                1,802,000    6,743,012     8,545,012
Exploration costs..................     1,161,964       623,725    1,943,823      751,884     4,481,396
                                     -------------   ----------   ----------   ----------   -----------
                                      $ 4,253,900    $1,188,554   $3,752,987   $7,499,843   $16,695,284
                                       ==========     =========    =========    =========    ==========

                  BENTON OIL AND GAS COMPANY AND SUBSIDIARIES

     Results of operations for oil and gas producing activities were:

                                          VENEZUELA      UNITED STATES       RUSSIA          TOTAL
                                         -----------     -------------     ----------     -----------
YEAR ENDED DECEMBER 31, 1992
Oil and gas revenues...................                   $ 8,209,134
Expenses:
  Lease operating costs and
     production taxes..................                     4,413,620
  Depletion............................                     2,937,887
                                                         -------------
     Total expenses....................                     7,351,507
                                                         -------------
Results of operations from oil and gas
  producing activities.................                   $   857,627
                                                           ==========
YEAR ENDED DECEMBER 31, 1993
Oil and gas revenues...................  $ 1,332,927      $ 5,565,455      $  323,928     $ 7,222,310
Expenses:
  Lease operating costs and
     production taxes..................    1,164,453        3,487,510         458,301       5,110,264
  Depletion............................      229,080        2,142,133          99,207       2,470,420
                                         -----------     -------------     ----------     -----------
     Total expenses....................    1,393,533        5,629,643         557,508       7,580,684
                                         -----------     -------------     ----------     -----------
Results of operations from oil and gas
  producing activities.................  $   (60,606)     $   (64,188)     $ (233,580)    $  (358,374)
                                          ==========       ==========       =========      ==========
YEAR ENDED DECEMBER 31, 1994
Oil and gas revenues...................  $21,472,015      $ 6,957,855      $3,512,940     $31,942,810
Expenses:
  Lease operating costs and
     production taxes..................    3,807,434        2,891,209       2,832,621       9,531,264
  Depletion............................    4,998,213        4,247,303         837,818      10,083,334
                                         -----------     -------------     ----------     -----------
     Total expenses....................    8,805,647        7,138,512       3,670,439      19,614,598
                                         -----------     -------------     ----------     -----------
Results of operations from oil and gas
  producing activities.................  $12,666,368      $  (180,657)     $ (157,499)    $12,328,212
                                          ==========       ==========       =========      ==========

     In May 1994, the Company entered into a commodity hedge agreement designed to reduce a portion of the Company's risk from oil price movements. Pursuant to the hedge agreement, the Company will receive $16.82 per Bbl and will pay the average price per Bbl of West Texas Intermediate Light Sweet Crude Oil. Such payments will be made with respect to production of 1,000 Bbl of oil per day for 1994, 1,250 Bbl of oil per day in 1995 and 1,500 Bbl of oil per day for 1996. During the year ended December 31, 1994, the Company incurred losses of $328,868 under the hedge agreement. The Company is exposed to credit loss in the event of non-performance by the counterparty. The Company anticipates, however, that the counterparty will be able to fully satisfy its obligation under the contract.

  Quantities of Oil and Gas Reserves (unaudited)

     Proved reserves are estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable from known reservoirs under existing economic and operating conditions. Proved developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods. All Venezuelan reserves are attributable to an operating service agreement between the Company and Lagoven, S.A., under which all mineral rights are owned by the government of Venezuela. Sales of reserves in place in 1994 include reserves related to the United States properties sold in March 1995 (See Note 2).

     The evaluations of the oil and gas reserves as of December 31, 1992, 1993 and 1994 were audited by Huddleston & Co., Inc., independent petroleum engineers.

                  BENTON OIL AND GAS COMPANY AND SUBSIDIARIES

                                                                                                    MINORITY
                                                                UNITED                             INTEREST IN
                                                  VENEZUELA     STATES      RUSSIA      TOTAL       VENEZUELA      NET TOTAL
                                                  ---------     -------     ------     -------     -----------     ---------
PROVED RESERVES -- CRUDE OIL, CONDENSATE, AND
  GAS LIQUIDS (MBBLS)
YEAR ENDED DECEMBER 31, 1992
  Proved reserves beginning of the year.........                 13,007     8,137       21,144                       21,144
  Revisions of previous estimates...............                    278        (4 )        274                          274
  Purchases of reserves in place................     8,966          579                  9,545                        9,545
  Extensions, discoveries and improved
    recovery....................................                     42                     42                           42
  Production....................................                   (376)                  (376)                        (376)
  Sales of reserves in place....................                   (336)                  (336)                        (336)
                                                  ---------     -------     ------     -------     -----------     ---------
  Proved reserves end of year...................     8,966       13,194     8,133       30,293             0         30,293
                                                  =========     =======     ======     =======     =========       =========
YEAR ENDED DECEMBER 31, 1993
  Proved reserves beginning of the year.........     8,966       13,194     8,133       30,293                       30,293
  Revisions of previous estimates...............        32       (2,490)      259       (2,199)                      (2,199)
  Extensions, discoveries and improved
    recovery....................................    10,551          132     1,757       12,440                       12,440
  Production....................................      (160)        (292)      (28 )       (480)                        (480)
  Sales of reserves in place....................                   (286)                  (286)                        (286)
                                                  ---------     -------     ------     -------     -----------     ---------
  Proved reserves end of year...................    19,389       10,258     10,121      39,768             0         39,768
                                                  =========     =======     ======     =======     =========       =========
YEAR ENDED DECEMBER 31, 1994
  Proved reserves beginning of the year.........    19,389       10,258     10,121      39,768                       39,768
  Revisions of previous estimates...............    (2,583)       1,819      (201 )       (965)          517           (448)
  Purchases of reserves in place................    19,389                              19,389        (7,756)        11,633
  Extensions, discoveries and improved
    recovery....................................    27,032          152     7,914       35,098        (5,406)        29,692
  Production....................................    (2,520)        (226)     (294 )     (3,040)          504         (2,536)
  Sales of reserves in place....................                (11,770)               (11,770)                     (11,770)
                                                  ---------     -------     ------     -------     -----------     ---------
  Proved reserves end of year...................    60,707          233     17,540      78,480       (12,141)        66,339
                                                  =========     =======     ======     =======     =========       =========
PROVED DEVELOPED RESERVES AT:
  January 1, 1992...............................                  8,233                  8,233                        8,233
  December 31, 1992.............................     2,269       10,905                 13,174                       13,174
  December 31, 1993.............................     3,999        8,153       400       12,552                       12,552
  December 31, 1994.............................    12,580          155     2,772       15,507        (2,516)        12,991
PROVED RESERVES -- NATURAL GAS (MMCF)
YEAR ENDED DECEMBER 31, 1992
  Proved reserves beginning of the year.........                 25,343                 25,343                       25,343
  Revisions of previous estimates...............                    286                    286                          286
  Purchases of reserves in place................                    797                    797                          797
  Extensions, discoveries and improved
    recovery....................................                    648                    648                          648
  Production....................................                   (832)                  (832)                        (832)
  Sales of reserves in place....................                 (6,787)                (6,787)                      (6,787)
                                                  ---------     -------     ------     -------     -----------     ---------
  Proved reserves end of year...................         0       19,455         0       19,455             0         19,455
                                                  =========     =======     ======     =======     =========       =========
YEAR ENDED DECEMBER 31, 1993
  Proved reserves beginning of the year.........                 19,455                 19,455                       19,455
  Revisions of previous estimates...............                 (3,400)                (3,400)                      (3,400)
  Extensions, discoveries and improved
    recovery....................................                  2,820                  2,820                        2,820
  Production....................................                   (233)                  (233)                        (233)
  Sales of reserves in place....................                   (543)                  (543)                        (543)
                                                  ---------     -------     ------     -------     -----------     ---------
  Proved reserves end of year...................         0       18,099         0       18,099             0         18,099
                                                  =========     =======     ======     =======     =========       =========
YEAR ENDED DECEMBER 31, 1994
  Proved reserves beginning of the year.........                 18,099                 18,099                       18,099
  Revisions of previous estimates...............                 (1,120)                (1,120)                      (1,120)
  Extensions, discoveries and improved
    recovery....................................                  9,153                  9,153                        9,153
  Production....................................                 (2,062)                (2,062)                      (2,062)
  Sales of reserves in place....................                 (7,993)                (7,993)                      (7,993)
                                                  ---------     -------     ------     -------     -----------     ---------
  Proved reserves end of year...................         0       16,077         0       16,077             0         16,077
                                                  =========     =======     ======     =======     =========       =========
PROVED DEVELOPED RESERVES AT:
  January 1, 1992...............................                 16,184                 16,184                       16,184
  December 31, 1992.............................                  9,930                  9,930                        9,930
  December 31, 1993.............................                  6,584                  6,584                        6,584
  December 31, 1994.............................                  8,385                  8,385                        8,385

                  BENTON OIL AND GAS COMPANY AND SUBSIDIARIES

     (1) The Securities and Exchange Commission requires the reserve presentation to be calculated using year-end prices and costs and assuming a continuation of existing economic conditions. Proved reserves cannot be measured exactly, and the estimation of reserves involves judgmental determinations. Reserve estimates must be reviewed and adjusted periodically to reflect additional information gained from reservoir performance, new geological and geophysical data and economic changes. The above estimates are based on current technology and economic conditions, and the Company considers such estimates to be reasonable and consistent with current knowledge of the characteristics and extent of production. The estimates include only those amounts considered to be Proved Reserves and do not include additional amounts which may result from new discoveries in the future, or from application of secondary and tertiary recovery processes where facilities are not in place.

     (2) Proved Developed Reserves are reserves which can be expected to be recovered through existing wells with existing equipment and operating methods. This classification includes:

          (a) Proved developed producing reserves which are reserves expected to be recovered through existing completion intervals now open for production in existing wells; and

          (b) Proved developed nonproducing reserves which are reserves that exist behind the casing of existing wells which are expected to be produced in the predictable future, where the cost of making such oil and gas available for production should be relatively small compared to the cost of a new well.

     Any reserves expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing primary recovery methods are included as Proved Developed Reserves only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

     (3) Proved Undeveloped Reserves are Proved Reserves which are expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage are limited to those drilling units offsetting productive units, which are reasonably certain of production when drilled.

     Proved Reserves for other undrilled units are claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. No estimates for Proved Undeveloped Reserves are attributable to or included in this table for any acreage for which an application of fluid injection or other improved recovery technique is contemplated unless proved effective by actual tests in the area and in the same reservoir.

     (4) The Company's engineering estimates indicate that approximately 18 Bcf of natural gas reserves (net to the Company's interest) will be developed and produced in association with the development and production of the Company's proved oil reserves in Russia. The Company expects that, due to current market conditions, it will initially reinject or flare such associated natural gas production, and accordingly, no future net revenue has been assigned to these reserves. Under the joint venture agreement, such reserves are owned by the Company in the same proportion as all other hydrocarbons in the field, and subsequent changes in conditions could result in the assignment of value to these reserves.

     (5) Changes in previous estimates of proved reserves result from new information obtained from production history and changes in economic factors.

  Standardized Measure of Discounted Future Net Cash Flows Relating to Proved
    Oil and Gas Reserve Quantities (unaudited)

     The standardized measure of discounted future net cash flows is presented in accordance with the provisions of SFAS No. 69. In preparing this data, assumptions and estimates have been used, and the Company cautions against viewing this information as a forecast of future economic conditions.

                  BENTON OIL AND GAS COMPANY AND SUBSIDIARIES

     Future cash inflows were estimated by applying year-end prices, adjusted for fixed and determinable escalations provided by contract, to the estimated future production of year-end proved reserves. Future cash inflows were reduced by estimated future production and development costs to determine pre-tax cash inflows. Future income taxes were estimated by applying the year-end statutory tax rates to the future pre-tax cash inflows, less the tax basis of the properties involved, and adjusted for permanent differences and tax credits and allowances. The resultant future net cash inflows are discounted using a ten percent discount rate.

     Russia has established an export tariff on all oil produced in and exported from Russia. GEOILBENT has received a waiver from the export tariff for 1995. For purposes of estimating future net cash flows, the export tariff has been applied to the Company's Russian production for the remainder of the life of the operations after 1995, although the Company believes that additional waivers may be obtained in the future. The discounted value of the waiver net to the Company's interest as of December 31, 1994 was approximately $3 million.

STANDARDIZED MEASURE

                                                                                                      MINORITY
                                                                    UNITED                           INTEREST IN
                                                       VENEZUELA    STATES     RUSSIA      TOTAL      VENEZUELA    NET TOTAL
                                                       ---------   --------   --------   ---------   -----------   ---------
                                                                              (AMOUNTS IN THOUSANDS)
DECEMBER 31, 1992
  Future cash inflow.................................    88,255     275,734    148,842     512,831
  Future production costs............................   (12,018)    (94,685)   (58,757)   (165,460)
  Other related future costs.........................   (11,338)    (64,402)   (12,644)    (88,384)
                                                       --------    --------   --------   ---------
  Future net revenue before income taxes.............    64,899     116,647     77,441     258,987
  10% annual discount for estimated timing of cash
    flows............................................   (32,720)    (57,679)   (26,778)   (117,177)
                                                       --------    --------   --------   ---------
  Discounted future net cash flows before income
    taxes............................................    32,179      58,968     50,663     141,810
  Future income taxes, discounted at 10% per annum...   (11,208)    (10,296)   (16,296)    (37,800)
                                                       --------    --------   --------   ---------
  Standardized measure of discounted future net
    cash flows.......................................  $ 20,971    $ 48,672   $ 34,367   $ 104,010
                                                       ========    ========   ========   =========
DECEMBER 31, 1993
  Future cash inflow.................................  $148,130    $183,911   $111,333   $ 443,374
  Future production costs............................   (16,952)    (65,224)   (55,461)   (137,637)
  Other related future costs.........................   (19,841)    (54,733)   (16,370)    (90,944)
                                                       --------    --------   --------   ---------
  Future net revenue before income taxes.............   111,337      63,954     39,502     214,793
  10% annual discount for estimated timing of cash
    flows............................................   (39,131)    (28,984)   (15,265)    (83,380)
                                                       --------    --------   --------   ---------
  Discounted future net cash flows before income
    taxes............................................    72,206      34,970     24,237     131,413
  Future income taxes, discounted at 10% per annum...   (21,248)     (2,924)    (4,725)    (28,897)
                                                       --------    --------   --------   ---------
  Standardized measure of discounted future net
    cash flows.......................................  $ 50,958    $ 32,046   $ 19,512   $ 102,516
                                                       ========    ========   ========   =========
DECEMBER 31, 1994
  Future cash inflow.................................  $528,214    $ 32,091   $204,520   $ 764,825    $(105,643)   $ 659,182
  Future production costs............................   (64,950)     (3,760)   (98,767)   (167,477)      12,990     (154,487)
  Other related future costs.........................   (79,486)     (2,002)   (25,378)   (106,866)      15,897      (90,969)
                                                       --------    --------   --------   ---------   -----------   ---------
  Future net revenue before income taxes.............   383,778      26,329     80,375     490,482      (76,756)     413,726
  10% annual discount for estimated timing of cash
    flows............................................  (114,948)     (7,672)   (31,542)   (154,162)      22,990     (131,172)
                                                       --------    --------   --------   ---------   -----------   ---------
  Discounted future net cash flows before income
    taxes............................................   268,830      18,657     48,833     336,320      (53,766)     282,554
  Future income taxes, discounted at 10% per annum...   (96,127)       (371)   (16,435)   (112,933)      19,225      (93,708)
                                                       --------    --------   --------   ---------   -----------   ---------
  Standardized measure of discounted future net
    cash flows.......................................  $172,703    $ 18,286   $ 32,398   $ 223,387    $ (34,541)   $ 188,846
                                                       ========    ========   ========   =========    =========    =========

                  BENTON OIL AND GAS COMPANY AND SUBSIDIARIES

                                                                  YEARS ENDED DECEMBER 31,
                                                             ----------------------------------
                                                               1992         1993         1994
                                                             --------     --------     --------
                                                                   (AMOUNTS IN THOUSANDS)
CHANGES IN STANDARDIZED MEASURE
Balance, January 1.........................................  $ 78,464     $104,010     $102,516
Changes resulting from:
Sales of oil and gas, net of related costs.................    (3,796)      (2,112)     (22,412)
Revisions to estimates of proved reserves:
  Pricing..................................................     5,073      (52,239)      (6,243)
  Quantities...............................................     1,163       (6,292)      (4,150)
Sales of reserves in place.................................    (4,339)      (1,735)     (28,664)
Extensions, discoveries and improved recovery, net of
  future costs.............................................     1,595       47,700      169,860
Purchases of reserves in place.............................    34,207                    72,206
Accretion of discount......................................    10,255       14,181       13,142
Change in income taxes.....................................   (12,558)       8,903      (84,036)
Development costs incurred.................................     3,091       10,480       13,365
Changes in timing and other................................    (9,145)     (20,380)      (2,197)
                                                             --------     --------     --------
Balance, December 31.......................................  $104,010     $102,516     $223,387
                                                             ========     ========     ========

NOTE 16 -- QUARTERLY FINANCIAL DATA (UNAUDITED)

     Summarized quarterly financial data is as follows:

                                                                         QUARTER ENDED
                                                      ---------------------------------------------------
                                                      MARCH 31,   JUNE 30,   SEPTEMBER 30,   DECEMBER 31,
                                                      ---------   --------   -------------   ------------
                                                         (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
YEAR ENDED DECEMBER 31, 1993
Revenues............................................   $ 1,803     $1,930       $ 1,701        $  2,069
Expenses............................................     2,551      2,658         2,914           4,209
                                                      ---------   --------   -------------   ------------
Net loss............................................   $  (748)    $ (728)      $(1,213)       $ (2,140)
                                                       =======     ======    ==========      ==========
Net loss per common share(1)........................   $ (0.04)    $(0.04)      $ (0.07)       $  (0.10)
                                                       =======     ======    ==========      ==========
YEAR ENDED DECEMBER 31, 1994
Revenues............................................   $ 3,755     $8,478       $ 9,573        $ 12,899
Expenses............................................     4,834      6,649         6,726          10,750
                                                      ---------   --------   -------------   ------------
Income (loss) before income taxes and minority
  interest..........................................    (1,079)     1,829         2,847           2,149
Income taxes........................................        --         --           270             428
                                                      ---------   --------   -------------   ------------
Income (loss) before minority interest..............    (1,079)     1,829         2,577           1,721
Minority interest...................................        63        685           751             595
                                                      ---------   --------   -------------   ------------
Net income (loss)...................................   $(1,142)    $1,144       $ 1,826        $  1,126
                                                       =======     ======    ==========      ==========
Net income (loss) per common share..................   $ (0.05)    $ 0.05       $  0.07        $   0.05
                                                       =======     ======    ==========      ==========

---------------
(1) The sum of the quarters for 1993 does not equal the total year net income per share due to rounding.

             BENTON OIL & GAS COMBINATION PARTNERSHIP 1989-1, L.P.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        -----
Independent Auditors' Report..........................................................   F-29
Balance Sheets at December 31, 1993 and 1994 and June 30, 1995........................   F-30
Statements of Operations for the Years Ended December 31, 1992, 1993 and 1994 and the
  Six Months Ended June 30, 1994 and 1995.............................................   F-31
Statements of Partners' Capital for the Years Ended December 31, 1992, 1993 and 1994
  and the Six Months Ended June 30, 1995..............................................   F-32
Statements of Cash Flows for the Years Ended December 31, 1992, 1993 and 1994 and the
  Six Months Ended June 30, 1994 and 1995.............................................   F-33
Notes to Financial Statements for the Years Ended December 31, 1992, 1993 and 1994 and
  the Six Months ended June 30, 1994 and 1995.........................................   F-34

                          INDEPENDENT AUDITORS' REPORT

Benton Oil & Gas Combination Partnership 1989-1, L.P.
Carpinteria, California

We have audited the accompanying balance sheets of Benton Oil & Gas Combination Partnership 1989-1, L.P. as of December 31, 1994 and 1993, and the related statements of operations, partners' capital, and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Benton Oil & Gas Combination Partnership 1989-1, L.P. at December 31, 1994 and 1993, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.

Deloitte & Touche LLP

Los Angeles, California
March 31, 1995

             BENTON OIL & GAS COMBINATION PARTNERSHIP 1989-1, L.P.

                                 BALANCE SHEETS

                                                                 DECEMBER 31,
                                                             ---------------------     JUNE 30,
                                                               1993         1994         1995
                                                             --------     --------     ---------
                                                                                       (UNAUDITED)
ASSETS
Current Assets:
  Cash.....................................................  $112,756     $  6,401     $   5,717
  Receivable from Co-Managing General Partners.............    13,535                        621
  Property held for sale (Note 4)..........................                              323,296
                                                             --------     --------     ---------
          Total Current Assets.............................   126,291        6,401       329,634
Oil and Gas Properties (net of accumulated depletion of
  $338,673 and $414,876, respectively).....................   443,807      400,651
Organization Costs (net of accumulated amortization of
  $10,994).................................................     1,692
                                                             --------     --------     ---------
          Total Assets.....................................  $571,790     $407,052     $ 329,634
                                                             ========     ========      ========
LIABILITIES AND PARTNERS' CAPITAL
Current Liabilities:
  Payable to Co-Managing General Partners..................               $  2,281
Commitments and Contingencies (Note 5)
Partners' Capital:
  Co-Managing General Partners' capital....................  $ 94,780     $ 14,658     $  23,147
  Participants' capital....................................   477,010      390,113       306,487
                                                             --------     --------     ---------
          Total Partners' Capital..........................   571,790      404,771       329,634
                                                             --------     --------     ---------
          Total Liabilities and Partners' Capital..........  $571,790     $407,052     $ 329,634
                                                             ========     ========      ========

                See accompanying notes to financial statements.

             BENTON OIL & GAS COMBINATION PARTNERSHIP 1989-1, L.P.

                            STATEMENTS OF OPERATIONS

                                                                                   SIX MONTHS
                                                 YEARS ENDED DECEMBER 31,        ENDED JUNE 30,
                                              ------------------------------   -------------------
                                                1992       1993       1994       1994       1995
                                              --------   --------   --------   --------   --------
                                                                                   (UNAUDITED)
Revenues
  Oil and gas sales.........................  $214,854   $199,399   $158,875   $ 86,664   $ 77,733
  Other income..............................    10,606      3,981      1,538      1,216         32
                                              --------   --------   --------   --------   --------
                                               225,460    203,380    160,413     87,880     77,765
                                              --------   --------   --------   --------   --------
Expenses
  Lease operating costs and production
     taxes..................................    73,309     76,855     79,479     33,929     31,001
  Exploration costs.........................     1,627      1,891        789        789
  Depletion, impairment and amortization....   111,050     72,453     77,895     42,831     90,155
  General and administrative................    32,110     38,432     33,654     27,032     31,746
                                              --------   --------   --------   --------   --------
                                               218,096    189,631    191,817    104,581    152,902
                                              --------   --------   --------   --------   --------
     Net Income (Loss)......................  $  7,364   $ 13,749   $(31,404)  $(16,701)  $(75,137)
                                              ========   ========   ========   ========   ========

                See accompanying notes to financial statements.

             BENTON OIL & GAS COMBINATION PARTNERSHIP 1989-1, L.P.

                        STATEMENTS OF PARTNERS' CAPITAL
              FOR THE YEARS ENDED DECEMBER 31, 1992, 1993 AND 1994
                 AND (UNAUDITED) SIX MONTHS ENDED JUNE 30, 1995

                                                             CO-MANAGING
                                                               GENERAL
                                                              PARTNERS     PARTICIPANTS     TOTAL
                                                             -----------   ------------   ----------
Balance, January 1, 1992...................................   $  54,437     $   947,994   $1,002,431
Net income (loss)..........................................      26,841         (19,477)       7,364
Distributions..............................................      (2,065)       (279,753)    (281,818)
                                                             -----------   ------------   ----------
Balance, December 31, 1992.................................      79,213         648,764      727,977
Net income (loss)..........................................      18,103          (4,354)      13,749
Distributions..............................................      (2,536)       (167,400)    (169,936)
                                                             -----------   ------------   ----------
Balance, December 31, 1993.................................      94,780         477,010      571,790
Net income (loss)..........................................      10,295         (41,699)     (31,404)
Distributions..............................................     (90,417)        (45,198)    (135,615)
                                                             -----------   ------------   ----------
Balance, December 31, 1994.................................      14,658         390,113      404,771
Net income (loss) (unaudited)..............................       8,489         (83,626)     (75,137)
                                                             -----------   ------------   ----------
Balance, June 30, 1995 (unaudited).........................   $  23,147     $   306,487   $  329,634
                                                             ==========       =========    =========

                See accompanying notes to financial statements.

             BENTON OIL & GAS COMBINATION PARTNERSHIP 1989-1, L.P.

                            STATEMENTS OF CASH FLOWS

                                                                                  SIX MONTHS
                                             YEARS ENDED DECEMBER 31,           ENDED JUNE 30,
                                         ---------------------------------   ---------------------
                                           1992        1993        1994        1994         1995
                                         ---------   ---------   ---------   --------     --------
                                                                                  (UNAUDITED)
Cash flows from operating activities:
  Net Income (Loss)....................  $   7,364   $  13,749   $ (31,404)  $(16,701)    $(75,137)
  Adjustments to reconcile net income
  (loss) to net cash provided by (used
  in) operating activities:
     Depletion, impairment and
       amortization....................    111,050      72,453      77,895     42,831       90,155
     Decrease in accounts payable......     (1,000)
                                         ---------   ---------   ---------   --------     --------
          Net cash provided by
            operating activities.......    117,414      86,202      46,491     26,130       15,018
                                         ---------   ---------   ---------   --------     --------
Cash flows from investing activities:
  Expenditures on oil and gas
     properties........................    (38,469)    (56,330)    (33,047)    (9,495)     (12,800)
                                         ---------   ---------   ---------   --------     --------
     Net cash used in investing
       activities......................    (38,469)    (56,330)    (33,047)    (9,495)     (12,800)
                                         ---------   ---------   ---------   --------     --------
Cash flows from financing activities:
  Net (increase) decrease in receivable
     from Co-Managing General
     Partners..........................    (38,908)     12,744      13,535      3,777         (621)
  Net increase (decrease) in payable to
     Co-Managing General Partners......                              2,281                  (2,281)
  Partner distributions................   (281,818)   (169,936)   (135,615)   (30,436)
                                         ---------   ---------   ---------   --------     --------
     Net cash used in financing
       activities......................   (320,726)   (157,192)   (119,799)   (26,659)      (2,902)
                                         ---------   ---------   ---------   --------     --------
Net decrease in cash...................   (241,781)   (127,320)   (106,355)   (10,024)        (684)
Cash at beginning of period............    481,857     240,076     112,756    112,756        6,401
                                         ---------   ---------   ---------   --------     --------
Cash at end of period..................  $ 240,076   $ 112,756   $   6,401   $102,732     $  5,717
                                         =========   =========   =========   ========     ========

                See accompanying notes to financial statements.

             BENTON OIL & GAS COMBINATION PARTNERSHIP 1989-1, L.P.

                         NOTES TO FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1992, 1993 AND 1994
            AND (UNAUDITED) SIX MONTHS ENDED JUNE 30, 1994 AND 1995

NOTE 1 -- ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization

     Benton Oil & Gas Combination Partnership 1989-1, L.P. (Partnership) was formed for the purpose of investing in oil and natural gas by acquiring proven producing properties, recompleting previously drilled wells and developing and drilling oil and gas wells in the state waters of Texas and offshore Louisiana.

     Benton Oil and Gas Company (Benton) and a wholly owned subsidiary are the Co-Managing General Partners and as such conduct, direct and exercise full control over all activities of the Partnership.

  Oil and Gas Properties

     Oil and gas properties are accounted for using the successful efforts method. Under this method, costs of drilling exploratory wells are initially capitalized pending determination of whether the well can produce proved reserves. All costs relating to nonproductive exploratory wells are expensed. Costs relating to productive exploratory wells and all development wells are capitalized and depleted on a units-of-production basis over the life of the remaining proved developed reserves. Delay rentals and geological and geophysical costs are expensed as incurred. Proved properties are reviewed periodically on a property-by-property basis for impairment by comparing capitalized costs to undiscounted estimated future cash flows from the properties. Unproved oil and gas properties are periodically assessed for impairment of value and a loss is recognized as appropriate.

  Organization Costs

     Organization costs are amortized over a period of five years using the straight-line method.

  Income Taxes

     No provision has been made for income taxes as the liability for such taxes is that of the partners rather than of the Partnership. At December 31, 1993 and 1994, the financial statement bases of the Partnership's assets exceeded their tax bases by $179,502 and $179,796, respectively.

  Interim Reporting

     In the opinion of the Partnership, the accompanying unaudited consolidated financial statements contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial position as of June 30, 1995, and the results of operations for the six month periods ended June 30, 1994 and 1995.

     The results of operations for the six month period ended June 30, 1995 are not necessarily indicative of the results to be expected for the full year.

NOTE 2 -- PARTICIPATION IN COSTS AND REVENUES

     Under the terms of the Partnership agreement, the general and limited partners (Participants) pay 99% of the lease acquisition, geophysical and seismic costs, well costs, general and administrative expenses, and organization and offering expenses, including commissions, while the Co-Managing General Partners pay 1% of such costs. Revenues, production taxes and lease operating expenses on proven producing wells are allocated 99% to the Participants and 1% to the Co-Managing General Partners. Revenues, production taxes and lease operating expenses on recompleted wells are allocated 74.25% to the Participants and 25.75% to the Co-Managing General Partners. On new wells drilled, revenues, production taxes and lease operating expenses are allocated 64.35% to the Participants and 35.65% to the Co-Managing General Partners.

             BENTON OIL & GAS COMBINATION PARTNERSHIP 1989-1, L.P.

NOTE 3 -- RELATED PARTY TRANSACTIONS

     The Partnership pays the Co-Managing General Partners for general and administrative expenses, lease operating expenses and well costs incurred on behalf of the Partnership. Benton pays the Partnership for revenues collected on behalf of the Partnership.

NOTE 4 -- OIL AND GAS PROPERTIES

     In June 1995, the Partnership entered into an agreement to sell its principal oil and gas properties. The sales price is subject to adjustments for revenues, expenses and capital expenditures related to the properties until the closing date. The agreement is subject to the approval of 75% of the partners. A provision for impairment was made during the six months ended June 30, 1995 to reflect the excess of book value over the adjusted sales price of $323,296. The adjusted sales price has been reflected as property held for sale at June 30, 1995.

NOTE 5 -- COMMITMENTS AND CONTINGENCIES

     On June 13, 1994, certain limited partners of the Partnership, with limited partners of other Benton partnerships, brought an action against Benton in connection with its operation of the partnerships as managing general partner. The parties have agreed to submit the dispute to arbitration and the lawsuit has been dismissed. The plaintiffs seek actual and punitive damages for alleged actions and omissions of Benton in connection with operating the partnerships and alleged misrepresentations made by Benton in selling the limited partnership interests. At this time, the Partnership has not been named a defendant in this action. However, if the Partnership is added as a defendant, the Partnership would be forced to expend financial resources to defend or resolve any such matters. Benton does not believe that the Partnership will be adversely affected by this action.

NOTE 6 -- OIL AND GAS ACTIVITIES

     Total costs incurred in oil and gas exploration and development were:

                                                        1992          1993          1994
                                                      ---------     ---------     ---------
    Development costs...............................  $  38,469     $  56,330     $  33,047
    Exploration costs...............................      1,627         1,891           789
                                                      ---------     ---------     ---------
                                                      $  40,096     $  58,221     $  33,836
                                                      =========     =========     =========

     The Partnership's aggregate amount of capitalized costs related to oil and gas producing activities consisted of the following at December 31:

                                                        1992          1993          1994
                                                      ---------     ---------     ---------
    Proved property costs...........................  $ 726,150     $ 782,480     $ 815,527
    Less accumulated depletion......................   (268,757)     (338,673)     (414,876)
                                                      ---------     ---------     ---------
                                                      $ 457,393     $ 443,807     $ 400,651
                                                      =========     =========     =========

QUANTITIES OF OIL AND GAS RESERVES (UNAUDITED)

     Proved reserves are estimated quantities of crude oil, natural gas and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable from known reservoirs under existing economic and operating conditions. Proved developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods.

             BENTON OIL & GAS COMBINATION PARTNERSHIP 1989-1, L.P.

     The evaluations of the oil and gas reserves were prepared by J.C. White, an independent petroleum engineer until January 1, 1993, when he became an employee of Benton.

                                                                    1992       1993      1994
                                                                   -------   --------   -------
PROVED RESERVES -- CRUDE OIL, CONDENSATE (BBLS)
  BALANCE, JANUARY 1.............................................   47,156     57,283    33,640
     Revisions of previous estimates.............................    7,274    (17,870)   (4,035)
     Extensions, discoveries and improved recovery...............    9,800
     Production..................................................   (6,947)    (5,773)   (5,475)
                                                                   -------   --------   -------
  BALANCE, DECEMBER 31...........................................   57,283     33,640    24,130
                                                                   =======   ========   =======
PROVED DEVELOPED RESERVES AT DECEMBER 31:........................   57,283     33,640    24,130
                                                                   =======   ========   =======
PROVED RESERVES -- NATURAL GAS (MCF)
  BALANCE, JANUARY 1.............................................  280,941    502,817   273,851
     Revisions of previous estimates.............................  211,038   (181,533)  (52,626)
     Extensions, discoveries and improved recovery...............   58,161
     Production..................................................  (47,323)   (47,433)  (38,044)
                                                                   -------   --------   -------
  BALANCE, DECEMBER 31...........................................  502,817    273,851   183,181
                                                                   =======   ========   =======
PROVED DEVELOPED RESERVES AT DECEMBER 31:........................  502,817    273,851   183,181
                                                                   =======   ========   =======

---------------
(1) The Securities and Exchange Commission requires the reserve presentation to be calculated using year-end prices and costs and assuming a continuation of existing economic conditions. Proved reserves cannot be measured exactly, and the estimation of reserves involves judgmental determinations. Reserve estimates must be reviewed and adjusted periodically to reflect additional information gained from reservoir performance, new geological and geophysical data and economic changes. The above estimates are based on current technology and economic conditions, and Benton considers such estimates to be reasonable and consistent with current knowledge of the characteristics and extent of production. The estimates include only those amounts considered to be Proved Reserves and do not include additional amounts which may result from new discoveries in the future, or from application of secondary and tertiary recovery processes where facilities are not in place.

(2) Proved Developed Reserves are reserves which can be expected to be recovered through existing wells with existing equipment and operating methods. This classification includes:

        (a) Proved developed producing reserves which are reserves expected to be recovered through existing completion intervals now open for production in existing wells; and

        (b) Proved developed nonproducing reserves which are reserves that exist behind the casing of existing wells which are expected to be produced in the predictable future, where the costs of making such oil and gas available for production should be relatively small compared to the cost of a new well.

            Any reserves expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing primary recovery methods are included as Proved Developed Reserves only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

(3) Proved Undeveloped Reserves are Proved Reserves which are expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required for

             BENTON OIL & GAS COMBINATION PARTNERSHIP 1989-1, L.P.

    recompletion. Reserves on undrilled acreage are limited to those drilling units offsetting productive units, which are reasonably certain of production when drilled.

     Proved Reserves for other undrilled units are claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. No estimates for Proved Undeveloped Reserves are attributable to or included in this table for any acreage for which an application of fluid injection or other improved recovery technique is contemplated unless proved effective by actual tests in the area and in the same reservoir.

(4) Changes in previous estimates of proved reserves result from new information obtained from production history and changes in economic factors.

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL AND GAS RESERVE QUANTITIES (UNAUDITED)

     The standardized measure of discounted future net cash flows is presented in accordance with the provisions of SFAS No. 69. In preparing this data, assumptions and estimates have been used, and Benton cautions against viewing this information as a forecast of future economic conditions.

     Future cash inflows were estimated by applying year-end prices, adjusted for fixed and determinable escalations provided by contract, to the estimated future production of year-end proved reserves. Future cash inflows were reduced by estimated future production and development costs to determine pre-tax cash inflows. The resultant future net cash inflows are discounted using a ten percent discount rate.

                                                                      DECEMBER 31,
                                                        ----------------------------------------
                                                           1992           1993           1994
                                                        ----------     -----------     ---------
STANDARDIZED MEASURE
     Future cash inflow...............................  $1,935,000     $ 1,123,000     $ 678,000
     Future production costs..........................    (718,000)       (427,000)     (262,000)
     Other related future costs.......................     (13,000)        (13,000)       (5,000)
                                                        ----------     -----------     ---------
     Future net revenue...............................   1,204,000         683,000       411,000
     10% annual discount for estimated timing of
       cash flows.....................................    (568,000)       (135,000)      (85,000)
                                                        ----------     -----------     ---------
     Standardized measure of discounted future net
       cash flows.....................................  $  636,000     $   548,000     $ 326,000
                                                         =========      ==========     =========

                                                                 YEARS ENDED DECEMBER 31,
                                                           ------------------------------------
                                                             1992          1993          1994
                                                           ---------     ---------     --------
CHANGES IN STANDARDIZED MEASURE
  Balance, January 1.....................................  $ 638,000     $ 636,000     $548,000
  Changes resulting from:
  Sales of oil and gas, net of related costs.............   (142,000)     (123,000)     (79,000)
  Revisions to estimates of proved reserves:
     Pricing.............................................    (58,000)       10,000      (80,000)
     Quantities..........................................     37,000       (52,000)     (76,000)
  Extensions, discoveries and improved recovery, net of
     future costs........................................     79,000
  Accretion of discount..................................     64,000        64,000       55,000
  Development costs incurred.............................     18,000        13,000        8,000
  Changes in timing and other............................                               (50,000)
                                                           ---------     ---------     --------
  Balance, December 31...................................  $ 636,000     $ 548,000     $326,000
                                                           =========     =========     ========

             BENTON OIL & GAS COMBINATION PARTNERSHIP 1990-1, L.P.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        ----
Independent Auditors' Report..........................................................  F-39
Balance Sheets at December 31, 1993 and 1994 and June 30, 1995........................  F-40
Statements of Operations for the Years Ended December 31, 1992, 1993 and 1994 and the
  Six Months Ended June 30, 1994 and 1995.............................................  F-41
Statements of Partners' Capital for the Years Ended December 31, 1992, 1993 and 1994
  and the Six Months Ended June 30, 1995..............................................  F-42
Statements of Cash Flows for the Years Ended December 31, 1992, 1993 and 1994 and the
  Six Months Ended June 30, 1994 and 1995.............................................  F-43
Notes to Financial Statements for the Years Ended December 31, 1992, 1993 and 1994 and
  the Six Months Ended June 30, 1994 and 1995.........................................  F-44

                          INDEPENDENT AUDITORS' REPORT

Benton Oil & Gas Combination Partnership 1990-1, L.P.
Carpinteria, California

We have audited the accompanying balance sheets of Benton Oil & Gas Combination Partnership 1990-1, L.P. as of December 31, 1994 and 1993, and the related statements of operations, partners' capital, and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Benton Oil & Gas Combination Partnership 1990-1, L.P. at December 31, 1994 and 1993, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.

Deloitte & Touche LLP

Los Angeles, California
March 31, 1995

             BENTON OIL & GAS COMBINATION PARTNERSHIP 1990-1, L.P.

                                 BALANCE SHEETS

                                                               DECEMBER 31,
                                                         -------------------------      JUNE 30,
                                                            1993           1994           1995
                                                         ----------     ----------     -----------
                                                                                       (UNAUDITED)
                        ASSETS
Current Assets:
  Cash.................................................  $  419,826     $   17,859     $   145,455
  Receivable from Co-Managing General Partners.........      40,291         36,882          56,281
  Marketable equity securities.........................       5,407
  Property held for sale (Note 4)......................                    146,900         930,865
                                                         ----------     ----------     -----------
     Total Current Assets..............................     465,524        201,641       1,132,601
Oil and Gas Properties (net of accumulated depletion of
  $1,421,548, $1,614,158 and $974,988, respectively)...   1,398,850      1,152,597         133,573
Organization Costs (net of accumulated amortization of
  $7,772, $9,941 and $10,843, respectively)............       3,071            902
                                                         ----------     ----------     -----------
     Total Assets......................................  $1,867,445     $1,355,140     $ 1,266,174
                                                          =========      =========       =========
                   PARTNERS' CAPITAL
Commitments and Contingencies (Note 5)
Partners' Capital:
  Co-Managing General Partners' capital................  $  436,921     $  111,441     $   126,832
  Participants' capital................................   1,429,384      1,240,417       1,134,106
  Special Limited Partners' capital....................       1,140          3,282           5,236
                                                         ----------     ----------     -----------
     Total Partners' Capital...........................  $1,867,445     $1,355,140     $ 1,266,174
                                                          =========      =========       =========

                See accompanying notes to financial statements.

             BENTON OIL & GAS COMBINATION PARTNERSHIP 1990-1, L.P.

                            STATEMENTS OF OPERATIONS

                                                                                   SIX MONTHS
                                          YEARS ENDED DECEMBER 31,               ENDED JUNE 30,
                                    -------------------------------------     ---------------------
                                       1992           1993         1994         1994         1995
                                    -----------     --------     --------     --------     --------
                                                                                   (UNAUDITED)
Revenues
  Oil and gas sales...............  $   735,886     $630,682     $518,728     $275,947     $234,454
  Other income....................       34,631       14,777        6,058        4,845          819
                                    -----------     --------     --------     --------     --------
                                        770,517      645,459      524,786      280,792      235,273
                                    -----------     --------     --------     --------     --------
Expenses
  Lease operating costs and
     production taxes.............      285,840      254,903      263,957      112,323      100,135
  Exploration costs...............        8,952        9,570        6,607        5,331        1,812
  Loss on sale of oil and gas
     properties...................       57,586                                               1,328
  Depletion, impairment and
     amortization.................    1,560,665      189,309      224,635      113,834      153,641
  General and administrative......       69,510       99,967       78,547       58,782       67,323
                                    -----------     --------     --------     --------     --------
                                      1,982,553      553,749      573,746      290,270      324,239
                                    -----------     --------     --------     --------     --------
     Net Income (Loss)............  $(1,212,036)    $ 91,710     $(48,960)    $ (9,478)    $(88,966)
                                     ==========     ========     ========     ========     ========

                See accompanying notes to financial statements.

             BENTON OIL & GAS COMBINATION PARTNERSHIP 1990-1, L.P.

                        STATEMENTS OF PARTNERS' CAPITAL
              FOR THE YEARS ENDED DECEMBER 31, 1992, 1993 AND 1994
                 AND (UNAUDITED) SIX MONTHS ENDED JUNE 30, 1995

                                        CO-MANAGING                         SPECIAL LIMITED
                                      GENERAL PARTNERS     PARTICIPANTS         PARTNERS           TOTAL
                                      ----------------     ------------     ----------------     ----------
Balance, January 1, 1992............     $  291,366        $  4,363,866         $  8,433         $4,663,665
Net income (loss)...................         95,449          (1,313,862)           6,377         (1,212,036)
Distributions.......................                         (1,071,312)                         (1,071,312)
                                      ----------------     ------------     ----------------     ----------
Balance, December 31, 1992..........        386,815           1,978,692           14,810          2,380,317
Net income..........................         73,700              12,692            5,318             91,710
Distributions.......................        (23,594)           (562,000)         (18,988)          (604,582)
                                      ----------------     ------------     ----------------     ----------
Balance, December 31, 1993..........        436,921           1,429,384            1,140          1,867,445
Net income (loss)...................         42,947             (96,237)           4,330            (48,960)
Distributions.......................       (368,427)            (92,730)          (2,188)          (463,345)
                                      ----------------     ------------     ----------------     ----------
Balance, December 31, 1994..........        111,441           1,240,417            3,282          1,355,140
Net income (loss) (unaudited).......         15,391            (106,311)           1,954            (88,966)
                                      ----------------     ------------     ----------------     ----------
Balance, June 30, 1995
  (unaudited).......................     $  126,832        $  1,134,106         $  5,236         $1,266,174
                                       ============          ==========     ============          =========

                See accompanying notes to financial statements.

             BENTON OIL & GAS COMBINATION PARTNERSHIP 1990-1, L.P.

                            STATEMENTS OF CASH FLOWS

                                                                                    SIX MONTHS
                                               YEARS ENDED DECEMBER 31,           ENDED JUNE 30,
                                          -----------------------------------   -------------------
                                             1992         1993        1994        1994       1995
                                          -----------   ---------   ---------   --------   --------
                                                                                    (UNAUDITED)
Cash flows from operating activities:
  Net Income (Loss)...................... $(1,212,036)  $  91,710   $ (48,960)  $ (9,478)  $(88,966)
  Adjustments to reconcile net income
     (loss) to net cash provided by
     operating activities:
     Depletion, impairment and
       amortization......................   1,560,665     189,309     224,635    113,834    153,641
     Dryhole costs.......................       1,238
     Loss on sale of oil and gas
       properties........................      57,586                                         1,328
     Realized gain on sale of marketable
       equity securities.................                              (2,265)
     Unrealized loss on marketable equity
       securities........................                   9,013                    451
                                          -----------   ---------   ---------   --------   --------
     Net cash provided by operating
       activities........................     407,453     290,032     173,410    104,807     66,003
                                          -----------   ---------   ---------   --------   --------
Cash flows from investing activities:
  Expenditures on oil and gas
     properties..........................    (151,217)   (179,512)   (123,113)   (50,358)   (65,908)
  Proceeds from sale of marketable equity
     securities..........................                               7,672
  Proceeds from sale of oil and gas
     properties..........................      26,485                                       146,900
                                          -----------   ---------   ---------   --------   --------
     Net cash provided by (used in)
       investing activities..............    (124,732)   (179,512)   (115,441)   (50,358)    80,992
                                          -----------   ---------   ---------   --------   --------
Cash flows from financing activities:
  Net (increase) decrease in receivable
     from Co-Managing General Partners...     (12,415)     36,387       3,409     19,767    (19,399)
  Decrease in receivable from
     Affiliate...........................     451,447
  Decrease in payable to Affiliate.......     (50,000)
  Partner distributions..................  (1,071,312)   (604,582)   (463,345)   (64,633)
                                          -----------   ---------   ---------   --------   --------
     Net cash used in financing
       activities........................    (682,280)   (568,195)   (459,936)   (44,866)   (19,399)
                                          -----------   ---------   ---------   --------   --------
Net increase (decrease) in cash..........    (399,559)   (457,675)   (401,967)     9,583    127,596
Cash at beginning of period..............   1,277,060     877,501     419,826    419,826     17,859
                                          -----------   ---------   ---------   --------   --------
Cash at end of period.................... $   877,501   $ 419,826   $  17,859   $429,409   $145,455
                                           ==========   =========   =========   ========   ========

Supplemental information on non-cash investing activities

During 1992, the Partnership sold an interest in oil and gas property in exchange for cash of $3,461 and stock with a fair market value of $14,420. See
Note 4 for additional information on the transaction.

                See accompanying notes to financial statements.

             BENTON OIL & GAS COMBINATION PARTNERSHIP 1990-1, L.P.

                         NOTES TO FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1992, 1993 AND 1994
            AND (UNAUDITED) SIX MONTHS ENDED JUNE 30, 1994 AND 1995

NOTE 1 -- ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization

     Benton Oil & Gas Combination Partnership 1990-1, L.P. (Partnership) was formed to invest in oil and natural gas by acquiring proven producing properties, recompleting previously drilled wells and developing and drilling new wells.

     Benton Oil and Gas Company (Benton) and a wholly owned subsidiary are the Co-Managing General Partners and as such conduct, direct and exercise full control over all activities of the Partnership.

  Marketable Equity Securities

     Marketable equity securities are stated at the lower of aggregate cost or market. At December 31, 1993, the cost of marketable equity securities was $14,420 with a valuation allowance of $9,013 for an approximate market value of $5,407. Marketable equity securities were sold in November 1994 for $7,672 for a realized gain of $2,265.

  Oil and Gas Properties

     Oil and gas properties are accounted for using the successful efforts method. Under this method, costs of drilling exploratory wells are initially capitalized pending determination of whether the well can produce proved reserves. All costs relating to nonproductive exploratory wells are expensed. Costs relating to productive exploratory wells and all development wells are capitalized and depleted on a units-of-production basis over the life of the remaining proved developed reserves. Delay rentals and geological and geophysical costs are expensed as incurred. Proved properties are reviewed periodically on a property-by-property basis for impairment by comparing capitalized costs to undiscounted estimated future cash flows from the properties. Unproved oil and gas properties are periodically assessed for impairment of value and a loss is recognized as appropriate.

  Organization Costs

     Organization costs are amortized over a period of five years using the straight-line method.

  Income Taxes

     No provision has been made for income taxes as the liability for such taxes is that of the partners rather than of the Partnership. At December 31, 1993 and 1994, the financial statement bases of the Partnership's assets exceeded their tax bases by $451,217 and $338,528, respectively.

  Interim Reporting

     In the opinion of the Partnership, the accompanying unaudited consolidated financial statements contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial position as of June 30, 1995, and the results of operations for the six month periods ended June 30, 1994 and 1995.

     The results of operations for the six month period ended June 30, 1995 are not necessarily indicative of the results to be expected for the full year.

             BENTON OIL & GAS COMBINATION PARTNERSHIP 1990-1, L.P.

NOTE 2 -- PARTICIPATION IN COSTS AND REVENUES

     Under the terms of the Partnership agreement, the general and limited partners (Participants) pay 99% of the lease acquisition, geophysical and seismic costs, well costs, and organization and offering expenses, including commissions, while the Co-Managing General Partners pay 1% of such costs. General and administrative expenses and lease operating expenses are shared 74.25% by the Participants and 25.75% by the Co-Managing General Partners. Revenues and production taxes are allocated 73.5974% to the Participants, 25.5236% to the Co-Managing General Partners and 0.879% to broker/dealers (Special Limited Partners) who met certain minimum sales requirements in the initial offering of the Partnership units.

NOTE 3 -- RELATED PARTY TRANSACTIONS

     The Partnership pays the Co-Managing General Partners for general and administrative expenses, lease operating expenses and well costs incurred on behalf of the Partnership. Benton pays the Partnership for revenues collected on behalf of the Partnership.

NOTE 4 -- OIL AND GAS PROPERTIES

     During 1992, a provision for impairment of oil and gas properties was made to reflect reductions in the estimated value of reserves.

     In April 1992, a working interest in a California well was sold. Proceeds from the sale of the Partnership's interest were $17,881, consisting of cash and stock of the company purchasing the well. In addition, the Partnership retained a production payment of $8,845 to be paid from monthly net income from the well.

     In September 1992, the Partnership's interest in its remaining California oil and gas wells were sold for net proceeds of $19,386.

     In March 1995, the Partnership sold its 0.32% working interest in certain depths (above approximately 10,575 feet) in the West Cote Blanche Bay Field for a purchase price of $146,900. The sales price has been reflected as property held for sale at December 31, 1994. Impairment of $13,569 has been recorded to reflect the anticipated loss in connection with the sale of the property.

     In June 1995, the Partnership entered into an agreement to sell its principal oil and gas properties. The sales price is subject to adjustments for revenues, expenses and capital expenditures related to the properties until the closing date. The agreement is subject to the approval of 75% of the partners. A provision for impairment was made during the six months ended June 30, 1995 to reflect the excess of book value over the adjusted sales price of $930,865. The adjusted sales price has been reflected as property held for sale at June 30, 1995.

NOTE 5 -- COMMITMENTS AND CONTINGENCIES

     On June 13, 1994, certain limited partners of the Partnership, with limited partners of other Benton partnerships, brought an action against Benton in connection with its operation of the partnerships as managing general partner. The parties have agreed to submit the dispute to arbitration and the lawsuit has been dismissed. The plaintiffs seek actual and punitive damages for alleged actions and omissions of Benton in connection with operating the partnerships and alleged misrepresentations made by Benton in selling the limited partnership interests. At this time, the Partnership has not been named a defendant in this action. However, if the Partnership is added as a defendant, the Partnership would be forced to expend financial resources to defend or resolve any such matters. Benton does not believe that the Partnership will be adversely affected by this action.

             BENTON OIL & GAS COMBINATION PARTNERSHIP 1990-1, L.P.

NOTE 6 -- OIL AND GAS ACTIVITIES

     Total costs incurred in oil and gas exploration and development were:

                                                     1992            1993            1994
                                                  -----------     -----------     -----------
    Development costs...........................  $   151,217     $   179,512     $   123,113
    Exploration costs...........................        7,714           9,570           6,607
                                                  -----------     -----------     -----------
                                                  $   158,931     $   189,082     $   129,720
                                                   ==========      ==========      ==========

     The Partnership's aggregate amount of capitalized costs related to oil and gas producing activities consists of the following at December 31:

                                                     1992            1993            1994
                                                  -----------     -----------     -----------
    Proved property costs.......................  $ 2,640,886     $ 2,820,398     $ 2,766,755
    Less accumulated depletion..................   (1,234,408)     (1,421,548)     (1,614,158)
                                                  -----------     -----------     -----------
                                                  $ 1,406,478     $ 1,398,850     $ 1,152,597
                                                   ==========      ==========      ==========

QUANTITIES OF OIL AND GAS RESERVES (UNAUDITED)

     Proved reserves are estimated quantities of crude oil, natural gas and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable from known reservoirs under existing economic and operating conditions. Proved developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods.

     The evaluations of the oil and gas reserves were prepared by J.C. White, an independent petroleum engineer until January 1, 1993, when he became an employee of Benton.

                                                          1992           1993         1994
                                                       -----------     --------     --------
    PROVED RESERVES -- CRUDE OIL, CONDENSATE (BBLS)
      BALANCE, JANUARY 1 ............................    1,466,208      256,792      168,418
         Revisions of previous estimates.............     (853,994)     (69,856)        (311)
         Extensions, discoveries and improved
           recovery..................................       16,809                       917
         Production..................................      (26,184)     (18,518)     (17,179)
         Sales of reserves in place..................     (346,047)                  (81,035)
                                                       -----------     --------     --------
      BALANCE, DECEMBER 31 ..........................      256,792      168,418       70,810
                                                        ==========     ========     ========
    PROVED DEVELOPED RESERVES AT DECEMBER 31.........      240,281      153,192       69,682
                                                        ==========     ========     ========
    PROVED RESERVES -- NATURAL GAS (MCF)
      BALANCE, JANUARY 1 ............................      972,607     1,572,670     972,011
         Revisions of previous estimates.............      672,297     (453,913)    (218,429)
         Extensions, discoveries and improved
           recovery..................................       73,243                    34,097
         Production..................................     (145,477)    (146,746)    (127,779)
                                                       -----------     --------     --------
      BALANCE, DECEMBER 31 ..........................    1,572,670      972,011      659,900
                                                        ==========     ========     ========
    PROVED DEVELOPED RESERVES AT DECEMBER 31.........    1,503,774      888,739      549,429
                                                        ==========     ========     ========

---------------
(1) The Securities and Exchange Commission requires the reserve presentation to be calculated using year-end prices and costs and assuming a continuation of existing economic conditions. Proved reserves cannot be measured exactly, and the estimation of reserves involves judgmental determinations. Reserve

             BENTON OIL & GAS COMBINATION PARTNERSHIP 1990-1, L.P.

    estimates must be reviewed and adjusted periodically to reflect additional information gained from reservoir performance, new geological and geophysical data and economic changes. The above estimates are based on current technology and economic conditions, and Benton considers such estimates to be reasonable and consistent with current knowledge of the characteristics and extent of production. The estimates include only those amounts considered to be Proved Reserves and do not include additional amounts which may result from new discoveries in the future, or from application of secondary and tertiary recovery processes where facilities are not in place.

(2) Proved Developed Reserves are reserves which can be expected to be recovered through existing wells with existing equipment and operating methods. This classification includes:

          (a) Proved developed producing reserves which are reserves expected to be recovered through existing completion intervals now open for production in existing wells; and

          (b) Proved developed nonproducing reserves which are reserves that exist behind the casing of existing wells which are expected to be produced in the predictable future, where the cost of making such oil and gas available for production should be relatively small compared to the cost of a new well.

              Any reserves expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing primary recovery methods are included as Proved Developed Reserves only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

(3) Proved Undeveloped Reserves are Proved Reserves which are expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage are limited to those drilling units offsetting productive units, which are reasonably certain of production when drilled.

     Proved Reserves for other undrilled units are claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. No estimates for Proved Undeveloped Reserves are attributable to or included in this table for any acreage for which an application of fluid injection or other improved recovery technique is contemplated unless proved effective by actual tests in the area and in the same reservoir.

(4) Changes in previous estimates of proved reserves result from new information obtained from production history and changes in economic factors. Also, additional production data at West Cote Blanche Bay enabled Benton to better conform estimates of future production to historical trends.

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL AND GAS RESERVE QUANTITIES (UNAUDITED)

     The standardized measure of discounted future net cash flows is presented in accordance with the provisions of SFAS No. 69. In preparing this data, assumptions and estimates have been used, and Benton cautions against viewing this information as a forecast of future economic conditions.

     Future cash inflows were estimated by applying year-end prices, adjusted for fixed and determinable escalations provided by contract, to the estimated future production of year-end proved reserves. Future cash inflows were reduced by estimated future production and development costs to determine pre-tax cash inflows. The resultant future net cash inflows are discounted using a ten percent discount rate.

             BENTON OIL & GAS COMBINATION PARTNERSHIP 1990-1, L.P.

                                                                      DECEMBER 31,
                                                       ------------------------------------------
                                                          1992            1993            1994
                                                       -----------     -----------     ----------
STANDARDIZED MEASURE
  Future cash inflow.................................  $ 7,470,000     $ 4,637,000     $2,205,000
  Future production costs............................   (2,714,000)     (1,740,000)      (775,000)
  Other related future costs.........................     (514,000)       (442,000)       (55,000)
                                                       -----------     -----------     ----------
  Future net revenue.................................    4,242,000       2,455,000      1,375,000
  10% annual discount for estimated timing of cash
     flows...........................................   (2,020,000)       (604,000)      (318,000)
                                                       -----------     -----------     ----------
  Standardized measure of discounted future net cash
     flows...........................................  $ 2,222,000     $ 1,851,000     $1,057,000
                                                        ==========      ==========      =========

                                                                YEARS ENDED DECEMBER 31,
                                                       ------------------------------------------
                                                          1992            1993            1994
                                                       -----------     -----------     ----------
CHANGES IN STANDARDIZED MEASURE
  Balance, January 1.................................  $ 3,907,000     $ 2,222,000     $1,851,000
  Changes resulting from:
  Sales of oil and gas, net of related costs.........     (450,000)       (376,000)      (255,000)
  Revisions to estimates of proved reserves:
     Pricing.........................................       34,000        (163,000)      (295,000)
     Quantities......................................   (1,101,000)       (108,000)      (202,000)
  Sales of reserves in place.........................     (824,000)                      (114,000)
  Extensions, discoveries and improved recovery, net
     of future costs.................................      124,000                         35,000
  Accretion of discount..............................      391,000         222,000        185,000
  Development costs incurred.........................      141,000          54,000         57,000
  Changes in timing and other........................                                    (205,000)
                                                       -----------     -----------     ----------
  Balance, December 31...............................  $ 2,222,000     $ 1,851,000     $1,057,000
                                                        ==========      ==========      =========

             BENTON OIL & GAS COMBINATION PARTNERSHIP 1991-1, L.P.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        ----
Independent Auditors' Report........................................................    F-50
Balance Sheets at December 31, 1993 and 1994 and June 30, 1995......................    F-51
Statements of Operations for the Years Ended December 31, 1992, 1993 and 1994 and
  the Six Months Ended June 30, 1994 and 1995.......................................    F-52
Statements of Partners' Capital for the Years Ended December 31, 1992, 1993 and 1994
  and the Six Months Ended June 30, 1995............................................    F-53
Statements of Cash Flows for the Years Ended December 31, 1992, 1993 and 1994 and
  the Six Months Ended June 30, 1994 and 1995.......................................    F-54
Notes to Financial Statements for the Years Ended December 31, 1992, 1993 and 1994
  and the Six Months Ended June 30, 1994 and 1995...................................    F-55

                          INDEPENDENT AUDITORS' REPORT

Benton Oil & Gas Combination Partnership 1991-1, L.P.
Carpinteria, California

We have audited the accompanying balance sheets of Benton Oil & Gas Combination Partnership 1991-1, L.P. as of December 31, 1994 and 1993, and the related statements of operations, partners' capital, and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Benton Oil & Gas Combination Partnership 1991-1, L.P., at December 31, 1994 and 1993, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.

Deloitte & Touche LLP

Los Angeles, California

March 31, 1995

             BENTON OIL & GAS COMBINATION PARTNERSHIP 1991-1, L.P.

                                 BALANCE SHEETS

                                                                 DECEMBER 31,
                                                             ---------------------     JUNE 30,
                                                               1993         1994         1995
                                                             --------     --------     ---------
                                                                                       (UNAUDITED)
                                      ASSETS
Current Assets:
  Cash.....................................................  $177,180     $ 60,170     $  82,547
  Receivable from Co-Managing General Partners.............     4,958        7,897         3,169
  Marketable equity securities.............................     5,407
  Property held for sale (Note 4)..........................                 29,200       185,282
                                                             --------     --------     ---------
     Total Current Assets..................................   187,545       97,267       270,998
Oil and Gas Properties (net of accumulated depletion of
  $138,392, $192,942 and $23,188, respectively)............   441,188      340,737        49,243
Organization Costs (net of accumulated amortization of
  $2,308, $3,231 and $3,692, respectively).................     2,308        1,385           924
                                                             --------     --------     ---------
     Total Assets..........................................  $631,041     $439,389     $ 321,165
                                                             ========     ========      ========
                                PARTNERS' CAPITAL
Commitments and Contingencies (Note 5)
Partners' Capital:
  Co-Managing General Partners' capital....................  $ 50,358     $ 13,601     $  12,820
  Participants' capital....................................   580,591      425,503       307,888
  Special Limited Partners' capital........................        92          285           457
                                                             --------     --------     ---------
     Total Partners' Capital...............................  $631,041     $439,389     $ 321,165
                                                             ========     ========      ========

                See accompanying notes to financial statements.

             BENTON OIL & GAS COMBINATION PARTNERSHIP 1991-1, L.P.

                            STATEMENTS OF OPERATIONS

                                                                                  SIX MONTHS
                                          YEARS ENDED DECEMBER 31,              ENDED JUNE 30,
                                     ----------------------------------     ----------------------
                                       1992         1993         1994         1994         1995
                                     --------     --------     --------     --------     ---------
                                                                                 (UNAUDITED)
Revenues
  Oil and gas sales................  $129,990     $107,181     $ 96,034     $ 50,419     $  44,075
  Other income.....................    30,331        5,343        2,610        1,769           777
                                     --------     --------     --------     --------     ---------
                                      160,321      112,524       98,644       52,188        44,852
                                     --------     --------     --------     --------     ---------
Expenses
  Lease operating costs and
     production taxes..............    40,093       36,276       38,002       14,599        12,553
  Exploration costs................     7,245        1,284          769          515           361
  Loss on sale of oil and gas
     property......................    61,225                                                  225
  Depletion, impairment and
     amortization..................    65,241       60,503       95,497       32,435       119,437
  General and administrative.......    28,876       45,195       28,823       25,981        30,500
                                     --------     --------     --------     --------     ---------
                                      202,680      143,258      163,091       73,530       163,076
                                     --------     --------     --------     --------     ---------
     Net Loss......................  $(42,359)    $(30,734)    $(64,447)    $(21,342)    $(118,224)
                                     ========     ========     ========     ========     =========

                See accompanying notes to financial statements.

             BENTON OIL & GAS COMBINATION PARTNERSHIP 1991-1, L.P.

                        STATEMENTS OF PARTNERS' CAPITAL
              FOR THE YEARS ENDED DECEMBER 31, 1992, 1993 AND 1994
                 AND (UNAUDITED) SIX MONTHS ENDED JUNE 30, 1995

                                               CO-MANAGING                      SPECIAL
                                                 GENERAL                        LIMITED
                                                PARTNERS       PARTICIPANTS     PARTNERS       TOTAL
                                               -----------     ------------     --------     ---------
Balance, January 1, 1992.....................   $  18,413       $   912,292     $    321     $ 931,026
Net income (loss)............................      24,981           (67,846)         506       (42,359)
Distributions................................                      (111,600)                  (111,600)
                                               -----------     ------------     --------     ---------
Balance, December 31, 1992...................      43,394           732,846          827       777,067
Net income (loss)............................       9,500           (40,655)         421       (30,734)
Distributions................................      (2,536)         (111,600)      (1,156)     (115,292)
                                               -----------     ------------     --------     ---------
Balance, December 31, 1993...................      50,358           580,591           92       631,041
Net income (loss)............................       6,566           (71,387)         374       (64,447)
Distributions................................     (43,323)          (83,701)        (181)     (127,205)
                                               -----------     ------------     --------     ---------
Balance, December 31, 1994...................      13,601           425,503          285       439,389
Net income (loss) (unaudited)................        (781)         (117,615)         172      (118,224)
                                               -----------     ------------     --------     ---------
Balance, June 30, 1995 (unaudited)...........   $  12,820       $   307,888     $    457     $ 321,165
                                               ==========         =========      =======     =========

                See accompanying notes to financial statements.

             BENTON OIL & GAS COMBINATION PARTNERSHIP 1991-1, L.P.

                            STATEMENTS OF CASH FLOWS

                                                                                   SIX MONTHS
                                        YEARS ENDED DECEMBER 31,                 ENDED JUNE 30,
                                 ---------------------------------------     ----------------------
                                    1992           1993          1994          1994         1995
                                 -----------     ---------     ---------     --------     ---------
                                                                                  (UNAUDITED)
Cash flows from operating
  activities:
  Net Loss.....................  $   (42,359)    $ (30,734)    $ (64,447)    $(21,342)    $(118,224)
  Adjustments to reconcile net
     loss to net cash provided
     by (used in) operating
     activities:
     Depletion, impairment and
       amortization............       65,241        60,503        95,497       32,435       119,437
     Dryhole costs.............        1,732
     Loss on sale of oil and
       gas property............       61,225                                                    225
     Realized gain on sale of
       marketable equity
       securities..............                                   (2,292)
     Unrealized loss on
       marketable equity
       securities..............                      9,013                        451
                                 -----------     ---------     ---------     --------     ---------
     Net cash provided by
       operating activities....       85,839        38,782        28,758       11,544         1,438
                                 -----------     ---------     ---------     --------     ---------
Cash flows from investing
  activities:
  Expenditures on oil and gas
     properties................      (32,154)      (35,786)      (23,323)      (8,686)      (12,989)
  Proceeds from sale of
     marketable equity
     securities................                                    7,699
  Proceeds from sale of oil and
     gas properties............        3,461                                                 29,200
                                 -----------     ---------     ---------     --------     ---------
  Net cash provided by (used
     in) investing
     activities................      (28,693)      (35,786)      (15,624)      (8,686)       16,211
                                 -----------     ---------     ---------     --------     ---------
Cash flows from financing
  activities:
  Net (increase) decrease in
     receivable from
     Co-Managing General
     Partners..................     (449,926)       12,283        (2,939)      (1,087)        4,728
  Decrease in payable to
     Affiliate.................     (451,446)
  Partner distributions........     (111,600)     (115,292)     (127,205)     (56,546)
                                 -----------     ---------     ---------     --------     ---------
     Net cash provided by (used
       in) financing
       activities..............   (1,012,972)     (103,009)     (130,144)     (57,633)        4,728
                                 -----------     ---------     ---------     --------     ---------
Net increase (decrease) in
  cash.........................     (955,826)     (100,013)     (117,010)     (54,775)       22,377
Cash at beginning of period....    1,233,019       277,193       177,180      177,180        60,170
                                 -----------     ---------     ---------     --------     ---------
Cash at end of period..........  $   277,193     $ 177,180     $  60,170     $122,405     $  82,547
                                  ==========     =========     =========     ========     =========

Supplemental information on non-cash investing activities

During 1992, the Partnership sold an interest in oil and gas property in exchange for cash of $3,461 and stock with a fair market value of $14,420. See
Note 4 for additional information on the transaction.

                See accompanying notes on financial statements.

             BENTON OIL & GAS COMBINATION PARTNERSHIP 1991-1, L.P.

                         NOTES TO FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1992, 1993 AND 1994
            AND (UNAUDITED) SIX MONTHS ENDED JUNE 30, 1994 AND 1995

NOTE 1 -- ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization

     Benton Oil & Gas Combination Partnership 1991-1, L.P. (Partnership) was formed to invest in oil and natural gas by acquiring proven producing properties, enhancing production of previously drilled wells and drilling new wells.

     Benton Oil and Gas Company (Benton) and a wholly owned subsidiary are the Co-Managing General Partners and as such conduct, direct and exercise full control over all activities of the Partnership.

  Marketable Equity Securities

     Marketable equity securities are stated at the lower of aggregate cost or market. At December 31, 1993, the cost of marketable equity securities was $14,420 with a valuation allowance of $9,013 for an approximate market value of $5,407. Marketable equity securities were sold in November 1994 for $7,699 for a realized gain of $2,292.

  Oil and Gas Properties

     Oil and gas properties are accounted for using the successful efforts method. Under this method, costs of drilling exploratory wells are initially capitalized pending determination of whether the well can produce proved reserves. All costs relating to nonproductive exploratory wells are expensed. Costs relating to productive exploratory wells and all development wells are capitalized and depleted on a units-of-production basis over the life of the remaining proved developed reserves. Delay rentals and geological and geophysical costs are expensed as incurred. Proved properties are reviewed periodically on a property-by-property basis for impairment by comparing capitalized costs to undiscounted estimated future cash flows from the properties. Unproved oil and gas properties are periodically assessed for impairment of value and a loss is recognized as appropriate.

  Organization Costs

     Organization costs are amortized over a period of five years using the straight-line method.

  Income Taxes

     No provision has been made for income taxes as the liability for such taxes is that of the partners rather than of the Partnership. At December 31, 1993 and 1994, the financial statement bases of the Partnership's assets exceeded their tax bases by $76,407 and $28,601, respectively.

  Interim Reporting

     In the opinion of the Partnership, the accompanying unaudited consolidated financial statements contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial position as of June 30, 1995, and the results of operations for the six month periods ended June 30, 1994 and 1995.

     The results of operations for the six month period ended June 30, 1995 are not necessarily indicative of the results to be expected for the full year.

NOTE 2 -- PARTICIPATION IN COSTS AND REVENUES

     Under the terms of the Partnership agreement, the general and limited partners (Participants) pay 99% of the lease acquisition, geophysical and seismic costs, well costs, and organization and offering expenses,

             BENTON OIL & GAS COMBINATION PARTNERSHIP 1991-1, L.P.

including commissions, while the Co-Managing General Partners pay 1% of such costs. For the first twelve months of the Partnership, general and administrative expenses are covered by a fee, equal to 3% of initial capital raised, paid by the Partnership to Benton. The fee is paid 99% by the Participants and 1% by the Co-Managing General Partners. General and administrative expenses after the first twelve months and lease operating expenses are shared 74.25% by the Participants and 25.75% by the Co-Managing General Partners. Revenues and production taxes are allocated 73.944% to the Participants, 25.6438% to the Co-Managing General Partners, and .4122% to broker/dealers (Special Limited Partners) who met certain minimum sales requirements in the initial offering of the Partnership units.

NOTE 3 -- RELATED PARTY TRANSACTIONS

     The Partnership pays the Co-Managing General Partners for syndication costs, organization costs, general and administrative expenses, lease operating expenses and well costs incurred on behalf of the Partnership. Benton pays the Partnership for revenues collected on behalf of the Partnership.

NOTE 4 -- OIL AND GAS PROPERTIES

     In April 1992, a working interest in a California well was sold. Proceeds from the sale of the Partnership's interest were $17,881 consisting of cash and stock of the company purchasing the well. In addition, the Partnership retained a production payment of $8,845 to be paid from monthly net income from the well.

     In March 1995, the Partnership sold its 0.06% working interest in certain depths (above approximately 10,575 feet) in the West Cote Blanche Bay Field for a purchase price of $29,200. The sales price has been reflected as property held for sale at December 31, 1994. Impairment of $34,371 has been recorded to reflect the anticipated loss in connection with the sale of the property.

     In June 1995, the Partnership entered into an agreement to sell its principal oil and gas properties. The sales price is subject to adjustments for revenues, expenses and capital expenditures related to the properties until the closing date. The agreement is subject to the approval of 75% of the partners. A provision for impairment was made during the six months ended June 30, 1995 to reflect the excess of book value over the sales price of $185,282. The adjusted sales price has been reflected as property held for sale at June 30, 1995.

NOTE 5 -- COMMITMENTS AND CONTINGENCIES

     On June 13, 1994 certain limited partners of the Partnership, with limited partners of other Benton and partnerships, brought an action against Benton in connection with its operation of the partnerships as managing general partner. The parties have agreed to submit the dispute to arbitration and the lawsuit has been dismissed. The plaintiffs seek actual and punitive damages for alleged actions and omissions of Benton in connection with operating the partnerships and alleged misrepresentations made by Benton in selling the limited partnership interests. At this time, the Partnership has not been named a defendant in this action. However, if the Partnership is added as a defendant, the Partnership would be forced to expend financial resources to defend or resolve any such matters. Benton does not believe that the Partnership will be adversely affected by this action.

NOTE 6 -- OIL AND GAS ACTIVITIES

     Total costs incurred in oil and gas exploration and development were:

                                                         1992         1993          1994
                                                       --------     ---------     ---------
    Development costs................................  $ 32,154     $  35,786     $  23,323
    Exploration costs................................     5,513         1,284           769
                                                       --------     ---------     ---------
                                                       $ 37,667     $  37,070     $  24,092
                                                       ========     =========     =========

             BENTON OIL & GAS COMBINATION PARTNERSHIP 1991-1, L.P.

     The Partnership's aggregate amount of capitalized costs related to oil and gas producing activities consists of the following at December 31:

                                                         1992         1993          1994
                                                       --------     ---------     ---------
    Proved property costs............................  $543,794     $ 579,580     $ 533,679
    Less accumulated depletion.......................   (78,812)     (138,392)     (192,942)
                                                       --------     ---------     ---------
                                                       $464,982     $ 441,188     $ 340,737
                                                       ========     =========     =========

QUANTITIES OF OIL AND GAS RESERVES (UNAUDITED)

     Proved reserves are estimated quantities of crude oil, natural gas and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable from known reservoirs under existing economic and operating conditions. Proved developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods.

     The evaluations of the oil and gas reserves were prepared by J.C. White, an independent petroleum engineer until January 1, 1993, when he became an employee of Benton.

                                                           1992         1993         1994
                                                          -------     --------      -------
    PROVED RESERVES -- CRUDE OIL, CONDENSATE (BBLS)
      BALANCE, JANUARY 1...............................    45,659       51,079       33,564
         Revisions of previous estimates...............     7,730      (13,829)        (140)
         Extensions, discoveries and improved
           recovery....................................     3,346                       182
         Production....................................    (4,727)      (3,686)      (3,420)
         Sales of reserves in place....................      (929)                  (16,090)
                                                          -------     --------      -------
      BALANCE, DECEMBER 31.............................    51,079       33,564       14,096
                                                          =======     ========      =======
    PROVED DEVELOPED RESERVES AT DECEMBER 31...........    47,808       30,517       13,871
                                                          =======     ========      =======
    PROVED RESERVES -- NATURAL GAS (MCF)
      BALANCE, JANUARY 1...............................   162,291      313,037      145,219
         Revisions of previous estimates...............   165,388     (149,562)        (853)
         Extensions, discoveries and improved
           recovery....................................     4,580                     6,787
         Production....................................   (19,222)     (18,256)     (19,815)
                                                          -------     --------      -------
      BALANCE, DECEMBER 31.............................   313,037      145,219      131,338
                                                          =======     ========      =======
    PROVED DEVELOPED RESERVES AT DECEMBER 31...........   299,325      128,656      109,362
                                                          =======     ========      =======

---------------
(1) The Securities and Exchange Commission requires the reserve presentation to be calculated using year-end prices and costs and assuming a continuation of existing economic conditions. Proved reserves cannot be measured exactly, and the estimation of reserves involves judgmental determinations. Reserve estimates must be reviewed and adjusted periodically to reflect additional information gained from reservoir performance, new geological and geophysical data and economic changes. The above estimates are based on current technology and economic conditions, and Benton considers such estimates to be reasonable and consistent with current knowledge of the characteristics and extent of production. The estimates include only those amounts considered to be Proved Reserves and do not include additional amounts which may result from new discoveries in the future, or from application of secondary and tertiary recovery processes where facilities are not in place.

(2) Proved Developed Reserves are reserves which can be expected to be recovered through existing wells with existing equipment and operating methods. This classification includes:

             BENTON OIL & GAS COMBINATION PARTNERSHIP 1991-1, L.P.

          (a) Proved developed producing reserves which are reserves expected to be recovered through existing completion intervals now open for production in existing wells; and

          (b) Proved developed nonproducing reserves which are reserves that exist behind the casing of existing wells which are expected to be produced in the predictable future, where the cost of making such oil and gas available for production should be relatively small compared to the cost of a new well.

            Any reserves expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing primary recovery methods are included as Proved Developed Reserves only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

(3) Proved Undeveloped Reserves are Proved Reserves which are expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage are limited to those drilling units offsetting productive units, which are reasonably certain of production when drilled.

    Proved Reserves for other undrilled units are claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. No estimates for Proved Undeveloped Reserves are attributable to or included in this table for any acreage for which an application of fluid injection or other improved recovery technique is contemplated unless proved effective by actual tests in the area and in the same reservoir.

(4) Changes in previous estimates of proved reserves result from new information obtained from production history and changes in economic factors. Also, additional production data at West Cote Blanche Bay enabled Benton to better conform estimates of future production to historical trends.

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL AND GAS RESERVE QUANTITIES (UNAUDITED)

     The standardized measure of discounted future net cash flows is presented in accordance with the provisions of SFAS No. 69. In preparing this data, assumptions and estimates have been used, and Benton cautions against viewing this information as a forecast of future economic conditions.

     Future cash inflows were estimated by applying year-end prices, adjusted for fixed and determinable escalations provided by contract, to the estimated future production of year-end proved reserves. Future cash inflows were reduced by estimated future production and development costs to determine pre-tax cash inflows. The resultant future net cash inflows are discounted using a ten percent discount rate.

                                                                       DECEMBER 31
                                                          --------------------------------------
                                                             1992          1993          1994
                                                          ----------     ---------     ---------
STANDARDIZED MEASURE
  Future cash inflow....................................  $1,486,000     $ 818,000     $ 439,000
  Future production costs...............................    (539,000)     (279,000)     (155,000)
  Other related future costs............................    (102,000)      (88,000)      (11,000)
                                                          ----------     ---------     ---------
  Future net revenue....................................     845,000       451,000       273,000
  10% annual discount for estimated timing of cash
     flows..............................................    (402,000)     (113,000)      (63,000)
                                                          ----------     ---------     ---------
  Standardized measure of discounted future net
     cash flows.........................................  $  443,000     $ 338,000     $ 210,000
                                                           =========     =========     =========

             BENTON OIL & GAS COMBINATION PARTNERSHIP 1991-1, L.P.

                                                                 YEARS ENDED DECEMBER 31,
                                                          --------------------------------------
                                                             1992          1993          1994
                                                          ----------     ---------     ---------
CHANGES IN STANDARDIZED MEASURE
  Balance, January 1 ...................................  $  382,000     $ 443,000     $ 338,000
  Changes resulting from:
  Sales of oil and gas, net of related costs............     (90,000)      (71,000)      (58,000)
  Revisions to estimates of proved reserves:
     Pricing............................................       8,000        (6,000)      (63,000)
     Quantities.........................................      45,000       (83,000)       (2,000)
  Sales of reserves in place............................      10,000                     (23,000)
  Extensions, discoveries and improved recovery, net of
     future costs.......................................      18,000                       7,000
  Accretion of discount.................................      38,000        44,000        34,000
  Development costs incurred............................      32,000        11,000        11,000
  Changes in timing and other...........................                                 (34,000)
                                                          ----------     ---------     ---------
  Balance, December 31 .................................  $  443,000     $ 338,000     $ 210,000
                                                           =========     =========     =========

                                                                       EXHIBIT A

                               WARRANT AGREEMENT

                                    BETWEEN

                           BENTON OIL AND GAS COMPANY

                                      AND

                      DATED AS OF                   , 1995

     WARRANT AGREEMENT dated as of             , 1996 (the "Agreement"), between
Benton Oil and Gas Company, a Delaware corporation (the "Company") and
                    ("Holder").


     WHEREAS, the Company proposes to issue to the Holder common stock purchase
warrants (the "Warrants") to purchase up to           shares (the "Warrant
Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock"), each Warrant entitling the holder thereof to purchase one share of Common Stock.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein and for other good and valuable consideration, the parties hereto agree as follows:

     1. ISSUANCE OF WARRANTS; FORM OF WARRANT. The Company will issue and deliver the Warrants to Holder, in consideration for, and as part of the compensation to Holder in connection with the sale of the assets of the
Partnership. The number of Warrants to be issued and delivered shall be        .
No cash consideration will be paid by Holder for the Warrants. The text of each Warrant, of the purchase form and of each assignment form to be printed on the reverse thereof shall be substantially as set forth in Exhibit A attached hereto. The Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman of the Board, President, Treasurer or Vice President of the Company, under its corporate seal, affixed or in facsimile, attested by the manual or facsimile signature of the present or future Secretary or an Assistant Secretary of the Company. A Warrant bearing the manual or facsimile signature of individuals who were at any time the proper officers of the Company shall bind the Company notwithstanding that such individuals or any of them shall have ceased to hold such offices prior to the delivery of such Warrant or did not hold such offices on the date of this Agreement.

     Warrants shall be dated as of the date of execution thereof by the Company either upon initial issuance or upon division, exchange, substitution or transfer.

     2. REGISTRATION. The Warrants shall be numbered and shall be registered on the books of the Company (the "Warrant Register") as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register (the "Holder") as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with knowledge of such facts that its participation therein amounts to bad faith. The Warrants shall be registered initially in the name of Holder in such denominations as Holder may request in writing to the Company.

     3. EXCHANGE OF WARRANT CERTIFICATES. Subject to any restriction upon transfer set forth in this Agreement, each Warrant certificate may be exchanged at the option of the Holder thereof for another certificate or certificates of different denominations entitling the Holder thereof to purchase upon surrender to the Company or its duly authorized agent a like aggregate number of Warrant Shares as the certificate or certificates surrendered then entitle such Holder to purchase. Any Holder desiring to exchange a Warrant certificate or certificates shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, the certificate or certificates to be so exchanged. Thereupon, the Company shall execute and deliver to the person entitled thereto a new Warrant certificate or certificates, as the case may be, as so requested. Any Warrant issued upon exchange, transfer or partial exercise of the Warrants shall be the valid obligation of the Company, evidencing the same generic rights and entitled to the same generic benefits under this Agreement as the Warrants surrendered for such exchange, transfer or exercise.

     4. WARRANT TERMS.

     4.1. TERM OF WARRANTS; EXERCISE OF WARRANTS.


          (a) Each Warrant entitles the Holder thereof to purchase one share of Common Stock subject to adjustment in accordance with Section 8 hereof at
     any time from 9:00 A.M., Los Angeles time, on             , 1996 until 5:00
     P.M., Los Angeles time, on             , 1999 (the "Expiration Date") at a
     purchase price of $11.00 per share.

          (b) The Warrant Price and the number of shares issuable upon exercise of Warrants are subject to adjustment upon the occurrence of certain events, pursuant to the provisions of Section 8 of this Agreement. Subject to the provisions of this Agreement, each Holder shall have the right, which may be exercised as expressed in such Warrants, to purchase from the Company (and the Company shall issue and sell to such Holder) the number of fully paid and nonassessable shares of Common Stock specified in such Warrants, upon surrender to the Company, or its duly authorized agent, of such Warrants, with the purchase form on the reverse thereof duly filled in and signed, and upon payment to the Company of the Warrant Price, as adjusted in accordance with the provisions of Section 8 of this Agreement, for the number of shares in respect of which such Warrants are then exercised. Payment of such Warrant Price may be made only in cash, or by certified or official bank check.

     Upon such surrender of Warrants, and payment of the Warrant Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder and (subject to receipt of evidence of compliance with the act in accordance with the provisions of Section 10 of this Agreement) in such name or names as the Holder may designate, a certificate or certificates for the number of full shares of Common Stock so purchased upon the exercise of such Warrants, together with cash, as provided in
Section 9 of this Agreement, in respect of any fraction of a share of such stock otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such shares as of the date of the surrender of such Warrants and payment of the Warrant Price as aforesaid; PROVIDED, HOWEVER, that if, at the time of surrender of the Warrant and payment of such Warrant Price, the transfer books for the Common Stock or other class of stock purchasable upon the exercise of the Warrants shall be closed, the certificates for the shares in respect of which the Warrants are then exercised shall be issuable as of the date on which such books shall next be opened whether before, on or after the Expiration Date and until such date the Company shall be under no duty to deliver any certificate for such shares; provided, further, however, that the transfer books shall not be closed at any one time for a period longer than five days unless otherwise required by law. The rights of purchase represented by the Warrants shall be exercisable, at the election of the Holders thereof, either in full or from time to time in part and, in the event that any Warrant is exercised in respect of less than all of the shares purchasable on such exercise at any time prior to the Expiration Date, a new certificate evidencing the remaining Warrant or Warrants will be issued.

     4.2. COMPLIANCE WITH GOVERNMENT REGULATIONS. The Company covenants that if any shares of Common Stock required to be reserved for purposes of exercise or conversion of Warrants require, under any Federal or state law or applicable governing rule or regulation of any national securities exchange, registration with or approval of any governmental authority, or listing on any such national securities exchange, before such shares may be issued upon exercise, the Company will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered, approved or listed on the relevant national securities exchange, as the case may be, PROVIDED, HOWEVER, that in no event shall such shares of Common Stock be issued, and the Company is hereby authorized to suspend the exercise of all Warrants, for the period during which such registration, approval or listing is required but not in effect.

     5. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of Warrant Shares upon the exercise of Warrants and any securities issued pursuant to Section 8 hereof; PROVIDED, HOWEVER, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any Warrants or certificates for Warrant Shares and any securities issued pursuant to Section 8 hereof in a name other than that of the Holder of such Warrants.

     6. MUTILATED OR MISSING WARRANTS. In case any of the Warrants shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and in substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest; but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant and indemnity or bond, if requested, also reasonably satisfactory to the Company. An applicant for such substitute

Warrants shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

     7. RESERVATION OF WARRANT SHARES; PURCHASE AND CANCELLATION OF WARRANTS. There have been reserved out of the authorized and unissued shares of Common Stock, a number of shares sufficient to provide for the exercise of the rights of purchase represented by the Warrants, and the transfer agent for the Common Stock ("Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid are hereby irrevocably authorized and directed at all times until the Expiration Date to reserve such number of authorized and unissued shares as shall be requisite for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Company will supply the Transfer Agent and any such subsequent transfer agent with duly executed stock certificates for such purpose and will itself provide or otherwise make available any cash which may be issuable as provided in Section 9 of this Agreement. The Company will furnish to the Transfer Agent and any such subsequent transfer agent a copy of all notices of adjustments, and certificates related thereto, transmitted to each Holder pursuant to Section 8.3 hereof. All Warrants surrendered in the exercise of the rights thereby evidenced shall be cancelled, and such cancelled Warrants shall constitute sufficient evidence of the number of shares of stock which have been issued upon the exercise of such Warrants (subject to adjustment as herein provided). No shares of stock shall be subject to reservation in respect of the Warrants subsequent to the Expiration Date except to the extent necessary to comply with the terms of this Agreement.

     8. ADJUSTMENT OF WARRANT PRICE AND NUMBER OF WARRANT SHARES. The number and kind of securities purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as hereafter defined.

     8.1. MECHANICAL ADJUSTMENTS. The number of Warrant Shares purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustment as follows:

          (a) In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue by reclassification of its shares of Common Stock other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the surviving corporation), the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder of each Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto regardless of whether the Warrants are exercisable at the time of the happening of such event or at the time of any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

          (b) In case the Company shall issue rights, options or warrants to all holders of its outstanding Common Stock, without any charge to such holders, entitling them (for a period expiring within 60 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock at a price per share which is lower at the record date mentioned below than the then current market price per share of Common Stock (as determined in accordance with paragraph (e) below), the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise of each Warrant by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of shares of common stock so offered would purchase at the current market price per share of Common Stock at such record date. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

          (c) In case the Company shall distribute to all holders of its shares of Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions payable out of consolidated earnings or earned surplus and dividends or distributions referred to in paragraph (a) above or in the paragraph immediately following this paragraph) or rights, options or warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding those referred to in paragraph (b) above), then in each case the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon the exercise of each Warrant by a fraction, of which the numerator shall be the then current market price per share of Common Stock (as determined in accordance with paragraph (e) below) on the date of such distribution, and of which the denominator shall be the then current market price per share of Common Stock, less the then fair value (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible or exchangeable securities applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

          In the event of distribution by the Company to all holders of its shares of Common Stock of stock of a subsidiary or securities convertible into or exercisable for such stock, then in lieu of an adjustment in the number of Warrant Shares purchasable upon the exercise of each Warrant, the Holder of each Warrant, upon the exercise thereof at any time after such distribution, shall be entitled to receive from the Company, such subsidiary or both, as the Company shall determine, the stock or other securities to which such Holder would have been entitled if such Holder had exercised such Warrant immediately prior thereto regardless of whether the Warrants are exercisable at such time, all subject to further adjustment as provided in this subsection 8.1; PROVIDED, HOWEVER, that no adjustment in respect of cash dividends or interest on such stock or other securities shall be made during the term of a Warrant or upon the exercise of a Warrant.

          (d) In case the Company shall sell and issue shares of Common Stock (other than pursuant to rights, options, warrants, or convertible securities initially issued before the date of this Agreement) or rights, options, warrants or convertible securities containing the right to subscribe for or purchase shares of Common Stock (excluding shares, rights, options, warrants or convertible securities issued in any of the transactions described in paragraphs (a), (b) or (c) above) at a price per share of Common Stock (determined, in the case of such rights, options, warrants or convertible securities, by dividing (w) the total of the amount received or receivable by the Company (determined as provided below) in consideration of the sale and issuance of such rights, options, warrants or convertible securities, by (x) the total number of shares of Common Stock covered by such rights, options, warrants or convertible securities) lower than the then current market price per share of Common Stock (as determined in accordance with paragraph (e) below) in effect immediately prior to such sale and issuance, then the number of Warrant Shares thereafter purchasable upon the exercise of the Warrants shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such shares, rights, options, warrants or convertible securities plus the number of additional shares of Common Stock sold or subject to issuance pursuant to such rights, options, warrants or convertible securities, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such shares, rights, options, warrants or convertible securities plus the number of shares of Common Stock which the aggregate consideration received or receivable (determined as provided below) for such sale or issuance would purchase at such current market price per share. Such adjustment shall be made successively whenever such an issuance is made. For the purposes of such adjustments, the consideration received or receivable by the Company for rights, options, warrants or convertible securities shall be deemed to be the consideration received by the Company for such rights, options, warrants or convertible securities, plus the consideration or premiums stated in such rights, options, warrants or convertible securities to be paid for the shares of Common Stock covered thereby. In case the Company shall sell and issue shares of Common Stock, or rights, options, warrants or convertible securities containing the right to subscribe for or purchase shares of Common Stock, for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the "price per share of Common Stock" and the "consideration received or receivable by the Company" for purposes of the first sentence of this paragraph (d), the Board of Directors shall determine, in its discretion, the fair value of said property, and such determination, if made in good faith, shall be binding upon all Holders.

          (e) For the purpose of any computation under paragraphs (b), (c) and
     (d) of this Section, the current market price per share of Common Stock at any date shall be the daily closing price of the Company's Common Stock, as reported by the Nasdaq National Market. The closing price for such day shall be the last such reported sales price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if not listed or admitted to trading, the average of the closing bid and asked prices of the Common Stock in the over-the-counter market as reported by NASDAQ or any comparable system. In the absence of one or more such quotations, the Board of Directors of the Company shall determine the current market price, in good faith, on the basis of such quotations as it considers appropriate. Notwithstanding the foregoing, for the purpose of any calculation under paragraph (d) above (A) with respect to any issuance of options under the Company's employee or director compensation stock option plans as in effect or as adopted by the Board of Directors of the Company on the date hereof, the term "current market price" in such instances shall mean the fair market price on the date of the issuance of any such option determined in accordance with the Company's employee compensation stock option plans as in effect or as adopted by the Board of Directors of the Company on the date hereof; (B) with respect to any issuances of Common Stock (or rights, options, warrants or convertible securities containing the right to subscribe for or purchase shares of Common Stock) in connection with bona fide corporate transactions (other than issuances in such transactions for cash or similar consideration), the term "fair market price" shall mean the fair market price per share as determined in arm's-length negotiations by the Company and such other parties (other than affiliates or subsidiaries of the Company) to such transactions as reflected in the definitive documentation with respect thereto, unless such determination is not reasonably related to the closing market price on the date of such determination; and (c) with respect to any issuance of the Company's common stock for cash or similar consideration in a firm commitment underwriting, the current fair market price shall be the price the shares are sold at, regardless of whether such price is higher or lower than the quoted price on the date of the sale and therefore no adjustment will be made.

          (f) In any case in which this Section 8.1 shall require that any adjustment in the number of Warrant Shares be made effective as of immediately after a record date for a specified event, the Company may elect to defer until the occurrence of the event the issuing to the Holder of any Warrant exercised after that record date the shares of Common Stock and other securities of the Company, if any, issuable upon the exercise of any Warrant over and above the shares of Common Stock and other securities of the Company, if any, issuable upon the exercise of any Warrant prior to such adjustment; PROVIDED, HOWEVER, that the Company shall deliver to the holder a due bill or other appropriate instrument evidencing the holder's right to receive such additional shares or securities upon the occurrence of the event requiring such adjustment.

          (g) No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Warrant Shares purchasable upon the exercise of each Warrant; PROVIDED, HOWEVER, that any adjustments which by reason of this paragraph (g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a share.

          (h) Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted, as herein provided, the Warrant Price payable upon the exercise of each Warrant shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of such Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter.

          (i) No adjustment in the number of Warrant Shares purchasable upon the exercise of each Warrant need be made under paragraphs (b), (c) and (d) if the Company issues or distributes to each Holder of Warrants the rights, options, warrants, or convertible or exchangeable securities, or evidences of indebtedness or assets referred to in those paragraphs which each Holder of Warrants would have been entitled to receive had the Warrants been exercised prior to the happening of such event or the record date with respect thereto regardless of whether the Warrants are exercisable at the time of the happening of such event or at the time of any record date with respect thereto. No adjustment need be made for a change in the par value of the Warrant Shares.

          (j) For the purpose of this Section 8.1, the term "shares of Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement, or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to paragraph (a) above, the Holders shall become entitled to purchase any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so purchasable upon exercise of each Warrant and the Warrant Price of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in paragraphs (a) through (i), inclusive, above, and the provisions of Section 4 and Sections 8.2 through 8.5, inclusive, with respect to the Warrant Shares, shall apply on like terms to any such other securities.

          (k) Upon the expiration of any rights, options, warrants or conversion or exchange privileges, if any thereof shall not have been exercised, the Warrant Price and the number of shares of Common Stock purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (A) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights and (B) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange rights whether or not exercised; PROVIDED, HOWEVER, that no such readjustment shall have the effect of increasing the Warrant Price or decreasing the number of Warrant Shares by an amount in excess of the amount of the adjustment initially made with respect to the issuance, sale or grant of such rights, options, warrants or conversion or exchange rights.

     8.2. VOLUNTARY ADJUSTMENT BY THE COMPANY. The Company may, at its option, at any time during the term of the Warrants, reduce the then current Warrant Price to any amount determined appropriate by the Board of Directors of the Company.

     8.3. NOTICE OF ADJUSTMENT. Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant or the Warrant Price of such Warrant Shares is adjusted, as herein provided, the Company shall promptly mail by first class, postage prepaid, to each Holder notice of such adjustment or adjustments and a certificate of a firm of independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) setting forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Warrant Price of such Warrant

Shares after such adjustment and setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such certificate, absent manifest error, shall be conclusive evidence of the correctness of such adjustment.

     8.4. NO ADJUSTMENT FOR DIVIDENDS. Except as provided in Section 8.1, no adjustment in respect of any dividends shall be made during the term of a Warrant or upon the exercise of a Warrant.

     8.5. PRESERVATION OF PURCHASE RIGHTS UPON MERGER, CONSOLIDATION, ETC. In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale, transfer or lease to another corporation of all or substantially all the property of the Company, the Company or such successor or purchasing corporation, as the case may be, shall execute with each Holder an agreement that each Holder shall have the right thereafter upon payment of the Warrant Price in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property which he would have owned or have been entitled to receive after the happening of such consolidation, merger, sale, transfer or lease had such Warrant been exercised immediately prior to such action regardless of whether the Warrants are exercisable at the time of such action; PROVIDED, HOWEVER, that no adjustment in respect of cash dividends, interest or other income on or from such shares or other securities and property shall be made during the term of a Warrant or upon the exercise of a Warrant. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 8. The provisions of this Section 8.5 shall similarly apply to successive consolidations, mergers, sales, transfers or leases.

     8.6. STATEMENT ON WARRANTS. Irrespective of any adjustments in the Warrant Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

     9. FRACTIONAL INTERESTS. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 9, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the closing price for one share of the Common Stock, as determined in accordance with paragraph (e) of Section 8.1, on the trading day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

     10. REGISTRATION UNDER THE SECURITIES ACT OF 1933. Holder represents and warrants to the Company that Holder will not dispose of any such Warrants or Warrant Shares except pursuant to (i) an effective registration statement, or
(ii) an applicable exemption from registration under the Securities Act of 1933 (the "Act"). In connection with any sale by Holder pursuant to clause (ii) of the preceding sentence, Holder shall furnish to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that such exemption from registration is available in connection with such sale.

     The Company hereby agrees to file a registration statement with the Securities and Exchange Commission within 90 days of the issuance of the Warrants to permit the holders of the Warrants to exercise the Warrants pursuant to the terms hereof. The Company agrees to make all reasonable steps to ensure that such registration statement will be promptly ordered effective by the Securities and Exchange Commission. Further, the Company agrees to make such filings pursuant to state securities laws to permit a holder to exercise the Warrants within the time frame set forth in this paragraph.

     11. NO RIGHTS AS STOCKHOLDERS; NOTICE TO HOLDERS. Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the Holders or their transferees the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company. If, however, at any time prior to the expiration of the Warrants and prior to their exercise, any of the following events shall occur:

          (a) the Company shall declare any dividend payable in any securities upon its shares of Common Stock or make any distribution (other than a cash dividend) to the holders of its shares of Common Stock; or

          (b) the Company shall offer to the holders of its shares of Common Stock any additional shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock or any right to subscribe to or purchase any thereof; or

          (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, sale, transfer or lease of all or substantially all of its property, assets, and business as an entirety) shall be proposed, then in any one or more of said events the Company shall (a) give notice in writing of such event to the Holders as provided in Section 12 hereof and (b) if there are more than 100 Holders, cause notice of such event to be published once in The Wall Street Journal (national edition), such giving of notice and publication to be completed at least 15 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, or subscription rights, or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to publish, mail or receive such notice or any defect therein or in the publication or mailing thereof shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or such proposed dissolution, liquidation or winding up.

     12. NOTICES. Any notice pursuant to this Agreement to be given or made by the Holder of any Warrant or Warrant Shares to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed as follows:

     Benton Oil and Gas Company
     1145 Eugenia Place
     Suite 200
     Carpinteria, California 93013
     Attention: Gregory S. Grabar

Notices or demands authorized by this Agreement to be given or made to or on the Holder of any Warrant or Warrant Shares shall be sufficiently given or made (except as otherwise provided in this Agreement) if sent by registered mail, return receipt requested, postage prepaid, addressed to such Holder at the address of such Holder as shown on the Warrant Register or the Common Stock Register, as the case may be.

     13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to principles of conflict of laws.

     14. SUPPLEMENTS AND AMENDMENTS. The Company and the Holders may from time to time supplement or amend this Agreement in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Holder may deem necessary or desirable and which shall not be inconsistent with the provisions of the Warrants and which shall not adversely affect the interests of the Holders. Any amendment to this Agreement may be effected with the consent of Holders of at least 66 2/3% of the Warrants (for this purpose Warrant Shares shall be deemed to be Warrants in the proportion that Warrant Shares are then issuable upon the exercise of Warrants); provided that, any amendment which shall have the effect of materially adversely affecting the interests of any Holder shall not be effective with respect to such Holder if such Holder shall not have consented thereto.

     15. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Holders shall bind and inure to the benefit of their respective successors and assigns hereunder.

     16. MERGER OR CONSOLIDATION OF THE COMPANY. So long as this Agreement remains in effect, the Company will not merge or consolidate with or into, or sell, transfer or lease all or substantially all of its property to, any other corporation unless the successor or purchasing corporation, as the case may be (if not the Company), shall expressly assume, by supplemental agreement executed and delivered to the Holders, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

     17. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Holders, any legal or equitable right, remedy or claim under this Agreement, but this Agreement shall be for the sole and exclusive benefit of the Company and the Holders of the Warrants and Warrant Shares.

     18. CAPTIONS. The captions of the sections and subsections of this Agreement have been inserted for convenience and shall have no substantive effect.

     19. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day, month and year first above written.

                                            BENTON OIL AND GAS COMPANY

                                            By:
                                               --------------------------------
                                                      Gregory S. Grabar
                                                 Vice President -- Corporate
                                                          Development

                                                      and Administration


(CORPORATE SEAL)

Attest:
---------------------------------
Toni L. Jackson

                                                                       EXHIBIT B

                                                                       EXHIBIT B

                             Huddleston & Co., Inc.
                       Petroleum and Geological Engineers
                             1111 Fannin-Suite 1700
                              Houston, Texas 77002
                             ---------------------

                                 (713) 658-0248

                                 March 8, 1995

Mr. A.E. Benton
Benton Oil and Gas Company
1145 Eugenia Place Drive, Suite 200
Carpinteria, California 93013

          Re: Benton Oil & Gas Combination
          Partnership 1989-1 L.P. Audit of
          Estimated Reserves and Revenues As
          of January 1, 1995

Dear Mr. Benton:

Pursuant to your request, we have audited estimates of future reserves and associated revenues for certain properties owned by the Benton Oil & Gas Combination Partnership 1989-1 L.P. (the Partnership). These projections were originally prepared by the Benton Oil and Gas Company (Benton) engineering staff and have been audited by Huddleston & Co., Inc. (Huddleston). Properties reviewed in detail by our firm for the purposes of this audit include Umbrella Point Field located in Chambers County, Texas. These properties represent 100% of the total Proved revenues discounted at 10% attributable to the Partnership.

A summary of the estimated reserves and revenues attributable to the subject properties, as of January 1, 1995, is as follows:

                                                             NET TO BENTON OIL AND GAS COMBINATION
                                                                      PARTNERSHIP 1989-1
                                                          -------------------------------------------
                                                                        PROVED DEVELOPED
                                                                      ---------------------
                CONSTANT PRODUCT PRICES                   PRODUCING   SHUT-IN   BEHIND PIPE    TOTAL
--------------------------------------------------------  ---------   -------   -----------   -------
Estimated Net Oil, bbl..................................     19,662       353       4,115      24,130
Estimated Net Gas, MMcf.................................      164.4      18.7          .1       183.2
Estimated Future Net Revenue (FNR)......................  $ 354,558    18,385      37,212     410,155
Present Worth FNR, Disc. @ 10%, $.......................  $ 289,842    14,128      21,570     325,540

REPORTING REQUIREMENTS

Securities and Exchange Commission (SEC) Regulation S-K, Item 102 and Regulation S-X, Rule 4-10 and Financial Accounting Standards Board (FASB) Statement No. 69 require oil and gas reserve information to be reported by publicly held entities as supplemental financial data. These regulations and standards provide for estimates of Proved reserves and associated revenues discounted at 10% based on product prices being received on the effective date of the report.

Mr. A.E. Benton
Benton Oil and Gas Company
March 8, 1995
Page Two

The Society of Petroleum Engineers (SPE) requires Proved reserves to be economically recoverable with costs and prices in effect on the "as of" date of the report. In addition, the SPE has issued Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserve Information which sets standards for the qualification and independence of reserve estimators and auditors and accepted methods for estimating and scheduling future reserves.

In our opinion, both the audit performed by Huddleston and the estimates prepared by Benton have been performed in accordance with all applicable SEC, FASB, and SPE regulations and requirements. It should be noted that the reserve estimates shown herein are consistent with estimates prepared by Benton as of January 1, 1995.

REPORT PREPARATION

The estimated reserves and revenues provided for this review were initially prepared by Benton and have been reviewed in detail by our firm for the purposes of this audit. Where there were significant differences in the estimated reserves and revenues, Huddleston has suggested revisions in the Benton estimates and Benton has revised its projections accordingly. In our opinion, estimates for the properties, individually and in aggregate, are not materially different from those which would have been rendered by Huddleston had we independently projected the reserve volumes.

In performing our audit we have utilized certain geological and petrophysical studies which were prepared by Benton and representatives of the current and previous operators. We have reviewed these studies and have found them to be reasonable with respect to the subject reservoirs; however, we have not attempted to independently prepare geological interpretations or estimates of reservoir parameters. In some cases we have utilized information from our files relating to previous studies of certain properties shown herein.

The projections which were reviewed for the purposes of this audit represent 100% of the total future revenues as projected by Benton. Huddleston has not attempted to review projections for the remaining properties in detail; however, these properties have not been assigned any future reserves. We do not believe that a review of these properties would result in a material revision of the total estimated reserves and revenues.

The projections shown herein were based on performance data from public sources available in June 1994; however, data of this type is subject to delays as a result of regulatory reporting requirements and the timing of the commercial sources providing such data.

The cash flow projections were prepared utilizing a commercially available software package marketed by David P. Cook & Associates. We have generally reviewed the output of the calculation procedures utilized by the program and believe them to be mathematically correct for the purposes of this audit.

PRODUCT PRICES

It is our understanding that SEC regulations require future revenues to be projected on the basis of product prices in effect on the "as of" date of the report without further escalations or reductions. However, certain variations in product prices, attributable to contractual provisions, may be utilized in the preparation of the cash flows where the prices are specified by the contract.

The projections shown herein have been based on actual prices being received on December 31, 1994. These prices were held constant over the life of the properties.

Market prices for both oil and gas continue to be subject to a significant degree of variation in both domestic and international markets and reductions in the market prices for oil volumes have materially affected the value of our previous reserve estimates.

Mr. A.E. Benton
Benton Oil and Gas Company
March 8, 1995
Page Three

A comparison of the average product prices, weighted as a composite for all properties, is as follows:

                        CONSTANT PRODUCT PRICES                   OIL, $/BBL    GAS, $/MCF
        --------------------------------------------------------  ----------    ----------
        1995....................................................     15.94         1.60
        Maximum.................................................     15.94         1.60
        Average Over Life.......................................     15.94         1.60

PROJECTIONS

The estimated reserves and revenues have been projected on a calendar year basis with the first time period being January 1, 1995, through December 31, 1995.

RESERVES ESTIMATES

Reserve estimates for the properties reviewed for the purpose of this audit have been prepared with consideration of the available data and the nature of the producing horizons. The projections have been based on performance data for the existing completions, analogy to other completions in the subject reservoirs, and volumetric calculations. Estimates prepared on the basis of analogy and volumetric calculations will be subject to much greater variation than those prepared for depletion drive reservoirs having established production trends.

UMBRELLA POINT FIELD -- This property operated by French Production, Incorporated, is located in state waters offshore Chambers County, Texas, and produces from multiple reservoirs. Projections for this property were based primarily on the extrapolation of production data with consideration for water cut and pressure information, where available. We have also utilized information from our files from previous studies prepared by our firm relating to this property. In general, the productive reservoirs for this property are in the latter stages of depletion and future recoveries may be influenced by both mechanical and reservoir factors.

OTHER PROPERTIES -- We have not attempted to independently prepare estimates of future reserves for the remaining properties located in East Cameron Block 229 Field; however, we have reviewed the projections with consideration for historical production levels. The Benton estimates are consistent with recent performance and Benton has projected that the properties do not have any future economically recoverable reserves.

GENERAL CONCLUSIONS -- On an overall basis, we have not encountered materials differences in our reserve estimates and those prepared by Benton. However, the projected reserves shown herein have been extracted from the total Benton report and represent minor values relative to all properties owned by Benton. The properties shown have therefore been studied to a much lesser extent than if reserves had been prepared separately. In cases where we have encountered significant differences in estimated recoveries, Benton has consented to the revision of its reserve estimates to be consistent with projections by Huddleston.

The reserve estimates for the properties owned by the Partnership will be subject to a significant degree of variation due to the nature of the producing reservoirs and the stage of depletion of the properties.

OPERATING AND CAPITAL COSTS

Huddleston has reviewed operating costs utilized by Benton and believes they are appropriate for the subject properties. Severance and ad valorem taxes were deducted from gross revenues in accordance with statutory rates. All taxes (excluding income taxes) were estimated by Benton and have been deducted from future revenues.

All capital costs were based on information provided by Benton. Huddleston has generally reviewed these costs and believes they are reasonable with respect to the proposed operations and properties.

Mr. A.E. Benton
Benton Oil and Gas Company
March 8, 1995
Page Four

All capital and operating expenditures were held constant over the life of the properties.

FACTORS NOT INCLUDED

Values were not assigned to nonproducing acreage or to the salvage of surface and subsurface equipment.

General office overhead, income taxes, and allowances for depletion, depreciation, and amortization have not been deducted from future revenues.

REPORT QUALIFICATIONS

THE ESTIMATED REVENUES AND PRESENT VALUE OF THESE REVENUES ARE NOT REPRESENTED AS MARKET VALUE.

Estimates for individual completions should be considered in context with the overall or total estimated revenues. Actual individual lease performances will vary considerably from the projections particularly in comparison to the total estimated production from all properties.

We did not inspect the properties or conduct independent well tests. Ownership, product prices, and other factual data have been accepted as represented by Benton. We have generally tested these data and believe the information is correct.

                                            Respectfully submitted,

                                            Peter D. Huddleston, P.E.

                             Huddleston & Co., Inc.
                       Petroleum and Geological Engineers
                           1111 Fannin -- Suite 1700
                              Houston, Texas 77002

                             ---------------------

                                 (713) 658-0248

                                 March 8, 1995

Mr. A.E. Benton
Benton Oil and Gas Company
1145 Eugenia Place, Suite 200
Carpinteria, California 93013

          Re: Benton Oil & Gas Combination
          Partnership 1990-1 L.P. Audit of
          Estimated Reserves and Revenues As
          of January 1, 1995

Dear Mr. Benton:

Pursuant to your request, we have audited estimates of future reserves and associated revenues for certain properties owned by the Benton Oil & Gas Combination Partnership 1990-1 L.P. These projections were originally prepared by the Benton Oil & Gas Company (Benton) engineering staff and have been audited by Huddleston & Co., Inc. (Huddleston). The reviewed properties are located in West Cote Blanche Bay Field, St. Mary Parish, Louisiana, and Umbrella Point Field, Chambers County, Texas. Estimates of future reserves and revenues for 100% of the discounted future revenues were audited by our firm.

A summary of the estimated reserves and revenues attributable to the subject properties is as follows:

                                                 NET TO BENTON OIL AND GAS COMBINATION PARTNERSHIP
                                                                       1990-1
                                                ----------------------------------------------------
                                                                 PROVED
                                                ----------------------------------------
           CONSTANT PRODUCT PRICES              PRODUCING    NONPRODUCING    UNDEVELOPED     TOTAL
----------------------------------------------  ---------    ------------    -----------    --------
West Cote Blanche Bay Field
  Estimated Net Oil, bbl......................          4           190          1,128         1,322
  Estimated Net Gas, MMcf.....................        2.9          19.1          110.5         132.5
  Estimated Future Net Revenue (FNR), $.......      4,900        30,384        157,868       193,152
  Present Worth FNR, Disc. at 10%, $..........      4,794        23,787         91,113       119,694
Umbrella Point Field
  Estimated Net Oil, bbl......................     56,617        12,871              0        69,488
  Estimated Net Gas, MMcf.....................      473.2          54.2            0.0         527.4
  Estimated Future Net Revenue (FNR), $.......  1,020,956       160,192              0      1,181,148
  Present Worth FNR, Disc. at 10%, $..........    834,576       102,853              0       937,429
Total
  Estimated Net Oil, bbl......................     56,621        13,061          1,128        70,810
  Estimated Net Gas, MMcf.....................      476.2          73.3          110.5         659.9
  Estimated Future Net Revenue (FNR), $.......  1,025,856       190,575        157,868      1,374,299
  Present Worth FNR, Disc. at 10%, $..........    839,370       126,640         91,113      1,057,123

---------------

Note: The nonproducing category includes behind pipe and shut-in categories.

Mr. A.E. Benton
Benton Oil and Gas Company
March 8, 1995

Page Two

REPORTING REQUIREMENTS

Securities and Exchange Commission (SEC) Regulation S-K, Item 102 and Regulation S-X, Rule 4-10 and Financial Accounting Standards Board (FASB) Statement No. 69 require oil and gas reserve information to be reported by publicly held entities as supplemental financial data. These regulations and standards provide for estimates of Proved reserves and associated revenues discounted at 10% based on product prices being received on the effective date of the report.

The Society of Petroleum Engineers (SPE) requires Proved reserves to be economically recoverable with costs and prices in effect on the "as of" date of the report. In addition, the SPE has issued Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserve Information which sets standards for the qualifications and independence of reserve estimators and auditors and accepted methods for estimating and scheduling future reserves.

In our opinion, both the audit performed by Huddleston, and the estimates prepared by Benton have been performed in accordance with all applicable SEC, FASB, and SPE regulations and requirements. It should be noted that the reserve estimates shown herein are consistent with estimates prepared by Benton as of January 1, 1995.

REPORT PREPARATION

The estimated reserves and revenues provided for this review were initially prepared by Benton and have been reviewed in detail by our firm for the purposes of this audit. Where there were significant differences in the estimated reserves and revenues, Huddleston has suggested revisions in the Benton estimates and Benton has revised its projections accordingly. In our opinion, estimates for the properties, individually and in aggregate, are not materially different from those which would have been rendered by Huddleston had we independently projected the reserve volumes.

In performing our audit we have utilized certain geological and petrophysical studies which were prepared by Benton and representatives of the current and previous operators. We have reviewed these studies and have found them to be reasonable with respect to the subject reservoirs; however, we have not attempted to independently prepare geological interpretations or estimates of reservoir parameters. In some cases we have utilized information from our files relating to previous studies of certain properties shown herein.

The projections which were reviewed for the purposes of this audit represent 100% of the total future revenues as projected by Benton.

The projections shown herein were based on performance data derived from public sources available in January 1995; however, data of this type is subject to delays as a result of regulatory reporting requirements and the timing of the commercial sources providing such data.

The cash flow projections were prepared utilizing a commercially available software package marketed by David P. Cook & Associates. We have generally reviewed the output of the calculation procedures utilized by the program and believe them to be mathematically correct for the purposes of this audit.

PRODUCT PRICES

It is our understanding that SEC regulations require future revenues to be projected on the basis of product prices in effect on the "as of" date of the report without further escalations or reductions. However, certain variations in product prices, attributable to contractual provisions, may be utilized in the preparation of the cash flows where the prices are specified by the contract.

The projections shown herein were based on actual product prices being received on December 31, 1994. These prices were held constant over the life of the properties.

Mr. A.E. Benton
Benton Oil and Gas Company
March 8, 1995

Page Three

Market prices for both oil and gas continue to be subject to a significant degree of variation in both domestic and international markets. Future variations in the projected prices may materially affect our projections of economically recoverable reserves and associated revenues.

A comparison of the average product prices, weighted as a composite for all properties, is as follows:

                        CONSTANT PRODUCT PRICES                   OIL, $/BBL    GAS, $/MCF
        --------------------------------------------------------  ----------    ----------
        1995....................................................     15.94         1.60
        Maximum.................................................     15.94         1.60
        Average Over Life.......................................     15.94         1.60

PROJECTIONS

The estimated reserves and revenues have been projected on a calendar year basis with the first time period being January 1, 1995, through December 31, 1995.

PROPERTY SALE

The projections shown herein reflect the divestiture of interests owned by the partnership in the Shallow Oil Reservoirs in West Cote Blanche Bay Field which was effective January 1, 1995. The partnership retained interests in the Gas Cap Reservoirs in this property.

RESERVE ESTIMATES

Reserve estimates for the properties reviewed for the purpose of this audit have been prepared with consideration of the available data and the nature of the producing horizons. The projections have been based on performance data for the existing completions, analogy to other completions in the subject reservoirs, and volumetric calculations. Estimates prepared on the basis of analogy and volumetric calculations will be subject to much greater variation than those prepared for depletion drive reservoirs having established production trends.

UMBRELLA POINT FIELD -- This property operated by French Production, Incorporated, is located in state waters offshore Chambers County, Texas, and produces from multiple reservoirs. Projections for this property were based primarily on the extrapolation of production data with consideration for water cut and pressure information where available. We have also utilized information from our files from previous studies prepared by our firm relating to this property. In general, the productive reservoirs for this property are in the latter stages of depletion and future recoveries may be influenced by both mechanical and reservoir factors.

WEST COTE BLANCHE BAY FIELD -- Estimated reserves for the gas cap reservoirs have been assigned on the basis of volumetric calculations for eight horizons ranging in depth from 9,000 to 12,000 feet in three fault blocks. The volumetric calculations have been based on log-derived parameters and geological interpretations prepared on the basis of subsurface information, pressure information, and geophysical interpretations based on 3-D seismic data. Subsequent to our previous review, revised geological interpretations have resulted in the transfer of reserves for the 12,600(#) reservoir to location 1-A (#868) from well #720 with no change in the estimated recoverable reserves. Additional recoverable reserves have been assigned to the 38 and 38A reservoirs based on geologic interpretations with consideration for historical performance data.

The projected reserves for the #831 gas well, 13,900(#) reservoir, have been revised relative to our July 1, 1994, evaluation on the basis of performance data to reflect an ultimate recovery of 6,400 MMcf. The remaining reserves for this reservoir have been transferred to location 1-A (#868).

OTHER PROPERTIES -- We have not attempted to independently prepare estimates of future reserves for the remaining properties located in East Cameron Block 229 Field. However, we have reviewed the

Mr. A.E. Benton
Benton Oil and Gas Company
March 8, 1995

Page Four

projections with consideration for historical production levels. The Benton estimates are consistent with recent rates of production and Benton has projected that the properties do not have any additional economically recoverable reserves.

GENERAL CONCLUSIONS -- On an overall basis, we have not encountered material differences in our reserve estimates and those prepared by Benton. In cases where we have encountered significant differences in estimated recoveries, Benton has consented to the revision of its reserve estimates to be consistent with projections by Huddleston. The projected reserves shown herein will be subject to a significant level of variation due to the nature of the subject reservoirs, the stage of depletion of the producing horizons, the reserve estimation techniques, and the actual schedule of future remedial and development operations.

Huddleston has relied on Benton to provide development schedules. The scheduling of future operations will be influenced by a variety of factors including economic and market conditions, political considerations, availability of funds, alternative investment opportunities, leasehold obligations, and internal decision making. Variations in the execution of these development plans may have a material impact on the economic value of both the discounted and undiscounted revenue streams.

OPERATING AND CAPITAL COSTS

Huddleston has reviewed operating costs utilized by Benton and believes they are appropriate for the subject properties. Costs for all properties were consistent with historical levels. Severance and ad valorem taxes were deducted from gross revenues in accordance with statutory rates. All taxes (excluding income taxes) were estimated by Benton and have been deducted from future revenues.

All capital costs were based on information provided by Benton. Huddleston has generally reviewed these costs and believes they are reasonable. The capital costs shown for the remedial operations for West Cote Blanche Bay Field have been adjusted to reflect the statistical success rates of remedial operations and variations in the depth of the historical and proposed operations.

All capital and operating expenditures were held constant over the life of the properties.

FACTORS NOT INCLUDED

Values were not assigned to nonproducing acreage or to the salvage of surface and subsurface equipment.

General office overhead, income taxes, and allowances for depletion, depreciation, and amortization have not been deducted from future revenues.

REPORT QUALIFICATIONS

THE ESTIMATED REVENUES AND PRESENT VALUE OF THESE REVENUES ARE NOT REPRESENTED AS MARKET VALUE.

Estimates for individual completions should be considered in context with the overall or total estimated revenues. Actual individual lease performances will vary considerably from the projections particularly in comparison to the total estimated production from all properties.

Mr. A.E. Benton
Benton Oil and Gas Company
March 8, 1995

Page Five

We did not inspect the properties or conduct independent well tests. Ownership, product prices, and other factual data have been accepted as represented by Benton. We have generally tested these data and believe the information is correct.

                                            Respectfully submitted,

                                            Peter D. Huddleston, P.E.

                             Huddleston & Co., Inc.
                       Petroleum and Geological Engineers
                           1111 Fannin -- Suite 1700
                              Houston, Texas 77002
                             ---------------------

                                 (713) 658-0248

                                 March 8, 1995
Mr. A.E. Benton
Benton Oil and Gas Company
1145 Eugenia Place Drive, Suite 200
Carpinteria, California 93013

        Re: Benton Oil & Gas Combination
          Partnership 1991-1 L.P. Audit of
          Estimated Reserves and Revenues
          As of January 1, 1995

Dear Mr. Benton:

Pursuant to your request, we have audited estimates of future reserves and associated revenues for certain properties owned by the Benton Oil & Gas Combination Partnership 1991-1 L.P. These projections were originally prepared by the Benton Oil & Gas Company (Benton) engineering staff and have been audited by Huddleston & Co., Inc. (Huddleston). The reviewed properties are located in West Cote Blanche Bay Field, St. Mary Parish, Louisiana, and Umbrella Point Field, Chambers County, Texas. Estimates of future reserves and revenues for 100% of the discounted future revenues were audited by our firm.

A summary of the estimated reserves and revenues attributable to the subject properties is as follows:

                                                           NET TO BENTON OIL AND GAS COMBINATION
                                                                     PARTNERSHIP 1991-1
                                                      ------------------------------------------------
                                                                           PROVED
                                                      ------------------------------------------------
              CONSTANT PRODUCT PRICES                 PRODUCING   NONPRODUCING   UNDEVELOPED    TOTAL
----------------------------------------------------  ---------   ------------   -----------   -------
WEST COTE BLANCHE BAY FIELD
Estimated Net Oil, bbl..............................         1           38            225         264
Estimated Net Gas, MMcf.............................        .6          3.8           22.0        26.4
Estimated Future Net Revenue (FNR), $...............   $   979        6,056         31,456      38,491
Present Worth FNR, Disc. @ 10%, $...................       958        4,743         18,155      23,856
UMBRELLA POINT FIELD
Estimated Net Oil, bbl..............................    11,269        2,563              0      13,832
Estimated Net Gas, MMcf.............................      94.2         10.8            0.0       105.0
Estimated Future Net Revenue (FNR), $...............   203,203       31,907              0     235,110
Present Worth FNR, Disc. at 10%, $..................   166,097       20,492              0     186,589
TOTAL
Estimated Net Oil, bbl..............................    11,270        2,601            225      14,096
Estimated Net Gas, MMcf.............................      94.8         14.6           22.0       131.3
Estimated Future Net Revenue (FNR), $...............   204,182       37,963         31,456     273,601
Present Worth FNR, Disc. at 10%, $..................   167,055       25,235         18,155     210,445

---------------

Note: The nonproducing category includes behind pipe and shut-in categories.

Mr. A.E. Benton
Benton Oil and Gas Company
March 8, 1995
Page Two

REPORTING REQUIREMENTS

Securities and Exchange Commission (SEC) Regulation S-K, Item 102 and Regulation S-X, Rule 4-10 and Financial Accounting Standards Board (FASB) Statement No. 69 require oil and gas reserve information to be reported by publicly held entities as supplemental financial data. These regulations and standards provide for estimates of Proved reserves and associated revenues discounted at 10% based on product prices being received on the effective date of the report.

The Society of Petroleum Engineers (SPE) requires Proved reserves to be economically recoverable with costs and prices in effect on the "as of" date of the report. In addition, the SPE has issued Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserve Information which sets standards for the qualification and independence of reserve estimators and auditors and accepted methods for estimating and scheduling future reserves.

In our opinion, both the audit performed by Huddleston, and the estimates prepared by Benton have been performed in accordance with all applicable SEC, FASB, and SPE regulations and requirements. It should be noted that the reserve estimates shown herein are consistent with estimates prepared by Benton as of January 1, 1995.

REPORT PREPARATION

The estimated reserves and revenues provided for this review were initially prepared by Benton and have been reviewed in detail by our firm for the purposes of this audit. Where there were significant differences in the estimated reserves and revenues, Huddleston has suggested revisions in the Benton estimates and Benton has revised its projections accordingly. In our opinion, estimates for the properties, individually and in aggregate, are not materially different from those which would have been rendered by Huddleston had we independently projected the reserve volumes.

In performing our audit we have utilized certain geological and petrophysical studies which were prepared by Benton and representatives of the current and previous operators. We have reviewed these studies and have found them to be reasonable with respect to the subject reservoirs; however, we have not attempted to independently prepare geological interpretations or estimates of reservoir parameters. In some cases we have utilized information from our files relating to previous studies of certain properties shown herein.

The projections which were reviewed for the purposes of this audit represent 100% of the total future revenues as projected by Benton.

The projections shown herein were based on performance data derived from public sources available in January 1995; however, data of this type is subject to delays as a result of regulatory reporting requirements and the timing of the commercial sources providing such data.

The cash flow projections were prepared utilizing a commercially available software package marketed by David P. Cook & Associates. We have generally reviewed the output of the calculation procedures utilized by the program and believe them to be mathematically correct for the purposes of this audit.

PRODUCT PRICES

It is our understanding that SEC regulations require future revenues to be projected on the basis of product prices in effect on the "as of" date of the report without further escalations or reductions. However, certain variations in product prices, attributable to contractual provisions, may be utilized in the preparation of the cash flows where the prices are specified by the contract.

The projections shown herein have been based on actual prices being received on December 31, 1994. These prices were held constant over the life of the properties.

Mr. A.E. Benton
Benton Oil and Gas Company
March 8, 1995
Page Three

Market prices for both oil and gas continue to be subject to a significant degree of variation in both domestic and international markets. Future variations in the projected prices may materially affect our projections of economically recoverable reserves and associated revenues.

A comparison of the average product prices, weighted as a composite for all properties, is as follows:

                         CONSTANT PRODUCT PRICES                   OIL, $/BBL   GAS, $/MCF
        ---------------------------------------------------------  ----------   ----------
        1995.....................................................     15.95        1.63
        Maximum..................................................     16.00        1.75
        Average Over Life........................................     15.94        1.63

PROJECTIONS

The estimated reserves and revenues have been projected on a calendar year basis with the first time period being January 1, 1995, through December 31, 1995.

PROPERTY SALE

The projections shown herein reflect the divestiture of interests owned by the partnership in the Shallow Oil Reservoirs in West Cote Blanche Bay Field which was effective January 1, 1995. The partnership retained interests in the Gas Cap Reservoirs in this property.

RESERVES ESTIMATES

Reserve estimates for the properties reviewed for the purpose of this audit have been prepared with consideration of the available data and the nature of the producing horizons. The projections have been based on performance data for the existing completions, analogy to other completions in the subject reservoirs, and volumetric calculations. Estimates prepared on the basis of analogy and volumetric calculations will be subject to much greater variation than those prepared for depletion drive reservoirs having established production trends.

UMBRELLA POINT FIELD -- This property operated by French Production, Incorporated, is located in state waters offshore Chambers County, Texas, and produces from multiple reservoirs. Projections for this property were based primarily on the extrapolation of production data with consideration for water cut and pressure information, where available. We have also utilized information from our files from previous studies prepared by our firm relating to this property. In general, the productive reservoirs for this property are in the latter stages of depletion and future recoveries may be influenced by both mechanical and reservoir factors.

WEST COTE BLANCHE BAY FIELD -- Estimated reserves for the gas cap reservoirs have been assigned on the basis of volumetric calculations for eight horizons ranging in depth from 9,000 to 12,000 feet in three fault blocks. The volumetric calculations have been based on log-derived parameters and geological interpretations prepared on the basis of subsurface information, pressure information, and geophysical interpretations based on 3-D seismic data. Subsequent to our previous review, revised geological interpretations have resulted in the transfer of reserves for the 12,600' reservoir to location 1-A (#868) from well #720 with no change in the estimated recoverable reserves. Additional recoverable reserves have been assigned to the 38 and 38A reservoirs based on geologic interpretations with consideration for historical performance data.

     The projected reserves for the #831 gas well, 13,900' reservoir, have been revised relative to our July 1, 1994, evaluation on the basis of performance data to reflect an ultimate recovery of 6,400 MMcf. The remaining reserves for this reservoir have been transferred to location 1-A (#868).

GENERAL CONCLUSIONS -- On an overall basis, we have not encountered materials differences in our reserve estimates and those prepared by Benton. In cases where we have encountered significant differences in

Mr. A.E. Benton
Benton Oil and Gas Company
March 8, 1995
Page Four

estimated recoveries, Benton has consented to the revision of its reserve estimates to be consistent with projections by Huddleston. The projected reserves shown herein will be subject to a significant level of variation due to the nature of the subject reservoirs, the stage of depletion of the producing horizons, the reserve estimation techniques, and the actual schedule of future remedial and development operations.

Huddleston has relied on Benton to provide development schedules. The scheduling of future operations will be influenced by a variety of factors including economic and market conditions, political considerations, availability of funds, alternative investment opportunities, leasehold obligations, and internal decision making. Variations in the execution of these development plans may have a material impact on the economic value of both the discounted and undiscounted revenue streams.

OPERATING AND CAPITAL COSTS

Huddleston has reviewed operating costs utilized by Benton and believes they are appropriate for the subject properties. Costs for all properties were consistent with historical levels. Severance and ad valorem taxes were deducted from gross revenues in accordance with statutory rates. All taxes (excluding income taxes) were estimated by Benton and have been deducted from future revenues.

All capital costs were based on information provided by Benton. Huddleston has generally reviewed these costs and believes they are reasonable. The capital costs shown for the remedial operations for West Cote Blanche Bay Field have been adjusted to reflect the statistical success rates of remedial operations and variations in the depth of the historical and proposed operations.

All capital and operating expenditures were held constant over the life of the properties.

FACTORS NOT INCLUDED

Values were not assigned to nonproducing acreage or to the salvage of surface and subsurface equipment.

General office overhead, income taxes, and allowances for depletion, depreciation, and amortization have not been deducted from future revenues.

REPORT QUALIFICATIONS

THE ESTIMATED REVENUES AND PRESENT VALUE OF THESE REVENUES ARE NOT REPRESENTED AS MARKET VALUE.

Estimates for individual completions should be considered in context with the overall or total estimated revenues. Actual individual lease performances will vary considerably from the projections particularly in comparison to the total estimated production from all properties.

We did not inspect the properties or conduct independent well tests. Ownership, product prices, and other factual data have been accepted as represented by Benton. We have generally tested these data and believe the information is correct.

Respectfully submitted,

Peter D. Huddleston, P.E.

                                                                       EXHIBIT C

                                  THE PROPOSAL

     Set forth below is a proposed amendment ("Amendment") to the Agreement of Limited Partnership (the "Partnership Agreement") of Benton Oil and Gas Combination Partnership 1989-1 Limited Partnership (the "Partnership"). This Amendment shall be effective upon the acceptance pursuant to the Exchange Offer of written consents from Investors holding not less than 75% of the Interests in the Partnership. If the Amendment becomes effective, it will become a separate article of the Partnership Agreement and shall be placed immediately after the last article contained in the Partnership Agreement.

                               PROPOSED AMENDMENT

     Notwithstanding any provisions of this Agreement to the contrary, it is hereby agreed as follows:


     1. Definitions. Except as defined in the Partnership Agreement or this article, each capitalized term used herein shall, for the purposes of this article, have the meaning ascribed to it in the Prospectus of Benton Oil and Gas Company, a Delaware corporation ("Benton"), dated November 1, 1995.


     2. Elimination of Restrictions. No provision of this Agreement shall prohibit, limit or prevent (i) the transfer and conveyance of all the assets and liabilities of the limited partnership formed by this Agreement (the "Partnership") to Benton in exchange for Interests pursuant to and in accordance with the terms of the Exchange Offer or otherwise, or (ii) the distribution of Interests to partners of the Partnership ("Partners") upon dissolution of the Partnership. In addition, no consent of the Partnership or any Partner, opinion of counsel or other procedure shall be required in order to enable any Partner, the Partnership or Benton to effect any such transfer, Exchange Offer or distribution.

     3. Exchange of Partnership Assets and Liabilities for Interests. Effective as of the Effective Date, the Partnership shall transfer and convey all Partnership's assets and liabilities to Benton in exchange for Interests pursuant to and in accordance with the terms of the Exchange Offer.

     4. Election to Dissolve. Immediately after consummation of the Exchange Offer, the Partnership shall be dissolved. Upon its dissolution, the business and affairs of the Partnership shall be terminated and wound up and, as soon as practicable thereafter, any and all Interests held by the Partnership shall be distributed in kind to the Partners (or their assignees) with each Partner (or his assignee) to receive a whole number of Common Stock and Warrants equal to the Exchange Value of his Interest divided by the Exchange Price.

     5. Authority of General Partner. Benton, in its capacity as managing general partner of the Partnership, shall execute, acknowledge, verify, deliver, file and record, for and in the name of the Partnership, any and all documents and shall do and perform all acts required by applicable law or that it deems necessary or desirable in order to give effect to this article and the transactions contemplated herein, including by not limited to the dissolution, termination, winding-up and distribution contemplated by paragraph 4 of this article.

     6. This Article Controlling. The provisions of this article shall control over all other provisions of this Agreement.

     Except as herein expressly amended, all other terms and provisions of the Certificate and this Agreement shall remain in full force and effect.

                                                                       EXHIBIT C



                                  THE PROPOSAL



     Set forth below is a proposed amendment ("Amendment") to the Agreement of Limited Partnership (the "Partnership Agreement") of Benton Oil and Gas Combination Partnership 1990-1 Limited Partnership (the "Partnership"). This Amendment shall be effective upon the acceptance pursuant to the Exchange Offer of written consents from Investors holding not less than 75% of the Interests in the Partnership. If the Amendment becomes effective, it will become a separate article of the Partnership Agreement and shall be placed immediately after the last article contained in the Partnership Agreement.



                               PROPOSED AMENDMENT



     Notwithstanding any provisions of this Agreement to the contrary, it is hereby agreed as follows:



     1. Definitions. Except as defined in the Partnership Agreement or this article, each capitalized term used herein shall, for the purposes of this article, have the meaning ascribed to it in the Prospectus of Benton Oil and Gas Company, a Delaware corporation ("Benton"), dated November 1, 1995.



     2. Elimination of Restrictions. No provision of this Agreement shall prohibit, limit or prevent (i) the transfer and conveyance of all the assets and liabilities of the limited partnership formed by this Agreement (the "Partnership") to Benton in exchange for Interests pursuant to and in accordance with the terms of the Exchange Offer or otherwise, or (ii) the distribution of Interests to partners of the Partnership ("Partners") upon dissolution of the Partnership. In addition, no consent of the Partnership or any Partner, opinion of counsel or other procedure shall be required in order to enable any Partner, the Partnership or Benton to effect any such transfer, Exchange Offer or distribution.



     3. Exchange of Partnership Assets and Liabilities for Interests. Effective as of the Effective Date, the Partnership shall transfer and convey all Partnership's assets and liabilities to Benton in exchange for Interests pursuant to and in accordance with the terms of the Exchange Offer.



     4. Election to Dissolve. Immediately after consummation of the Exchange Offer, the Partnership shall be dissolved. Upon its dissolution, the business and affairs of the Partnership shall be terminated and wound up and, as soon as practicable thereafter, any and all Interests held by the Partnership shall be distributed in kind to the Partners (or their assignees) with each Partner (or his assignee) to receive a whole number of Common Stock and Warrants equal to the Exchange Value of his Interest divided by the Exchange Price.



     5. Authority of General Partner. Benton, in its capacity as managing general partner of the Partnership, shall execute, acknowledge, verify, deliver, file and record, for and in the name of the Partnership, any and all documents and shall do and perform all acts required by applicable law or that it deems necessary or desirable in order to give effect to this article and the transactions contemplated herein, including by not limited to the dissolution, termination, winding-up and distribution contemplated by paragraph 4 of this article.



     6. This Article Controlling. The provisions of this article shall control over all other provisions of this Agreement.



     Except as herein expressly amended, all other terms and provisions of the Certificate and this Agreement shall remain in full force and effect.

                                                                       EXHIBIT C



                                  THE PROPOSAL



     Set forth below is a proposed amendment ("Amendment") to the Agreement of Limited Partnership (the "Partnership Agreement") of Benton Oil and Gas Combination Partnership 1991-1 Limited Partnership (the "Partnership"). This Amendment shall be effective upon the acceptance pursuant to the Exchange Offer of written consents from Investors holding not less than 75% of the Interests in the Partnership. If the Amendment becomes effective, it will become a separate article of the Partnership Agreement and shall be placed immediately after the last article contained in the Partnership Agreement.



                               PROPOSED AMENDMENT



     Notwithstanding any provisions of this Agreement to the contrary, it is hereby agreed as follows:



     1. Definitions. Except as defined in the Partnership Agreement or this article, each capitalized term used herein shall, for the purposes of this article, have the meaning ascribed to it in the Prospectus of Benton Oil and Gas Company, a Delaware corporation ("Benton"), dated November 1, 1995.



     2. Elimination of Restrictions. No provision of this Agreement shall prohibit, limit or prevent (i) the transfer and conveyance of all the assets and liabilities of the limited partnership formed by this Agreement (the "Partnership") to Benton in exchange for Interests pursuant to and in accordance with the terms of the Exchange Offer or otherwise, or (ii) the distribution of Interests to partners of the Partnership ("Partners") upon dissolution of the Partnership. In addition, no consent of the Partnership or any Partner, opinion of counsel or other procedure shall be required in order to enable any Partner, the Partnership or Benton to effect any such transfer, Exchange Offer or distribution.



     3. Exchange of Partnership Assets and Liabilities for Interests. Effective as of the Effective Date, the Partnership shall transfer and convey all Partnership's assets and liabilities to Benton in exchange for Interests pursuant to and in accordance with the terms of the Exchange Offer.



     4. Election to Dissolve. Immediately after consummation of the Exchange Offer, the Partnership shall be dissolved. Upon its dissolution, the business and affairs of the Partnership shall be terminated and wound up and, as soon as practicable thereafter, any and all Interests held by the Partnership shall be distributed in kind to the Partners (or their assignees) with each Partner (or his assignee) to receive a whole number of Common Stock and Warrants equal to the Exchange Value of his Interest divided by the Exchange Price.



     5. Authority of General Partner. Benton, in its capacity as managing general partner of the Partnership, shall execute, acknowledge, verify, deliver, file and record, for and in the name of the Partnership, any and all documents and shall do and perform all acts required by applicable law or that it deems necessary or desirable in order to give effect to this article and the transactions contemplated herein, including by not limited to the dissolution, termination, winding-up and distribution contemplated by paragraph 4 of this article.



     6. This Article Controlling. The provisions of this article shall control over all other provisions of this Agreement.



     Except as herein expressly amended, all other terms and provisions of the Certificate and this Agreement shall remain in full force and effect.

                                                                       EXHIBIT D

                           BENTON OIL AND GAS COMPANY

                             LETTER OF TRANSMITTAL
                                      FOR
                                  INVESTORS IN
           BENTON OIL AND GAS COMBINATION PARTNERSHIP 1989 -- 1 L.P.


     Capitalized terms used but not defined herein have the meanings given to them in the Prospectus of Benton Oil and Gas Company, as supplemented or amended (the "Prospectus"). General instructions are included in Part IV.



     This Letter of Transmittal must be received by the Exchange Agent on or before 5:00 p.m. Eastern Time, on January 9, 1996, unless the Exchange Offer is extended. To accept the Exchange Offer or withhold consent to the related Proposal, please complete this Letter in accordance with the Instructions in
Item IV and the Consent Form, and send or deliver the completed Consent Form to the Exchange Agent. Neither accepting the Exchange Offer nor withholding consent to the Proposal will prevent an Investor from challenging the fairness of the Exchange Offer.



     Adoption of the Proposal requires consent by Investors holding 75% of the units in the Partnership. Assuming consummation of the Exchange Offer, all of the partners of the Partnership, whether or not they tender their Interests, will receive the same number of shares of Common Stock and Warrants they would have received had they tendered their Interests, except that California investors exercising their limited dissenters' rights may receive a higher or lower number of shares or warrants. See the Consent Form and "The Exchange Offer and Proposal" in the Prospectus.


                   Exchange Agent: Benton Oil and Gas Company

                              By Mail or By Hand:

                           Benton Oil and Gas Company
                         1145 Eugenia Place, Suite 200
                         Carpinteria, California 93013
                    Attention: Investor Relations Department

     Delivery of this Form is at the risk of the Investor. If sent by U.S. Mail, it is recommended that an Investor use certified mail, return receipt requested.

                                     PART I

                          NAME AND ADDRESS OF INVESTOR

          ------------------------------------------------------------

          ------------------------------------------------------------

          ------------------------------------------------------------

                                    PART II

                            DESCRIPTION OF INTERESTS

     Set forth below with respect to your Interest are (i) the number of Partnership Interests held of record, (ii) the Exchange Value attributable to your Interest and (iii) the number of shares of Common Stock and Warrants offered for your Interest.

PARTNERSHIP     EXCHANGE      COMMON
 INTERESTS       VALUE        SHARES      WARRANTS
-----------     --------     --------     --------


                                    PART III

          REPRESENTATIONS, WARRANTIES, COVENANTS AND POWER OF ATTORNEY

     An Investor checking the "Tender and Consent" box and signing Part IV below ("Consenting Investor") hereby (i) accepts the Exchange Offer on the terms and subject to the conditions set forth in the Prospectus, receipt of a copy of which is hereby acknowledged, and tenders to Benton Oil and Gas Company ("Benton") all of his Interest in the Partnership, thereby consenting to the Proposal, and (ii) subject to acceptance of the tender made hereby, sells, transfers, contributes and assigns to Benton all right, title and interest in the Interest tendered hereby. Tenders of Interests are revocable upon written notice to Benton at any time prior to the Expiration Date.


     An Investor checking the "Withhold Consent" box and signing the Consent Form or for dissenting California residents ("Non-consenting Investor") hereby
(i) acknowledges receipt of the Prospectus and (ii) assuming adoption of the Proposal, accept the Common Stock and Warrants offered in exchange for all right, title and interest in the Interest represented by the Partnership Interests set forth above.


     The undersigned Investor represents and warrants to Benton that, as of the Closing Date, (i) he has not disposed of or agreed to dispose of his Interest other than pursuant to the Exchange Offer, (ii) upon exchange of his Interest pursuant to the Exchange Offer, Benton will acquire good and marketable title to the Interest, free and clear of all liens, encumbrances and adverse claims,
(iii) he has full legal right, power and authority to convey his Interest pursuant to the Exchange Offer, (iv) he has received and reviewed a copy of the Prospectus and (v) he is qualified to make decisions with respect to investments presenting an investment decision similar to that involved in the Exchange Offer. All representations, warranties and covenants contained herein shall survive the Closing Date and all other transactions contemplated by this Letter and the Prospectus.

     In connection with the solicitation of written consents of Investors in the Partnership, each Consenting Investor below hereby (i) represents and warrants to Benton that he has full legal right, power and authority to execute a written consent with respect to the Proposal and (ii) consents to the adoption of the Proposal to amend the Partnership Agreement, as described in the Prospectus.

     The undersigned Investor hereby irrevocably appoints Benton or any designee of Benton, with full power of substitution, as his true and lawful attorney-in-fact, in his name, place and stead, to execute on behalf of the Investor any additional documents necessary to consummate the Exchange and the withdrawal and transfer of the assets underlying his Interest. This power of attorney shall become effective upon acceptance by Benton of his Interest, shall be deemed coupled with an interest, shall be irrevocable (except in the event of a withdrawal of a Consenting Investor's tender of his Interest following a modification or amendment of the Exchange Offer), is granted in consideration of the acceptance of his Interest, shall survive the death, incapacity, dissolution or termination of the existence of the Investor and shall be binding upon the Investor's heirs, legal representatives or assigns.

                                    PART IV


                                  INSTRUCTIONS

     1. Previously Transferred Interests. If an Investor has transferred, whether by sale, gift, death or otherwise, the beneficial ownership of any Interest of which he has been named a holder of record in the accompanying Letter of Transmittal without previously notifying Benton or complying with the procedures set forth in the Partnership Agreement for transferring his Interest in the Partnership, he should notify Benton of that fact and identify the Interest transferred, the date of transfer and the name, address and tax identification number of the assignee. Benton will then send the Investor and the assignee revised Letters of Transmittal and request from the Investor or assignee such other documents as it may require in order to facilitate the tender, if desired, of an assignee's interest in the Partnership.


     2. Participation in Exchange. To be entitled to receive the Common Stock and Warrants in the Exchange, even if consent to the Proposal is withheld, an Investor must deliver one copy of the Letter of Transmittal, completed, dated and signed in the Signature Box in the Consent Form. Delivery is at the risk of the Investor. A tender will be effective only when the Letter is actually received by the Exchange Agent. The Letter must be received by the Exchange Agent on or before 5:00 p.m. Eastern Time, on January 9, 1996 unless the Exchange Offer is extended, in which event the Letter must be received by the latest time and date on which the Exchange Offer, as so extended, will expire.


     3. Signatures. The Letter must be signed by the Investor whose name appears in Part I of the Letter. If the Interest is held in the names of two or more persons, all such persons must sign the Letter. With respect to Interests held by entities such as trusts, joint ventures, limited partnerships or general partnerships, Benton may require that the Letter of Transmittal be accompanied by evidence acceptable to Benton that the entity has met all requirements of its governing instruments, such as applicable partnership or joint venture agreements, and that the person signing the Letter is authorized to sign for the Investor under the laws of the jurisdiction in which the entity was organized.

     TO PARTICIPATE IN THE EXCHANGE OFFER, AN INVESTOR MUST SIGN IN THE SIGNATURE BLOCK IN PART IV (OR PART V FOR CALIFORNIA INVESTORS), EVEN IF HE OBJECTS TO THE EXCHANGE OFFER AND ELECTS TO WITHHOLD HIS CONSENT TO THE PROPOSAL. INVESTORS WILL NOT RECEIVE UNITS IN THE EXCHANGE UNTIL A SIGNED LETTER OF TRANSMITTAL IS RETURNED.

     4. Conditional Tenders. No alternative, conditional or contingent tenders will be accepted.

     5. Withdrawal of Tenders. Tenders of Interests and consents to the Proposal are revocable at any time prior to the Expiration Date by delivering a notice of withdrawal to Benton.

     6. Validity of Tenders. All questions on the validity, form, eligibility (including time of receipt) and acceptance of Interests will be determined by Benton, and its determination will be final and binding. Interpretation by Benton of the terms and conditions of the Exchange Offer (including the instructions to the Letter of Transmittal) will also be final and binding. Benton reserves the right to waive any irregularities or conditions on the manner of tender, and the interpretation by Benton of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) shall be final and binding. Any irregularities in connection with tenders must be cured within such time as Benton shall determine unless waived by it.

     Tenders will be deemed not to have been made until any irregularities have been cured or waived. Any Letter of Transmittal which is not properly completed and executed, and as to which irregularities are not cured or waived, will be returned by Benton to the Investor as soon as practicable. Benton is under no duty to give notification of defects in tenders and will not incur any liability for failure to give notification.

     Benton will not accept tenders of less than all of an Investor's Interest in the Partnership.

     7. Consents to Proposal. A tender of an Interest constitutes a consent to the Proposal. Only persons who are holders of record of Partnership Interests on the date of the Prospectus may vote on the Proposal.

     8. Dissenters' Rights for California Residents. Investors residing in California have limited dissenters' rights in accordance with the requirements for rollup transactions. By signing the Consent Form and thereby withholding consent to the Proposal, Investors in that State will be deemed to exercise their dissenters' rights and will receive the number of Shares of Common Stock equal to the Exchange Value of their Interests divided by the average closing prices of the Units on NASDAQ-NMS during the twenty trading days immediately after the Closing Date. Each California Investor withholding consent to the Proposal will also be deemed to have tendered his Interest for that number of Units and therefore will not be required to separately submit an executed Transfer Application. If the average price of the Units during the specified period after the Closing Date is lower than the Exchange Price, dissenting California Investors will receive more for their Interests than they would otherwise receive in the Exchange Offer. Any increase in the market price of the Common Stock during that period relative to the Exchange Price, however, would reduce the number of shares that dissenting California Investors will receive in the Exchange Offer.


     Although the rollup requirements for California residents entitle them to an appraisal in rollup transactions involving their investments, Investors residing in California who exercise these dissenters' rights will not be entitled to a separate appraisal for their Interests because the Exchange Value of the Common Stock determined by Benton exceeds the liquidation value assigned to the Partnership's net assets in an independent appraisal already performed in accordance with the Partnership Agreement.

                           BENTON OIL AND GAS COMPANY


                                 EXCHANGE OFFER



                                  CONSENT FORM



I.                               ALL INVESTORS


       (EXCEPT NON-CONSENTING CALIFORNIA RESIDENTS -- SEE SECTION BELOW)



     CALIFORNIA INVESTORS ELECTING TO EXERCISE DISSENTERS' RIGHTS SHOULD INSTEAD COMPLETE THE SECTION BELOW.



     The undersigned Investor, if the "Tender and Consent" box has been checked, hereby: (1) accepts the Exchange Offer on the terms and subject to the conditions set forth in the Prospectus, receipt of a copy of which is hereby acknowledged, and tenders to Benton Oil and Gas Company all of his interest in the Partnership, thereby consenting to the Proposal, and (ii) subject to acceptance of the tender, hereby sells, transfers, contributes and assigns to Benton Oil and Gas Company all right, title and interest in the Interests tendered hereby. Further, the undersigned Investor, by signing below, provides the representations and warranties to Benton Oil and Gas Company set forth in
Part III of the Letter of Transmittal, as if fully set forth herein.



     The undersigned hereby irrevocably appoints Benton Oil and Gas Company or any designee of Benton, with full power of substitution, as his true and lawful attorney-in-fact, in his name, place and stead, to execute on behalf of the Investor any additional documents necessary to consummate the Exchange and the withdrawal and transfer of the assets underlying his interest. This power of attorney shall become effective upon the acceptance by Benton of his Interest, shall be deemed coupled with an interest, shall be irrevocable (except in the event of withdrawal of a Consenting Investor's tender of his Interest following a modification or amendment of the Exchange Offer), is granted in consideration of the acceptance of his Interest, shall survive the death, incapacity, dissolution or termination of the existence of the Investor and shall be binding upon the Investor's heirs, legal representatives or assigns.



     A. Consent to the Proposal being submitted by Benton to adopt the Amendment to the Partnership Agreement:



 TENDER AND CONSENT                  WITHHOLD CONSENT
        / /                                 / /



     B. Subject to the availability to elect a cash payment in lieu of Benton Common Stock, I hereby consent to the Proposal, tender my interest in the Partnership and elect to receive Cash rather than Benton Common Stock.



                                 CASH ELECTION
                                     / /



II.                 NON-CONSENTING CALIFORNIA RESIDENTS ONLY



     COMPLETE ONLY IF YOU DO NOT WISH TO TENDER YOUR INTEREST PURSUANT TO THE EXCHANGE OFFER AND WISH TO EXERCISE YOUR DISSENTERS' RIGHTS.



     The Non-Consenting Investor signing this form represents that California is the Investor's state of residence and withholds his consent to the Proposal to approve and adopt the Amendment to the Partnership Agreement. By withholding consent, a Non-Consenting California Investor will exercise his dissenters' rights and will be deemed to have made the representations, warranties and covenants (other than the consent to the adoption of the Proposal) set forth in
Part III of the Letter of Transmittal, and he will receive, pursuant to those dissenters' rights, the number of shares of Common Stock equal to the Exchange Value of his Interest divided by the average closing price of the Benton Common Stock on the NASDAQ National Market during the twenty trading days immediately after the Closing Date.



          WITHHOLD CONSENT AND EXERCISE CALIFORNIA DISSENTERS' RIGHTS
                                    / /

III.                              ALL INVESTORS



                                 SIGNATURE BOX



     Please sign exactly as your name is printed in Part I above, unless printed incorrectly. When signing as a general partner, corporate officer, attorney-in-fact, executor, administrator, trustee or guardian, please give full title and send proper evidence of authority with this consent. For joint owners, each joint owner must sign.



------------------------------------------------------


                             Full Name of Investor


                                 (Please Print)


------------------------------------------------------

                             Signature of Investor


------------------------------------------------------

                   Title if Signed in Representative Capacity


Date:
     -------------------------------------------------


Business Telephone (     )
                          ----------------------------


------------------------------------------------------

                         Full Name of Co-Owner, if any


------------------------------------------------------

                             Signature of Co-Owner


------------------------------------------------------


Date:
     -------------------------------------------------



Home Telephone (     )
                      --------------------------------



IV.                               ALL INVESTORS



     The following information must be completed in order to entitle the Soliciting Dealer to receive a fee in connection with the Exchange Offer.


------------------------------------

     Name of Soliciting Dealer


           (Please Print)


------------------------------------

     Name of Account Executive


           (Please Print)


------------------------------------

City and State of Account Executive



                                    [LABEL]



                             (DO NOT REMOVE LABEL)

                                                                       EXHIBIT D

                           BENTON OIL AND GAS COMPANY

                             LETTER OF TRANSMITTAL
                                      FOR
                                  INVESTORS IN
           BENTON OIL AND GAS COMBINATION PARTNERSHIP 1990 -- 1 L.P.


     Capitalized terms used but not defined herein have the meanings given to them in the Prospectus of Benton Oil and Gas Company, as supplemented or amended (the "Prospectus"). General instructions are included in Part IV.



     This Letter of Transmittal must be received by the Exchange Agent on or before 5:00 p.m. Eastern Time, on January 9, 1996 unless the Exchange Offer is extended. To accept the Exchange Offer or withhold consent to the related Proposal, please complete this Letter in accordance with the Instructions in
Item IV and the Consent Form, and send or deliver the completed Consent Form to the Exchange Agent. Neither accepting the Exchange Offer nor withholding consent to the Proposal will prevent an Investor from challenging the fairness of the Exchange Offer.



     Adoption of the Proposal requires consent by Investors holding 75% of the units in the Partnership. Assuming consummation of the Exchange Offer, all of the partners of the Partnership, whether or not they tender their Interests, will receive the same number of shares of Common Stock and Warrants they would have received had they tendered their Interests, except that California investors exercising their limited dissenters' rights may receive a higher or lower number of shares or warrants. See the Consent Form and "The Exchange Offer and Proposal" in the Prospectus.


                   Exchange Agent: Benton Oil and Gas Company

                              By Mail or By Hand:

                           Benton Oil and Gas Company
                         1145 Eugenia Place, Suite 200
                         Carpinteria, California 93013
                    Attention: Investor Relations Department

     Delivery of this Form is at the risk of the Investor. If sent by U.S. Mail, it is recommended that an Investor use certified mail, return receipt requested.

                                     PART I

                          NAME AND ADDRESS OF INVESTOR

          ------------------------------------------------------------

          ------------------------------------------------------------

          ------------------------------------------------------------

                                    PART II

                            DESCRIPTION OF INTERESTS

     Set forth below with respect to your Interest are (i) the number of Partnership Interests held of record, (ii) the Exchange Value attributable to your Interest and (iii) the number of shares of Common Stock and Warrants offered for your Interest.

PARTNERSHIP     EXCHANGE     COMMON
 INTERESTS       VALUE       SHARES      WARRANTS
-----------     --------     -------     --------


                                    PART III

          REPRESENTATIONS, WARRANTIES, COVENANTS AND POWER OF ATTORNEY

     An Investor checking the "Tender and Consent" box and signing Part IV below ("Consenting Investor") hereby (i) accepts the Exchange Offer on the terms and subject to the conditions set forth in the Prospectus, receipt of a copy of which is hereby acknowledged, and tenders to Benton Oil and Gas Company ("Benton") all of his Interest in the Partnership, thereby consenting to the Proposal, and (ii) subject to acceptance of the tender made hereby, sells, transfers, contributes and assigns to Benton all right, title and interest in the Interest tendered hereby. Tenders of Interests are revocable upon written notice to Benton at any time prior to the Expiration Date.


     An Investor checking the "Withhold Consent" box and signing the Consent Form or for dissenting California residents ("Non-consenting Investor") hereby
(i) acknowledges receipt of the Prospectus and (ii) assuming adoption of the Proposal, accept the Common Stock and Warrants offered in exchange for all right, title and interest in the Interest represented by the Partnership Interests set forth above.


     The undersigned Investor represents and warrants to Benton that, as of the Closing Date, (i) he has not disposed of or agreed to dispose of his Interest other than pursuant to the Exchange Offer, (ii) upon exchange of his Interest pursuant to the Exchange Offer, Benton will acquire good and marketable title to the Interest, free and clear of all liens, encumbrances and adverse claims,
(iii) he has full legal right, power and authority to convey his Interest pursuant to the Exchange Offer, (iv) he has received and reviewed a copy of the Prospectus and (v) he is qualified to make decisions with respect to investments presenting an investment decision similar to that involved in the Exchange Offer. All representations, warranties and covenants contained herein shall survive the Closing Date and all other transactions contemplated by this Letter and the Prospectus.

     In connection with the solicitation of written consents of Investors in the Partnership, each Consenting Investor below hereby (i) represents and warrants to Benton that he has full legal right, power and authority to execute a written consent with respect to the Proposal and (ii) consents to the adoption of the Proposal to amend the Partnership Agreement, as described in the Prospectus.

     The undersigned Investor hereby irrevocably appoints Benton or any designee of Benton, with full power of substitution, as his true and lawful attorney-in-fact, in his name, place and stead, to execute on behalf of the Investor any additional documents necessary to consummate the Exchange and the withdrawal and transfer of the assets underlying his Interest. This power of attorney shall become effective upon acceptance by Benton of his Interest, shall be deemed coupled with an interest, shall be irrevocable (except in the event of a withdrawal of a Consenting Investor's tender of his Interest following a modification or amendment of the Exchange Offer), is granted in consideration of the acceptance of his Interest, shall survive the death, incapacity, dissolution or termination of the existence of the Investor and shall be binding upon the Investor's heirs, legal representatives or assigns.

                                    PART IV


                                  INSTRUCTIONS

     1. Previously Transferred Interests. If an Investor has transferred, whether by sale, gift, death or otherwise, the beneficial ownership of any Interest of which he has been named a holder of record in the accompanying Letter of Transmittal without previously notifying Benton or complying with the procedures set forth in the Partnership Agreement for transferring his Interest in the Partnership, he should notify Benton of that fact and identify the Interest transferred, the date of transfer and the name, address and tax identification number of the assignee. Benton will then send the Investor and the assignee revised Letters of Transmittal and request from the Investor or assignee such other documents as it may require in order to facilitate the tender, if desired, of an assignee's interest in the Partnership.


     2. Participation in Exchange. To be entitled to receive the Common Stock and Warrants in the Exchange, even if consent to the Proposal is withheld, an Investor must deliver one copy of the Letter of Transmittal, completed, dated and signed in the Signature Box in the Consent Form. Delivery is at the risk of the Investor. A tender will be effective only when the Letter is actually received by the Exchange Agent. The Letter must be received by the Exchange Agent on or before 5:00 p.m. Eastern Time, on January 9, 1996 unless the Exchange Offer is extended, in which event the Letter must be received by the latest time and date on which the Exchange Offer, as so extended, will expire.


     3. Signatures. The Letter must be signed by the Investor whose name appears in Part I of the Letter. If the Interest is held in the names of two or more persons, all such persons must sign the Letter. With respect to Interests held by entities such as trusts, joint ventures, limited partnerships or general partnerships, Benton may require that the Letter of Transmittal be accompanied by evidence acceptable to Benton that the entity has met all requirements of its governing instruments, such as applicable partnership or joint venture agreements, and that the person signing the Letter is authorized to sign for the Investor under the laws of the jurisdiction in which the entity was organized.

     TO PARTICIPATE IN THE EXCHANGE OFFER, AN INVESTOR MUST SIGN IN THE SIGNATURE BLOCK IN PART IV (OR PART V FOR CALIFORNIA INVESTORS), EVEN IF HE OBJECTS TO THE EXCHANGE OFFER AND ELECTS TO WITHHOLD HIS CONSENT TO THE PROPOSAL. INVESTORS WILL NOT RECEIVE UNITS IN THE EXCHANGE UNTIL A SIGNED LETTER OF TRANSMITTAL IS RETURNED.

     4. Conditional Tenders. No alternative, conditional or contingent tenders will be accepted.

     5. Withdrawal of Tenders. Tenders of Interests and consents to the Proposal are revocable at any time prior to the Expiration Date by delivering a notice of withdrawal to Benton.

     6. Validity of Tenders. All questions on the validity, form, eligibility (including time of receipt) and acceptance of Interests will be determined by Benton, and its determination will be final and binding. Interpretation by Benton of the terms and conditions of the Exchange Offer (including the instructions to the Letter of Transmittal) will also be final and binding. Benton reserves the right to waive any irregularities or conditions on the manner of tender, and the interpretation by Benton of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) shall be final and binding. Any irregularities in connection with tenders must be cured within such time as Benton shall determine unless waived by it.

     Tenders will be deemed not to have been made until any irregularities have been cured or waived. Any Letter of Transmittal which is not properly completed and executed, and as to which irregularities are not cured or waived, will be returned by Benton to the Investor as soon as practicable. Benton is under no duty to give notification of defects in tenders and will not incur any liability for failure to give notification.

     Benton will not accept tenders of less than all of an Investor's Interest in the Partnership.

     7. Consents to Proposal. A tender of an Interest constitutes a consent to the Proposal. Only persons who are holders of record of Partnership Interests on the date of the Prospectus may vote on the Proposal.

     8. Dissenters' Rights for California Residents. Investors residing in California have limited dissenters' rights in accordance with the requirements for rollup transactions. By signing the Consent Form and thereby withholding consent to the Proposal, Investors in that State will be deemed to exercise their dissenters' rights and will receive the number of Shares of Common Stock equal to the Exchange Value of their Interests divided by the average closing prices of the Units on NASDAQ-NMS during the twenty trading days immediately after the Closing Date. Each California Investor withholding consent to the Proposal will also be deemed to have tendered his Interest for that number of Units and therefore will not be required to separately submit an executed Transfer Application. If the average price of the Units during the specified period after the Closing Date is lower than the Exchange Price, dissenting California Investors will receive more for their Interests than they would otherwise receive in the Exchange Offer. Any increase in the market price of the Common Stock during that period relative to the Exchange Price, however, would reduce the number of shares that dissenting California Investors will receive in the Exchange Offer.


     Although the rollup requirements for California residents entitle them to an appraisal in rollup transactions involving their investments, Investors residing in California who exercise these dissenters' rights will not be entitled to a separate appraisal for their Interests because the Exchange Value of the Common Stock determined by Benton exceeds the liquidation value assigned to the Partnership's net assets in an independent appraisal already performed in accordance with the Partnership Agreement.

                           BENTON OIL AND GAS COMPANY


                                 EXCHANGE OFFER



                                  CONSENT FORM



I.                               ALL INVESTORS


       (EXCEPT NON-CONSENTING CALIFORNIA RESIDENTS -- SEE SECTION BELOW)



     CALIFORNIA INVESTORS ELECTING TO EXERCISE DISSENTERS' RIGHTS SHOULD INSTEAD COMPLETE THE SECTION BELOW.



     The undersigned Investor, if the "Tender and Consent" box has been checked, hereby: (1) accepts the Exchange Offer on the terms and subject to the conditions set forth in the Prospectus, receipt of a copy of which is hereby acknowledged, and tenders to Benton Oil and Gas Company all of his interest in the Partnership, thereby consenting to the Proposal, and (ii) subject to acceptance of the tender, hereby sells, transfers, contributes and assigns to Benton Oil and Gas Company all right, title and interest in the Interests tendered hereby. Further, the undersigned Investor, by signing below, provides the representations and warranties to Benton Oil and Gas Company set forth in
Part III of the Letter of Transmittal, as if fully set forth herein.



     The undersigned hereby irrevocably appoints Benton Oil and Gas Company or any designee of Benton, with full power of substitition, as his true and lawful attorney-in-fact, in his name, place and stead, to execute on behalf of the Investor any additional documents necessary to consummate the Exchange and the withdrawal and transfer of the assets underlying his interest. This power of attorney shall become effective upon the acceptance by Benton of his Interest, shall be deemed coupled with an interest, shall be irrevocable (except in the event of withdrawal of a Consenting Investor's tender of his Interest following a modification or amendment of the Exchange Offer), is granted in consideration of the acceptance of his Interest, shall survive the death, incapacity, dissolution or termination of the existence of the Investor and shall be binding upon the Investor's heirs, legal representatives or assigns.



     A. Consent to the Proposal being submitted by Benton to adopt the Amendment to the Partnership Agreement:



 TENDER AND CONSENT                  WITHHOLD CONSENT
       / /                                 / /



     B. Subject to the availability to elect a cash payment in lieu of Benton Common Stock, I hereby consent to the Proposal, tender my interest in the Partnership and elect to receive Cash rather than Benton Common Stock.



                                 CASH ELECTION

                                      / /

II.                 NON-CONSENTING CALIFORNIA RESIDENTS ONLY



     COMPLETE ONLY IF YOU DO NOT WISH TO TENDER YOUR INTEREST PURSUANT TO THE EXCHANGE OFFER AND WISH TO EXERCISE YOUR DISSENTERS' RIGHTS.



     The Non-Consenting Investor signing this form represents that California is the Investor's state of residence and withholds his consent to the Proposal to approve and adopt the Amendment to the Partnership Agreement. By withholding consent, a Non-Consenting California Investor will exercise his dissenters' rights and will be deemed to have made the representations, warranties and covenants (other than the consent to the adoption of the Proposal) set forth in
Part III of the Letter of Transmittal, and he will receive, pursuant to those dissenters' rights, the number of shares of Common Stock equal to the Exchange Value of his Interest divided by the average closing price of the Benton Common Stock on the NASDAQ National Market during the twenty trading days immediately after the Closing Date.



          WITHHOLD CONSENT AND EXERCISE CALIFORNIA DISSENTERS' RIGHTS

                                       / /

III.                              ALL INVESTORS



                                 SIGNATURE BOX



     Please sign exactly as your name is printed in Part I above, unless printed incorrectly. When signing as a general partner, corporate officer, attorney-in-fact, executor, administrator, trustee or guardian, please give full title and send proper evidence of authority with this consent. For joint owners, each joint owner must sign.



------------------------------------------------------


                             Full Name of Investor


                                 (Please Print)


------------------------------------------------------

                             Signature of Investor


------------------------------------------------------

                   Title if Signed in Representative Capacity


Date:
     -------------------------------------------------


Business Telephone (     )
                          ----------------------------


------------------------------------------------------

                         Full Name of Co-Owner, if any


------------------------------------------------------

                             Signature of Co-Owner


------------------------------------------------------


Date:
     -------------------------------------------------



Home Telephone (     )
                      --------------------------------



IV.                               ALL INVESTORS



     The following information must be completed in order to entitle the Soliciting Dealer to receive a fee in connection with the Exchange Offer.


------------------------------------

     Name of Soliciting Dealer


           (Please Print)


------------------------------------

     Name of Account Executive


           (Please Print)


------------------------------------

City and State of Account Executive



                                    [LABEL]



                             (DO NOT REMOVE LABEL)

                                                                       EXHIBIT D

                           BENTON OIL AND GAS COMPANY

                             LETTER OF TRANSMITTAL
                                      FOR
                                  INVESTORS IN
           BENTON OIL AND GAS COMBINATION PARTNERSHIP 1991 -- 1 L.P.


     Capitalized terms used but not defined herein have the meanings given to them in the Prospectus of Benton Oil and Gas Company, as supplemented or amended (the "Prospectus"). General instructions are included in Part IV.



     This Letter of Transmittal must be received by the Exchange Agent on or before 5:00 p.m. Eastern Time, on January 9, 1996 unless the Exchange Offer is extended. To accept the Exchange Offer or withhold consent to the related Proposal, please complete this Letter in accordance with the Instructions in
Item IV and the Consent Form, and send or deliver the completed Consent Form to the Exchange Agent. Neither accepting the Exchange Offer nor withholding consent to the Proposal will prevent an Investor from challenging the fairness of the Exchange Offer.



     Adoption of the Proposal requires consent by Investors holding 75% of the units in the Partnership. Assuming consummation of the Exchange Offer, all of the partners of the Partnership, whether or not they tender their Interests, will receive the same number of shares of Common Stock and Warrants they would have received had they tendered their Interests, except that California investors exercising their limited dissenters' rights may receive a higher or lower number of shares or warrants. See the Consent Form below and "The Exchange Offer and Proposal" in the Prospectus.


                   Exchange Agent: Benton Oil and Gas Company

                              By Mail or By Hand:

                           Benton Oil and Gas Company
                         1145 Eugenia Place, Suite 200
                         Carpinteria, California 93013
                    Attention: Investor Relations Department

     Delivery of this Form is at the risk of the Investor. If sent by U.S. Mail, it is recommended that an Investor use certified mail, return receipt requested.

                                     PART I

                          NAME AND ADDRESS OF INVESTOR

          ------------------------------------------------------------

          ------------------------------------------------------------

          ------------------------------------------------------------

                                    PART II

                            DESCRIPTION OF INTERESTS

     Set forth below with respect to your Interest are (i) the number of Partnership Interests held of record, (ii) the Exchange Value attributable to your Interest and (iii) the number of shares of Common Stock and Warrants offered for your Interest.

PARTNERSHIP     EXCHANGE     COMMON
 INTERESTS       VALUE       SHARES      WARRANTS
-----------     --------     -------     --------


                                    PART III

          REPRESENTATIONS, WARRANTIES, COVENANTS AND POWER OF ATTORNEY

     An Investor checking the "Tender and Consent" box and signing Part IV below ("Consenting Investor") hereby (i) accepts the Exchange Offer on the terms and subject to the conditions set forth in the Prospectus, receipt of a copy of which is hereby acknowledged, and tenders to Benton Oil and Gas Company ("Benton") all of his Interest in the Partnership, thereby consenting to the Proposal, and (ii) subject to acceptance of the tender made hereby, sells, transfers, contributes and assigns to Benton all right, title and interest in the Interest tendered hereby. Tenders of Interests are revocable upon written notice to Benton at any time prior to the Expiration Date.


     An Investor checking the "Withhold Consent" box and signing the Consent Form or for dissenting California residents ("Non-consenting Investor") hereby
(i) acknowledges receipt of the Prospectus and (ii) assuming adoption of the Proposal, accept the Common Stock and Warrants offered in exchange for all right, title and interest in the Interest represented by the Partnership Interests set forth above.


     The undersigned Investor represents and warrants to Benton that, as of the Closing Date, (i) he has not disposed of or agreed to dispose of his Interest other than pursuant to the Exchange Offer, (ii) upon exchange of his Interest pursuant to the Exchange Offer, Benton will acquire good and marketable title to the Interest, free and clear of all liens, encumbrances and adverse claims,
(iii) he has full legal right, power and authority to convey his Interest pursuant to the Exchange Offer, (iv) he has received and reviewed a copy of the Prospectus and (v) he is qualified to make decisions with respect to investments presenting an investment decision similar to that involved in the Exchange Offer. All representations, warranties and covenants contained herein shall survive the Closing Date and all other transactions contemplated by this Letter and the Prospectus.

     In connection with the solicitation of written consents of Investors in the Partnership, each Consenting Investor below hereby (i) represents and warrants to Benton that he has full legal right, power and authority to execute a written consent with respect to the Proposal and (ii) consents to the adoption of the Proposal to amend the Partnership Agreement, as described in the Prospectus.

     The undersigned Investor hereby irrevocably appoints Benton or any designee of Benton, with full power of substitution, as his true and lawful attorney-in-fact, in his name, place and stead, to execute on behalf of the Investor any additional documents necessary to consummate the Exchange and the withdrawal and transfer of the assets underlying his Interest. This power of attorney shall become effective upon acceptance by Benton of his Interest, shall be deemed coupled with an interest, shall be irrevocable (except in the event of a withdrawal of a Consenting Investor's tender of his Interest following a modification or amendment of the Exchange Offer), is granted in consideration of the acceptance of his Interest, shall survive the death, incapacity, dissolution or termination of the existence of the Investor and shall be binding upon the Investor's heirs, legal representatives or assigns.

                                    PART IV


                                  INSTRUCTIONS

     1. Previously Transferred Interests. If an Investor has transferred, whether by sale, gift, death or otherwise, the beneficial ownership of any Interest of which he has been named a holder of record in the accompanying Letter of Transmittal without previously notifying Benton or complying with the procedures set forth in the Partnership Agreement for transferring his Interest in the Partnership, he should notify Benton of that fact and identify the Interest transferred, the date of transfer and the name, address and tax identification number of the assignee. Benton will then send the Investor and the assignee revised Letters of Transmittal and request from the Investor or assignee such other documents as it may require in order to facilitate the tender, if desired, of an assignee's interest in the Partnership.


     2. Participation in Exchange. To be entitled to receive the Common Stock and Warrants in the Exchange, even if consent to the Proposal is withheld, an Investor must deliver one copy of the Letter of Transmittal, completed, dated and signed in the Signature Box in the Consent Form. Delivery is at the risk of the Investor. A tender will be effective only when the Letter is actually received by the Exchange Agent. The Letter must be received by the Exchange Agent on or before 5:00 p.m. Eastern Time, on January 9, 1996 unless the Exchange Offer is extended, in which event the Letter must be received by the latest time and date on which the Exchange Offer, as so extended, will expire.


     3. Signatures. The Letter must be signed by the Investor whose name appears in Part I of the Letter. If the Interest is held in the names of two or more persons, all such persons must sign the Letter. With respect to Interests held by entities such as trusts, joint ventures, limited partnerships or general partnerships, Benton may require that the Letter of Transmittal be accompanied by evidence acceptable to Benton that the entity has met all requirements of its governing instruments, such as applicable partnership or joint venture agreements, and that the person signing the Letter is authorized to sign for the Investor under the laws of the jurisdiction in which the entity was organized.

     TO PARTICIPATE IN THE EXCHANGE OFFER, AN INVESTOR MUST SIGN IN THE SIGNATURE BLOCK IN PART IV (OR PART V FOR CALIFORNIA INVESTORS), EVEN IF HE OBJECTS TO THE EXCHANGE OFFER AND ELECTS TO WITHHOLD HIS CONSENT TO THE PROPOSAL. INVESTORS WILL NOT RECEIVE UNITS IN THE EXCHANGE UNTIL A SIGNED LETTER OF TRANSMITTAL IS RETURNED.

     4. Conditional Tenders. No alternative, conditional or contingent tenders will be accepted.

     5. Withdrawal of Tenders. Tenders of Interests and consents to the Proposal are revocable at any time prior to the Expiration Date by delivering a notice of withdrawal to Benton.

     6. Validity of Tenders. All questions on the validity, form, eligibility (including time of receipt) and acceptance of Interests will be determined by Benton, and its determination will be final and binding. Interpretation by Benton of the terms and conditions of the Exchange Offer (including the instructions to the Letter of Transmittal) will also be final and binding. Benton reserves the right to waive any irregularities or conditions on the manner of tender, and the interpretation by Benton of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) shall be final and binding. Any irregularities in connection with tenders must be cured within such time as Benton shall determine unless waived by it.

     Tenders will be deemed not to have been made until any irregularities have been cured or waived. Any Letter of Transmittal which is not properly completed and executed, and as to which irregularities are not cured or waived, will be returned by Benton to the Investor as soon as practicable. Benton is under no duty to give notification of defects in tenders and will not incur any liability for failure to give notification.

     Benton will not accept tenders of less than all of an Investor's Interest in the Partnership.

     7. Consents to Proposal. A tender of an Interest constitutes a consent to the Proposal. Only persons who are holders of record of Partnership Interests on the date of the Prospectus may vote on the Proposal.

     8. Dissenters' Rights for California Residents. Investors residing in California have limited dissenters' rights in accordance with the requirements for rollup transactions. By signing the Consent Form and thereby withholding consent to the Proposal, Investors in that State will be deemed to exercise their dissenters' rights and will receive the number of Shares of Common Stock equal to the Exchange Value of their Interests divided by the average closing prices of the Units on NASDAQ-NMS during the twenty trading days immediately after the Closing Date. Each California Investor withholding consent to the Proposal will also be deemed to have tendered his Interest for that number of Units and therefore will not be required to separately submit an executed Transfer Application. If the average price of the Units during the specified period after the Closing Date is lower than the Exchange Price, dissenting California Investors will receive more for their Interests than they would otherwise receive in the Exchange Offer. Any increase in the market price of the Common Stock during that period relative to the Exchange Price, however, would reduce the number of shares that dissenting California Investors will receive in the Exchange Offer.


     Although the rollup requirements for California residents entitle them to an appraisal in rollup transactions involving their investments, Investors residing in California who exercise these dissenters' rights will not be entitled to a separate appraisal for their Interests because the Exchange Value of the Common Stock determined by Benton exceeds the liquidation value assigned to the Partnership's net assets in an independent appraisal already performed in accordance with the Partnership Agreement.

                           BENTON OIL AND GAS COMPANY


                                 EXCHANGE OFFER



                                  CONSENT FORM



I.                               ALL INVESTORS


       (EXCEPT NON-CONSENTING CALIFORNIA RESIDENTS -- SEE SECTION BELOW)



     CALIFORNIA INVESTORS ELECTING TO EXERCISE DISSENTERS' RIGHTS SHOULD INSTEAD COMPLETE THE SECTION BELOW.



     The undersigned Investor, if the "Tender and Consent" box has been checked, hereby: (1) accepts the Exchange Offer on the terms and subject to the conditions set forth in the Prospectus, receipt of a copy of which is hereby acknowledged, and tenders to Benton Oil and Gas Company all of his interest in the Partnership, thereby consenting to the Proposal, and (ii) subject to acceptance of the tender, hereby sells, transfers, contributes and assigns to Benton Oil and Gas Company all right, title and interest in the Interests tendered hereby. Further, the undersigned Investor, by signing below, provides the representations and warranties to Benton Oil and Gas Company set forth in
Part III of the Letter of Transmittal, as if fully set forth herein.



     The undersigned hereby irrevocably appoints Benton Oil and Gas Company or any designee of Benton, with full power of substitition, as his true and lawful attorney-in-fact, in his name, place and stead, to execute on behalf of the Investor any additional documents necessary to consummate the Exchange and the withdrawal and transfer of the assets underlying his interest. This power of attorney shall become effective upon the acceptance by Benton of his Interest, shall be deemed coupled with an interest, shall be irrevocable (except in the event of withdrawal of a Consenting Investor's tender of his Interest following a modification or amendment of the Exchange Offer), is granted in consideration of the acceptance of his Interest, shall survive the death, incapacity, dissolution or termination of the existence of the Investor and shall be binding upon the Investor's heirs, legal representatives or assigns.



     A. Consent to the Proposal being submitted by Benton to adopt the Amendment to the Partnership Agreement:



 TENDER AND CONSENT                  WITHHOLD CONSENT
        / /                                / /



     B. Subject to the availability to elect a cash payment in lieu of Benton Common Stock, I hereby consent to the Proposal, tender my interest in the Partnership and elect to receive Cash rather than Benton Common Stock.



                                 CASH ELECTION
                                      / /



II.                 NON-CONSENTING CALIFORNIA RESIDENTS ONLY



     COMPLETE ONLY IF YOU DO NOT WISH TO TENDER YOUR INTEREST PURSUANT TO THE EXCHANGE OFFER AND WISH TO EXERCISE YOUR DISSENTERS' RIGHTS.



     The Non-Consenting Investor signing this form represents that California is the Investor's state of residence and withholds his consent to the Proposal to approve and adopt the Amendment to the Partnership Agreement. By withholding consent, a Non-Consenting California Investor will exercise his dissenters' rights and will be deemed to have made the representations, warranties and covenants (other than the consent to the adoption of the Proposal) set forth in
Part III of the Letter of Transmittal, and he will receive, pursuant to those dissenters' rights, the number of shares of Common Stock equal to the Exchange Value of his Interest divided by the average closing price of the Benton Common Stock on the NASDAQ National Market during the twenty trading days immediately after the Closing Date.



          WITHHOLD CONSENT AND EXERCISE CALIFORNIA DISSENTERS' RIGHTS
                                    / /

III.                              ALL INVESTORS



                                 SIGNATURE BOX



     Please sign exactly as your name is printed in Part I above, unless printed incorrectly. When signing as a general partner, corporate officer, attorney-in-fact, executor, administrator, trustee or guardian, please give full title and send proper evidence of authority with this consent. For joint owners, each joint owner must sign.



------------------------------------------------------


                             Full Name of Investor


                                 (Please Print)



------------------------------------------------------


                             Signature of Investor



------------------------------------------------------


                   Title if Signed in Representative Capacity


Date:
     ------------------------------------------------


Business Telephone (     )
                          ---------------------------


------------------------------------------------------

                         Full Name of Co-Owner, if any


------------------------------------------------------

                             Signature of Co-Owner


------------------------------------------------------


Date:
     -------------------------------------------------



Home Telephone (     )
                      --------------------------------



IV.                               ALL INVESTORS



     The following information must be completed in order to entitle the Soliciting Dealer to receive a fee in connection with the Exchange Offer.


------------------------------------

     Name of Soliciting Dealer


           (Please Print)



------------------------------------


     Name of Account Executive


           (Please Print)



------------------------------------


City and State of Account Executive



                                    [LABEL]



                             (DO NOT REMOVE LABEL)

                                                                       EXHIBIT E

                          CALIFORNIA CORPORATIONS CODE

SECTION 25014.7. "ELIGIBLE ROLLUP TRANSACTION"

     (a) "Eligible rollup transaction" means a rollup transaction in which the new securities issued are either listed or approved for listing on a national securities exchange or designated or approved for designation upon notice of issuance as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., where the national securities exchange and the interdealer quotation system have been certified by the commissioner under subdivision (o) of Section 25100, if the exchange or association requires as a condition to listing or designation that the rollup transaction be conducted in accordance with procedures to protect the rights of limited partners.

     (b) The rights of limited partners will be presumed to be protected if the rollup transaction provides for the right of dissenting limited partners:

     (1) To receive compensation for their limited partnership units based on an appraisal of the limited partnership assets performed by an independent appraiser unaffiliated with the sponsor or general partner of the limited partnership and which value the assets as if sold in an orderly manner in a reasonable period of time, plus or minus other balance sheet items, and less the cost of sale or refinancing. Compensation to dissenting limited partners of rollup transactions may be cash, secured debt instruments, unsecured debt instruments, or freely tradeable securities; provided, however, that:

     (A) Rollups which utilize debt instruments as compensation provide for a trustee and an indenture to protect the rights of the debt holders and provide a rate of interest based upon, but not less than, the then applicable federal rate as determined in accordance with Section 1274 of the Internal Revenue Code of 1986.

     (B) Rollups which utilize unsecured debt instruments as compensation, in addition to the requirements of subparagraph (A) of paragraph (1), limit total leverage to 70 percent of the appraised value of the assets.

     (C) All debt securities have a term no greater than seven years and provide for prepayment with 80 percent of the net proceeds of any sale or refinancing of the assets previously owned by the entity or any part thereof.

     (D) Freely tradeable securities utilized as compensation to dissenting limited partners must be issued by an issuer whose securities are listed on a certified national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., for at least one year prior to the transaction, and the number of securities to be received in return for limited partnership interests must be determined by an appraisal of limited partnership assets, conducted in a manner consistent with paragraph (1) of subdivision (b), in relation to the average last sale price of the freely tradeable securities in the 20-day period following the transaction. If the issuer of the freely tradeable securities is affiliated with the sponsor or general partner, newly issued securities to be utilized as compensation to dissenting limited partners shall not represent more than 20 percent of the issued and outstanding shares of that class of securities after giving effect to the issuance. For the purposes of the preceding sentence, a sponsor or general partner is "affiliated" with the issuer of the freely tradeable securities if the sponsor or general partner receives any material compensation from the issuer or its affiliates in conjunction with the rollup transaction or the purchase of the general partner's interest; provided, however, that nothing herein shall restrict the ability of a sponsor or general partner to receive any payment for its equity interests and compensation as otherwise provided by this section.

     (2) To receive or retain a security with substantially the same terms and conditions as the security originally held, provided that the receipt or retention of that security is not a step in a series of subsequent transactions that directly or indirectly through acquisition or otherwise involves future combinations or reorganizations of one or more rollup participants. Securities received or retained will be considered to have the same terms and conditions as the security originally held if:

     (A) There is no material adverse change to dissenting limited partners' rights, including, but not limited to, rights with respect to voting, the business plan, or the investment, distribution, management compensation and liquidation policies of the limited partnership or resulting entity.

     (B) The dissenting limited partners receive the same preferences, privileges, and priorities as they had pursuant to the security originally held.

     The rights set forth in paragraphs (1) and (2) are the only rights of dissenting limited partners to which the presumption under subdivision (b) applies. A general partner or sponsor shall file an application for qualification pursuant to Section 25110 or Section 25120 with respect to any other rights proposed to be offered to dissenting limited partners.

     At the time a registration statement is filed with the Securities and Exchange Commission with respect to an eligible rollup transaction, a general partner or sponsor shall notify, to the maximum extent permitted by the federal securities laws, each limited partner who has an address in this state by certified mail of the following: That a registration statement has been filed with the Securities and Exchange Commission with respect to a rollup transaction; that the general partner or sponsor claims an exemption from the review process under the law by virtue of Section 25014.7, which defines "eligible rollup transaction"; that the general partner or sponsor has the burden of proof under the law that the transaction meets the definition of eligible rollup transaction; and that the commissioner does not recommend or endorse the transaction.

     (c) The rights of limited partners shall be presumed not to be protected if the general partner:

     (1) Converts an equity interest in the limited partnerships subject to a rollup for which consideration was not paid and which was not otherwise provided for in the limited partnership agreement and disclosed to limited partners, into a voting interest in the new entity, provided, however, an interest originally obtained in order to comply with the provisions of Internal Revenue Service Revenue Proclamation 89-12 may be converted.

     (2) Fails to follow the valuation provisions in the limited partnership agreements of the subject limited partners when valuing their limited partnership interests.

     (3) Utilizes a future value of their equity interest rather than the current value of their equity interest, as determined by an appraisal conducted in a manner consistent with paragraph (1) of subdivision (b), when determining their interest in the new entity.

     (d) The rights of limited partners shall be presumed not to be protected as to voting rights, if:

     (1) The voting rights in the entity resulting from a rollup do not generally follow the original voting rights of the limited partnerships participating in the rollup transaction.

     (2) A majority of the interest in an entity resulting from a rollup transaction may not, without concurrence by the sponsor, general partners, board of directors or trustee, depending on the form of entity, vote to:

     (A) Amend the limited partnership agreement, articles of incorporation or bylaws, or indenture.

     (B) Dissolve the entity.

     (C) Remove management and elect new management.

     (D) Approve or disapprove the sale of substantially all of the assets of the entity.

     (3) The general partner or sponsor proposing a rollup is not required to provide each person whose equity interest is subject to the rollup transaction with a document which instructs the person on the proper procedure for voting against or dissenting from the rollup transaction.

     (4) The general partner or sponsor does not utilize an independent third party to receive and tabulate all votes and dissents, and require that the third party make the tabulation available to the general partner and any limited partner upon request at any time during and after voting occurs.

     (e) The rights of limited partners shall be presumed not to be protected as to transaction costs if:

     (1) Limited partners bear an unfair portion of the transaction costs of a proposed rollup transaction that is rejected. For purposes of this provision, transaction costs are defined as the costs of printing and mailing the proxy, prospectus, or other documents; legal fees not related to the solicitation of votes or tenders; financial advisory fees; investment banking fees; appraisal fees; accounting fees; independent committee expenses; travel expenses; and all other fees related to the preparatory work of the transaction, but not including costs that would have otherwise been incurred by the subject limited partnerships in the ordinary course of business, or solicitation expenses.

     (2) Transaction costs of a rejected rollup transaction are not apportioned between general and limited partners of the subject limited partnerships according to the final vote on the proposed transaction as follows:

     (A) The general partner or sponsor bears all rollup transaction costs in proportion to the number of votes to reject the rollup transaction.

     (B) Limited partners bear transactions costs in proportion to the number of votes to approve the rollup transaction.

     (3) The dissenting limited partnership is required to pay any of the costs of the rollup transaction and the general partner or sponsor is not required to pay the rollup transaction costs on behalf of the dissenting limited partnerships in a rollup in which one or more limited partnerships determines not to approve the transaction, but where the rollup transaction is consummated with respect to one or more approving limited partnerships.

     (f) The rights of limited partners shall be presumed not to be protected as to fees of general partners and sponsors, if:

     (1) General partners and sponsors are not prevented from receiving both unearned management fees discounted to a present value, if those fees were not previously provided for in the limited partnership agreement and disclosed to limited partners, and new asset-based fees.

     (2) Property management fees and other management fees are not appropriate, not reasonable and greater than what would be paid to third parties for performing similar services.

     (3) Changes in fees which are substantial and adverse to limited partners are not approved by an independent committee according to the facts and circumstances of each transaction.

     (g) A general partner or sponsor proposing a rollup transaction shall pay all solicitation expenses related to the transaction, including all preparatory work related thereto, in the event the rollup transaction is not approved. For purposes of this section, "solicitation expenses" include direct marketing expenses such as telephone calls, broker-dealer fact sheets, legal and other fees related to the solicitation, as well as direct solicitation compensation to brokers and dealers.

     (h) A broker or dealer may not receive compensation for soliciting votes or tenders from limited partners in connection with a rollup transaction unless that compensation:

     (1) Is payable and equal in amount regardless of whether the limited partner votes affirmatively or negatively in the proposed rollup.

     (2) In the aggregate, does not exceed 2 percent of the exchange value of the newly created securities.

     (3) Is paid regardless of whether the limited partners reject the proposed rollup transaction.

     (i) As used in this section, the following terms have the following meanings:


     (1) "Limited partnership" includes any entity determined to be a "partnership" pursuant to Section 14((h) (4) (B) of the Securities Exchange Act of 1934 or such other entity having a substantially economically equivalent form of ownership instrument.

     (2) "Dissenting limited partner" means a holder or a beneficial interest in a limited partnership that is the subject of a rollup transaction who casts a vote against the rollup transaction, except that for purposes of an exchange or tender offer dissenting limited partner means any person who files a dissent from the terms of the transaction with the party responsible for tabulating the votes or tenders, to be received in connection with the transaction during the period in which the offer is outstanding.

     (3) "Management fee" means a fee paid to the sponsor, general partner, their affiliates, or other persons for management and administration of the limited partnership.

                                                                       EXHIBIT F

                                                                       EXHIBIT F

October 20, 1995

The Board of Directors
Benton Oil and Gas Company
1145 Eugenia Place -- Suite 200
Carpinteria, California 93013

Attn: A. E. Benton
     Chairman of the Board, CEO and President

Gentlemen:

You have requested our opinion as to the fair range of values for warrants (the "Warrants") to purchase shares of common stock (the "Common Stock") of Benton Oil and Gas Company ("Benton"), which Warrants are being issued by Benton in exchange for partnership interests in certain limited partnerships. It is our opinion that the Warrants have a fair range of value between $3.35 and $3.72 per share of Common Stock referenced by the Warrants based on an analysis performed by J.P. Morgan Securities Inc. ("J.P. Morgan") based on the Black-Scholes methodology for valuing options. This valuation is based on an assumed share price of Benton Common Stock of $11.00, and will change with changes in the share price of Benton's Common Stock. In performing the valuation we have considered the current market price for Benton's Common Stock and the risk free rate of return based on a three year interest rate swap curve, estimated the volatility of Benton's Common Stock, estimated the impact of dilution caused by the Warrants, assessed any impact associated with the number of shares of Common Stock referenced by the Warrants, and reviewed the terms of the draft Warrant Agreement, attached as Exhibit A to Amendment Number 1 to Registration Agreement on the Form S-4. We express no opinion as to the fairness of the exchange transaction pursuant to which the Warrants are being issued. Refer to Exhibit A for a summary of the terms of the Warrants.

The summary set forth above does not purport to be a complete description of the analyses or data presented by us. The preparation of a valuation letter is a complex process and is not necessarily susceptible to partial analysis or summary description. We believe that the summary set forth above and our analyses must be considered as a whole and that selecting portions thereof, without considering all of our analyses, could create an incomplete view of the processes underlying our analyses and views. We based our analyses on assumptions that we deemed reasonable, including assumptions concerning general business and economic conditions. Our analyses are not necessarily indicative of actual values or actual future results that might be achieved, which values may be higher or lower than those indicated. Moreover, our analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which securities actually could be bought or sold.

In arriving at our views expressed in this letter, we have reviewed (i) publicly available information concerning the trading history and current price of Benton's Common Stock and (ii) the terms of the Warrants as provided by Benton.

In giving our opinion as expressed in this letter, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information that is publicly available and of all information that has been furnished to us by or otherwise reviewed by J.P. Morgan, and we have not assumed any responsibility or liability therefor. We have not conducted any valuation or appraisal of any assets or liabilities.

Our views are necessarily based on economic, market, and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect our views and that we do not have any obligation to update, revise, or reaffirm the views expressed in this letter.

We have acted as financial advisor to Benton with respect to furnishing this letter and will receive a fee from Benton for our services. J.P. Morgan and its affiliates also maintain banking and other business relationships with Benton, including the extension of credit and other financial advisory services. In the ordinary course of their businesses, affiliates of J.P. Morgan may actively trade the debt and equity securities of Benton for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

This opinion is rendered to the Board of Directors of Benton. This opinion does not constitute a recommendation to any investor to accept the exchange. This opinion may not be used, disclosed, referred to or communicated by you (in whole or in part) to any third party for any purpose whatsoever except with our prior written consent in each instance. This opinion may be reproduced in full in the Registration Statement on Form S-4 mailed to investors but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very Truly yours,

J.P. MORGAN SECURITIES INC.

By:                      /s/  ADRIAN
DOHERTY
Name: Adrian Doherty
Title: Managing Director

SUMMARY OF TERMS OF WARRANTS

Reference Underlying:                Common Stock of Benton Oil & Gas Company ("BNTN").
Number of Shares:                    The Warrants allow the holders to purchase 592,373
                                     shares of Common Stock of BNTN.
Term of Warrants:                    Three years.
Strike Price:                        $11.00 per share.
Type of Exercise:                    American; the Warrants can be exercised at any time
                                     during the Term.

PROSPECTUS SUPPLEMENT
1989-1 PARTNERSHIP


                                 EXCHANGE OFFER

                OF AN AGGREGATE OF 30,154 SHARES OF COMMON STOCK
     AND WARRANTS TO PURCHASE AN AGGREGATE OF 9,863 SHARES OF COMMON STOCK
                            FOR PARTNERSHIP UNITS IN
  BENTON OIL & GAS COMBINATION PARTNERSHIP 1989-1, L.P. (281.8182 PARTNERSHIP
                                     UNITS)
                            ------------------------

                                EXCHANGE RATIO:
     107 SHARES OF COMMON STOCK AND 35 WARRANTS PER 1989-1 PARTNERSHIP UNIT

     This Supplement accompanies a Prospectus (the "Prospectus") and is being furnished to the Investors ("Investors") in the Benton Oil & Gas Combination Partnership 1989-1, L.P., a California limited partnership (the "Partnership") in connection with the offer by Benton Oil and Gas Company, a Delaware corporation and the managing general partner of the Partnership ("Benton," or "Company," or "Managing General Partner") to exchange shares of Common Stock, $.01 par value of Benton ("Common Stock") and Warrants ("Warrants") to purchase shares of Common Stock of Benton (the "Exchange Offer") for all of the right, title and interest to units of Partnership interest in the Partnerships ("Partnership Units") held by Investors, at the exchange rate outlined below. Benton has offered to exchange shares of Common Stock and Warrants for all of the right, title and interest to units of partnership interest in the Benton Oil & Gas Combination Partnership 1990-1, L.P. (the "1990-1 Partnership") and the Benton Oil & Gas Combination Partnership 1991-1, L.P. (the "1991-1 Partnership") on the terms and at the exchange rates set forth in the Prospectus. A separate supplement has been prepared for each of the Partnerships. THE EFFECTS OF THE EXCHANGE OFFER MAY BE DIFFERENT FOR INVESTORS IN THE VARIOUS PARTNERSHIPS. UPON RECEIPT OF A WRITTEN REQUEST BY AN INVESTOR OR HIS REPRESENTATIVE WHO HAS BEEN DESIGNATED IN WRITING, A COPY OF ANY SUPPLEMENT WILL BE TRANSMITTED PROMPTLY, WITHOUT CHARGE, BY BENTON. ANY SUCH REQUEST SHOULD BE FORWARDED TO THE ATTENTION OF TONI L. JACKSON, BENTON OIL AND GAS COMPANY, 1145 EUGENIA PLACE, SUITE 200, CARPENTERIA, CALIFORNIA 93013. THE INFORMATION CONTAINED IN THIS SUPPLEMENT IS NOT INTENDED TO BE A COMPLETE DESCRIPTION OF ALL MATTERS COVERED IN THE PROSPECTUS, AND INVESTORS ARE ENCOURAGED TO REVIEW ALL INFORMATION SET FORTH IN THE PROSPECTUS.

     THE EXCHANGE OFFER INVOLVES VARIOUS RISKS THAT SHOULD BE CONSIDERED BY INVESTORS. SEE "RISK FACTORS AND MATERIAL CONSIDERATIONS," BEGINNING ON PAGE 1 OF THIS SUPPLEMENT. IN PARTICULAR, INVESTORS SHOULD CONSIDER THE FOLLOWING
FACTORS:

     - INVESTORS HAD RECEIVED CASH DISTRIBUTIONS FROM THE PARTNERSHIP, BUT WILL RECEIVE NO CASH DISTRIBUTIONS OR DIVIDENDS IN THE FORESEEABLE FUTURE FROM BENTON.

     - THE MARKET PRICE OF THE COMMON STOCK COULD DECLINE BELOW THE MARKET PRICE USED FOR CALCULATION OF THE EXCHANGE RATES, EXPOSING INVESTORS TO A REDUCED RETURN ON THEIR INVESTMENT.

     - THE EXCHANGE VALUE OF THE PARTNERSHIP UNITS WAS DETERMINED BY BENTON, WHICH HAS INHERENT CONFLICTS OF INTEREST, AND MAY NOT REFLECT THE VALUE OF THE NET ASSETS OF THE PARTNERSHIP IF SOLD TO AN UNAFFILIATED THIRD PARTY IN AN ARM'S LENGTH TRANSACTION.

     - BENTON HAS ATTRIBUTED A PRESENT VALUE TO THE WARRANTS, USING THE BLACK-SCHOLES OPTION PRICING MODEL. HOWEVER, THE ACTUAL VALUE, IF ANY, A HOLDER MAY REALIZE FROM THE WARRANTS WILL DEPEND ON THE EXCESS OF THE MARKET PRICE OF THE COMMON STOCK OVER THE EXERCISE PRICE OF THE WARRANT ON THE DATE THE WARRANT IS EXERCISED.

     - BENTON'S DETERMINATIONS OF THE EXCHANGE VALUES WERE BASED PRIMARILY ON THE ESTIMATED PRESENT VALUE OF THE PARTNERSHIP'S PROVED OIL AND GAS RESERVES, WHICH INVOLVES MANY UNCERTAINTIES AND COULD RESULT IN

       AN UNDERVALUATION OF PARTNERSHIP UNITS. THERE CAN BE NO ASSURANCE THAT THE EXCHANGE VALUE REPRESENTS THE VALUE THE PARTNERSHIP COULD RECEIVE IN THE SALE OF THE ASSETS OF THE PARTNERSHIP.

     - THE ALTERNATIVES OF CONTINUING THE PARTNERSHIP OR LIQUIDATING ITS ASSETS COULD POTENTIALLY BE MORE BENEFICIAL TO INVESTORS THAN THE EXCHANGE OFFER.

     - NO INDEPENDENT REPRESENTATIVE WAS ENGAGED TO REPRESENT THE UNAFFILIATED INVESTORS IN NEGOTIATING THE TERMS OF THE EXCHANGE OFFER, WHICH MAY BE INFERIOR TO THOSE THAT COULD HAVE BEEN NEGOTIATED BY AN INDEPENDENT REPRESENTATIVE.

     - INVESTORS HAVE NO DISSENTER'S RIGHTS IN THE EXCHANGE OFFER, OTHER THAN LIMITED DISSENTERS' RIGHTS FOR CALIFORNIA RESIDENTS, AND THEREFORE CANNOT ELECT TO RECEIVE CASH FOR THEIR PARTNERSHIP UNITS.

     - OWNERSHIP OF COMMON STOCK MAY INVOLVE GREATER RISK THAN AN INVESTMENT IN THE PARTNERSHIP UNITS BECAUSE OF BENTON'S BROADER OPERATIONS, INCLUDING FOREIGN OPERATIONS, AND ITS USE OF DEBT TO FINANCE ONGOING OPERATIONS.

     - FUTURE EQUITY OFFERINGS BY BENTON COULD POTENTIALLY BE DILUTIVE TO INVESTORS HOLDING COMMON STOCK OR WARRANTS.


     Benton is offering to exchange shares of Common Stock and Warrants to owners of Partnership Units in the 1989-1 Partnership (the "1989-1 Units") on the basis of $5,000.00 original investment on the terms and in the amounts set forth herein. The Warrants to be issued in connection with the Exchange Offer are exercisable at a price of $11.00 per share and will expire three years form the date of issuance. For detailed information regarding the determination of the Total Exchange Values for each of the Partnerships, see "Determination of Exchange Value." Holders of Units in the Partnership who elect to accept the Exchange Offer may choose to receive cash in lieu of the Common Stock to be issued, but cash will be distributed to the holders only if the sale of the Umbrella Point Field to Goldking Trinity Bay Corp., as described in the Prospectus, is actually consummated. See "The Exchange Offer and
Proposal -- Election to Receive Cash in Lieu of Common Stock" in the Prospectus. On October 31, 1995, the last reported sales price of the Common Stock, as reported on NASDAQ National Market, was $12.13.


     In connection with the Exchange Offer, Benton is submitting a Proposal to Investors in the Partnership to amend the Partnership Agreement to provide for the transfer of all of the assets and liabilities of the Partnership to Benton as of the December 31, 1994 Effective Date in exchange for Common Stock and Warrants in the amounts set forth herein and the pro rata distribution of such consideration in liquidation of the Partnership. Each Investor who tenders his Partnership Units pursuant to the Exchange Offer will, by that tender, consent to the Proposal.

     ADOPTION OF THE PROPOSAL REQUIRES THE CONSENT OF INVESTORS OF THE PARTNERSHIP HOLDING 75% OF THE PARTNERSHIP UNITS. IF INVESTORS IN THE PARTNERSHIP HOLDING NOT LESS THAN 75% OF THE PARTNERSHIP UNITS ACCEPT THE EXCHANGE OFFER AND CONSENT TO THE PROPOSAL, ALL NON-DISSENTING HOLDERS OF UNITS IN THE PARTNERSHIP WILL BE BOUND BY THE TERMS OF THE EXCHANGE AND PROPOSAL AND WILL RECEIVE THE NUMBER OF SHARES OF COMMON STOCK AND WARRANTS DESCRIBED HEREIN. A SIMILAR EXCHANGE OFFER AND PROPOSAL IS BEING OFFERED TO INVESTORS IN TWO OTHER PARTNERSHIPS. EACH OF THE EXCHANGE OFFERS TO THE PARTNERSHIPS IS INDEPENDENT OF THE EXCHANGE OFFER TO THE OTHER PARTNERSHIPS. THE EXCHANGE WILL ONLY BE CONSUMMATED FOR THE PARTNERSHIP IF THE PROPOSAL HAS BEEN APPROVED BY THE INVESTORS. BENTON OIL AND GAS COMPANY, IN ADDITION TO BEING MANAGING GENERAL PARTNER OF THE THREE PARTNERSHIPS, OWNS 2.8182 1989-1 UNITS AND WILL VOTE SUCH UNITS THE SAME AS A MAJORITY OF INVESTORS VOTE THEIR UNITS. INVESTORS WILL RECEIVE THE CONSIDERATION SET FORTH HEREIN, AND THE RESPECTIVE PARTNERSHIP WILL BE DISSOLVED.

     ASSUMING CONSUMMATION OF THE EXCHANGE OFFER, ALL OF THE INVESTORS IN THE PARTNERSHIP, WHETHER OR NOT THEY TENDER THEIR UNITS AND THUS VOTE IN FAVOR OF THE PROPOSAL, WILL RECEIVE THE SAME NUMBER OF SHARES OF COMMON STOCK AND WARRANTS AS THEY WOULD HAVE RECEIVED HAD THEY TENDERED THEIR PARTNERSHIP UNITS AND THE PARTNERSHIP WILL BE DISSOLVED.

     The Exchange may be withdrawn at any time prior to its scheduled expiration date if Benton reasonably determines that a material change affecting the Partnership or the Company has occurred. THE EXCHANGE WILL

ONLY BE CONSUMMATED IF THE PROPOSAL HAS BEEN APPROVED BY THE INVESTORS. The assets and liabilities of the Partnership, if the Proposal is approved and the Exchange Offer is accepted, will be transferred to Benton effective as of December 31, 1994 (the "Effective Date").


THE EXCHANGE OFFER EXPIRES AT 5:00 P.M. PACIFIC TIME ON JANUARY 9, 1996 UNLESS EXTENDED.

                            ------------------------

THE SHARES OF COMMON STOCK AND WARRANTS TO BE ISSUED IN CONNECTION WITH THE EXCHANGE HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                THE DATE OF THIS SUPPLEMENT IS NOVEMBER 1, 1995.

     The information contained in this Supplement is being provided to Investors in the Benton Oil & Gas Combination Partnership 1989-1, L.P. (the
"Partnership"). The information contained in this Supplement is not intended to be a complete description of all matters covered in the Prospectus, and Investors are encouraged to review all information set forth in the Prospectus.

                    RISK FACTORS AND MATERIAL CONSIDERATIONS

     The Exchange Offer. In addition to the information included in this Supplement and the Prospectus, the Investors should carefully consider the following factors in determining whether to accept the Exchange Offer and consent to the Proposal. The risk factors summarized below are described in further detail elsewhere in the Prospectus at "Risk Factors and Material Considerations," beginning at page 29.

     Lack of Arm's Length Negotiations and Uncertainties in the Method of Determining Exchange Values. The Exchange Value was determined by Benton, based in part on an offer for the purchase of substantially all of the assets of the Partnership from an unaffiliated third party, but may not reflect the actual value of the net assets of the Partnership. The primary assets of the Partnership considered by Benton when determining the Exchange Value were the proved oil and gas reserves of the Partnership (the "Proved Reserves") and the present value of associated future net cash flow as of December 31, 1994, as well as the offer to purchase the Umbrella Point Field by Goldking, described herein and in the Prospectus. There are many uncertainties inherent in estimating quantities of Proved Reserves, and the present value attributed to the Partnership's Proved Reserves may be less than the discounted future net cash flows actually received from the Partnership's interest in its wells. In that event, the use of this valuation methodology will have resulted in an undervaluation of the Partnership Units. See "Recommendation of the Managing General Partner" in the Prospectus.

     Potential Decline in Market Price of Common Stock. Access to an active trading market by exchanging Investors may result in a relatively large number of shares of Common Stock offered for sale immediately after the Closing Date. This may tend to lower the market price for the Common Stock. Future market conditions in the oil and gas industry in general or the effect of the conditions on Benton in particular could also adversely affect the market price of the Common Stock and thus the value of the Warrants. There can be no assurance regarding the potential appreciation in the market price of the Common Stock. Any decline in the market price of the Common Stock could reduce the Investor's return on investment or increase the loss on the Investor's original investment.

     Potential Benefits of Alternatives to the Exchange. The alternatives to the Exchange Offer are the continuation of the Partnership or the liquidation of the Partnership's assets and distribution of the liquidation proceeds to Investors, either of which could potentially be more beneficial to Investors than the Exchange by avoiding the risks associated with ownership of Benton Common Stock and, in the case of a liquidation of the Partnership, by providing an immediate cash return to Investors. See "Recommendation of the Managing General Partner -- Managing General Partner's Determination that Exchange Offer is Fair -- Alternatives to the Exchange" contained in the Prospectus.

     Lack of Independent Representatives for Investors; No Fairness Opinion. No independent representative was selected or hired to represent the interests of the Investors in negotiating the terms of the Exchange Offer. The Exchange Values and other terms of the Exchange Offer may therefore be inferior to those that could have been negotiated by an independent representative. Benton did not retain an independent third party to render an opinion regarding the fairness of the terms of the Exchange Offer to the Investors.

     Limited Dissenters' Rights. Investors who are California residents and who oppose the Proposal will have limited dissenters' rights. Other Investors who oppose the Proposal will have no dissenters' rights or appraisal rights, and therefore, no option to receive cash based on a separate appraisal of the Partnership assets in lieu of the Common Stock and Warrants based on the Exchange Values determined by Benton. The Managing General Partner could have provided all Investors with appraisal rights in structuring the Exchange Offer but elected not to do so, primarily because such rights are not provided for in the

     Partnership Agreements. The absence of these rights limit the options that would otherwise be available to Investors opposing the Exchange Offer.

     Effect of Dissenters' Rights on California Investors. Investors residing in California will be afforded limited dissenters' rights in accordance with the requirements for roll-up transactions under the California Code. By voting against the Proposal, Investors in the State of California will be deemed to exercise their dissenters' rights and will receive the number of shares of Common Stock and Warrants equal to the Exchange Value of their interests divided by the closing price of the Common Stock on the NASDAQ-National Market during the twenty days immediately after the Closing Date. If that average price is lower than the Exchange Price, dissenting California Investors will receive more shares of Common Stock than they would otherwise receive in the Exchange Offer. If, however, the average price is higher than the Exchange Price, dissenting California Investors will receive fewer shares of Common Stock and Warrants. California Investors hold a substantial portion of the interests in the Partnership, and the impact of the exercise of dissenters' rights could materially increase the number of shares of Common Stock issued by Benton in connection with the Exchange Offer.

     Conflicts of Interest of Benton. Benton is the Managing General Partner of the Partnership and its determination of the Exchange Value involves an inherent conflict of interest. As Managing General Partner, Benton owes fiduciary duties to the Investors in the Partnership. In addition, it owes a duty to its stockholders. While Benton believes that it has fulfilled these obligations in its determination of the Exchange Value, which is supported, in part, by a reserve report audited by an independent petroleum engineer, no degree of objectivity or professional competence can eliminate the inherent conflict of interest. See "Recommendation of the Managing General Partner -- Fiduciary Duties of Benton" contained in the Prospectus.

     Benton Dividend Policy. Benton's policy is to retain its earnings to support the growth of Benton's business. Accordingly, the Board of Directors of Benton has never declared cash dividends on its Common Stock and does not plan to do so in the foreseeable future. Furthermore, the terms of Benton's debt agreements prohibit Benton from paying cash dividends on its Common Stock. Thus, upon consummation of the Exchange, Investors will no longer receive cash distributions and it is unlikely that cash dividends will be paid on the Benton Common Stock at any time in the foreseeable future.

     No Fractional Shares. No fractional shares will be issued in connection with the Exchange Offer. An Investor who would otherwise be entitled to a fractional share of Common Stock will be paid cash in lieu of such fractional shares. Warrants issued in connection with the Exchange Offer will be rounded to the nearest whole number of Warrants and no fractional interest will be issued.

     Risks Associated with Ownership of Common Stock of Benton. In addition to the information included in this Supplement and the Prospectus, the Investors should carefully consider the following factors related to Benton in determining whether to accept the Exchange Offer. The risk factors summarized below are described in further detail in the Prospectus at "Risk Factors and Material Considerations."

     Losses From Benton's Operations. The historical financial data for Benton reflects net losses and decreased revenues for the years ended December 31, 1992 and 1993. Benton's ability to maintain its financing arrangements, produce its oil and gas reserves and service its debt obligations would be adversely affected by a lack of profitability.

     Foreign Operations. Almost all of Benton's oil and gas revenues and Proved Reserves are attributable to its operations in Venezuela and Russia. Benton's Venezuelan and Russian operations are subject to political, economic and other uncertainties inherent in the development of foreign properties.

     Properties Under Development. A substantial amount of Benton's Proved Reserves are undeveloped and require development activities and/or are proved developed behind-pipe or shut-in and require additional development activities. As a result, Benton will require substantial capital expenditures to develop all of its Proved Reserves.

     Engineers' Estimates of Reserves and Future Net Revenue. This Prospectus contains, and incorporates by reference, estimates of Benton's and the Partnerships' oil and gas reserves and future net revenues therefrom. Estimates of commercially recoverable oil and gas and the future net cash flows derived therefrom are based upon a number of variable factors and assumptions. Estimates to some degree are speculative and estimates of the commercially recoverable reserves of oil and natural gas, and the future net cash flows therefrom, prepared by different engineers or by the same engineer at different times, may vary substantially. The difficulty of making precise estimates is accentuated because most of Benton's Proved Reserves were non-producing at December 31, 1994.

     Development of Additional Reserves. Benton's future success may also depend upon its ability to find or acquire additional oil and gas reserves that are economically recoverable. There can be no assurance that Benton will be able to discover additional commercial quantities of oil and gas, or that Benton will be able to continue to acquire interests in underdeveloped oil and gas fields and enhance production and reserves therefrom.

     Partnership Litigation. Certain limited partners in Benton's oil and gas limited partnerships, including the Partnerships that are the subject of this Exchange Offer, filed suit against Benton and others alleging breaches of contract, fiduciary duty and fraud. This suit has been voluntarily dismissed, subject to an agreement among the parties to arbitrate the issues and claims which were the subject of the claim. See "The Exchange Offer and Proposal -- Litigation and Related Matters."

     In addition, Investors in partnerships which were sponsored by a third party have sued Benton on the theory that since it provided oil and gas drilling prospects to those partnerships and operated substantially all of their properties, it was responsible for alleged violations of securities laws in connection with the offer and sale of interests, contractual breach of fiduciary duty and fraud. See "The Exchange Offer and Proposal -- Litigation and Related Matters."

     Retention and Attraction of Key Personnel. Benton depends to a large extent on the abilities and continued participation of certain key employees, the loss of whose services could have a material adverse effect on Benton's business.

     Regulation. The oil and gas industry is subject to broad and frequently changing regulations that could adversely affect the operations of Benton.

     In spite of the foregoing risks, Benton initiated and proposed the Exchange Offer and recommends adoption of the Proposal by the Partnership to enable Benton to acquire the assets and liabilities of the Partnership and to provide Investors with the potential benefits summarized in the Prospectus under the caption "Reasons for the Exchange Offer."

      MANAGING GENERAL PARTNER'S DETERMINATION THAT EXCHANGE OFFER IS FAIR

     THE MANAGING GENERAL PARTNER OF THE PARTNERSHIP HAS DETERMINED THAT THE EXCHANGE IS FAIR AND IS IN THE BEST INTERESTS OF THE PARTNERSHIP AND ITS PARTNERS AND HAS RECOMMENDED THAT THE PARTNERS OF THE PARTNERSHIP TENDER THEIR PARTNERSHIP UNITS AND CONSENT TO THE PARTNERSHIP PROPOSAL. THE EXCHANGE OFFER IS NOT CONDITIONED UPON ACCEPTANCE AND APPROVAL BY ALL OF THE PARTNERSHIPS AND THE MANAGING GENERAL PARTNER BELIEVES THAT THE OFFER IS FAIR TO ALL INVESTORS, REGARDLESS OF WHICH OR THE NUMBER OF PARTNERSHIPS WHICH ACCEPT THE EXCHANGE OFFER FOR THE REASONS SET FORTH BELOW.

     General. The Managing General Partner has analyzed the terms of the Exchange Offer, the consideration and value offered to the Investors in exchange for their Partnership Units and the value of consideration an Investor could expect to receive under various alternatives to the Exchange. In determining that the Exchange Offer is fair to the Investors, the Managing General Partner considered that the Investors who do not accept the Exchange Offer or who do not elect to receive cash in lieu of Benton Common Stock will receive Common Stock and Warrants of Benton, and could receive cash if the Partnership was continued or liquidated. However, the Managing General Partner believes that because an Investor may elect to receive cash in lieu of Common Stock if the sale to Goldking is consummated, the Investors will receive consideration in excess of the alternatives to the Exchange if the Exchange Offer is accepted. The Managing General Partner's analysis of the consideration an Investor could receive under the alternatives to the Exchange are discussed below. The Managing General Partner believes that those Investors who receive Benton Common Stock will have access to a public trading market if such Investor elects to liquidate his investment for cash. The average daily trading volume for the Benton Common Stock on the NASDAQ National Market for the 30 trading days ended September 27, 1995 was 259,000 shares. The Managing General Partner believes that since the maximum aggregate number of shares of Benton Common Stock that will be issued in the Exchange Offer for all three Partnerships is 171,880, the issuance will have no material effect on the market value of the Benton Common Stock, and may allow all Investors receiving shares of Benton Common Stock in connection with the Exchange Offer and liquidation of the Partnerships to liquidate their investment in the market.

     Alternatives to the Exchange. The Managing General Partner's analysis of the most probable results of continuing the Partnership indicate that, while continuing the Partnership would avoid the risks associated with the ownership of Common Stock in Benton, Investors will receive potentially greater values by participating in the Exchange than the values they would derive from this alternative. Benton estimates that continuing the 1990-1 Partnership under market and operating conditions prevailing in 1994 would likely generate decreasing annual distributions of $114 per 1989-1 Unit in 1995, $146 in 1996, $91 in 1997 and $7 in 1998. Benton estimates that the remaining economic life of the 1989-1 Partnership is 3.5 years. Benton believes that the Partnership will have no residual value in its assets at the end of the economic life of the Partnership.

     The Managing General Partner also believes that, while liquidating the Partnership would provide an immediate cash return and avoid the risks associated with owning Benton Common Stock, the Exchange will provide Investors with greater values than they would likely receive in liquidation of the Partnership. Benton's liquidation analysis reflects an estimated liquidation value of approximately $294,634 of the 1989-1 Partnership, or $1,045 per Unit. Benton received an independent offer from Goldking to purchase the Partnership's interest in the Umbrella Point Field (which represents 99.3% of the total Proved Reserves of the Partnership) for an estimated total purchase price in cash of $323,296 as of June 30, 1995, subject to adjustments. This estimated purchase price would represent potential cash distributions to the Investors equal to $1,147 per Unit. Benton's liquidation analysis is based on the anticipated proceeds from the sale of the Umbrella Point Field to Goldking, plus working capital for the Partnership at June 30, 1995, less estimated general and administrative costs involved in liquidation of the Partnership. For purposes of determining the general and administrative costs to the Partnership, Benton estimated that general and administrative expenses would approximate the general and administrative expenses incurred by the Partnership during the year ended December 31, 1994.

     The following table summarizes the results of Benton's liquidation analysis in comparison to the Exchange Values for the Partnership Units determined by Benton. The table also includes valuation data derived from Benton's analysis of continuing the Partnership. Benton did not undertake its continuation analysis for the purpose of valuing the Partnership, but solely to illustrate the likelihood of decreasing distributions based on oil and gas prices at December 31, 1994. However, because SEC disclosure standards for roll up transactions require a comparison of the value of the consideration offered in the transaction with the value of the consideration estimated for each alternative to the transaction, the tables also reflect the results of extending Benton's continuation analysis for the balance of the estimated life of the Partnership's Proved Reserves, and discounting the projected stream of distributions to present value at the same 10% discount rate used in Benton's liquidation analysis to account for the timing of cash flows as well as production and concentration risks.

                                                                     TOTAL            VALUE PER
    VALUATION METHOD                                           INVESTOR VALUE(1)     1989-1 UNIT
    ----------------                                           -----------------     -----------
    Exchange Value...........................................      $ 370,098           $ 1,312
    Liquidation value estimated by Benton....................        294,634             1,045
    Continuation analysis by Benton assuming natural gas
      prices of $1.63 per Mcf and oil prices of $15.94 per
      Bbl(2).................................................         90,661               322
    Value of Proved Reserves at December 31, 1994(3).........        325,540             1,155

---------------

(1) The Exchange Value and liquidation value attribute no value to Managing General Partners' interests. The continuation analysis assumes continued distributions to the Managing General Partner pursuant to the terms of the Partnership Agreement.

(2) The assumed natural gas and oil prices are the prices used for preparation of the Partnership's reserve report at December 31, 1994. The continuation analysis was calculated based upon Benton's estimate of the remaining economic life of the Partnership, estimated to be 3.5 years.

(3) Based on the Partnership's December 31, 1994 reserve report prepared by the Company and audited by Huddleston. The reserves are valued at December 31 of each year, based on oil and natural gas prices as of that date. Market prices for both oil and gas are subject to a significant degree of variation, and this variation will affect the calculation of future net cash flows reported by the Partnership at any specific date.

     The actual amount that Investors would receive if the Partnership continued its operations would depend on production levels, which cannot be predicted with certainty. In addition, the actual amount that Investors would receive under either of the alternatives to the Exchange would depend on future oil and gas prices. To the extent that future prices for those commodities are materially higher or lower than the pricing assumptions made by the Managing General Partner, those fluctuations would likely have a similar effect on the operating results, distribution rates and market value of the Partnership Units, largely negating the effect of price changes on a comparison between the Exchange and either alternative of continuing the Partnership or liquidating its assets. In addition, Benton believes that liquidating the Partnership would deprive Investors of the opportunity to benefit from any future upturn in oil and gas prices.

     For a more detailed discussion of the bases for the Managing General Partner's determination that the Exchange Offer is fair to Investors, see "Recommendation of the Managing General Partner" contained at page 65 of the Prospectus.

                        DETERMINATION OF EXCHANGE VALUE

     Components of the Exchange Value. The most significant assets considered in determining the Exchange Values were the anticipated cash proceeds from the sale of Umbrella Point Field and Proved Reserves of the Partnership. The Exchange Values reflect these oil and gas assets and all other assets and liabilities of the Partnership. These components reflect (i) the estimated cash proceeds from the sale of Umbrella Point Field to Goldking, (ii) the estimated present value of future net cash flows from the Proved Reserves of the Partnership as of December 31, 1994, discounted at 10% per year and calculated without escalation of prices and costs, (iii) the net book value of current assets and liabilities of the Partnership as of June 30, 1995, and (iv) the tax-basis balances of equipment as of December 31, 1994, and (v) the General Intangibles of the Partnership. Based on management's experience in evaluating reserve acquisition opportunities and transactions in the Partnership's production areas, Benton believes that the components of the Exchange Values reflect all appropriate valuation criteria for the Partnership in accordance with industry practice. Each component of the Exchange Value, estimated on the basis of interim data, is presented for the Partnership in the tables and discussions herein.

     In determining the Exchange Value, Benton considered the total distributions paid to date to participants in the respective Partnerships. For each of the Partnerships, Benton assigned a Total Exchange Value to the Partnership which, based upon certain assumptions described below, and in addition to the distributions paid to date, would provide Investors with consideration valued at 100% of their initial contribution to the Partnership. The estimated cash proceeds from the sale of the working interests in the Umbrella Point Field to Goldking and the value of other tangible assets of the Partnership are attributable to shares of Benton Common Stock, or cash if the Investor makes the cash election described herein. The remaining dollar value, if any, is referred to herein as General Intangibles. Pursuant to the Exchange Offer, value attributed to General Intangibles will be distributed to Investors in the form of Warrants.

     The number of shares of Common Stock and Warrants to be issued pursuant to the Exchange Offer has been determined relative to a Total Exchange Value assigned to the 1989-1 Partnership Units, aggregating $370,098. The number of shares of Common Stock offered in exchange for Partnership Units has been determined by dividing the Exchange Value of the tangible assets of the Partnership by a Common Stock price of $11.00, subject to rounding adjustments. The Common Stock price is based upon the average closing price of the Common Stock on NASDAQ-National Market for the 20 trading days ended October 27, 1995 and will not reflect any subsequent increase or decrease in the market price for the Common Stock after that date, except to the extent required by dissenters' rights for California residents. The number of Warrants to be assigned to each Partnership Unite was determined by dividing the estimated value of the General Intangibles of the Partnership by the estimated present value per Warrant. Benton has used the Black-Scholes option pricing model to calculate the present value of the Warrants, which yielded a value of $3.64 per Warrant. The Warrants are exerciseable at a price of $11.00 per share and will expire three years from the date of issuance. Benton engaged J.P. Morgan Securities Inc. ("J.P. Morgan") to render its opinion as to the fair range of values of the Warrants using the Black-Scholes methodology for pricing options. J.P. Morgan has delivered its written opinion to the Board of Directors of Benton, a copy of which is attached to the Prospectus as Exhibit F, to the effect that as of October 23, 1995, the fair range of values of the Warrants based on the Black Scholes model is between $3.37 and $3.74 per Warrant. See "Method of Determining Exchange Values -- Opinion Regarding Warrant Valuation" in the Prospectus.

     The following unaudited table sets forth (i) the components of the Exchange Values of the Units and (ii) the Exchange Value per Unit held by an Investor. This information was compiled by Benton from the Partnership's reserve report as of December 31, 1994 (a summary of which is included in Exhibit B to this Prospectus) and the Partnership's tax records for the year ended December 31, 1994 and financial statements for the six months ended June 30, 1995.

     The following table sets forth each of the Exchange Value components, estimated on an interim basis.

                           EXCHANGE VALUE COMPONENTS

    Estimated Cash Proceeds -- Umbrella Point Field...........................  $323,296
    Present value of Proved Reserves of other properties (SEC PV 10)..........         0
    Cash......................................................................     5,717
    Intercompany receivable -- Benton Oil and Gas Company.....................       621
    Value of equipment........................................................     4,563
    General Intangibles.......................................................    35,901
                                                                                --------
    Exchange Value............................................................  $370,098
                                                                                ========

     Anticipated Sales Proceeds. In July 1995, Benton, on behalf of the Partnership, and Goldking executed an agreement whereby Goldking will purchase a 4.93% working interest in the Umbrella Point Field from the Partnership, subject to approval of the participants of the Partnership. Upon execution of the agreement, Goldking made an earnest money deposit in favor of the Partnership in the amount of $4,929, included as current assets of the Partnership (the "Deposit"). Subject to closing adjustments and excluding the Deposit, as of June 30, 1995 the Partnership's estimated cash proceeds from the sale would be $323,263, or $1,147 per 1989-1 Unit. Benton has made this Exchange Offer in contemplation of such sale, but the Exchange Offer is not conditioned upon consummation of such sale.

     Other Assets and Liabilities. The tax-basis balances of the 1989-1 Partnership's equipment, excluding Umbrella Point Field equipment, aggregated $4,563 at December 31, 1994, and the net book value of its current assets and liabilities as of June 30, 1995 reflect a balance of $6,338, excluding property held for sale. The equipment value and current net assets are based upon the 1989-1 Partnership's 1994 year-end tax accounting records and June 30, 1995 unaudited financial statements, respectively, maintained in accordance with the applicable provisions of the 1989-1 Partnership Agreement.

     Benton believes that valuing the 1989-1 Partnership's equipment (comprised of oil and gas production and transportation facilities) at its tax-basis balances is favorable to the sellers of the producing properties since many purchasers in transactions evaluated by Benton, as part of Benton's involvement in the production area, allocate nominal value to well equipment on the theory that its salvage value at the end of the commercial lives of acquired wells will approximate the cost of plugging and abandoning the wells. Benton believes that the original cost of the equipment less the deductions computed through 1994 year end for tax purposes represents a reasonable approximation of the fair market value of the equipment to Benton. Benton also believes that valuing the current assets and liabilities of the 1989-1 Partnership (comprised of cash and intercompany receivable) at their book value as of June 30, 1995 is appropriate to reflect the fair market value of these items, which are expected to be collected and paid to Benton, to the extent outstanding, in the stated amounts reflected in the 1989-1 Partnership's unaudited balance sheet as of that date.

     General Intangibles. In determining the value attributed to General Intangibles, Benton evaluated the success to date of the 1989-1 Partnership, total consideration paid to date to the participants and the value to Benton of dissolving and liquidating the 1989-1 Partnership so that Benton can focus on its current operations and reduce the administrative burdens associated with operating the Partnership. Based upon Benton's evaluation of historical administrative costs for the 1989-1 Partnership, Benton estimates that the administrative costs for operating the Partnership will be approximately $35,000 per year. From inception through September 1995, the 1989-1 Partnership has made cash distributions to participants aggregating $848,836, or $3,012 per 1989-1 Unit. In forming the 1989-1 Partnership, Benton sold an aggregate of $1,409,091 in 1989-1 Units. Benton acknowledges the concerns raised by the Investors in the 1989-1 Partnership with regard to operations of the Partnership, the lack of success and thus the disappointing returns on investment by the Investors. Because many of the Investors are or were stockholders of Benton, Benton desires to maintain a good relationship with these stockholders, many of whom have been strong supporters of Benton from inception, and Benton desires to avoid future claims against it by participants relating to the management of the Partnership. See "The Exchange Offer and Proposal -- Litigation and Related Matters" in the Prospectus. Assuming that the Investor in the 1989-1 Partnership elects to hold his or her shares of Common Stock and exercises his or her Warrants at the end of the three-year term, and the market price of the Common Stock is at or above approximately $16.75 per share, Benton believes that the Investors in the 1989-1 Partnership will have received consideration in the form of cash distributions, Common Stock and Warrants in excess of the initial investment in the 1989-1 Partnership, without regard to any tax benefits received by the participants. Assuming the market price of the Common Stock remains in the range of $11.00 per share and that the Warrants could be sold at their estimated present value of $3.64 per Warrant, the Investors in the 1989-1 Partnership would receive consideration in the form of cash distributions, Common Stock and cash proceeds from the sale of the Warrants equal to approximately 86% of their initial investment. Assuming that the market price of the Common Stock declines to $7.50 per share, its lowest price during the 52 weeks preceding the date of this Prospectus, the Investors in the 1989-1 Partnership will have received consideration in the form of cash distributions and Common Stock equal to approximately 76% of their initial investment. On October 30, 1995, the last sales price of the Benton Common Stock on NASDAQ National Market was $12.00 per share. The assumed market price of the Common Stock of $16.75 per share discussed above represents a 40% increase in the market value of the Benton Common Stock during the three year term of the Warrants. There can be no assurance that the market price of the Benton Common Stock will increase or that such price will be achieved. The value of the General Intangibles of the Partnership is not subject to valuation by third parties since the General Intangibles do not represent actual assets of the Partnership. Benton believes that the participants in the Partnership will not receive any value for the General Intangibles in any alternative to the Exchange.

                 COMPENSATION PAID TO MANAGING GENERAL PARTNER

     Under the terms of the Partnership Agreement, the Managing General Partner was entitled to certain cash distributions based upon its share of revenues. The Managing General Partner received cash distributions of $89,961 for the year ended December 31, 1994. This amount represents cumulative cash distributions that were allocable to the Managing General Partner from 1990 to 1994, but were not paid until 1994. No other cash distributions have been received during the last three fiscal years and for the six months ended June 30, 1995. The Managing General Partner was also entitled to receive a reimbursement of certain costs and expenses which it incurred on behalf to the Partnership. Such reimbursements may be deemed to be compensation to the Managing General Partner. The Managing General Partner received reimbursement of its general and administrative expenses allocable to the Partnership in the amounts of $9,386, $9,166, $8,933 and $4,360 for the fiscal years of 1992, 1993, 1994 and the six months ended June 30, 1995 respectively. No cash distributions or compensation was paid by the Partnership to affiliates of Benton during such time period.

     None of the compensation paid or cash distributions made to the Managing General Partner by the Partnership would have been paid by the Partnership during the periods set forth above if the Exchange Offer had been in effect during such period. It is anticipated that substantially all of the assets of the Partnership will be sold to Goldking immediately following consummation of the Exchange Offer. If such sale is consummated, Benton will receive cash proceeds of approximately $323,296 for the sale of the working interest in the Umbrella Point Field as of June 30, 1995, and subject to adjustments. If all Investors in the Partnership elect to receive cash in lieu of Common Stock in connection with the Exchange, Benton will receive no cash proceeds from the sale. If the Exchange Offer is accepted, neither Benton nor any affiliate of Benton will receive any further distributions, compensation or reimbursements from the Partnership.

                        CASH DISTRIBUTIONS TO INVESTORS

     The following table sets forth the cash distributions paid per Unit to Investors for during each of the years in the five year period ended December 31, 1994, and during the six months ended June 30, 1995. None of the distributions represent a return of capital, unless noted.

1990     1991      1992      1993     1994     1995
----     ----     ------     ----     ----     ----
$500(1)  $747(2)  $1,003     $600     $162      $0

---------------
(1) Of these distributions, $192 represents distributions of earnings.

(2) Of these distributions, $61 represents distributions of earnings.

     For additional financial information concerning the Partnership and Benton, see "Information Concerning the 1989-1 Partnership -- Selected Historical Financial Data" and "Unaudited Pro Forma Financial Information" contained in the Prospectus.

PROSPECTUS SUPPLEMENT
1990-1 PARTNERSHIP


                                 EXCHANGE OFFER

               OF AN AGGREGATE OF 114,954 SHARES OF COMMON STOCK
    AND WARRANTS TO PURCHASE AN AGGREGATE OF 474,010 SHARES OF COMMON STOCK
                            FOR PARTNERSHIP UNITS IN
  BENTON OIL & GAS COMBINATION PARTNERSHIP 1990-1, L.P. (1,419.192 PARTNERSHIP
                                     UNITS)
                            ------------------------

                                EXCHANGE RATIO:
     81 SHARES OF COMMON STOCK AND 334 WARRANTS PER 1990-1 PARTNERSHIP UNIT

     This Supplement accompanies a Prospectus (the "Prospectus") and is being furnished to the Investors ("Investors") in the Benton Oil & Gas Combination Partnership 1990-1, L.P., a California limited partnership (the "Partnership") in connection with the offer by Benton Oil and Gas Company, a Delaware corporation and the managing general partner of the Partnership ("Benton," or "Company," or "Managing General Partner") to exchange shares of Common Stock, $.01 par value of Benton ("Common Stock") and Warrants ("Warrants") to purchase shares of Common Stock of Benton (the "Exchange Offer") for all of the right, title and interest to units of Partnership interest in the Partnerships ("Partnership Units") held by Investors, at the exchange rate outlined below. Benton has offered to exchange shares of Common Stock and Warrants for all of the right, title and interest to units of partnership interest in the Benton Oil & Gas Combination Partnership 1989-1, L.P. (the "1989-1 Partnership") and the Benton Oil & Gas Combination Partnership 1991-1, L.P. (the "1991-1 Partnership") on the terms and at the exchange rates set forth in the Prospectus. A separate supplement has been prepared for each of the Partnerships. THE EFFECTS OF THE EXCHANGE OFFER MAY BE DIFFERENT FOR INVESTORS IN THE VARIOUS PARTNERSHIPS. UPON RECEIPT OF A WRITTEN REQUEST BY AN INVESTOR OR HIS REPRESENTATIVE WHO HAS BEEN DESIGNATED IN WRITING, A COPY OF ANY SUPPLEMENT WILL BE TRANSMITTED PROMPTLY, WITHOUT CHARGE, BY BENTON. ANY SUCH REQUEST SHOULD BE FORWARDED TO THE ATTENTION OF TONI L. JACKSON, BENTON OIL AND GAS COMPANY, 1145 EUGENIA PLACE, SUITE 200, CARPENTERIA, CALIFORNIA 93013. THE INFORMATION CONTAINED IN THIS SUPPLEMENT IS NOT INTENDED TO BE A COMPLETE DESCRIPTION OF ALL MATTERS COVERED IN THE PROSPECTUS, AND INVESTORS ARE ENCOURAGED TO REVIEW ALL INFORMATION SET FORTH IN THE PROSPECTUS.

     THE EXCHANGE OFFER INVOLVES VARIOUS RISKS THAT SHOULD BE CONSIDERED BY INVESTORS. SEE "RISK FACTORS AND MATERIAL CONSIDERATIONS," BEGINNING ON PAGE 1 OF THIS SUPPLEMENT. IN PARTICULAR, INVESTORS SHOULD CONSIDER THE FOLLOWING
FACTORS:

     - INVESTORS HAD RECEIVED CASH DISTRIBUTIONS FROM THE PARTNERSHIP, BUT WILL RECEIVE NO CASH DISTRIBUTIONS OR DIVIDENDS IN THE FORESEEABLE FUTURE FROM BENTON.

     - THE MARKET PRICE OF THE COMMON STOCK COULD DECLINE BELOW THE MARKET PRICE USED FOR CALCULATION OF THE EXCHANGE RATES, EXPOSING INVESTORS TO A REDUCED RETURN ON THEIR INVESTMENT.

     - THE EXCHANGE VALUE OF THE PARTNERSHIP UNITS WAS DETERMINED BY BENTON, WHICH HAS INHERENT CONFLICTS OF INTEREST, AND MAY NOT REFLECT THE VALUE OF THE NET ASSETS OF THE PARTNERSHIP IF SOLD TO AN UNAFFILIATED THIRD PARTY IN AN ARM'S LENGTH TRANSACTION.

     - BENTON HAS ATTRIBUTED A PRESENT VALUE TO THE WARRANTS, USING THE BLACK-SCHOLES OPTION PRICING MODEL. HOWEVER, THE ACTUAL VALUE, IF ANY, A HOLDER MAY REALIZE FROM THE WARRANTS WILL DEPEND ON THE EXCESS OF THE MARKET PRICE OF THE COMMON STOCK OVER THE EXERCISE PRICE OF THE WARRANT ON THE DATE THE WARRANT IS EXERCISED.

     - BENTON'S DETERMINATIONS OF THE EXCHANGE VALUES WERE BASED PRIMARILY ON THE ESTIMATED PRESENT VALUE OF THE PARTNERSHIP'S PROVED OIL AND GAS RESERVES, WHICH INVOLVES MANY UNCERTAINTIES AND COULD RESULT IN

       AN UNDERVALUATION OF PARTNERSHIP UNITS. THERE CAN BE NO ASSURANCE THAT THE EXCHANGE VALUE REPRESENTS THE VALUE THE PARTNERSHIP COULD RECEIVE IN THE SALE OF THE ASSETS OF THE PARTNERSHIP.

     - THE ALTERNATIVES OF CONTINUING THE PARTNERSHIP OR LIQUIDATING ITS ASSETS COULD POTENTIALLY BE MORE BENEFICIAL TO INVESTORS THAN THE EXCHANGE OFFER.

     - NO INDEPENDENT REPRESENTATIVE WAS ENGAGED TO REPRESENT THE UNAFFILIATED INVESTORS IN NEGOTIATING THE TERMS OF THE EXCHANGE OFFER, WHICH MAY BE INFERIOR TO THOSE THAT COULD HAVE BEEN NEGOTIATED BY AN INDEPENDENT REPRESENTATIVE.

     - INVESTORS HAVE NO DISSENTER'S RIGHTS IN THE EXCHANGE OFFER, OTHER THAN LIMITED DISSENTERS' RIGHTS FOR CALIFORNIA RESIDENTS, AND THEREFORE CANNOT ELECT TO RECEIVE CASH FOR THEIR PARTNERSHIP UNITS.

     - OWNERSHIP OF COMMON STOCK MAY INVOLVE GREATER RISK THAN AN INVESTMENT IN THE PARTNERSHIP UNITS BECAUSE OF BENTON'S BROADER OPERATIONS, INCLUDING FOREIGN OPERATIONS, AND ITS USE OF DEBT TO FINANCE ONGOING OPERATIONS.

     - FUTURE EQUITY OFFERINGS BY BENTON COULD POTENTIALLY BE DILUTIVE TO INVESTORS HOLDING COMMON STOCK OR WARRANTS.


     Benton is offering to exchange shares of Common Stock and Warrants to owners of Partnership Units in the 1990-1 Partnership (the "1990-1 Units") on the basis of $5,000.00 original investment on the terms and in the amounts set forth herein. The Warrants to be issued in connection with the Exchange Offer are exercisable at a price of $11.00 per share and will expire three years form the date of issuance. For detailed information regarding the determination of the Total Exchange Values for each of the Partnerships, see "Determination of Exchange Value." Holders of Units in the Partnership who elect to accept the Exchange Offer may choose to receive cash in lieu of the Common Stock to be issued, but cash will be distributed to the holders only if the sale of the Umbrella Point Field to Goldking Trinity Bay Corp., as described in the Prospectus, is actually consummated. See "The Exchange Offer and
Proposal -- Election to Receive Cash in Lieu of Common Stock" in the Prospectus. On October 31, 1995, the last reported sales price of the Common Stock, as reported on NASDAQ National Market, was $12.13.


     In connection with the Exchange Offer, Benton is submitting a Proposal to Investors in the Partnership to amend the Partnership Agreement to provide for the transfer of all of the assets and liabilities of the Partnership to Benton as of the December 31, 1994 Effective Date in exchange for Common Stock and Warrants in the amounts set forth herein and the pro rata distribution of such consideration in liquidation of the Partnership. Each Investor who tenders his Partnership Units pursuant to the Exchange Offer will, by that tender, consent to the Proposal.

     ADOPTION OF THE PROPOSAL REQUIRES THE CONSENT OF INVESTORS OF THE PARTNERSHIP HOLDING 75% OF THE PARTNERSHIP UNITS. IF INVESTORS IN THE PARTNERSHIP HOLDING NOT LESS THAN 75% OF THE PARTNERSHIP UNITS ACCEPT THE EXCHANGE OFFER AND CONSENT TO THE PROPOSAL, ALL NON-DISSENTING HOLDERS OF UNITS IN THE PARTNERSHIP WILL BE BOUND BY THE TERMS OF THE EXCHANGE AND PROPOSAL AND WILL RECEIVE THE NUMBER OF SHARES OF COMMON STOCK AND WARRANTS DESCRIBED HEREIN. A SIMILAR EXCHANGE OFFER AND PROPOSAL IS BEING OFFERED TO INVESTORS IN TWO OTHER PARTNERSHIPS. EACH OF THE EXCHANGE OFFERS TO THE PARTNERSHIPS IS INDEPENDENT OF THE EXCHANGE OFFER TO THE OTHER PARTNERSHIPS. THE EXCHANGE WILL ONLY BE CONSUMMATED FOR THE PARTNERSHIP IF THE PROPOSAL HAS BEEN APPROVED BY THE INVESTORS. BENTON OIL AND GAS COMPANY, IN ADDITION TO BEING MANAGING GENERAL PARTNER OF THE THREE PARTNERSHIPS, OWNS 14.192 1990-1 UNITS AND WILL VOTE SUCH UNITS THE SAME AS A MAJORITY OF INVESTORS VOTE THEIR UNITS. INVESTORS WILL RECEIVE THE CONSIDERATION SET FORTH HEREIN, AND THE RESPECTIVE PARTNERSHIP WILL BE DISSOLVED.

     ASSUMING CONSUMMATION OF THE EXCHANGE OFFER, ALL OF THE INVESTORS IN THE PARTNERSHIP, WHETHER OR NOT THEY TENDER THEIR UNITS AND THUS VOTE IN FAVOR OF THE PROPOSAL, WILL RECEIVE THE SAME NUMBER OF SHARES OF COMMON STOCK AND WARRANTS AS THEY WOULD HAVE RECEIVED HAD THEY TENDERED THEIR PARTNERSHIP UNITS AND THE PARTNERSHIP WILL BE DISSOLVED.

     The Exchange may be withdrawn at any time prior to its scheduled expiration date if Benton reasonably determines that a material change affecting the Partnership or the Company has occurred. THE EXCHANGE WILL

ONLY BE CONSUMMATED IF THE PROPOSAL HAS BEEN APPROVED BY THE INVESTORS. The assets and liabilities of the Partnership, if the Proposal is approved and the Exchange Offer is accepted, will be transferred to Benton effective as of December 31, 1994 (the "Effective Date").


THE EXCHANGE OFFER EXPIRES AT 5:00 P.M. PACIFIC TIME ON JANUARY 9, 1996 UNLESS EXTENDED.

                            ------------------------

THE SHARES OF COMMON STOCK AND WARRANTS TO BE ISSUED IN CONNECTION WITH THE EXCHANGE HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                THE DATE OF THIS SUPPLEMENT IS NOVEMBER 1, 1995.

     The information contained in this Supplement is being provided to Investors in the Benton Oil & Gas Combination Partnership 1990-1, L.P. (the
"Partnership"). The information contained in this Supplement is not intended to be a complete description of all matters covered in the Prospectus, and Investors are encouraged to review all information set forth in the Prospectus.

                    RISK FACTORS AND MATERIAL CONSIDERATIONS

     The Exchange Offer. In addition to the information included in this Supplement and the Prospectus, the Investors should carefully consider the following factors in determining whether to accept the Exchange Offer and consent to the Proposal. The risk factors summarized below are described in further detail elsewhere in the Prospectus at "Risk Factors and Material Considerations," beginning at page 29.

     Lack of Arm's Length Negotiations and Uncertainties in the Method of Determining Exchange Values. The Exchange Value was determined by Benton, based in part on an offer for the purchase of substantially all of the assets of the Partnership from an unaffiliated third party (Goldking Trinity Bay Corp.), but may not reflect the actual value of the net assets of the Partnership. The primary assets of the Partnership considered by Benton when determining the Exchange Value were the proved oil and gas reserves of the Partnership (the "Proved Reserves") and the present value of associated future net cash flow as of December 31, 1994, as well as the offer to purchase the Umbrella Point Field by Goldking, described herein and in the Prospectus. There are many uncertainties inherent in estimating quantities of Proved Reserves, and the present value attributed to the Partnership's Proved Reserves may be less than the future net cash flows actually received from the Partnership's interest in its wells. In that event, the use of this valuation methodology will have resulted in an undervaluation of the Partnership Units. See "Method of Determining Exchange Value."

     Potential Decline in Market Price of Common Stock. Access to an active trading market by exchanging Investors may result in a relatively large number of shares of Common Stock offered for sale immediately after the Closing Date. This may tend to lower the market price for the Common Stock. Future market conditions in the oil and gas industry in general or the effect of the conditions on Benton in particular could also adversely affect the market price of the Common Stock and thus the value of the Warrants. There can be no assurance regarding the potential appreciation in the market price of the Common Stock. Any decline in the market price of the Common Stock could reduce the Investor's return on investment or increase the loss on the Investor's original investment.

     Potential Benefits of Alternatives to the Exchange. The alternatives to the Exchange Offer are the continuation of the Partnership or the liquidation of the Partnership's assets and distribution of the liquidation proceeds to Investors, either of which could potentially be more beneficial to Investors than the Exchange by avoiding the risks associated with ownership of Benton Common Stock and, in the case of a liquidation of the Partnership, by providing an immediate cash return to Investors. See "Recommendation of the Managing General Partner -- Managing General Partner's Determination that Exchange Offer is Fair -- Alternatives to the Exchange" contained in the Prospectus.

     Lack of Independent Representatives for Investors; No Fairness Opinion. No independent representative was selected or hired to represent the interests of the Investors in negotiating the terms of the Exchange Offer. The Exchange Values and other terms of the Exchange Offer may therefore be inferior to those that could have been negotiated by an independent representative. Benton did not retain an independent third party to render an opinion regarding the fairness of the terms of the Exchange Offer to the Investors.

     Limited Dissenters' Rights. Investors who are California residents and who oppose the Proposal will have limited dissenters' rights. Other Investors who oppose the Proposal will have no dissenters' rights or appraisal rights, and therefore, no option to receive cash based on a separate appraisal of the Partnership assets in lieu of the Common Stock and Warrants based on the Exchange Values determined by Benton. The Managing General Partner could have provided all Investors with appraisal rights in structuring the Exchange Offer but elected not to do so, primarily because such rights are not provided for in the

     Partnership Agreements. The absence of these rights limit the options that would otherwise be available to Investors opposing the Exchange Offer.

     Effect of Dissenters' Rights on California Investors. Investors residing in California will be afforded limited dissenters' rights in accordance with the requirements for roll-up transactions under the California Code. By voting against the Proposal, Investors in the State of California will be deemed to exercise their dissenters' rights and will receive the number of shares of Common Stock and Warrants equal to the Exchange Value of their interests divided by the closing price of the Common Stock on the NASDAQ National Market during the twenty days immediately after the Closing Date. If that average price is lower than the Exchange Price, dissenting California Investors will receive more shares of Common Stock than they would otherwise receive in the Exchange Offer. If, however, the average price is higher than the Exchange Price, a dissenting California Investor would receive fewer shares of Common Stock and Warrants. California Investors hold a substantial portion of the interests in the Partnership, and the impact of the exercise of dissenters' rights could materially increase the number of shares of Common Stock issued by Benton in connection with the Exchange Offer.

     Conflicts of Interest of Benton. Benton is the Managing General Partner of the Partnership and its determination of the Exchange Value involves an inherent conflict of interest. As Managing General Partner, Benton owes fiduciary duties to the Investors in the Partnership. In addition, it owes a duty to its stockholders. While Benton believes that it has fulfilled these obligations in its determination of the Exchange Value, which is supported, in part, by a reserve report audited by an independent petroleum engineer, no degree of objectivity or professional competence can eliminate the inherent conflict of interest. See "Recommendation of the Managing General Partner -- Fiduciary Duties of Benton" contained in the Prospectus.

     Benton Dividend Policy. Benton's policy is to retain its earnings to support the growth of Benton's business. Accordingly, the Board of Directors of Benton has never declared cash dividends on its Common Stock and does not plan to do so in the foreseeable future. Furthermore, the terms of Benton's debt agreements prohibit Benton from paying cash dividends on its Common Stock. Thus, upon consummation of the Exchange, Investors will no longer receive cash distributions and it is unlikely that cash dividends will be paid on the Benton Common Stock at any time in the foreseeable future.

     No Fractional Shares. No fractional shares will be issued in connection with the Exchange Offer. An Investor who would otherwise be entitled to a fractional share of Common Stock will be paid cash in lieu of such fractional shares. Warrants issued in connection with the Exchange Offer will be rounded to the nearest whole number of Warrants and no fractional interest will be issued.

     Risks Associated with Ownership of Common Stock of Benton. In addition to the information included in this Supplement and the Prospectus, the Investors should carefully consider the following factors related to Benton in determining whether to accept the Exchange Offer. The risk factors summarized below are described in further detail in the Prospectus at "Risk Factors and Material Considerations."

     Losses From Benton's Operations. The historical financial data for Benton reflects net losses and decreased revenues for the years ended December 31, 1992 and 1993. Benton's ability to maintain its financing arrangements, produce its oil and gas reserves and service its debt obligations would be adversely affected by a lack of profitability.

     Foreign Operations. Almost all of Benton's oil and gas revenues and Proved Reserves are attributable to its operations in Venezuela and Russia. Benton's Venezuelan and Russian operations are subject to political, economic and other uncertainties inherent in the development of foreign properties.

     Properties Under Development. A substantial amount of Benton's Proved Reserves are undeveloped and require development activities and/or are proved developed behind-pipe or shut-in and require additional development activities. As a result, Benton will require substantial capital expenditures to develop all of its Proved Reserves.

     Engineers' Estimates of Reserves and Future Net Revenue. This Prospectus contains, and incorporates by reference, estimates of Benton's and the Partnerships' oil and gas reserves and future net revenues therefrom. Estimates of commercially recoverable oil and gas and the future net cash flows derived therefrom are based upon a number of variable factors and assumptions. Estimates to some degree are speculative and estimates of the commercially recoverable reserves of oil and natural gas, and the future net cash flows therefrom, prepared by different engineers or by the same engineer at different times, may vary substantially. The difficulty of making precise estimates is accentuated because most of Benton's Proved Reserves were non-producing at December 31, 1994.

     Development of Additional Reserves. Benton's future success may also depend upon its ability to find or acquire additional oil and gas reserves that are economically recoverable. There can be no assurance that Benton will be able to discover additional commercial quantities of oil and gas, or that Benton will be able to continue to acquire interests in underdeveloped oil and gas fields and enhance production and reserves therefrom.

     Partnership Litigation. Certain limited partners in Benton's oil and gas limited partnerships, including the Partnerships that are the subject of this Exchange Offer, filed suit against Benton and others alleging breaches of contract, fiduciary duty and fraud. This suit has been voluntarily dismissed, subject to an agreement among the parties to arbitrate the issues and claims which were the subject of the claim. See "The Exchange Offer and Proposal -- Litigation and Related Matters."

     In addition, Investors in partnerships which were sponsored by a third party have sued Benton on the theory that since it provided oil and gas drilling prospects to those partnerships and operated substantially all of their properties, it was responsible for alleged violations of securities laws in connection with the offer and sale of interests, contractual breach of fiduciary duty and fraud. See "The Exchange Offer and Proposal -- Litigation and Related Matters" in the Prospectus.

     Retention and Attraction of Key Personnel. Benton depends to a large extent on the abilities and continued participation of certain key employees, the loss of whose services could have a material adverse effect on Benton's business.

     Regulation. The oil and gas industry is subject to broad and frequently changing regulations that could adversely affect the operations of Benton.

     In spite of the foregoing risks, Benton initiated and proposed the Exchange Offer and recommends adoption of the Proposal by the Partnership to enable Benton to acquire the assets and liabilities of the Partnership and to provide Investors with the potential benefits summarized in the Prospectus under the caption "Reasons for the Exchange Offer."

      MANAGING GENERAL PARTNER'S DETERMINATION THAT EXCHANGE OFFER IS FAIR

     THE MANAGING GENERAL PARTNER OF THE PARTNERSHIP HAS DETERMINED THAT THE EXCHANGE IS FAIR AND IS IN THE BEST INTERESTS OF THE PARTNERSHIP AND ITS PARTNERS AND HAS RECOMMENDED THAT THE PARTNERS OF THE PARTNERSHIP TENDER THEIR PARTNERSHIP UNITS AND CONSENT TO THE PARTNERSHIP PROPOSAL. THE EXCHANGE OFFER IS NOT CONDITIONED UPON ACCEPTANCE AND APPROVAL BY ALL OF THE PARTNERSHIPS AND THE MANAGING GENERAL PARTNER BELIEVES THAT THE OFFER IS FAIR TO ALL INVESTORS, REGARDLESS OF WHICH OR THE NUMBER OF PARTNERSHIPS WHICH ACCEPT THE EXCHANGE OFFER FOR THE REASONS SET FORTH BELOW.

     General. The Managing General Partner has analyzed the terms of the Exchange Offer, the consideration and value offered to the Investors in exchange for their Partnership Units and the value of consideration an Investor could expect to receive under various alternatives to the Exchange. In determining that the Exchange Offer is fair to the Investors, the Managing General Partner considered that the Investors who do not accept the Exchange Offer or who do not elect to receive cash in lieu of Benton Common Stock will receive Common Stock and Warrants of Benton, and could receive cash if the Partnership was continued or liquidated. However, the Managing General Partner believes that because an Investor may elect to receive cash in lieu of Common Stock if the sale to Goldking is consummated, the Investors will receive consideration in excess of the alternatives to the Exchange if the Exchange Offer is accepted. The Managing General Partner's analysis of the consideration an Investor could receive under the alternatives to the Exchange are discussed below. The Managing General Partner believes that those Investors who receive Benton Common Stock will have access to a public trading market if such Investor elects to liquidate his investment for cash. The average daily trading volume for the Benton Common Stock on the NASDAQ National Market for the 30 trading days ended September 27, 1995 was 259,000 shares. The Managing General Partner believes that since the maximum aggregate number of shares of Benton Common Stock that will be issued in the Exchange Offer for all three Partnerships is 171,880, the issuance will have no material effect on the market value of the Benton Common Stock, and may allow all Investors receiving shares of Benton Common Stock in connection with the Exchange Offer and liquidation of the Partnerships to liquidate their investment in the market.

     Alternatives to the Exchange. The Managing General Partner's analysis of the most probable results of continuing the Partnership indicate that, while continuing the Partnership would avoid the risks associated with the ownership of Common Stock in Benton, Investors will receive potentially greater values by participating in the Exchange than the values they would derive from this alternative. Benton estimates that continuing the 1990-1 Partnership under market and operating conditions prevailing in 1994 would likely generate decreasing annual distributions of $97 per 1990-1 Unit in 1995, $119 in 1996, $76 in 1997, $30 in 1998, $10 in 1999 and $1 in 2,000. Benton estimates that the remaining economic life of the 1990-1 Partnership is 5.5 years. Benton believes that the Partnership will have no residual value in its assets at the end of the economic life of the Partnership.

     The Managing General Partner also believes that, while liquidating the Partnership would provide an immediate cash return and avoid the risks associated with owning Benton Common Stock, the Exchange will provide Investors with greater values than they would likely receive in liquidation of the Partnership. Benton's liquidation analysis reflects an estimated liquidation value of approximately $1,052,601 of the 1990-1 Partnership, or $742 per Unit. Benton received an independent offer from Goldking to purchase the Partnership's interest in the Umbrella Point Field (which represents 88.1% of the total Proved Reserves of the Partnership) for an estimated total purchase price in cash of $930,865 as of June 30, 1995, subject to adjustments. This estimated purchase price would represent potential cash distributions to the Investors equal to $656 per Unit. Benton's liquidation analysis is based on the anticipated proceeds from the sale of the Umbrella Point Field to Goldking, plus working capital for the Partnership at June 30, 1995, less estimated general and administrative costs involved in liquidation of the Partnership. For purposes of determining the general and administrative costs to the Partnership, Benton estimated that general and administrative expenses would approximate the general and administrative expenses incurred by the Partnership during the year ended December 31, 1994.

     The following table summarizes the results of Benton's liquidation analysis in comparison to the Exchange Values for the Partnership Units determined by Benton. The table also includes valuation data derived from Benton's analysis of continuing the Partnership. Benton did not undertake its continuation analysis for the purpose of valuing the Partnership, but solely to illustrate the likelihood of decreasing distributions based on oil and gas prices at December 31, 1994. However, because SEC disclosure standards for roll up transactions require a comparison of the value of the consideration offered in the transaction with the value of the consideration estimated for each alternative to the transaction, the tables also reflect the results of extending Benton's continuation analysis for the balance of the estimated life of the Partnership's Proved Reserves, and discounting the projected stream of distributions to present value at the same 10% discount rate used in Benton's liquidation analysis to account for the timing of cash flows as well as production and concentration risks.

                                                                     TOTAL            VALUE PER
    VALUATION METHOD                                           INVESTOR VALUE(1)     1990-1 UNIT
    ----------------                                           -----------------     -----------
    Exchange Value...........................................     $ 2,990,728          $ 2,107
    Liquidation value estimated by Benton....................       1,052,601              742
    Value of Proved Reserves at December 31, 1994(2).........       1,057,123              745
    Continuation analysis by Benton assuming natural gas
      prices of $1.63 per Mcf and oil prices of
      $15.94 per Bbl(3)......................................         415,355              293

---------------

(1) The Exchange Value and liquidation value attribute no value to Managing General Partners' interests. The continuation analysis assumes continued distributions to the Managing General Partner pursuant to the terms of the Partnership Agreement.

(2) Based on the Partnership's December 31, 1994 reserve report prepared by the Company and audited by Huddleston. The reserves are valued as of December 31 of each year, based on oil and gas prices as of that date. Market prices for both oil and natural gas are subject to a significant degree of variation, and this variation will effect the calculation of future net cash flows by the Partnership at any specific date.

(3) The assumed natural gas and oil prices are the prices used for preparation of the Partnership's reserve report at December 31, 1994. The continuation analysis was calculated based upon Benton's estimate of the remaining economic life of the Partnership, estimated to be 5.5 years.


     The actual amount that Investors would receive if the Partnership continued its operations would depend on production levels, which cannot be predicted with certainty. In addition, the actual amount that Investors would receive under either of the alternatives to the Exchange would depend on future oil and gas prices. To the extent that future prices for those commodities are materially higher or lower than the pricing assumptions made by the Managing General Partner, those fluctuations would likely have a similar effect on the operating results, distribution rates and market value of the Partnership Units, largely negating the effect of price changes on a comparison between the Exchange and either alternative of continuing the Partnership or liquidating its assets. In addition, Benton believes that liquidating the Partnership would deprive Investors of the opportunity to benefit from any future upturn in oil and gas prices.

     For a more detailed discussion of the bases for the Managing General Partner's determination that the Exchange Offer is fair to Investors, see "Recommendation of the Managing General Partner" contained at page 65 of the Prospectus.

                        DETERMINATION OF EXCHANGE VALUE

     Components of the Exchange Value. The most significant assets considered by Benton in determining the Exchange Value of the Units were the anticipated net proceeds from the sale of the Umbrella Point Field and Proved Reserves of the Partnership. The Exchange Values represent the sum of (i) the estimated cash proceeds from the anticipated sale of Umbrella Point Field to Goldking, (ii) the estimated present value of future net cash flows from the Proved Reserves of the Partnership as of December 31, 1994, discounted at 10% per year and calculated without escalation of prices and costs, as reflected in the reserve report for the Partnership as of that date prepared by Benton and audited by Huddleston & Co., Inc., independent petroleum engineers ("Huddleston"), (iii) the tax-basis balances of equipment as of December 31, 1994 and the net book value of current assets and liabilities (reflected on the unaudited balance sheet) of the Partnership as of June 30, 1995, and (iv) the value of General Intangibles. These components represent all of the assets and liabilities of the Partnership and were determined as of the year end and June 30, 1995 to conform with the SEC reporting requirements for reserve information and unaudited financial information, respectively. Since the year-end reserve information is audited, the Exchange Values were derived from that information.

     In determining the Exchange Value, Benton considered the total distributions paid to date to participants in the Partnership. For the Partnership, and each of the other Partnerships, Benton assigned a Total Exchange

Value to the Partnership which, based upon certain assumptions described herein, and in addition to the distributions paid to date, would provide Investors with consideration valued at 100% of their initial contribution to the Partnership. See "-- General Intangibles" for a discussion of the assumptions used by Benton. The estimated cash proceeds from the sale of the working interest in the Umbrella Point Field to Goldking and the value of other tangible assets of the Partnership are attributable to shares of Benton Common Stock, or cash if the Investor makes the cash election described herein. The remaining dollar value is referred to herein as General Intangibles. Pursuant to the Exchange Offer, value attributed to General Intangibles will be distributed to Investors in the form of Warrants.

     The number of shares of Common Stock and Warrants to be issued pursuant to the Exchange Offer has been determined relative to a Total Exchange Value assigned to the Partnership aggregating $2,990,728. The number of shares of Common Stock offered in exchange for Partnership Units has been determined by dividing the Exchange Value of the tangible assets by a Common Stock price of $11.00, subject to rounding adjustments. The Common Stock price is based upon the average closing price of the Common Stock on the NASDAQ National Market for the 20 trading days ended October 27, 1995 and will not reflect any subsequent increase or decrease in the market price for the Common Stock after that date, except to the extent required by dissenters' rights for California residents. The number of Warrants to be assigned to the Partnership was determined by dividing the estimated value of the General Intangibles of the Partnership by the estimated present value per Warrant. Benton has used the Black-Scholes option pricing model to calculate the present value of the Warrants, which yielded a value of $3.64 per Warrant. The Warrants are exercisable at a price of $11.00 per share and will expire three years from the date of issuance. Benton engaged J.P. Morgan Securities Inc. ("J.P. Morgan") to render its opinion as to the fair range of values of the Warrants using the Black-Scholes methodology for pricing options. J.P. Morgan has delivered its written opinion to the Board of Directors of Benton, a copy of which is attached to the Prospectus as Exhibit F, to the effect that as of October 23, 1995, the fair range of values of the Warrants based on the Black Scholes model is between $3.37 and $3.74 per Warrant. See "Method of Determining Exchange Values -- Opinion Regarding Warrant Valuation" in the Prospectus.

     The following unaudited table sets forth (i) the components of the Exchange Values of the Units and (ii) the Exchange Value per Unit held by an Investor. This information was compiled by Benton from the Partnership's reserve report as of December 31, 1994 (a summary of which is included in Exhibit B to this Prospectus) and the Partnership's tax records for the year ended December 31, 1994 and financial statements for the six months ended June 30, 1995.

     The following table sets forth each of the Exchange Value components, estimated on an interim basis.

                           EXCHANGE VALUE COMPONENTS

    Estimated Cash Proceeds -- Umbrella Point Field..........................  $  930,865
    Present value of Proved Reserves of other properties (SEC PV 10).........     119,694
    Cash.....................................................................     145,455
    Intercompany receivable -- Benton Oil and Gas Company....................      56,281
    Value of equipment.......................................................      13,037
    General Intangibles......................................................   1,725,396
                                                                               ----------
    Exchange Value...........................................................  $2,990,728
                                                                               ==========

     Anticipated Sales Proceeds. In July 1995, Benton, on behalf of the Partnership, and Goldking executed an agreement whereby Goldking will purchase a 14.19% working interest in the Umbrella Point Field from the Partnership, subject to approval of the participants of the Partnership. Upon execution of the agreement, Goldking made an earnest money deposit in favor of the Partnership of $14,192, included as current assets of the Partnership (the "Deposit"). Subject to closing adjustments and excluding the Deposit, as of June 30, 1995 the Partnership's estimated cash proceeds from the sale would be $930,865, or $656 per 1990-1 Unit. Benton has made this Exchange Offer in contemplation of such sale, but the Exchange Offer is not conditioned upon consummation of such sale.

     Proved Reserves. The calculation of the present value of the 1990-1 Partnership's Proved Reserves for the purpose of determining the Exchange Value complies with the rules and regulations of the SEC relating to the calculation of the present value of future net cash flows determined as of December 31, 1994 attributable to proved oil and gas reserves for disclosure and financial reporting purposes. The regulations governing these reserves do not permit the use of escalated prices and costs except in accordance with existing contractual arrangements, and the resulting SEC PV 10 calculations may overestimate or underestimate the actual future cash flows from the production and sale of oil and gas and, consequently, the present value thereof.

     The gross quantities of Proved Reserves attributable to the 1990-1 Partnership's interest in its wells, together with the estimated present value of those reserves, were estimated on an SEC PV 10 basis as of December 31, 1994 in a reserve report prepared by Benton and audited by Huddleston. A summary of the report and a copy of the audit letter, setting forth the criteria and assumptions used in evaluating the 1990-1 Partnership's Proved Reserves, are included in Exhibit B to the Prospectus.

     There are numerous uncertainties inherent in estimating quantities of Proved Reserves. Huddleston audited the data and computations used by Benton's petroleum engineer in their evaluation of the total Proved Reserves attributable to all of the wells in which the 1990-1 Partnership had an interest as of December 31, 1994. Estimates by other independent petroleum engineers could vary from Benton's estimates and could result in higher or lower valuations.

     The estimates of the 1990-1 Partnership's future gross revenues attributable to its estimated Proved Reserves as of December 31, 1994 were calculated based on natural gas and crude oil prices in effect on that date. Those prices had a weighted average of $1.63 per Mcf for natural gas and $15.94 per Bbl for oil.

     Future operating and development costs were based on the 1990-1 Partnership's operating and development costs as of December 31, 1994 and were used without escalation. Future severance (production) and ad valorem (property) taxes were calculated using rates prevailing at December 31, 1994. The estimated future gross revenues, future operating and development costs and production taxes were allocated to the 1990-1 Partnership in accordance with its interest in oil and gas properties, taking into account applicable reversionary and overriding royalty interests.

     The present values of the estimated net cash flows attributable to the 1990-1 Partnership's Proved Reserves of other properties were calculated by discounting the future net cash flows to present value at the rate of 10% per year, as prescribed by SEC regulations covering reserve reporting for financial disclosure purposes. The discount factor is intended to reflect the timing of future net cash flows. No further discount or risk adjustment was applied. Present value, regardless of the discount rate used, is materially affected by assumptions as to timing of future production, which may prove to have been inaccurate.

     Other Assets and Liabilities. The tax-basis balances of the 1990-1 Partnership's equipment, excluding Umbrella Point Field equipment, aggregated $13,037 at December 31, 1994, and the net book value of its current assets and liabilities as of June 30, 1995 reflect a balance of $201,736, excluding property held for sale. The equipment value and net current assets are based upon the 1990-1 Partnership's 1994 year-end tax accounting records and June 30, 1995 unaudited financial statements, respectively, maintained in accordance with the applicable provisions of the 1990-1 Partnership Agreement.

     Benton believes that valuing the 1990-1 Partnership's equipment (comprised of oil and gas production and transportation facilities) at its tax-basis balances is favorable to the sellers of the producing properties since many purchasers in transactions evaluated by Benton, as part of Benton's involvement in the production area, allocate nominal value to well equipment on the theory that its salvage value at the end of the commercial lives of acquired wells will approximate the cost of plugging and abandoning the wells. Benton believes that the original cost of the equipment less the deductions computed through 1994 year end for tax purposes represents a reasonable approximation of the fair market value of the equipment to Benton. Benton also believes that valuing the current assets and liabilities of the 1990-1 Partnership (comprised of cash and intercompany receivable) at their book value as of June 30, 1995 is appropriate to reflect the fair market value of these items, which are expected to be collected and paid to Benton, to the extent outstanding, in the stated amounts reflected in the 1990-1 Partnership's unaudited balance sheet as of that date.

     General Intangibles. In determining the value attributed to General Intangibles, Benton evaluated the success to date of the 1990-1 Partnership, total consideration paid to date to the participants and the value to Benton of dissolving and liquidating the 1990-1 Partnership so that Benton can focus on its current operations and reduce the administrative burdens associated with operating the Partnership. Based upon Benton's evaluation of historical administrative costs for the 1990-1 Partnership, Benton estimates that the administrative costs for operating the Partnership will be approximately $80,000 per year. From inception through September 1995, the 1990-1 Partnership has made cash distributions to participants aggregating $2,452,364, or $1,728 per 1990-1 Unit. In forming the 1990-1 Partnership, Benton sold an aggregate of $7,095,960 of 1990-1 Units. Benton acknowledges the concerns raised by the Investors in the 1990-1 Partnership with regard to operations of the Partnership, the lack of success and thus the disappointing returns on investment by the Investors. Because many of the Investors are or were stockholders of Benton, Benton desires to maintain a good relationship with these stockholders, many of whom have been strong supporters of Benton from inception, and Benton desires to avoid future claims against it by participants relating to the management of the Partnership. See "The Exchange Offer and Proposal -- Litigation and Related Matters" in the Prospectus. Assuming that the Investor in the 1990-1 Partnership elects to hold his or her shares of Common Stock and exercises his or her Warrants at the end of the three-year term, and the market price of the Common Stock is at or above approximately $16.75 per share, Benton believes that the Investors in the 1990-1 Partnership, will have received consideration in the form of cash distributions, Common Stock and Warrants in excess of the initial investment in the 1990-1 Partnership, without regard to any tax benefits received by the participants. Assuming the market price of the Common Stock remains in the range of $11.00 per share and that the Warrants could be sold at their estimated present value of $3.64 per Warrant, the Investors in the 1990-1 Partnership would receive consideration in the form of cash distributions, Common Stock and cash proceeds from the sale of the Warrants equal to approximately 77% of their initial investment. Assuming that the market price of the Common Stock declines to $7.50 per share, its lowest price during the 52 weeks preceding the date of this Prospectus, the Investors in the 1990-1 Partnership will have received consideration in the form of cash distributions and Common Stock equal to approximately 47% of their initial investment. On October 30, 1995, the last sales price of the Benton Common Stock on NASDAQ National Market was $12.00 per share. The assumed market price of the Common Stock of $16.75 per share discussed above represents a 40% increase in the market value of the Benton Common Stock during the three year term of the Warrants. There can be no assurance that the market price of the Benton Common Stock will increase or that such price will be achieved. The value of the General Intangibles of the Partnership is not subject to valuation by third parties since the General Intangibles do not represent actual assets of the Partnership. Benton believes that the participants in the Partnership will not receive any value for the General Intangibles in any alternative to the Exchange.

     Subsequent Adjustments. The Exchange Values will not be adjusted to reflect changes after December 31, 1994 in the present value of the estimated future net cash flows attributable to the 1990-1 Partnership's Proved Reserves. No adjustments will be made to the Exchange Values on account of changes in demand for or costs or prices of oil and gas that differ from the assumptions employed or other market related events after December 31, 1994, although those could affect the value of the 1990-1 Units.

                 COMPENSATION PAID TO MANAGING GENERAL PARTNER

     Under the terms of the Partnership Agreement, the Managing General Partner was entitled to certain cash distributions based upon its share of revenues. The Managing General Partner received cash distributions of $367,490 for the year ended December 31, 1994. This amount represents cumulative cash distributions that were allocable to the Managing General Partner from 1991 to 1994, but were not paid until 1994. No other cash distributions have been received during the last three fiscal years and for the six months ended June 30, 1995. The Managing General Partner was also entitled to receive a reimbursement of certain costs and expenses which it incurred on behalf of the Partnership. Such reimbursements may be deemed to be compensation to the Managing General Partner. The Managing General Partner received reimbursement of its general and administrative expenses allocable to the Partnership in the amounts of $32,900, $31,392, $30,562 and $14,915 for the fiscal years of 1992, 1993, 1994 and the six months ended June 30, 1995 respectively. In 1992, the Managing General Partner also received reimbursement of a portion of its geological and geophysical costs associated with the Partnership properties in the amount of $92,275. No cash distributions or compensation was paid by the Partnership to affiliates of Benton during such time period.

     None of the compensation paid or cash distributions made to the Managing General Partner by the Partnership would have been paid by the Partnership during the periods set forth above if the Exchange Offer had been in effect during such period. It is anticipated that substantially all of the assets of the Partnership will be sold to Goldking immediately following consummation of the Exchange Offer. If such sale is consummated, Benton will receive cash proceeds of approximately $930,865 for the sale of the working interest in the Umbrella Point Field as of June 30, 1995, and subject to adjustments. If all Investors in the Partnership elect to receive cash in lieu of Common Stock in connection with the Exchange, Benton will receive no cash proceeds from the sale. If the Exchange Offer is accepted, neither Benton nor any affiliate of Benton will receive any further distributions, compensation or reimbursements from the Partnership.

                        CASH DISTRIBUTIONS TO INVESTORS

     The following table sets forth the cash distributions paid per Unit to Investors for during each of the years in the five year period ended December 31, 1994, and during the six months ended June 30, 1995. All of the distributions represent a return of capital, unless noted.

1990     1991     1992     1993     1994     1995
----     ----     ----     ----     ----     ----
 $0      $500     $762     $400     $66      $ 0

     For additional financial information concerning the Partnership and Benton, see "Information Concerning the 1990-1 Partnership -- Selected Historical Financial Data" and "Unaudited Pro Forma Financial Information" contained in the Prospectus.

PROSPECTUS SUPPLEMENT
1991-1 PARTNERSHIP


                                 EXCHANGE OFFER

                OF AN AGGREGATE OF 26,772 SHARES OF COMMON STOCK
    AND WARRANTS TO PURCHASE AN AGGREGATE OF 108,500 SHARES OF COMMON STOCK
                            FOR PARTNERSHIP UNITS IN
  BENTON OIL & GAS COMBINATION PARTNERSHIP 1991-1, L.P. (281.8182 PARTNERSHIP
                                     UNITS)
                            ------------------------

                                EXCHANGE RATIO:
     95 SHARES OF COMMON STOCK AND 385 WARRANTS PER 1991-1 PARTNERSHIP UNIT

     This Supplement accompanies a Prospectus (the "Prospectus") and is being furnished to the Investors ("Investors") in the Benton Oil & Gas Combination Partnership 1991-1, L.P., a California limited partnership (the "Partnership") in connection with the offer by Benton Oil and Gas Company, a Delaware corporation and the managing general partner of the Partnership ("Benton," or "Company," or "Managing General Partner") to exchange shares of Common Stock, $.01 par value of Benton ("Common Stock") and Warrants ("Warrants") to purchase shares of Common Stock of Benton (the "Exchange Offer") for all of the right, title and interest to units of Partnership interest in the Partnerships ("Partnership Units") held by Investors, at the exchange rate outlined below. Benton has offered to exchange shares of Common Stock and Warrants for all of the right, title and interest to units of partnership interest in the Benton Oil & Gas Combination Partnership 1989-1, L.P. (the "1989-1 Partnership") and the Benton Oil & Gas Combination Partnership 1990-1, L.P. (the "1990-1 Partnership") on the terms and at the exchange rates set forth in the Prospectus. A separate supplement has been prepared for each of the Partnerships. THE EFFECTS OF THE EXCHANGE OFFER MAY BE DIFFERENT FOR INVESTORS IN THE VARIOUS PARTNERSHIPS. UPON RECEIPT OF A WRITTEN REQUEST BY AN INVESTOR OR HIS REPRESENTATIVE WHO HAS BEEN DESIGNATED IN WRITING, A COPY OF ANY SUPPLEMENT WILL BE TRANSMITTED PROMPTLY, WITHOUT CHARGE, BY BENTON. ANY SUCH REQUEST SHOULD BE FORWARDED TO THE ATTENTION OF TONI L. JACKSON, BENTON OIL AND GAS COMPANY, 1145 EUGENIA PLACE, SUITE 200, CARPENTERIA, CALIFORNIA 93013. THE INFORMATION CONTAINED IN THIS SUPPLEMENT IS NOT INTENDED TO BE A COMPLETE DESCRIPTION OF ALL MATTERS COVERED IN THE PROSPECTUS, AND INVESTORS ARE ENCOURAGED TO REVIEW ALL INFORMATION SET FORTH IN THE PROSPECTUS.

     THE EXCHANGE OFFER INVOLVES VARIOUS RISKS THAT SHOULD BE CONSIDERED BY INVESTORS. SEE "RISK FACTORS AND MATERIAL CONSIDERATIONS," BEGINNING ON PAGE 1 OF THIS SUPPLEMENT. IN PARTICULAR, INVESTORS SHOULD CONSIDER THE FOLLOWING
FACTORS:

     - INVESTORS HAD RECEIVED CASH DISTRIBUTIONS FROM THE PARTNERSHIP, BUT WILL RECEIVE NO CASH DISTRIBUTIONS OR DIVIDENDS IN THE FORESEEABLE FUTURE FROM BENTON.

     - THE MARKET PRICE OF THE COMMON STOCK COULD DECLINE BELOW THE MARKET PRICE USED FOR CALCULATION OF THE EXCHANGE RATES, EXPOSING INVESTORS TO A REDUCED RETURN ON THEIR INVESTMENT.

     - THE EXCHANGE VALUE OF THE PARTNERSHIP UNITS WAS DETERMINED BY BENTON, WHICH HAS INHERENT CONFLICTS OF INTEREST, AND MAY NOT REFLECT THE VALUE OF THE NET ASSETS OF THE PARTNERSHIP IF SOLD TO AN UNAFFILIATED THIRD PARTY IN AN ARM'S LENGTH TRANSACTION.

     - BENTON HAS ATTRIBUTED A PRESENT VALUE TO THE WARRANTS, USING THE BLACK-SCHOLES OPTION PRICING MODEL. HOWEVER, THE ACTUAL VALUE, IF ANY, A HOLDER MAY REALIZE FROM THE WARRANTS WILL DEPEND ON THE EXCESS OF THE MARKET PRICE OF THE COMMON STOCK OVER THE EXERCISE PRICE OF THE WARRANT ON THE DATE THE WARRANT IS EXERCISED.

     - BENTON'S DETERMINATIONS OF THE EXCHANGE VALUES WERE BASED PRIMARILY ON THE ESTIMATED PRESENT VALUE OF THE PARTNERSHIP'S PROVED OIL AND GAS RESERVES, WHICH INVOLVES MANY UNCERTAINTIES AND COULD RESULT IN

       AN UNDERVALUATION OF PARTNERSHIP UNITS. THERE CAN BE NO ASSURANCE THAT THE EXCHANGE VALUE REPRESENTS THE VALUE THE PARTNERSHIP COULD RECEIVE IN THE SALE OF THE ASSETS OF THE PARTNERSHIP.

     - THE ALTERNATIVES OF CONTINUING THE PARTNERSHIP OR LIQUIDATING ITS ASSETS COULD POTENTIALLY BE MORE BENEFICIAL TO INVESTORS THAN THE EXCHANGE OFFER.

     - NO INDEPENDENT REPRESENTATIVE WAS ENGAGED TO REPRESENT THE UNAFFILIATED INVESTORS IN NEGOTIATING THE TERMS OF THE EXCHANGE OFFER, WHICH MAY BE INFERIOR TO THOSE THAT COULD HAVE BEEN NEGOTIATED BY AN INDEPENDENT REPRESENTATIVE.

     - INVESTORS HAVE NO DISSENTER'S RIGHTS IN THE EXCHANGE OFFER, OTHER THAN LIMITED DISSENTERS' RIGHTS FOR CALIFORNIA RESIDENTS, AND THEREFORE CANNOT ELECT TO RECEIVE CASH FOR THEIR PARTNERSHIP UNITS.

     - OWNERSHIP OF COMMON STOCK MAY INVOLVE GREATER RISK THAN AN INVESTMENT IN THE PARTNERSHIP UNITS BECAUSE OF BENTON'S BROADER OPERATIONS, INCLUDING FOREIGN OPERATIONS, AND ITS USE OF DEBT TO FINANCE ONGOING OPERATIONS.

     - FUTURE EQUITY OFFERINGS BY BENTON COULD POTENTIALLY BE DILUTIVE TO INVESTORS HOLDING COMMON STOCK OR WARRANTS.


     Benton is offering to exchange shares of Common Stock and Warrants to owners of Partnership Units in the 1991-1 Partnership (the "1991-1 Units") on the basis of $5,000.00 original investment on the terms and in the amounts set forth herein. The Warrants to be issued in connection with the Exchange Offer are exercisable at a price of $11.00 per share and will expire three years form the date of issuance. For detailed information regarding the determination of the Total Exchange Values for each of the Partnerships, see "Determination of Exchange Value." Holders of Units in the Partnership who elect to accept the Exchange Offer may choose to receive cash in lieu of the Common Stock to be issued, but cash will be distributed to the holder only if the sale of the Umbrella Point Field to Goldking Trinity Bay Corp., as described in the Prospectus, is actually consummated. See "The Exchange Offer and
Proposal -- Election to Receive Cash in Lieu of Common Stock" in the Prospectus. On October 31, 1995, the last reported sales price of the Common Stock, as reported on NASDAQ National Market, was $12.13.


     In connection with the Exchange Offer, Benton is submitting a Proposal to Investors in the Partnership to amend the Partnership Agreement to provide for the transfer of all of the assets and liabilities of the Partnership to Benton as of the December 31, 1994 Effective Date in exchange for Common Stock and Warrants in the amounts set forth herein and the pro rata distribution of such consideration in liquidation of the Partnership. Each Investor who tenders his Partnership Units pursuant to the Exchange Offer will, by that tender, consent to the Proposal.

     ADOPTION OF THE PROPOSAL REQUIRES THE CONSENT OF INVESTORS OF THE PARTNERSHIP HOLDING 75% OF THE PARTNERSHIP UNITS. IF INVESTORS IN THE PARTNERSHIP HOLDING NOT LESS THAN 75% OF THE PARTNERSHIP UNITS ACCEPT THE EXCHANGE OFFER AND CONSENT TO THE PROPOSAL, ALL NON-DISSENTING HOLDERS OF UNITS IN THE PARTNERSHIP WILL BE BOUND BY THE TERMS OF THE EXCHANGE AND PROPOSAL AND WILL RECEIVE THE NUMBER OF SHARES OF COMMON STOCK AND WARRANTS DESCRIBED HEREIN. A SIMILAR EXCHANGE OFFER AND PROPOSAL IS BEING OFFERED TO INVESTORS IN TWO OTHER PARTNERSHIPS. EACH OF THE EXCHANGE OFFERS TO THE PARTNERSHIPS IS INDEPENDENT OF THE EXCHANGE OFFER TO THE OTHER PARTNERSHIPS. THE EXCHANGE WILL ONLY BE CONSUMMATED FOR THE PARTNERSHIP IF THE PROPOSAL HAS BEEN APPROVED BY THE INVESTORS. BENTON OIL AND GAS COMPANY, IN ADDITION TO BEING MANAGING GENERAL PARTNER OF THE THREE PARTNERSHIPS, OWNS 2.812 1991-1 UNITS AND WILL VOTE SUCH UNITS THE SAME AS A MAJORITY OF INVESTORS VOTE THEIR UNITS. INVESTORS WILL RECEIVE THE CONSIDERATION SET FORTH HEREIN, AND THE RESPECTIVE PARTNERSHIP WILL BE DISSOLVED.

     ASSUMING CONSUMMATION OF THE EXCHANGE OFFER, ALL OF THE INVESTORS IN THE PARTNERSHIP, WHETHER OR NOT THEY TENDER THEIR UNITS AND THUS VOTE IN FAVOR OF THE PROPOSAL, WILL RECEIVE THE SAME NUMBER OF SHARES OF COMMON STOCK AND WARRANTS AS THEY WOULD HAVE RECEIVED HAD THEY TENDERED THEIR PARTNERSHIP UNITS AND THE PARTNERSHIP WILL BE DISSOLVED.

     The Exchange may be withdrawn at any time prior to its scheduled expiration date if Benton reasonably determines that a material change affecting the Partnership or the Company has occurred. THE EXCHANGE WILL

ONLY BE CONSUMMATED IF THE PROPOSAL HAS BEEN APPROVED BY THE INVESTORS. The assets and liabilities of the Partnership, if the Proposal is approved and the Exchange Offer is accepted, will be transferred to Benton effective as of December 31, 1994 (the "Effective Date").


THE EXCHANGE OFFER EXPIRES AT 5:00 P.M. PACIFIC TIME ON JANUARY 9, 1996 UNLESS EXTENDED.

                            ------------------------

THE SHARES OF COMMON STOCK AND WARRANTS TO BE ISSUED IN CONNECTION WITH THE EXCHANGE HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                THE DATE OF THIS SUPPLEMENT IS NOVEMBER 1, 1995.

     The information contained in this Supplement is being provided to Investors in the Benton Oil & Gas Combination Partnership 1991-1, L.P. (the
"Partnership"). The information contained in this Supplement is not intended to be a complete description of all matters covered in the Prospectus, and Investors are encouraged to review all information set forth in the Prospectus.

                    RISK FACTORS AND MATERIAL CONSIDERATIONS

     The Exchange Offer. In addition to the information included in this Supplement and the Prospectus, the Investors should carefully consider the following factors in determining whether to accept the Exchange Offer and consent to the Proposal. The risk factors summarized below are described in further detail elsewhere in the Prospectus at "Risk Factors and Material Considerations," beginning at page 29.

     Lack of Arm's Length Negotiations and Uncertainties in the Method of Determining Exchange Values. The Exchange Value was determined by Benton, based in part on an offer for the purchase of substantially all of the assets of the Partnership from an unaffiliated third party (Goldking Trinity Bay Corp.), but may not reflect the actual value of the net assets of the Partnership. The primary assets of the Partnership considered by Benton when determining the Exchange Value were the proved oil and gas reserves of the Partnership (the "Proved Reserves") and the present value of associated future net cash flow as of December 31, 1994, as well as the offer to purchase the Umbrella Point Field by Goldking, described herein and in the Prospectus. There are many uncertainties inherent in estimating quantities of Proved Reserves, and the present value attributed to the Partnership's Proved Reserves may be less than the future net cash flows actually received from the Partnership's interest in its wells. In that event, the use of this valuation methodology will have resulted in an undervaluation of the Partnership Units. See "Method of Determining Exchange Values."

     Potential Decline in Market Price of Common Stock. Access to an active trading market by exchanging Investors may result in a relatively large number of shares of Common Stock offered for sale immediately after the Closing Date. This may tend to lower the market price for the Common Stock. Future market conditions in the oil and gas industry in general or the effect of the conditions on Benton in particular could also adversely affect the market price of the Common Stock and thus the value of the Warrants. There can be no assurance regarding the potential appreciation in the market price of the Common Stock. Any decline in the market price of the Common Stock could reduce the Investor's return on investment or increase the loss on the Investor's original investment.

     Potential Benefits of Alternatives to the Exchange. The alternatives to the Exchange Offer are the continuation of the Partnership or the liquidation of the Partnership's assets and distribution of the liquidation proceeds to Investors, either of which could potentially be more beneficial to Investors than the Exchange by avoiding the risks associated with ownership of Benton Common Stock and, in the case of a liquidation of the Partnership, by providing an immediate cash return to Investors. See "Recommendation of the Managing General Partner -- Managing General Partner's Determination that Exchange Offer is Fair -- Alternatives to the Exchange" contained in the Prospectus.

     Lack of Independent Representatives for Investors; No Fairness Opinion. No independent representative was selected or hired to represent the interests of the Investors in negotiating the terms of the Exchange Offer. The Exchange Values and other terms of the Exchange Offer may therefore be inferior to those that could have been negotiated by an independent representative. Benton did not retain an independent third party to render an opinion regarding the fairness of the terms of the Exchange Offer to the Investors.

     Limited Dissenters' Rights. Investors who are California residents and who oppose the Proposal will have limited dissenters' rights. Other Investors who oppose the Proposal will have no dissenters' rights or appraisal rights, and therefore, no option to receive cash based on a separate appraisal of the Partnership assets in lieu of the Common Stock and Warrants based on the Exchange Values determined by Benton. The Managing General Partner could have provided all Investors with appraisal rights in structuring the Exchange Offer but elected not to do so, primarily because such rights are not provided for in the

     Partnership Agreements. The absence of these rights limit the options that would otherwise be available to Investors opposing the Exchange Offer.

     Effect of Dissenters' Rights on California Investors. Investors residing in California will be afforded limited dissenters' rights in accordance with the requirements for roll-up transactions under the California Code. By voting against the Proposal, Investors in the State of California will be deemed to exercise their dissenters' rights and will receive the number of shares of Common Stock and Warrants equal to the Exchange Value of their interests divided by the closing price of the Common Stock on the NASDAQ-National Market during the twenty days immediately after the Closing Date. If that average price is lower than the Exchange Price, dissenting California Investors will receive more shares of Common Stock than they would otherwise receive in the Exchange Offer. If, however, the average price is higher than the Exchange Price, a dissenting California Investor would receive fewer shares of Common Stock and Warrants. California Investors hold a substantial portion of the interests in the Partnership, and the impact of the exercise of dissenters' rights could materially increase the number of shares of Common Stock issued by Benton in connection with the Exchange Offer.

     Conflicts of Interest of Benton. Benton is the Managing General Partner of the Partnership and its determination of the Exchange Value involves an inherent conflict of interest. As Managing General Partner, Benton owes fiduciary duties to the Investors in the Partnership. In addition, it owes a duty to its stockholders. While Benton believes that it has fulfilled these obligations in its determination of the Exchange Value, which is supported, in part, by a reserve report audited by an independent petroleum engineer, no degree of objectivity or professional competence can eliminate the inherent conflict of interest. See "Recommendations of the Managing General Partner -- Fiduciary Duties of Benton" contained in the Prospectus.

     Benton Dividend Policy. Benton's policy is to retain its earnings to support the growth of Benton's business. Accordingly, the Board of Directors of Benton has never declared cash dividends on its Common Stock and does not plan to do so in the foreseeable future. Furthermore, the terms of Benton's debt agreements prohibit Benton from paying cash dividends on its Common Stock. Thus, upon consummation of the Exchange, Investors will no longer receive cash distributions and it is unlikely that cash dividends will be paid on the Benton Common Stock at any time in the foreseeable future.

     No Fractional Shares. No fractional shares will be issued in connection with the Exchange Offer. An Investor who would otherwise be entitled to a fractional share of Common Stock will be paid cash in lieu of such fractional shares. Warrants issued in connection with the Exchange Offer will be rounded to the nearest whole number of Warrants and no fractional interest will be issued.

     Risks Associated with Ownership of Common Stock of Benton. In addition to the information included in this Supplement and the Prospectus, the Investors should carefully consider the following factors related to Benton in determining whether to accept the Exchange Offer. The risk factors summarized below are described in further detail in the Prospectus at "Risk Factors and Material Considerations."

     Losses From Benton's Operations. The historical financial data for Benton reflects net losses and decreased revenues for the years ended December 31, 1992 and 1993. Benton's ability to maintain its financing arrangements, produce its oil and gas reserves and service its debt obligations would be adversely affected by a lack of profitability.

     Foreign Operations. Almost all of Benton's oil and gas revenues and Proved Reserves are attributable to its operations in Venezuela and Russia. Benton's Venezuelan and Russian operations are subject to political, economic and other uncertainties inherent in the development of foreign properties.

     Properties Under Development. A substantial amount of Benton's Proved Reserves are undeveloped and require development activities and/or are proved developed behind-pipe or shut-in and require additional development activities. As a result, Benton will require substantial capital expenditures to develop all of its Proved Reserves.

     Engineers' Estimates of Reserves and Future Net Revenue. This Prospectus contains, and incorporates by reference, estimates of Benton's and the Partnerships' oil and gas reserves and future net revenues therefrom. Estimates of commercially recoverable oil and gas and the future net cash flows derived therefrom are based upon a number of variable factors and assumptions. Estimates to some degree are speculative and estimates of the commercially recoverable reserves of oil and natural gas, and the future net cash flows therefrom, prepared by different engineers or by the same engineer at different times, may vary substantially. The difficulty of making precise estimates is accentuated because most of Benton's Proved Reserves were non-producing at December 31, 1994.

     Development of Additional Reserves. Benton's future success may also depend upon its ability to find or acquire additional oil and gas reserves that are economically recoverable. There can be no assurance that Benton will be able to discover additional commercial quantities of oil and gas, or that Benton will be able to continue to acquire interests in underdeveloped oil and gas fields and enhance production and reserves therefrom.

     Partnership Litigation. Certain limited partners in Benton's oil and gas limited partnerships, including the Partnerships that are the subject of this Exchange Offer, filed suit against Benton and others alleging breaches of contract, fiduciary duty and fraud. This suit has been voluntarily dismissed, subject to an agreement among the parties to arbitrate the issues and claims which were the subject of the claim. See "The Exchange Offer and Proposal -- Litigation and Related Matters."

     In addition, Investors in partnerships which were sponsored by a third party have sued Benton on the theory that since it provided oil and gas drilling prospects to those partnerships and operated substantially all of their properties, it was responsible for alleged violations of securities laws in connection with the offer and sale of interests, contractual breach of fiduciary duty and fraud. See "The Exchange Offer and Proposal -- Litigation and Related Matters."

     Retention and Attraction of Key Personnel. Benton depends to a large extent on the abilities and continued participation of certain key employees, the loss of whose services could have a material adverse effect on Benton's business.

     Regulation. The oil and gas industry is subject to broad and frequently changing regulations that could adversely affect the operations of Benton.

     In spite of the foregoing risks, Benton initiated and proposed the Exchange Offer and recommends adoption of the Proposal by the Partnership to enable Benton to acquire the assets and liabilities of the Partnership and to provide Investors with the potential benefits summarized in the Prospectus under the caption "Reasons for the Exchange Offer."

      MANAGING GENERAL PARTNER'S DETERMINATION THAT EXCHANGE OFFER IS FAIR

     THE MANAGING GENERAL PARTNER OF THE PARTNERSHIP HAS DETERMINED THAT THE EXCHANGE IS FAIR AND IS IN THE BEST INTERESTS OF THE PARTNERSHIP AND ITS PARTNERS AND HAS RECOMMENDED THAT THE PARTNERS OF THE PARTNERSHIP TENDER THEIR PARTNERSHIP UNITS AND CONSENT TO THE PARTNERSHIP PROPOSAL. THE EXCHANGE OFFER IS NOT CONDITIONED UPON ACCEPTANCE AND APPROVAL BY ALL OF THE PARTNERSHIPS AND THE MANAGING GENERAL PARTNER BELIEVES THAT THE OFFER IS FAIR TO ALL INVESTORS, REGARDLESS OF WHICH OR THE NUMBER OF PARTNERSHIPS WHICH ACCEPT THE EXCHANGE OFFER FOR THE REASONS SET FORTH BELOW.

     General. The Managing General Partner has analyzed the terms of the Exchange Offer, the consideration and value offered to the Investors in exchange for their Partnership Units and the value of consideration an Investor could expect to receive under various alternatives to the Exchange. In determining that the Exchange Offer is fair to the Investors, the Managing General Partner considered that the Investors who do not accept the Exchange Offer or who do not elect to receive cash in lieu of Benton Common Stock will receive Common Stock and Warrants of Benton, and could receive cash if the Partnership was continued or liquidated. However, the Managing General Partner believes that because an Investor may elect to receive cash in lieu of Common Stock if the sale to Goldking is consummated, the Investors will receive consideration in excess of the alternatives to the Exchange if the Exchange Offer is accepted. The Managing General Partner's analysis of the consideration an Investor could receive under the alternatives to the Exchange are discussed below. The Managing General Partner believes that those Investors who receive Benton Common Stock will have access to a public trading market if such Investor elects to liquidate his investment for cash. The average daily trading volume for the Benton Common Stock on the NASDAQ National Market for the 30 trading days ended September 27, 1995 was 259,000 shares. The Managing General Partner believes that since the maximum aggregate number of shares of Benton Common Stock that will be issued in the Exchange Offer for all three Partnerships is 171,880, the issuance will have no material effect on the market value of the Benton Common Stock, and may allow all Investors receiving shares of Benton Common Stock in connection with the Exchange Offer and liquidation of the Partnerships to liquidate their investment in the market.

     Alternatives to the Exchange. The Managing General Partner's analysis of the most probable results of continuing the Partnership indicate that, while continuing the Partnership would avoid the risks associated with the ownership of Common Stock in Benton, Investors will receive potentially greater values by participating in the Exchange than the values they would derive from this alternative. Benton estimates that continuing the 1990-1 Partnership under market and operating conditions prevailing in 1994 would likely generate decreasing annual distributions of $61 per 1991-1 Unit in 1995, $83 in 1996, $40 in 1997, and $0 in 1998. Benton estimates that the remaining economic life of the 1991-1 Partnership is 2.5 years. Benton believes that the Partnership will have no residual value in its assets at the end of the economic life of the Partnership.

     The Managing General Partner also believes that, while liquidating the Partnership would provide an immediate cash return and avoid the risks associated with owning Benton Common Stock, the Exchange will provide Investors with greater values than they would likely receive in liquidation of the Partnership. Benton's liquidation analysis reflects an estimated liquidation value of approximately $240,998 of the 1991-1 Partnership, or $855 per Unit. Benton received an independent offer from Goldking to purchase the Partnership's interest in the Umbrella Point Field (which represents 88.0% of the total Proved Reserves of the Partnership) for an estimated total purchase price in cash of $185,282 as of June 30, 1995, subject to adjustments. This estimated purchase price would represent potential cash distributions to the Investors equal to $657 per Unit. Benton's liquidation analysis is based on the anticipated proceeds from the sale of the Umbrella Point Field to Goldking, plus working capital for the Partnership at June 30, 1995, less estimated general and administrative costs involved in liquidation of the Partnership. For purposes of determining the general and administrative costs to the Partnership, Benton estimated that general and administrative expenses would approximate the general and administrative expenses incurred by the Partnership during the year ended December 31, 1994.

     The following table summarizes the results of Benton's liquidation analysis in comparison to the Exchange Values for the Partnership Units determined by Benton. The table also includes valuation data derived from Benton's analysis of continuing the Partnership. Benton did not undertake its continuation analysis for the purpose of valuing the Partnership, but solely to illustrate the likelihood of decreasing distributions based on oil and gas prices at December 31, 1994. However, because SEC disclosure standards for roll up transactions require a comparison of the value of the consideration offered in the transaction with the value of the consideration estimated for each alternative to the transaction, the tables also reflect the results of extending Benton's continuation analysis for the balance of the estimated life of the Partnership's Proved Reserves, and discounting the projected stream of distributions to present value at the same 10% discount rate used in Benton's liquidation analysis to account for the timing of cash flows as well as production and concentration risks.

                                                                     TOTAL            VALUE PER
    VALUATION METHOD                                           INVESTOR VALUE(1)     1991-1 UNIT
    ----------------                                           -----------------     -----------
    Exchange Value...........................................      $ 692,349           $ 2,457
    Liquidation value estimated by Benton....................        240,998               855
    Value of Proved Reserves at December 31, 1994(2).........        210,445               747
    Continuation analysis by Benton assuming natural gas
      prices of $1.63 per Mcf and oil prices of
      $15.94 per Bbl(3)......................................         47,072               167

---------------

(1) The Exchange Value and liquidation value attribute no value to Managing General Partners' interests. The continuation analysis assumes continued distributions to the Managing General Partner pursuant to the terms of the Partnership Agreement.

(2) Based on the Partnership's December 31, 1994 reserve report prepared by the Company and audited by Huddleston. The reserves are valued as of December 31 of each year, based on oil and gas prices as of that date. Market prices for both oil and natural gas are subject to a significant degree of variation, and this variation will effect the calculation of future net cash flows by the Partnership at any specific date.

(3) The assumed natural gas and oil prices are the prices used for preparation of the Partnership's reserve report at December 31, 1994. The continuation analysis was calculated based upon Benton's estimate of the remaining economic life of the Partnership, estimated to be 2.5 years.

     The actual amount that Investors would receive if the Partnership continued its operations would depend on production levels, which cannot be predicted with certainty. In addition, the actual amount that Investors would receive under either of the alternatives to the Exchange would depend on future oil and gas prices. To the extent that future prices for those commodities are materially higher or lower than the pricing assumptions made by the Managing General Partner, those fluctuations would likely have a similar effect on the operating results, distribution rates and market value of the Partnership Units, largely negating the effect of price changes on a comparison between the Exchange and either alternative of continuing the Partnership or liquidating its assets. In addition, Benton believes that liquidating the Partnership would deprive Investors of the opportunity to benefit from any future upturn in oil and gas prices.

     For a more detailed discussion of the bases for the Managing General Partner's determination that the Exchange Offer is fair to Investors, see "Recommendation of the Managing General Partner" contained at page 65 of the Prospectus.

                        DETERMINATION OF EXCHANGE VALUE

     Components of the Exchange Value. The most significant assets considered by Benton in determining the Exchange Value of the Units were the anticipated net proceeds from the sale of the Umbrella Point Field and Proved Reserves of the Partnership. The Exchange Values represent the sum of (i) the estimated cash proceeds from the anticipated sale of Umbrella Point Field to Goldking, (ii) the estimated present value of future net cash flows from the Proved Reserves of the Partnership as of December 31, 1994, discounted at 10% per year and calculated without escalation of prices and costs, as reflected in the reserve report for the Partnership as of that date prepared by Benton and audited by Huddleston & Co., Inc., independent petroleum engineers ("Huddleston"), (iii) the tax-basis balances of equipment as of December 31, 1994 and the net book value of current assets and liabilities (reflected on the unaudited balance sheet) of the Partnership as of June 30, 1995, and (iv) the value of General Intangibles. These components represent all of the assets and liabilities of the Partnership and were determined as of the year end and June 30, 1995 to conform with the SEC reporting requirements for reserve information and unaudited financial information, respectively. Since the year-end reserve information is audited, the Exchange Values were derived from that information.

     In determining the Exchange Value, Benton considered the total distributions paid to date to participants in the Partnership. For the Partnership, and each of the other Partnerships, Benton assigned a Total Exchange

Value to the Partnership which, based upon certain assumptions described herein, and in addition to the distributions paid to date, would provide Investors with consideration valued at 100% of their initial contribution to the Partnership. See "-- General Intangibles" for a discussion of the assumptions used by Benton. The estimated cash proceeds from the sale of the working interest in the Umbrella Point Field to Goldking and the value of other tangible assets of the Partnership are attributable to shares of Benton Common Stock, or cash if the Investor makes the cash election described herein. The remaining dollar value is referred to herein as General Intangibles. Pursuant to the Exchange Offer, value attributed to General Intangibles will be distributed to Investors in the form of Warrants.

     The number of shares of Common Stock and Warrants to be issued pursuant to the Exchange Offer has been determined relative to a Total Exchange Value assigned to the Partnership aggregating $692,349. The number of shares of Common Stock offered in exchange for Partnership Units has been determined by dividing the Exchange Value of the tangible assets by a Common Stock price of $11.00, subject to rounding adjustments. The Common Stock price is based upon the average closing price of the Common Stock on the NASDAQ National Market for the 20 trading days ended October 27, 1995 and will not reflect any subsequent increase or decrease in the market price for the Common Stock after that date, except to the extent required by dissenters' rights for California residents. The number of Warrants to be assigned to the Partnership was determined by dividing the estimated value of the General Intangibles of the Partnership by the estimated present value per Warrant. Benton has used the Black-Scholes option pricing model to calculate the present value of the Warrants, which yielded a value of $3.64 per Warrant. The Warrants are exercisable at a price of $11.00 per share and will expire three years from the date of issuance. Benton engaged J.P. Morgan Securities Inc. ("J.P. Morgan") to render its opinion as to the fair range of values of the Warrants using the Black-Scholes methodology for pricing options. J.P. Morgan has delivered its written opinion to the Board of Directors of Benton, a copy of which is attached to the Prospectus as Exhibit F, to the effect that as of October 23, 1995, the fair range of values of the Warrants based on the Black Scholes model is between $3.37 and $3.74 per Warrant. See "Method of Determining Exchange Values -- Opinion Regarding Warrant Valuation" in the Prospectus.

     The following unaudited table sets forth (i) the components of the Exchange Values of the Units and (ii) the Exchange Value per Unit held by an Investor. This information was compiled by Benton from the Partnership's reserve report as of December 31, 1994 (a summary of which is included in Exhibit B to this Prospectus) and the Partnership's tax records for the year ended December 31, 1994 and financial statements for the six months ended June 30, 1995.

     The following table sets forth each of the Exchange Value components, estimated on an interim basis.

                           EXCHANGE VALUE COMPONENTS

    Estimated Cash Proceeds -- Umbrella Point Field...........................  $185,282
    Present value of Proved Reserves of other properties (SEC PV 10)..........    23,856
    Cash......................................................................    82,547
    Intercompany receivable -- Benton Oil and Gas Company.....................     3,169
    Value of equipment........................................................     2,555
    General Intangibles.......................................................   394,940
                                                                                --------
    Exchange Value............................................................  $692,349
                                                                                ========

     Anticipated Sales Proceeds. In July 1995, Benton, on behalf of the Partnership, and Goldking executed an agreement whereby Goldking will purchase a 2.83% working interest in the Umbrella Point Field from the Partnership, subject to approval of the participants of the Partnership. Upon execution of the agreement, Goldking made an earnest money deposit in favor of the Partnership in the amount of $2,824, included as current assets of the Partnership (the "Deposit"). Subject to closing adjustments and excluding the Deposit, as of June 30, 1995 the Partnership's estimated cash proceeds from the sale would be $185,282, or $657 per 1991-1 Unit. Benton has made this Exchange Offer in contemplation of such sale, but the Exchange Offer is not conditioned upon consummation of such sale.

     Proved Reserves. The calculation of the present value of the 1991-1 Partnership's Proved Reserves for the purpose of determining the Exchange Value complies with the rules and regulations of the SEC relating to the calculation of the present value of future net cash flows determined as of December 31, 1994 attributable to proved oil and gas reserves for disclosure and financial reporting purposes. The regulations governing these reserves do not permit the use of escalated prices and costs except in accordance with existing contractual arrangements, and the resulting SEC PV 10 calculations may overestimate or underestimate the actual future cash flows from the production and sale of oil and gas and, consequently, the present value thereof.

     The gross quantities of Proved Reserves attributable to the 1991-1 Partnership's interest in its wells, together with the estimated present value of those reserves, were estimated on an SEC PV 10 basis as of December 31, 1994 in a reserve report prepared by Benton and audited by Huddleston. A summary of the report and a copy of the audit letter, setting forth the criteria and assumptions used in evaluating the 1991-1 Partnership's Proved Reserves, are included in Exhibit B to the Prospectus.

     There are numerous uncertainties inherent in estimating quantities of Proved Reserves. Huddleston audited the data and computations used by Benton's petroleum engineer in their evaluation of the total Proved Reserves attributable to all of the wells in which the 1991-1 Partnership had an interest as of December 31, 1994. Estimates by other independent petroleum engineers could vary from Benton's estimates and could result in higher or lower valuations.

     The estimates of the 1991-1 Partnership's future gross revenues attributable to its estimated Proved Reserves as of December 31, 1994 were calculated based on natural gas and crude oil prices in effect on that date. Those prices had a weighted average of $1.63 per Mcf for natural gas and $15.94 per Bbl for oil.

     Future operating and development costs were based on the 1991-1 Partnership's operating and development costs as of December 31, 1994 and were used without escalation. Future severance (production) and ad valorem (property) taxes were calculated using rates prevailing at December 31, 1994. The estimated future gross revenues, future operating and development costs and production taxes were allocated to the 1991-1 Partnership in accordance with its interest in oil and gas properties, taking into account applicable reversionary and overriding royalty interests.

     The present values of the estimated net cash flows attributable to the 1991-1 Partnership's Proved Reserves of other properties were calculated by discounting the future net cash flows to present value at the rate of 10% per year, as prescribed by SEC regulations covering reserve reporting for financial disclosure purposes. The discount factor is intended to reflect the timing of future net cash flows. No further discount or risk adjustment was applied. Present value, regardless of the discount rate used, is materially affected by assumptions as to timing of future production, which may prove to have been inaccurate.

     Other Assets and Liabilities. The tax-basis balances of the 1991-1 Partnership's equipment, excluding Umbrella Point Field equipment, aggregated $2,555 at December 31, 1994, and the net book value of its current assets and liabilities as of June 30, 1995 reflect a balance of $85,716, excluding property held for sale. The equipment value and net current assets are based upon the 1991-1 Partnership's 1994 year-end tax accounting records and June 30, 1995 unaudited financial statements, respectively, maintained in accordance with the applicable provisions of the 1991-1 Partnership Agreement.

     Benton believes that valuing the 1991-1 Partnership's equipment (comprised of oil and gas production and transportation facilities) at its tax-basis balances is favorable to the sellers of the producing properties since many purchasers in transactions evaluated by Benton, as part of Benton's involvement in the production area, allocate nominal value to well equipment on the theory that its salvage value at the end of the commercial lives of acquired wells will approximate the cost of plugging and abandoning the wells. Benton believes that the original cost of the equipment less the deductions computed through 1994 year end for tax purposes represents a reasonable approximation of the fair market value of the equipment to Benton. Benton also believes that valuing the current assets and liabilities of the 1991-1 Partnership (comprised of cash and intercompany receivable) at their book value as of June 30, 1995 is appropriate to reflect the fair market value of these items, which are expected to be collected and paid to Benton, to the extent outstanding, in the stated amounts reflected in the 1991-1 Partnership's unaudited balance sheet as of that date.

     General Intangibles. In determining the value attributed to General Intangibles, Benton evaluated the success to date of the 1991-1 Partnership, total consideration paid to date to the participants and the value to Benton of dissolving and liquidating the 1991-1 Partnership so that Benton can focus on its current operations and reduce the administrative burdens associated with operating the Partnership. Based upon Benton's evaluation of historical administrative costs for the 1991-1 Partnership, Benton estimates that the administrative costs for operating the Partnership will be approximately $30,000 per year. From inception through September 1995, the 1991-1 Partnership has made cash distributions to participants aggregating $338,182, or $1,200 per 1991-1 Unit. In forming the Partnership, Benton sold an aggregate of $1,409,091 in 1991-1 Units. Benton acknowledges the concerns raised by the Investors in the 1991-1 Partnership with regard to operations of the Partnership, the lack of success and thus the disappointing returns on investment by the Investors. Because many of the Investors are or were stockholders of Benton, Benton desires to maintain a good relationship with these stockholders, many of whom have been strong supporters of Benton from inception, and Benton desires to avoid future claims against it by participants relating to the management of the Partnership. See "The Exchange Offer and Proposal -- Litigation and Related Matters" in the Prospectus. Assuming that the Investor in the 1991-1 Partnership elects to hold his or her shares of Common Stock and exercises his or her Warrants at the end of the three-year term, and the market price of the Common Stock is at or above approximately $16.75 per share, Benton believes that the Investors in the 1991-1 Partnership will have received consideration in the form of cash distributions, Common Stock and Warrants in excess of the initial investment in the 1991-1 Partnership, without regard to any tax benefits received by the participants. Assuming the market price of the Common Stock remains in the range of $11.00 per share and that the Warrants could be sold at their estimated present value of $3.64 per Warrant, the Investors in the 1991-1 Partnership would receive consideration in the form of cash distributions, Common Stock and cash proceeds from the sale of the Warrants equal to approximately 73% of their initial investment. Assuming that the market price of the Common Stock declines to $7.50 per share, its lowest price during the 52 weeks preceding the date of this Prospectus, the Investors in the 1991-1 Partnership will have received consideration in the form of cash distributions and Common Stock equal to approximately 38% of their initial investment. On October 27, 1995, the last sales price of the Benton Common Stock on NASDAQ National Market was $11.31 per share. The assumed market price of the Common Stock of $16.75 per share discussed above represents a 48% increase in the market value of the Benton Common Stock during the three year term of the Warrants. There can be no assurance that the market price of the Benton Common Stock will increase or that such price will be achieved. The value of the General Intangibles of the Partnership is not subject to valuation by third parties since the General Intangibles do not represent actual assets of the Partnership. Benton believes that the participants in the Partnership will not receive any value for the General Intangibles in any alternative to the Exchange.

     Subsequent Adjustments. The Exchange Values will not be adjusted to reflect changes after December 31, 1994 in the present value of the estimated future net cash flows attributable to the 1991-1 Partnership's Proved Reserves. No adjustments will be made to the Exchange Values on account of changes in demand for or costs or prices of oil and gas that differ from the assumptions employed or other market related events after December 31, 1994, although those could affect the value of the 1991-1 Units.

                 COMPENSATION PAID TO MANAGING GENERAL PARTNER

     Under the terms of the Partnership Agreement, the Managing General Partner was entitled to certain cash distributions based upon its share of revenues. The Managing General Partner received cash distributions of $42,477 for the year ended December 31, 1994. This amount represents cumulative cash distributions that were allocable to the Managing General Partner from 1992 to 1994, but were not paid until 1994. No other cash distributions have been received during the last three fiscal years and for the six months ended June 30, 1995. The Managing General Partner was also entitled to receive a reimbursement of certain costs and expenses which it incurred on behalf of the Partnership. Such reimbursements may be deemed to be compensation to the Managing General Partner. The Managing General Partner received reimbursement of its general and administrative expenses allocable to the Partnership in the amounts of $4,138, $7,563, $7,523 and $3,671 for the fiscal years of 1992, 1993, 1994 and the six months ended June 30, 1995 respectively. In addition, the Managing General Partner received a reimbursement of organizational and due diligence costs of $43,912 and a reimbursement of geological and geophysical costs associated with Partnership properties in the amount of $59,539. No cash distributions or compensation was paid by the Partnership to affiliates of Benton during such time period.

     None of the compensation paid or cash distributions made to the Managing General Partner by the Partnership would have been paid by the Partnership during the periods set forth above if the Exchange Offer had been in effect during such period. It is anticipated that substantially all of the assets of the Partnership will be sold to Goldking immediately following consummation of the Exchange Offer. If such sale is consummated, Benton will receive cash proceeds of approximately $185,282 for the sale of the working interest in the Umbrella Point Field as of June 30, 1995, and subject to adjustments. If all Investors in the Partnership elect to receive cash in lieu of Common Stock in connection with the Exchange, Benton will receive no cash proceeds from the sale. If the Exchange Offer is accepted, neither Benton nor any affiliate of Benton will receive any further distributions, compensation or reimbursements from the Partnership.

                        CASH DISTRIBUTIONS TO INVESTORS

     The following table sets forth the cash distributions paid per Unit to Investors for during each of the years in the five year period ended December 31, 1994, and during the six months ended June 30, 1995. All of the distributions represent a return of capital, unless noted.

1990     1991     1992     1993     1994     1995
----     ----     ----     ----     ----     ----
N/A      $100     $400     $400     $300      $0

     For additional financial information concerning the Partnership and Benton, see "Information Concerning the 1991-1 Partnership -- Selected Historical Financial Data" and "Unaudited Pro Forma Financial Information" contained in the Prospectus.